                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-108944

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED NOVEMBER 14, 2003)


                          $1,050,087,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C9
                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)


[sidebar]
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-39 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated November 14, 2003.
[end sidebar]

THE TRUST FUND:

o As of December 15, 2003, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $1,149,211,695.

o    The trust fund will consist of a pool of 118 fixed rate mortgage loans.

o The mortgage loans are secured by first liens on commercial and multifamily properties.

o All of the mortgage loans were originated or acquired by Wachovia Bank. National Association, LaSalle Bank National Association, Citigroup Global Markets Realty Corp., ABN AMRO Bank N.V., Chicago Branch and Eurohypo AG, New York Branch.

THE CERTIFICATES:

o    The trust fund will issue twenty-three classes of certificates.

o Only the eight classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.


===============================================================================================================================
                          ORIGINAL       PERCENTAGE OF     PASS-THROUGH       ASSUMED FINAL                       EXPECTED
                        CERTIFICATE       CUT-OFF DATE         RATE            DISTRIBUTION                       S&P/FITCH
CLASS                    BALANCE(1)       POOL BALANCE      DESCRIPTION          DATE(2)           CUSIP NO.      RATING(4)
-----------------------------------------------------------------------------------------------------------------------------
Class A-1 .........    $108,367,000           9.430%      Fixed             October 15, 2008     929766 MR1       AAA/AAA
Class A-2 .........    $123,823,000          10.775%      Fixed            December 15, 2008     929766 MS9       AAA/AAA
Class A-3 .........    $210,302,000          18.300%      Fixed              March 15, 2013      929766 MT7       AAA/AAA
Class A-4 .........    $508,476,000          44.246%      Fixed(3)         November 15, 2013     929766 MU4       AAA/AAA
Class B ...........    $ 34,476,000           3.000%      Fixed(3)         December 15, 2013     929766 MV2        AA/AA
Class C ...........    $ 17,238,000           1.500%      Fixed(3)         December 15, 2013     929766 MW02      AA-/AA-
Class D ...........    $ 33,039,000           2.875%      Fixed(3)         December 15, 2013     929766 MX84        A/A
Class E ...........    $ 14,366,000           1.250%      Fixed(3)         December 15, 2013     929766 MY6        A-/A-
===============================================================================================================================


(Footnotes explaining the table are on page S-2)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Citigroup Global Markets Inc. are acting as co-lead managers for this offering. Goldman, Sachs & Co. is acting as a co-manager for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 32.16% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates. Wachovia Capital Markets, LLC, ABN AMRO Incorporated, Citigroup Global Markets Inc. and Goldman, Sachs & Co. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.47% of the initial certificate balance of the offered certificates, plus accrued interest from December 1, 2003 before deducting expenses.

     We expect that delivery of the offered certificates will be made in book-entry form on or about December 23, 2003.


WACHOVIA SECURITIES           ABN AMRO INCORPORATED                    CITIGROUP
                              GOLDMAN, SACHS & CO.
                                December 11, 2003

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

      Commercial Mortgage Pass-Through Certificates, Series WBCMT 2003-C9
                     Georgraphic Overview of Mortgage Pool

                                 [MAP OMITTED]

ARKANSAS                 MISSOURI                      NEVADA
1 property               1 property                    3 properties
$10,000,000              $4,392,009                    $62,068,858
0.9% of total            0.4% of total                 5.4% of total


ILLINOIS                 MICHIGAN                      MINNESOTA
5 properties             5 properties                  3 properties
$24,298,872              $15,851,357                   $4,181,663
2.1% of total            1.4% of total                 0.4% of total


PENNSYLVANIA             NEW YORK                      OHIO
3 properties             12 properties                 4 properties
$68,804,249              $141,433,216                  $14,988,690
6.0% of total            12.3% of total                1.3% of total


NEW JERSEY               DISTRICT OF COLUMBIA          MASSACHUSETTS
3 properties             1 property                    2 properties
$39,391,732              $5,000,000                    $16,201,908
3.4% of total            0.4% of total                 1.4% of total


VIRGINIA                 NORTH CAROLINA                MARYLAND
3 properties             11 properties                 2 properties
$107,280,221             $60,640,831                   $16,960,853
9.3% of total            5.3% of total                 1.5% of total


GEORGIA                  FLORIDA                       SOUTH CAROLINA
3 properties             11 properties                 5 properties
$24,714,493              $153,603,015                  $57,060,538
2.2% of total            13.4% of total                5.0% of total


ALABAMA                  TENNESSEE                     KENTUCKY
3 properties             1 property                    1 property
$11,529,021              $1,185,271                    $1,360,000
1.0% of total            0.1% of total                 0.1% of total


TEXAS                    MISSISSIPPI                   LOUISIANA
7 properties             1 property                    2 properties
$27,134,536              $2,250,000                    $5,729,056
2.4% of total            0.2% of total                 0.5% of total


ARIZONA                  COLORADO                      NEW MEXICO
4 properties             1 property                    1 property
$14,726,343              $6,273,949                    $3,300,000
1.3% of total            0.5% of total                 0.3% of total


NORTHERN CALIFORNIA      SOUTHERN CALIFORNIA           CALIFORNIA
4 properties             14 properties                 18 properties
$47,270,911              $186,597,584                  $233,868,495
4.1% of total            16.2% of total                20.4% of total


                                                       WASHINGTON
                                                       1 property
                                                       $14,976,883
                                                       1.3% of total


MORTGAGED PROPERTIES BY PROPERTY TYPE             [GRAPHIC OMITTED] (greater than) 10.0%
       [GRAPHIC OMITTED]                                             of Initial Pool Balance

Multifamily      27.6%                            [GRAPHIC OMITTED] (greater than) 5.0% - 10.0%
Office           15.9%                                               of Initial Pool Balance
Mobile Home Park  3.4%
Mixed Use         2.9%                            [GRAPHIC OMITTED] (greater than) 1.0% - 5.0%
Self Storage      0.5%                                               of Initial Pool Balance
Industrial        0.5%
Land              0.4%                            [GRAPHIC OMITTED] (less than or equal to) 1.0%
Parking Garage    0.3%                                               of Initial Pool Balance
Retail           48.5%


             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o RISK FACTORS, commencing on page S-39 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-217 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o if used in a jurisdiction in which such offer or solicitation is not authorized;

     o if the person making such offer or solicitation is not qualified to do so; or

     o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

----------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in December 2035. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) The pass-through rate applicable to the Class A-4, Class B, Class C, Class D and Class E certificates will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(4) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. See "RATINGS" in this prospectus supplement.

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                              ------
SUMMARY OF PROSPECTUS SUPPLEMENT ..........................................   S-5
OVERVIEW OF THE CERTIFICATES ..............................................   S-6
THE PARTIES ...............................................................   S-8
IMPORTANT DATES AND PERIODS ...............................................   S-10
THE CERTIFICATES ..........................................................   S-11
THE MORTGAGE LOANS ........................................................   S-27
RISK FACTORS ..............................................................   S-39
DESCRIPTION OF THE MORTGAGE POOL ..........................................   S-86
 General ..................................................................   S-86
 Mortgage Loan History ....................................................   S-87
 Certain Terms and Conditions of the Mortgage Loans .......................   S-88
 Certain State Specific Considerations ....................................   S-92
 Assessments of Property Condition ........................................   S-92
 Co-Lender Loans ..........................................................   S-94
 Credit Lease Loans .......................................................   S-102
 Additional Mortgage Loan Information .....................................   S-105
 Twenty Largest Mortgage Loans ............................................   S-121
 The Mortgage Loan Sellers ................................................   S-148
 Underwriting Standards ...................................................   S-149
 Assignment of the Mortgage Loans; Repurchases and Substitutions ..........   S-150
 Representations and Warranties; Repurchases and Substitutions ............   S-153
 Repurchase or Substitution of Cross-Collateralized Mortgage Loans ........   S-156
 Changes in Mortgage Pool Characteristics .................................   S-157
SERVICING OF THE MORTGAGE LOANS ...........................................   S-157
 General ..................................................................   S-157
 The Master Servicer and the Special Servicer .............................   S-158
 Servicing of the Park City Center Loan ...................................   S-161
 Servicing and Other Compensation and Payment of Expenses .................   S-162
 Modifications, Waivers and Amendments ....................................   S-165
 The Controlling Class Representative .....................................   S-166
 Defaulted Mortgage Loans; REO Properties; Purchase Option ................   S-169
 Inspections; Collection of Operating Information .........................   S-171
DESCRIPTION OF THE CERTIFICATES ...........................................   S-172
 General ..................................................................   S-172
 Registration and Denominations ...........................................   S-172
 Certificate Balances and Notional Amount .................................   S-174
 Pass-Through Rates .......................................................   S-176
 Distributions ............................................................   S-179
 Subordination; Allocation of Losses and Certain Expenses .................   S-189
 P&I Advances .............................................................   S-191
 Appraisal Reductions .....................................................   S-193
 Reports to Certificateholders; Available Information .....................   S-194
 Assumed Final Distribution Date; Rated Final Distribution Date ...........   S-199
 Voting Rights ............................................................   S-199
 Termination ..............................................................   S-200
 The Trustee ..............................................................   S-201
 Paying Agent, Certificate Registrar and Authenticating Agent .............   S-201

                                                                                           PAGE
                                                                                          ------
YIELD AND MATURITY CONSIDERATIONS .....................................................   S-203
 Yield Considerations .................................................................   S-203
 Weighted Average Life ................................................................   S-205
USE OF PROCEEDS .......................................................................   S-209
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................................   S-210
 General ..............................................................................   S-210
 Taxation of the Offered Certificates .................................................   S-210
ERISA CONSIDERATIONS ..................................................................   S-211
LEGAL INVESTMENT ......................................................................   S-214
METHOD OF DISTRIBUTION ................................................................   S-214
LEGAL MATTERS .........................................................................   S-216
RATINGS ...............................................................................   S-216
INDEX OF DEFINED TERMS ................................................................   S-217
ANNEX A-1
 Certain Characteristics of the Mortgage Loans and Mortgaged Properties ...............     A-1
ANNEX A-2
 Certain Information Regarding Multifamily Mortgaged Properties .......................     A-2
ANNEX A-3
 Reserve Account Information ..........................................................     A-3
ANNEX A-4
 Commercial Tenant Schedule ...........................................................     A-4
ANNEX A-5
 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and
  Portfolios) .........................................................................     A-5
ANNEX A-6
 Debt Service Payment Schedule for the Columbia Corporate Center Loan .................     A-6
ANNEX B
 Form of Distribution Date Statement ..................................................     B-1
ANNEX C
 Class X-P Reference Rate .............................................................     C-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

     o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

     o We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

     o Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is December 1, 2003 with respect to 84 mortgage loans, December 11, 2003 with respect to 32 mortgage loans and December 15, 2003 with respect to 2 mortgage loans) after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

     o All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

                          OVERVIEW OF THE CERTIFICATES


     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C9, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.


                CLOSING DATE
                 CERTIFICATE     PERCENTAGE                                                WEIGHTED        CASH FLOW
                 BALANCE OR      OF CUT-OFF                 PASS-THROUGH      INITIAL       AVERAGE      OR PRINCIPAL      EXPECTED
                  NOTIONAL        DATE POOL     CREDIT          RATE       PASS-THROUGH      LIFE           WINDOW         S&P/FITCH
    CLASS         AMOUNT(1)        BALANCE      SUPPORT      DESCRIPTION       RATE       (YEARS)(2)     (MON./YR.)(2)     RATING(3)
------------ ------------------ ------------ ------------  -------------- -------------- ------------ ------------------ -----------
Class A-1...  $   108,367,000       9.430%       17.250%        Fixed           3.2910%      3.30      01/04 - 10/08        AAA/AAA
Class A-2...  $   123,823,000      10.775%       17.250%        Fixed           3.9580%      4.87      10/08 - 12/08        AAA/AAA
Class A-3...  $   210,302,000      18.300%       17.250%        Fixed           4.6080%      7.21      12/08 - 03/13        AAA/AAA
Class A-4...  $   508,476,000      44.246%       17.250%      Fixed(4)          5.0120%      9.76      03/13 - 11/13        AAA/AAA
Class B ....  $    34,476,000       3.000%       14.250%      Fixed(4)          5.1090%      9.89      11/13 - 12/13         AA/AA
Class C ....  $    17,238,000       1.500%       12.750%      Fixed(4)          5.1600%      9.98      12/13 - 12/13        AA-/AA-
Class D ....  $    33,039,000       2.875%        9.876%      Fixed(4)          5.2090%      9.98      12/13 - 12/13          A/A
Class E ....  $    14,366,000       1.250%        8.625%      Fixed(4)          5.2890%      9.98      12/13 - 12/13         A-/A-
Class F ....  $    15,801,000       1.375%        7.251%        WAC(5)          5.5448%        (6)          (6)               (6)
Class G ....  $    15,802,000       1.375%        5.875%        WAC(7)          5.5748%        (6)          (6)               (6)
Class H ....  $    15,801,000       1.375%        4.501%        WAC(7)          5.5748%        (6)          (6)               (6)
Class J ....  $     8,619,000       0.750%        3.751%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class K ....  $     5,746,000       0.500%        3.251%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class L ....  $     4,310,000       0.375%        2.876%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class M ....  $     4,309,000       0.375%        2.501%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class N ....  $     5,746,000       0.500%        2.001%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class O ....  $     2,873,000       0.250%        1.751%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class P ....  $    20,117,695       1.751%        0.000%       Fixed(4)         5.3280%        (6)          (6)               (6)
Class X-P...  $ 1,044,955,000        N/A          NA          WAC-IO(8)         0.8930%        (8)          (8)               (8)
Class X-C...  $ 1,149,211,695        N/A          NA          WAC-IO(8)         0.0493%        (8)          (8)               (8)

----------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rates applicable to the Class A-4, Class B, Class C, Class D, Class E, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(5) The pass-through rate applicable to the Class F certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described herein) for such date less 0.03% per annum.

(6) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7) The pass-through rates applicable to the Class G and Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(8) The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

     Offered certificates

     Private certificates

                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and servicing agreement, dated as of December 1, 2003, by and among the depositor, the master servicer, the special servicer, the trustee and the paying agent.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the mortgage loan sellers, the master servicer and an affiliate of one of the underwriters. Our principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                 On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association, LaSalle
                                 Bank National Association, Citigroup Global
                                 Markets Realty Corp., ABN AMRO Bank N.V.,
                                 Chicago Branch and Eurohypo AG, New York
                                 Branch. For more information, see "DESCRIPTION
                                 OF THE MORTGAGE POOL--The Mortgage Loan
                                 Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF
                                 THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in this prospectus supplement.

                                 Wachovia Bank, National Association originated or acquired 35 of the mortgage loans to be included in the trust fund representing 38.4% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. LaSalle Bank National Association originated or acquired 60 of the mortgage loans to be included in the trust fund representing 24.6% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Citigroup Global Markets Realty Corp. originated or acquired 19 of the mortgage loans to be included in the trust fund representing 14.2% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. ABN AMRO Bank N.V., Chicago Branch originated or acquired 2 of the mortgage loans to be included in the trust fund representing 11.5% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Eurohypo AG, New York Branch originated or acquired 2 of the mortgage loans to be included in the trust fund representing 11.4% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund.

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate and is one of the mortgage loan sellers and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and 7 companion loans which are not part of the trust fund;
                                 provided, however, the Park City Center
                                 mortgage loan and the Park City Center
                                 companion loans will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2003-C8. The master servicer under the 2003-C8 pooling and servicing agreement is Wachovia
                                 Bank, National Association.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" and "--Servicing of the Park City Center Loan" in this prospectus supplement.

THE SPECIAL SERVICER..........   Lennar Partners, Inc. The special servicer
                                 will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and 7 companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Park City Center mortgage loan and the Park
                                 City Center companion loans will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2003-C8. The special servicer under the 2003-C8 pooling and servicing agreement is Clarion Partners, LLC.

                                 Some holders of certificates (initially the holder of the Class P certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. In the case of the Park City Center mortgage loan, such rights will generally be shared with holders of certain classes of certificates issued under the 2003-C8 pooling and servicing agreement and the related intercreditor agreements. Additionally, certain of the approval or consent rights with respect to each other companion loan may be shared or exercisable by the holder of the companion loan in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer" and

                                 "--The Controlling Class Representative" in this prospectus supplement.

THE TRUSTEE...................   Wells Fargo Bank Minnesota, N.A. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee" in this prospectus supplement.

THE PAYING AGENT..............   LaSalle Bank National Association. The paying
                                 agent will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. LaSalle Bank National
                                 Association will also act as the certificate registrar and authenticating agent. LaSalle
                                 Bank National Association is also a mortgage loan seller and is an affiliate of ABN AMRO
                                 Incorporated, an underwriter, and ABN AMRO Bank
                                 N.V., Chicago Branch, one of the mortgage loan sellers. See "DESCRIPTION OF THE
                                 CERTIFICATES--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, ABN AMRO
                                 Incorporated, Citigroup Global Markets Inc. and
                                 Goldman, Sachs & Co., Wachovia Capital Markets,
                                 LLC is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer and one of the mortgage loan sellers. ABN AMRO Incorporated is an affiliate of ABN AMRO Bank N.V., Chicago
                                 Branch, which is one of the mortgage loan sellers and of LaSalle Bank National
                                 Association, which is one of the mortgage loan sellers and is the paying agent. Citigroup
                                 Global Markets Inc. is an affiliate of
                                 Citigroup Global Markets Realty Corp., which is one of the mortgage loan sellers. Wachovia
                                 Capital Markets, LLC, ABN AMRO Incorporated and
                                 Citigroup Global Markets Inc. are acting as co-lead managers for this offering. Goldman, Sachs & Co. is acting as a co-manager for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 32.1% of the Class A-4 certificates. Wachovia Capital
                                 Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.


                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about December 23, 2003.

CUT-OFF DATE..................   For 84 mortgage loans, representing 62.5% of
                                 the mortgage pool, December 1, 2003; for 32 mortgage loans, representing 37.1% of the mortgage pool, December 11, 2003; and for 2 mortgage loans, representing 0.4% of the mortgage pool, December 15, 2003. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding business day, commencing in January 2004.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs, except that with respect to 2 mortgage loans representing 0.4% of the mortgage pool the 16th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 15th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period.


                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 8
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2003-C9 pursuant to this prospectus supplement:

                                     Class A-1
                                     Class A-2
                                     Class A-3
                                     Class A-4
                                     Class B
                                     Class C
                                     Class D
                                     Class E

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses.

                                 The paying agent will distribute amounts to the extent that the money is available, in the following order of priority, to pay:

                                  Interest, pro rata, on the Class A-1, Class
                                  A-2, Class A-3, Class A-4, Class X-C and Class X-P certificates.

                                  Principal of the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-3 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-4 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3 and Class A-4 certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class D certificates.

                                  Principal of the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class E certificates.

                                  Principal of the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

                                 If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding, distributions of principal and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3 and Class A-4 certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

INTEREST......................   On each distribution date each class of
                                 certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

                                 o for each such class of certificates, one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance or notional amount, as applicable, of such class of certificates immediately prior to such distribution date;

                                 o  plus any interest that such class of
                                    certificates was entitled to receive on all prior distribution dates to the extent not received;

                                 o minus (other than in the case of the Class X-C and Class X-P certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

                                 o minus (other than in the case of the Class X-C and Class X-P certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                 See "DESCRIPTION OF THE CERTIFICATES,
                                 Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates will be entitled to distributions of interest-only on their respective notional amounts. On each distribution date, the notional amount of the Class X-C certificates will generally be equal to the aggregate outstanding certificate balances of the sequential pay certificates on such date.

                                 The notional amount of the Class X-P
                                 certificates generally will equal:

                                 (1) until the distribution date in June 2004, the sum of (a) the lesser of $103,235,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (2) after the distribution date in June 2004 through and including the distribution date in December 2004, the sum of (a) the lesser of $97,127,000 and the certificate balance of the Class A-1 certificates and
                                       (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (3) after the distribution date in December 2004 through and including the distribution date in June 2005, the sum of (a) the lesser of $71,648,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (4) after the distribution date in June 2005 through and including the distribution date in December 2005, the sum of (a) the lesser of $43,501,000 and the certificate balance of the Class A-1 certificates and
                                       (b) the aggregate certificate balances of the Class A-2, Class A-3,

                                       Class A-4, Class B, Class C, Class D and
                                       Class E certificates;

                                 (5) after the distribution date in December 2005 through and including the distribution date in June 2006, the sum of (a) the lesser of $15,367,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (6) after the distribution date in June 2006 through and including the distribution date in December 2006, the sum of (a) the lesser of $112,093,000 and the certificate balance of the Class A-2 certificates and (b) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (7) after the distribution date in December 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $85,318,000 and the certificate balance of the Class A-2 certificates and (b) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (8) after the distribution date in June 2007 through and including the distribution date in December 2007, the sum of (a) the lesser of $59,682,000 and the certificate balance of the Class A-2 certificates and
                                       (b) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (9) after the distribution date in December 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $27,366,000 and the certificate balance of the Class A-2 certificates and (b) the aggregate certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (10) after the distribution date in June 2008 through and including the distribution date in December 2008, the sum of (a) the lesser of $94,248,000 and the certificate balance of the Class A-3 certificates and
                                       (b) the aggregate certificate balances of the Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (11) after the distribution date in December 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $74,073,000 and the certificate balance of the Class A-3 certificates and (b) the aggregate certificate balances of the Class A-4, Class B, Class C, Class D and Class E certificates;

                                 (12) after the distribution date in June 2009 through and including the distribution date in December 2009, the sum of (a) the lesser of $54,794,000 and the certificate balance of the Class A-3 certificates,
                                       (b) the aggregate certificate balances
                                       of the Class A-4, Class B, Class C, and
                                       Class D certificates and (c) the lesser
                                       of $13,754,000 and the certificate
                                       balance of the Class E certificates;

                                 (13) after the distribution date in December 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $35,795,000 and the certificate balance of the Class A-3 certificates, (b) the aggregate certificate balances of the Class A-4, Class B, Class C and Class D certificates and (c) the lesser of $6,599,000 and the certificate balance of the Class E certificates;

                                 (14) after the distribution date in June 2010 through and including the distribution date in December 2010, the sum of (a) the lesser of $454,784,000 and the certificate balance of the Class A-4 certificates, (b) the aggregate certificate balances of the Class B and Class C certificates and (c) the lesser of $32,840,000 and the certificate balance of the Class D certificates; and


                                 (15) after the distribution date in December 2010, $0.

                                 The Class X-C and Class X-P certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                 The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                 The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                 As reflected in the chart under "Priority of Distributions" beginning on page S-12 above, on each distribution date, the paying agent will distribute interest to the holders of the offered certificates and the Class X certificates:

                                 o  first, pro rata, to the Class X-C
                                    certificates, Class X-P certificates, Class
                                    A-1 certificates, Class A-2 certificates,
                                    Class A--3 certificates and Class A--4
                                    certificates as described above under
                                    "Priority of Distribution", and then to
                                    each other class of offered certificates in alphabetical order; and

                                 o only to the extent funds remain after the paying agent makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

                                 You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION

                                 OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                 The pass-through rate applicable to the Class X-C certificates for the initial distribution date will equal approximately 0.0493% per annum.

                                 The pass-through rate applicable to the Class X-C certificates for each distribution date will, in general, equal the weighted average of the respective Class X-C strip rates at which interest accrues from time to time on the respective Class X-C components prior to such distribution date (weighted on the basis of the respective component balances of those Class X-C components outstanding immediately prior to such distribution date). Each Class X-C component will be comprised of all or a designated portion of the certificate balance of one of the classes of sequential pay certificates. In general, the certificate balance of each class of sequential pay certificates will constitute a separate Class X-C component. However, if a portion, but not all, of the certificate balance of any particular class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then the identified portion of the certificate balance will also represent one or more Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates, and the remaining portion of the certificate balance will represent one or more other Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates. For each distribution date through and including the distribution date in December 2010, the Class X-C strip rate for each Class X-C component will be calculated as follows:

                                 (1) if such Class X-C component consists of the entire certificate balance of any class of sequential pay certificates, and if the certificate balance does not, in whole or in part, also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                 (2) if such Class X-C component consists of a designated portion (but not all) of the certificate balance of any class of sequential pay certificates, and if the designated portion of the certificate balance does not also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                 (3) if such Class X-C component consists of a designated portion (but not all) of the certificate balance of any class of sequential pay certificates, and if the designated portion of the certificate balance also constitutes a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of
                                       (i) the Class X-P strip rate for the
                                       applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates; and

                                 (4) if such Class X-C component consists of the entire certificate balance of any class of sequential pay certificates, and if the certificate balance also constitutes, in its entirety, a Class X-P component immediately prior to such distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of
                                       (i) the Class X-P strip rate for the
                                       applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates.

                                 For each distribution date after the
                                 distribution date in December 2010, the
                                 certificate balance of each class of sequential pay certificates will constitute one or more separate Class X-C components, and the applicable Class X-C strip rate with respect to each such Class X-C component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the class of sequential pay certificates.

                                 The pass-through rate applicable to the Class X-P certificates for the initial distribution date will equal approximately 0.8930% per annum.

                                 The pass-through rate applicable to the Class X-P certificates for each subsequent distribution date will equal the weighted average of the respective Class X-P strip rates, at which interest accrues from time to time on the respective components prior to such distribution date (weighted on the basis of the balances of those Class X-P components outstanding immediately prior to the distribution date). Each Class X-P component will be comprised of all or a designated portion of the certificate balance of a specified class of sequential pay certificates. If all or a designated portion of the certificate balance of any class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate Class X-P components for purposes of calculating the pass-through rate of the Class X-P certificates. For each distribution date through and including the distribution date in December 2010, the Class X-P strip rate for each Class X-P component will equal (a) the lesser of (1) the weighted average net mortgage rate for such distribution date, and (2) the reference rate specified on Annex C to this prospectus supplement for such distribution date minus 0.03% per annum, minus (b) the pass-through rate for such component (but in no event will any Class X-P strip rate be less than zero).

                                 After the distribution date in December 2010, the Class X-P certificates will cease to accrue interest and will have a 0% pass-through rate.

                                 The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                 o the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                 o the applicable administrative cost rate, as described in this prospectus supplement.

                                 For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                 The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                  o the portion of the principal distribution amount for the related distribution date that is attributable to such mortgage loan; and

                                  o the principal portion of any realized loss incurred in respect of such mortgage loan during the related collection period.

                                 The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) will have the certificate balance
                                 set forth above under "Overview of the
                                 Certificates." The certificate balance for each
                                 class of certificates entitled to receive
                                 principal may be reduced by:

                                 o  distributions of principal; and

                                 o allocations of realized losses and trust fund expenses.

                                 The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and Notional Amount" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

                                 As reflected in the chart under "Priority of Distributions" above:

                                 o principal is distributed to each class of certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical designation;

                                 o principal is only distributed on a class of certificates to the extent funds remain after the paying agent makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation; and

                                 o  generally, no class of certificates is
                                    entitled to distributions of principal
                                    until the certificate balance of each class of certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero.

                                 The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                 o  the scheduled principal payments (other
                                    than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the trust fund during the related collection period;

                                 o prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and
                                    repurchase and substitution amounts
                                    received during the related collection
                                    period that are allocable to principal.

                                 However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.


SUBORDINATION; ALLOCATION OF
LOSSES AND CERTAIN EXPENSES....  Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class X-C and Class X-P certificates). The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                 Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table.

                                                                    ORDER OF
                                     ORIGINAL      PERCENTAGE    APPLICATION OF
                                   CERTIFICATE    CUT-OFF DATE     LOSSES AND
        CLASS DESIGNATION            BALANCE      POOL BALANCE      EXPENSES
-------------------------------- --------------- -------------- ---------------
  Class A-1 ....................  $108,367,000        9.430%           6
  Class A-2 ....................   123,823,000       10.775%           6
  Class A-3 ....................   210,302,000       18.300%           6
  Class A-4 ....................   508,476,000       44.246%           6
  Class B ......................    34,476,000        3.000%           5
  Class C ......................    17,238,000        1.500%           4
  Class D ......................    33,039,000        2.875%           3
  Class E ......................    14,366,000        1.250%           2
  Other non-offered
    certificates (excluding
    the Class X certificates)...  $ 99,124,695        8.625%           1

                                 Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates and portions of the Class A-1 certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

                                 Any losses and expenses that are associated with each of the mortgage loans secured by the Park City Center mortgaged property will be allocated in accordance with the terms of the related intercreditor agreement first, to the subordinate companion loan secured by the related mortgaged property and second, pro rata, between the two pari passu mortgage loans secured by the related mortgaged property. The portion of those losses and expenses that is allocated to the mortgage loan that is included in the trust fund will be allocated among the Series 2003-C9 certificates in the manner described above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
MAINTENANCE CHARGES...........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class F, Class G and Class H certificates then entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class F, Class G and Class H certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                 o the amount of such prepayment premiums or yield maintenance charges;

                                 o a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                 o a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on such distribution date, and the denominator of which is the principal distribution amount for such distribution date.

                                 If there is more than one class of certificates entitled to distributions of principal on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                 The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in December 2010, 85% to the holders of the Class X-C certificates and 15% to the holders of the Class X-P certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

                                 The "discount rate" applicable to any class of offered certificates and the Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                 o  In the event that there are two or more
                                    such U.S. Treasury issues with the same
                                    coupon, the issue with the lowest yield
                                    will be utilized; and

                                 o  In the event that there are two or more
                                    such U.S. Treasury issues with maturity
                                    dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
              YIELD MAINTENANCE CHARGES ON OR BEFORE DECEMBER 2010


  Mortgage interest rate .........................   8%
  Pass-through rate for applicable class .........   6%
  Discount rate ..................................   5%

                              ALLOCATION             ALLOCATION
 ALLOCATION PERCENTAGE      PERCENTAGE FOR         PERCENTAGE FOR
  FOR APPLICABLE CLASS        CLASS X-P              CLASS X-C
----------------------- --------------------- -----------------------
  6% -- 5% = 33 1/3%    (100% -- 33%) x 15%   (100% -- 33 1/3%) x 85%
----------                     = 10%                 = 56 2/3%
  8% -- 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this prospectus supplement.
ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected on a mortgage loan with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates and will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

ADVANCING.....................   In the event the master servicer fails to
                                 receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest.

                                 With respect to the Park City Center mortgage loan, in the event the master servicer under the 2003-C8 pooling and servicing agreement fails to receive one or more scheduled payments of principal and interest (other than balloon payments) on the Park City Center mortgage loan by the last day of the related collection period and such master servicer determines that such scheduled payment of principal and interest will ultimately be recoverable from the Park City Center mortgage loan, the master servicer under the 2003-C8 pooling and servicing agreement, or if it fails to do so, the master servicer under the pooling and servicing agreement (so long as it has received all information necessary to make a recoverability determination), and if it fails to do so, the trustee under the pooling and servicing agreement, is required to make a principal and interest cash advance of such scheduled payment of principal and interest.

                                 These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided, that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
TRUST FUND....................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

                                 The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates have been paid in full and all of the remaining certificates are held by a single certificateholder. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.

REGISTRATION AND
DENOMINATION...................  The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking societe anonyme or Euroclear Bank S.A./ N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class B, Class C,
                                 Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.


MATERIAL FEDERAL INCOME TAX
CONSEQUENCES..................   Two separate real estate mortgage investment
                                 conduit (each, a "REMIC") elections will be made with respect to most of the trust fund.
                                 The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The
                                 Class R-I and Class R-II
                                 certificates will represent the residual interests in such REMICs. In addition, separate
                                 REMIC elections will be made with respect to two early defeasance mortgage loans. The principal balance of each early defeasance mortgage loan will represent a "regular interest" in its related REMIC. The Class Z certificateholders' entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for United
                                 States federal income tax purposes.

                                 The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued at a premium for federal income tax reporting purposes.

                                 For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                 Class A-1
                                 Class A-2
                                 Class A-3
                                 Class A-4
                                 Class B
                                 Class C
                                 Class D
                                 Class E

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of Wachovia Capital Markets, LLC, ABN AMRO Incorporated, Citigroup Global Markets Inc. and Goldman, Sachs & Co. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market

                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                 See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
                                 Fitch, Inc.:



                                                         EXPECTED RATING
                                         CLASS           FROM S&P/FITCH
                                 ---------------------   ----------------
                                   Class A-1 .........        AAA/AAA
                                   Class A-2 .........        AAA/AAA
                                   Class A-3 .........        AAA/AAA
                                   Class A-4 .........        AAA/AAA
                                   Class B ...........         AA/AA
                                   Class C ...........        AA-/AA-
                                   Class D ...........          A/A
                                   Class E ...........         A-/A-

                                 The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.


                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein
                                 (including loan-to-value ratios and debt service coverage ratios) with respect to the 6 mortgage loans with companion loans is calculated without regard to the related companion loans except that with respect to loan number 3 (the Park City Center mortgage loan) and loan number 5 (the Meadows Mall mortgage loan), unless otherwise specified, the calculation of loan-to-value ratios and debt service coverage ratios was based on the aggregate indebtedness of each of these mortgage loans and the related pari passu companion loans (but not any subordinate companion loan).
                                 All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages. The totals in the following tables may not add up to 100% due to rounding.

                                                        ALL MORTGAGE LOANS
                                                       -------------------
  Number of mortgage loans ...........................            118
  Number of crossed loan pools .......................              2
  Number of mortgaged properties .....................            118
  Aggregate balance of all mortgage loans ............ $1,149,211,695
  Number of mortgage loans with balloon
   payments(1) .......................................             95
  Aggregate balance of mortgage loans with
   balloon payments(1) ............................... $  886,625,514
  Number of mortgage loans with anticipated
   repayment dates(2) ................................             15
  Aggregate balance of mortgage loans with
   anticipated repayment dates(2) .................... $  154,251,261
  Number of fully amortizing mortgage loans ..........              6
  Aggregate balance of fully amortizing mortgage
   loans ............................................. $    8,329,282
  Number of non-amortizing mortgage loans ............              2
  Aggregate balance of non-amortizing mortgage
   loans ............................................. $  100,000,000
  Average mortgage loan balance ...................... $    9,739,082
  Minimum mortgage loan balance ...................... $      923,868
  Maximum mortgage loan balance ...................... $   95,000,000
  Maximum balance for a group of
   cross-collateralized and cross-defaulted
   loans(3) .......................................... $   10,964,227
  Weighted average cut-off date loan-to-value
   ratio .............................................           69.6%
  Minimum cut-off date loan-to-value ratio ...........           24.6%
  Maximum cut-off date loan-to-value ratio ...........           82.8%
  Weighted average underwritten debt service
   coverage ratio ....................................           1.63x
  Minimum underwritten debt service coverage
   ratio .............................................           1.01x
  Maximum underwritten debt service coverage
   ratio .............................................           3.73x
  Weighted average loan-to-value ratio at stated
   maturity or anticipated repayment date ............           60.1%
  Weighted average mortgage interest rate ............          5.442%
  Minimum mortgage interest rate .....................          4.120%
  Maximum mortgage interest rate .....................          7.400%
  Weighted average remaining term to maturity
   or anticipated repayment date (months) ............            106
  Minimum remaining term to maturity or
   anticipated repayment date (months) ...............             57
  Maximum remaining term to maturity or
   anticipated repayment date (months) ...............            179
  Weighted average occupancy rate ....................           94.2%

----------

(1)  Does not include mortgage loans with anticipated repayment dates.

(2)  Not including mortgage loans that are interest-only for their entire term.

(3) Consists of a group of 4 individual mortgage loans (loan numbers 78, 83, 89 and 100).

SECURITY FOR THE MORTGAGE
LOANS IN THE TRUST FUND.......   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations of the related borrowers.

                                  o No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

                                  o All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:


                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                             NUMBER OF      AGGREGATE      PERCENTAGE OF
                             MORTGAGED       CUT-OFF       CUT-OFF DATE
       PROPERTY TYPE        PROPERTIES     DATE BALANCE    POOL BALANCE
-------------------------- ------------ ----------------- --------------
  Retail .................       47      $  556,892,676         48.5%
   Retail--Anchored ......       38         518,477,573         45.1
   Retail--Unanchored ....        5          22,094,725          1.9
   Retail--Shadow
    Anchored(1) ..........        4          16,320,379          1.4
  Multifamily ............       43         317,035,668         27.6
  Office .................        7         183,222,012         15.9
  Mobile Home Park .......       13          38,688,024          3.4
  Mixed Use ..............        4          32,944,257          2.9
  Self Storage ...........        1           5,900,000          0.5
  Industrial .............        1           5,534,874          0.5
  Land(2) ................        1           5,000,000          0.4
  Parking Garage .........        1           3,994,183          0.3
                                 --      --------------        -----
    TOTAL ................      118      $1,149,211,695        100.0%
                                ===      ==============        =====

[GRAPHIC OMITTED]

RETAIL             48.5%
MULTIFAMILY        27.6%
OFFICE             15.9%
MOBILE HOME PARK    3.4%
MIXED USE           2.9%
SELF STORAGE        0.5%
INDUSTRIAL          0.5%
LAND                0.4%
PARKING GARAGE      0.3%




----------
(1) A mortgaged property is considered shadow anchored if it is in close proximity to an anchored retail property.

(2) Specifically the fee interest in land which the ground tenant has improved and leased as an office building. The office building is not part of the collateral and the source of funds for loan repayment is the ground rent payment made to the borrower.

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 28 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:


               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION

                                                        PERCENTAGE
                          NUMBER OF      AGGREGATE      OF CUT-OFF
                          MORTGAGED     CUT-OFF DATE    DATE POOL
         STATE           PROPERTIES       BALANCE        BALANCE
----------------------- ------------ ----------------- -----------
  CA ..................       18      $  233,868,495       20.4%
  Southern(1) .........       14         186,597,584       16.2
  Northern(1) .........        4          47,270,911        4.1
  FL ..................       11         153,603,015       13.4
  NY ..................       12         141,433,216       12.3
  VA ..................        3         107,280,221        9.3
  PA ..................        3          68,804,249        6.0
  NV ..................        3          62,068,858        5.4
  NC ..................       11          60,640,831        5.3
  Other ...............       57         321,512,811       28.0
                              --      --------------      -----
  TOTAL ...............      118      $1,149,211,695      100.0%
                             ===      ==============      =====

----------
(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                 o Payments on the mortgage loans included in the trust fund are due on the 1st day of the month, except payments on 32 mortgage loans, representing 37.1% of the mortgage pool, are due on the 11th day of the month, and payments on 2 mortgage loans, representing 0.4% of the mortgage pool are due on the 15th day of the month. No mortgage loan due on the 1st day of the month has a grace period that extends payment beyond the 11th day of any calendar month. The mortgage loans due on the 11th and the 15th day of the month do not provide for a grace period.

                                 o As of the cut-off date, 115 of the mortgage loans, representing 98.8% of the mortgage pool, accrue interest on an actual/360 basis, and 3 of the mortgage loans, representing 1.2% of the mortgage pool, accrue interest on a 30/360 basis. Eleven
                                    (11) of the mortgage loans, representing
                                    15.0% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due. Two (2) mortgage loans, representing 8.7% of the mortgage pool, provide that only interest is due until maturity or the anticipated repayment date.

                                 The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:


                         RANGE OF CUT-OFF DATE BALANCES

                                                                     PERCENTAGE
                                                      AGGREGATE      OF CUT-OFF
        RANGE OF CUT-OFF DATE          NUMBER OF     CUT-OFF DATE    DATE POOL
             BALANCES ($)                LOANS         BALANCE        BALANCE
------------------------------------- ----------- ----------------- -----------
  (less than)  2,000,000 ... ........      19      $   26,920,192        2.3%
  2,000,001 - 3,000,000 .............      17          44,214,998        3.8
  3,000,001 - 4,000,000 .............      13          47,399,845        4.1
  4,000,001 - 5,000,000 .............      13          58,599,922        5.1
  5,000,001 - 6,000,000 .............       8          43,442,083        3.8
  6,000,001 - 7,000,000 .............       4          24,951,277        2.2
  7,000,001 - 8,000,000 .............       8          61,601,731        5.4
  8,000,001 - 9,000,000 .............       5          43,016,036        3.7
  9,000,001 - 10,000,000 ............       8          76,930,926        6.7
  10,000,001 - 15,000,000 ...........       7          87,844,182        7.6
  15,000,001 - 20,000,000 ...........       3          52,429,357        4.6
  20,000,001 - 25,000,000 ...........       5         113,347,820        9.9
  30,000,001 - 35,000,000 ...........       1          31,966,717        2.8
  35,000,001 - 40,000,000 ...........       1          36,000,000        3.1
  40,000,001 - 45,000,000 ...........       1          43,200,000        3.8
  55,000,001 - 60,000,000 ...........       1          55,768,045        4.9
  60,000,001 - 65,000,000 ...........       1          64,823,816        5.6
  65,000,001 - 70,000,000 ...........       1          65,841,900        5.7
  75,000,001 - 80,000,000 ...........       1          75,912,850        6.6
  80,000,001  (greater than) ........       1          95,000,000        8.3
                                           --      --------------      -----
    TOTAL ...........................     118      $1,149,211,695      100.0%
                                          ===      ==============      =====

                             RANGE OF MORTGAGE RATES


                                                             PERCENTAGE
                                              AGGREGATE      OF CUT-OFF
                               NUMBER OF     CUT-OFF DATE    DATE POOL
 RANGE OF MORTGAGE RATES (%)     LOANS         BALANCE        BALANCE
----------------------------- ----------- ----------------- -----------
  4.120 - 5.249 .............      28      $  266,086,822       23.2%
  5.250 - 5.499 .............      13         299,938,764       26.1
  5.500 - 5.749 .............      17         207,823,460       18.1
  5.750 - 5.999 .............      28         230,014,972       20.0
  6.000 - 6.249 .............      23         104,691,261        9.1
  6.250 - 6.499 .............       5          31,783,896        2.8
  6.500 - 6.749 .............       2           4,754,813        0.4
  7.250 - 7.499 .............       2           4,117,707        0.4
                                   --      --------------      -----
    TOTAL ...................     118      $1,149,211,695      100.0%
                                  ===      ==============      =====

                        RANGE OF UNDERWRITTEN DSC RATIOS


                                                       PERCENTAGE
                                        AGGREGATE      OF CUT-OFF
                         NUMBER OF     CUT-OFF DATE    DATE POOL
   RANGE OF DSCR (X)       LOANS         BALANCE        BALANCE
----------------------- ----------- ----------------- -----------
  1.00 - 1.04 .........       2      $    4,117,707        0.4%
  1.20 - 1.24 .........      12          74,338,623        6.5
  1.25 - 1.29 .........      10         115,026,785       10.0
  1.30 - 1.34 .........      20         193,603,204       16.8
  1.35 - 1.39 .........      16         117,739,479       10.2
  1.40 - 1.44 .........      14          91,323,179        7.9
  1.45 - 1.49 .........       5          18,452,252        1.6
  1.50 - 1.54 .........       8          31,480,726        2.7
  1.55 - 1.59 .........       5          65,201,734        5.7
  1.60 - 1.64 .........       4          16,432,847        1.4
  1.65 - 1.69 .........       2          13,900,000        1.2
  1.70 - 1.74 .........       5          69,462,306        6.0
  1.75 - 1.79 .........       1           1,464,000        0.1
  1.80 - 1.84 .........       1           1,440,000        0.1
  1.95 - 1.99 .........       2         141,754,750       12.3
  2.00 - 2.19 .........       5          78,599,253        6.8
  2.30 - 2.76 .........       5         109,874,849        9.6
  3.70 - 3.74 .........       1           5,000,000        0.4
                             --      --------------      -----
    TOTAL .............     118      $1,149,211,695      100.0%
                            ===      ==============      =====

                       RANGE OF CUT-OFF DATE LTV RATIOS*



                                                           PERCENTAGE
                                            AGGREGATE      OF CUT-OFF
 RANGE OF CUT-OFF DATE LTV   NUMBER OF     CUT-OFF DATE    DATE POOL
         RATIOS (%)            LOANS         BALANCE        BALANCE
--------------------------- ----------- ----------------- -----------
  20.01 - 25.00 ...........       1      $    1,341,383        0.1%
  25.01 - 30.00 ...........       1           5,000,000        0.4
  30.01 - 35.00 ...........       1           9,960,842        0.9
  35.01 - 40.00 ...........       1           1,185,271        0.1
  40.01 - 50.00 ...........       3           6,824,780        0.6
  50.01 - 55.00 ...........       2          96,346,767        8.4
  60.01 - 65.00 ...........       7         299,589,467       26.1
  65.01 - 70.00 ...........      16          70,309,241        6.1
  70.01 - 75.00 ...........      32         251,300,827       21.9
  75.01 - 80.24 ...........      52         403,235,410       35.1
  81.00 - 82.81 ...........       2           4,117,707        0.4
                                 --      --------------      -----
    TOTAL .................     118      $1,149,211,695      100.0%
                                ===      ==============      =====

                   RANGE OF REMAINING TERMS TO MATURITY DATE
                         OR ANTICIPATED REPAYMENT DATE*


                                                      PERCENTAGE
                                       AGGREGATE      OF CUT-OFF
  RANGE OF REMAINING    NUMBER OF     CUT-OFF DATE    DATE POOL
    TERMS (MONTHS)        LOANS         BALANCE        BALANCE
---------------------- ----------- ----------------- -----------
  0 -- 60 ............      23      $  174,111,237       15.2%
  61 -- 84 ...........       4         114,316,680        9.9
  85 -- 108 ..........       6          38,741,110        3.4
  109 -- 120 .........      79         812,396,532       70.7
  169 -- 180 .........       6           9,646,137        0.8
                            --      --------------      -----
    TOTAL ............     118      $1,149,211,695      100.0%
                           ===      ==============      =====

----------
* With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.


                               AMORTIZATION TYPES

                                                              PERCENTAGE
                                               AGGREGATE      OF CUT-OFF
                                NUMBER OF     CUT-OFF DATE    DATE POOL
       AMORTIZATION TYPE          LOANS         BALANCE        BALANCE
------------------------------ ----------- ----------------- -----------
  Amortizing Balloon .........      88      $  762,920,310       66.4%
  Interest-only, Amortizing
   Balloon* ..................       6         113,750,000        9.9
  Amortizing ARD .............      10          95,051,261        8.3
  Interest-only ARD ..........       1          95,000,000        8.3
  Interest-only, Amortizing
   ARD* ......................       5          59,200,000        5.2
  Various ....................       1           9,960,842        0.9
  Fully Amortizing ...........       6           8,329,282        0.7
  Interest-only ..............       1           5,000,000        0.4
                                    --      --------------      -----
    TOTAL ....................     118      $1,149,211,695      100.0%
                                   ===      ==============      =====

----------
* These mortgage loans require payments of interest-only for a period of 11 to 36 months from origination prior to the commencement of payments of principal and interest.


                                 Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                 Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                 In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/ 360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL-- Certain Terms and Conditions of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.


                        TYPES OF PREPAYMENT RESTRICTIONS


                                                                 PERCENTAGE
                                                  AGGREGATE      OF CUT-OFF
                                   NUMBER OF     CUT-OFF DATE    DATE POOL
   PREPAYMENT RESTRICTION TYPE       LOANS         BALANCE        BALANCE
--------------------------------- ----------- ----------------- -----------
  Prohibit prepayment for most
   of the term of the
   mortgage loan; but permit
   defeasance after date
   specified in related
   mortgage note for most or
   all of the remaining term*...     109      $1,124,980,419       97.9%
  Prohibit prepayment until
   date specified in related
   mortgage note and then
   impose a yield maintenance
   charge for most of the
   remaining term* ..............       8          19,743,842        1.7
  Impose a yield maintenance
   charge for most of the
   remaining term ...............       1           4,487,434        0.4
                                      ---      --------------      -----
    TOTAL .......................     118      $1,149,211,695      100.0%
                                      ===      ==============      =====

----------
* For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.


                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................   One hundred nine (109) of the mortgage loans
                                 included in the trust fund as of the cut-off date, representing 97.9% of the mortgage pool, permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon such substitution, the related mortgaged property
                                 (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property. Except with respect to 2 such mortgage loans, representing 0.4% of the mortgage pool, defeasance may not occur prior to the second anniversary of the issuance of the certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TWENTY LARGEST MORTGAGE
LOANS.........................   The following table describes certain
                                 characteristics of the twenty largest mortgage loans or groups of cross-collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date. With respect to the loans referred to as the Park
                                 City Center mortgage loan and the Meadows Mall mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratios and the loan-to-value ratios set forth in such table, in each case, are based on the aggregate combined principal balance of each of the Park
                                 City Center mortgage loan and the Meadows Mall mortgage loan and its related pari passu companion loan (but not any subordinate companion loan) which, in each case, is pari passu in the right of entitlement to payment with each of the Park City Center mortgage loan and the Meadows Mall mortgage loan, as applicable. In each case, the related companion loan is not included in the trust fund, and in the case of the Park City Center mortgage loan, the related subordinate companion loan is also not included in the trust fund.

                                    NUMBER OF
                                    MORTGAGE
                                      LOANS/                       % OF
                         MORTGAGE    NUMBER OF      CUT-OFF      CUT-OFF
                           LOAN      MORTGAGED       DATE       DATE POOL
       LOAN NAME          SELLER    PROPERTIES      BALANCE      BALANCE
---------------------- ----------- ------------ -------------- -----------
TSA Office Building    Wachovia       1 / 1      $ 95,000,000       8.3%
                       ABN
West Oaks Mall         AMRO           1 / 1        75,912,850       6.6
Park City Center       Eurohypo       1 / 1        65,841,900       5.7
Chula Vista Center     Eurohypo       1 / 1        64,823,816       5.6
                       ABN
Meadows Mall           AMRO           1 / 1        55,768,045       4.9
2 Rector Street        Wachovia       1 / 1        43,200,000       3.8
Villas at Rancho
 Palos Verdes          Wachovia       1 / 1        36,000,000       3.1
Spring Valley
 Market Place          Wachovia       1 / 1        31,966,717       2.8
Chester Springs
 Shopping Center       Citigroup      1 / 1        24,949,094       2.2
T.J. Maxx Plaza        Wachovia       1 / 1        24,600,000       2.1
                                   ------------  ------------      ----
SUBTOTAL/WTD. AVG.                   10 / 10     $518,062,421      45.1%
                                   ============  ============      ====
Bellamay Grand         LaSalle        1 / 1      $ 21,800,000       1.9%
Bellair Plaza          Citigroup      1 / 1        21,779,381       1.9
Miller Place
 Shopping Center       Citigroup      1 / 1        20,219,345       1.8
Birkdale Commons       LaSalle        1 / 1        18,179,357       1.6
Atlantic Palms         LaSalle        1 / 1        18,000,000       1.6
Pavilion Crossings I   Wachovia       1 / 1        16,250,000       1.4
Adagio Apartments      Citigroup      1 / 1        14,976,883       1.3
Autumn Brook
 Apartments            Wachovia       1 / 1        13,450,629       1.2
Rolling Road
 Commerce
 Center & Mini
 Storage               Wachovia       1 / 1        12,966,670       1.1
Penn Station Studios   Citigroup      1 / 1        12,800,000       1.1
                                   ------------  ------------      ----
SUBTOTAL/WTD. AVG.                   10 / 10     $170,422,265      14.8%
                                   ============  ============      ====
TOTAL/WTD. AVG.                      20 / 20     $688,484,686      59.9%
                                   ============  ============      ====


                                                                   WEIGHTED   WEIGHTED
                                                                    AVERAGE    AVERAGE
                                               LOAN                 CUT-OFF      LTV      WEIGHTED
                                             BALANCE    WEIGHTED     DATE     RATIO AT    AVERAGE
                                             PER SF/     AVERAGE      LTV     MATURITY    MORTGAGE
       LOAN NAME          PROPERTY TYPE        UNIT       DSCR       RATIO     OR ARD       RATE
---------------------- ------------------- ----------- ---------- ---------- ---------- -----------
TSA Office Building    Office - Suburban    $    193   2.51x          54.8%      54.8%      5.420%
West Oaks Mall         Retail - Anchored    $    177   1.97x          62.0%      51.8%      5.252%
Park City Center       Retail - Anchored    $     96   1.97x          60.4%      53.3%      4.736%
Chula Vista Center     Retail - Anchored    $    155   2.05x          62.9%      57.4%      4.120%
Meadows Mall           Retail - Anchored    $    357   1.74x          64.2%      53.8%      5.453%
2 Rector Street        Office - CBD         $    104   1.58x          74.6%      63.0%      5.850%
Villas at Rancho       Multifamily -
 Palos Verdes          Conventional         $167,442   1.25x          70.2%      65.8%      5.517%
Spring Valley
 Market Place          Retail - Anchored    $    155   1.31x          78.8%      66.5%      5.770%
Chester Springs
 Shopping Center       Retail - Anchored    $    111   1.37x          76.5%      64.1%      5.510%
T.J. Maxx Plaza        Retail - Anchored    $    194   1.25x          79.1%      75.9%      5.530%
SUBTOTAL/WTD. AVG.                                     1.87X          65.0%      58.0%      5.223%
                       Multifamily -
Bellamay Grand         Conventional         $ 60,556   1.32x          79.9%      67.6%      5.585%
Bellair Plaza          Retail - Anchored    $     63   1.33x          63.8%      53.4%      5.400%
Miller Place
 Shopping Center       Retail - Anchored    $    211   1.35x          80.2%      67.9%      5.870%
                       Multifamily -
Birkdale Commons       Conventional         $ 58,267   1.43x          79.0%      65.7%      5.310%
                       Multifamily -
Atlantic Palms         Conventional         $ 57,692   1.34x          80.0%      70.0%      5.560%
                       Multifamily -
Pavilion Crossings I   Conventional         $ 56,424   1.23x          78.9%      68.1%      4.900%
                       Multifamily -
Adagio Apartments      Conventional         $ 74,884   1.36x          79.2%      66.9%      4.970%
Autumn Brook           Multifamily -
 Apartments            Conventional         $ 44,539   1.31x          70.4%      57.6%      4.750%
Rolling Road
 Commerce
 Center & Mini         Mixed Use -
 Storage               Flex/Self Storage    $     56   1.44x          64.2%      50.4%      6.350%
Penn Station Studios   Office - Suburban    $    170   1.66x          66.3%      59.4%      5.570%
SUBTOTAL/WTD. AVG.                                     1.37X          74.7%      63.1%      5.435%
TOTAL/WTD. AVG.                                        1.74X          67.4%      59.3%      5.275%

     For more information on the twenty largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

CO-LENDER LOANS...............   Six (6) mortgage loans to be included in the
                                 trust that were originated or acquired by Wachovia Bank, National Association, ABN AMRO
                                 Bank N.V., Chicago Branch or Eurohypo AG, New
                                 York Branch, representing approximately 15.8% of the initial mortgage pool balance, are, in each case, evidenced by one of two or more notes which are secured by a single mortgaged real property. In each case, the related companion loan(s) will not be part of the trust fund. One of these mortgage loans, loan number
                                 3 (the Park City Center mortgage loan), is part of a split loan structure where one of the companion loans that is part of the split loan structure is pari passu in right of entitlement to payment and the other companion loan is junior to the two mortgage loans that are pari passu in right of entitlement to payment. One of these mortgage loans, loan number 5 (the Meadows Mall mortgage loan), is part of a split loan structure where the companion loan that is part of the split loan structure is pari passu in right of entitlement to payment. The remaining
                                 4 mortgage loans, loan numbers 7, 24, 26 and 66, are each part of a split loan structure in which the related companion loan is junior to the related mortgage loan. Each of these mortgage loans and its related companion loan(s) are subject to intercreditor agreements. The intercreditor agreement for the Park City Center mortgage loan and related companion loans generally allocates collections in respect of such loans first, to the related mortgage loan and the related pari passu companion loan on a pro rata basis and second, to amounts due on the related subordinate companion loan. The intercreditor agreement for the Meadows Mall mortgage loan generally allocates collections in respect of such mortgage loan and the related companion loan on a pari passu basis. With respect to the mortgage loans where the related companion loans are junior to such mortgage loan (other than as described above for the Park City
                                 Center loan), the related intercreditor
                                 agreement, among other things, generally allocates collections in respect of such loans first, to amounts due on the mortgage loan in the trust fund and second, to amounts due on the related companion loan. The master servicer and special servicer will service and administer these mortgage loans and their related companion loans (other than the Park
                                 City Center mortgage loan and its related companion loans) pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund. The Park City Center mortgage loan and its related companion loans will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2003-C8. The master servicer under the 2003-C8 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2003-C8 pooling and servicing agreement is Clarion Partners, LLC.
                                 The terms of the 2003-C8 pooling and servicing agreement are generally similar to the terms of the pooling and servicing agreement for this transaction. See "SERVICING OF THE MORTGAGE
                                 LOANS--Servicing of the Park City Center Loan" in this prospectus supplement.

                                 With respect to 1 mortgage loan (loan number
                                 24), the related intercreditor agreement allows the trust fund and the related companion loan to receive separate collections of principal and interest prior to any material defaults.

                                 Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF

                                 THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

                                  RISK FACTORS

     o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES


ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU.........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the accompanying prospectus.

PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which in either case may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. In fact, certain mortgage loans permit prepayment without an accompanying prepayment premium or yield maintenance charge in the event of a casualty or condemnation affecting 10% or more of the value of the mortgaged property. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 The yield on the Class A-4, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher interest rates pay faster than mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans.

                                 Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions," classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.

OPTIONAL EARLY TERMINATION OF THE
 TRUST FUND MAY RESULT IN AN
 ADVERSE IMPACT ON YOUR YIELD OR
 MAY RESULT IN A LOSS.........   The offered certificates will be subject to
                                 optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.


BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS.....   To the extent described in this prospectus
                                 supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                 This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class X-C or Class
                                 X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class X-C and Class X-P certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus supplement.

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISKS..   You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" and
                                 "DESCRIPTION OF THE CERTIFICATES--Voting
                                 Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES
 MAY BE LIMITED...............   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is an affiliate of the depositor and is one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement.

                                 However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 Wachovia Bank, National Association, which is the master servicer, or one of its affiliates, is also the holder of the companion loan with respect to 1 mortgage loan, representing 0.4% of the mortgage pool and may also purchase certain classes of the certificates. This could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of a companion loan.

                                 The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class and the Class Z certificates). An affiliate of the special servicer may serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 LaSalle Bank National Association, which is acting as the paying agent, authenticating agent and certificate registrar, is also a mortgage loan seller and an affiliate of one of the underwriters and another mortgage loan seller. This could cause a conflict between LaSalle Bank National Association's duties to the trust under the pooling and servicing agreement and its interests as a mortgage loan seller and/or its affiliate's interest as an underwriter and/or mortgage loan seller, as applicable.

                                 The Columbia Corporate Center mortgage loan
                                 (loan number 26), representing 0.9% of the mortgage pool, also has a subordinate companion loan and the ownership interests of the related borrower have been pledged to secure a mezzanine loan. The holder of each of the subordinate companion loan and mezzanine loan is an affiliate of MONY Realty Capital, Inc. MONY Realty Capital, Inc. will also be the subservicer of the Columbia Corporate Center mortgage loan and the related subordinate companion loan. This could cause a conflict between its interest as a subservicer, its interest as holder of the subordinate companion loan and its interest as a mezzanine lender. If the mezzanine lender forecloses on its ownership interest in the borrower, MONY is required to be terminated as a subservicer of the related mortgage loan and companion loan pursuant ot the related subservicing agreement. Pursuant to the interecreditor agreement between the holder of the mortgage loan and the holder of the companion loan, unless the outstanding balance of the companion loan (less all prepayments, appraisal reduction amounts and realized losses) is less than 25% of the initial balance of the companion loan, the holder of the companion loan is entitled to appoint an operating advisor to exercise certain consent and other rights as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements" in this prospectus supplement. The operating advisor may be the holder of the companion loan, one of its affiliates or an unrelated third party other than an affiliate of the related borrower; however, if the mezzanine lender forecloses on its interest, and an affiliate thereof is the holder of the subordinate companion loan, the holder of the subordinate companion loan will not be permitted to exercise certain of these control rights as more fully described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing
                                 Provisions of the Intercreditor Agreements."
                                 However, a borrower or borrower affiliate owner will still be permitted to consent to any sale of the Loan Pair or the exercise of any rights with respect to the master lease. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements" in this prospectus supplement.

                                 The mortgage loan secured by the Park City
                                 Center mortgaged property and the related companion loans is evidenced by two notes that are pari passu in right of payment and one note that is subordinate in right of payment to the two notes that are pari passu in right of payment. With respect to the Park City Center mortgage loan, only one of these notes is included in the trust fund. The pari passu companion loan, which is not an asset of the trust fund, is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C8. The subordinate companion note is owned by Eurohypo AG, New York Branch. The Park City Center mortgage loan and the related companion loans will be serviced pursuant to the 2003-C8 pooling and servicing agreement.

                                 In addition, the Villas at Rancho Palos Verdes mortgage loan (loan number 7), representing 3.1% of the mortgage pool has a subordinate companion loan that is held by principals of the related borrower.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                    o   a substantial number of the mortgaged
                                        properties are managed by property
                                        managers affiliated with the respective
                                        borrowers;

                                    o   these property managers also may manage
                                        and/or franchise additional properties,
                                        including properties that may compete
                                        with the mortgaged properties;

                                    o   affiliates of the property manager
                                        and/or the borrowers, or the property
                                        managers and/or the borrowers themselves also may own other properties, including competing properties; or

                                    o   the mortgaged property is self managed.


                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.


RECENT TERRORIST ATTACKS MAY
 ADVERSELY AFFECT
 YOUR INVESTMENT...............  On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard
                                 Losses" below.

                                 The terrorist attacks and the military conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN
 FOR RESIDENTIAL LENDING......   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                    o   to generate income sufficient to pay
                                        debt service, operating expenses and
                                        leasing commissions and to make
                                        necessary repairs, tenant improvements
                                        and capital improvements; and

                                    o   in the case of loans that do not fully
                                        amortize over their terms, to retain
                                        sufficient value to permit the borrower
                                        to pay off the loan at maturity through
                                        a sale or refinancing of the mortgaged
                                        property.


FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE...   A number of factors, many beyond the control
                                 of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

                                 Among these factors are:

                                    o   economic conditions generally and in
                                        the area of the project;

                                    o   the age, quality, functionality and
                                        design of the project;

                                    o   the degree to which the project
                                        competes with other projects in the
                                        area;

                                    o   changes or continued weakness in
                                        specific industry segments;

                                    o   increases in operating costs;

                                    o   the willingness and ability of the
                                        owner to provide capable property
                                        management and maintenance;

                                    o   the degree to which the project's
                                        revenue is dependent upon a single
                                        tenant or user, a small group of
                                        tenants, tenants concentrated in a
                                        particular business or industry and the
                                        competition to any such tenants;

                                    o   an increase in the capital expenditures
                                        needed to maintain the properties or
                                        make improvements;

                                    o   a decline in the financial condition of
                                        a major tenant;

                                    o   the location of a mortgaged property;

                                    o   whether a mortgaged property can be
                                        easily converted (or converted at all)
                                        to alternative uses;

                                    o   an increase in vacancy rates;

                                    o   perceptions regarding the safety,
                                        convenience and attractiveness of such
                                        properties;

                                    o   vulnerability to litigation by tenants
                                        and patrons; and

                                    o   environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties are leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases.

                                 Each of the government tenants under the Evergreen Valley Center mortgage loan (loan number 38), representing 0.7% of the mortgage pool, and the 2 Rector Street mortgage loan (loan number 6), representing 3.8% of the mortgage pool, which lease approximately 23.1% and 17.3%, respectively, of the related mortgaged properties, may terminate their leases upon 90 days notice. The government tenant under the Rolling Road Commerce Center & Mini-Storage mortgage loan (loan number 19), representing 1.1% of the mortgage pool, which leases 21.1% of the related mortgaged property, may terminate its lease at any time after December 23, 2007. The government tenant under the 90 State Street mortgage loan (loan number
                                 27), representing 0.9% of the mortgage pool, which leases approximately 26.4% of the related mortgaged property, may terminate its lease after August 30, 2004 upon 180 days notice. The government tenant under the TSA Office Building mortgage loan (loan number 1), representing 8.3% of the mortgage pool, which leases 100.0% of the related mortgaged property, may terminate its lease if the borrower fails to deliver the leased space by the required delivery dates. Pursuant to the lease, delivery of the space was required to occur on phased delivery dates with final occupancy of all space to be completed by March 2004. As of September 1, 2003 approximately 173,172 square feet of space is still undelivered. A Supplemental Lease Agreement, dated December 3, 2003, provides that the failure to deliver the space in accordance with the foregoing schedule will not give the tenant the right to terminate the lease, and the borrower and the tenant are finalizing a new delivery schedule. To the extent a new delivery schedule is agreed upon, we cannot assure you that the borrower will deliver the required space to the tenant by any new delivery date agreed to by the tenant under the lease, or if the borrower fails to meet any new delivery date, that the tenant will not be permitted to terminate the lease at such time. Because the lease is the sole source of income to the borrower, in the event the lease is terminated, the borrower would have no immediate income to make the required debt service payment unless it promptly relets the premises. However, the lender required a $1.5 million letter of credit to be posted which will only be released once the tenant has taken occupancy of phase 3 and is paying full unabated rent. See "--Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk" below and "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--TSA Office Building Loan" in this prospectus supplement.

                                 Other factors are more general in nature, such as:

                                    o   national, regional or local economic
                                        conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                    o   local real estate conditions (such as
                                        an oversupply of retail space, office
                                        space or multifamily housing);

                                    o   demographic factors;

                                    o   consumer confidence;

                                    o   consumer tastes and preferences; and

                                    o   changes in building codes and other
                                        applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                    o   the length of tenant leases;

                                    o   the creditworthiness of tenants;

                                    o   in the case of rental properties, the
                                        rate at which new rentals occur;

                                    o   the property's "operating leverage"
                                        (i.e., the percentage of total property
                                        expenses in relation to revenue, the
                                        ratio of fixed operating expenses to
                                        those that vary with revenues and the
                                        level of capital expenditures required
                                        to maintain the property and to retain
                                        or replace tenants); and

                                    o   a decline in the real estate market or
                                        in the financial condition of a major
                                        tenant will tend to have a more
                                        immediate effect on the net operating
                                        income of property with short-term
                                        revenue sources, such as short-term or
                                        month-to-month leases, and may lead to
                                        higher rates of delinquency or defaults.


SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including mortgaged properties which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 See "--Special Risks Associated with Mobile
                                 Home Park Properties" and "--Special Risks
                                 Associated with Industrial and Mixed Use
                                 Facilities" below.
LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the paying agent or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                    o   there is a defect or omission with
                                        respect to certain of the documents
                                        relating to such mortgage loan and such
                                        defect or omission materially and
                                        adversely affects the value of a
                                        mortgage loan or the interests of the
                                        trust therein or the interests of any
                                        certificateholder; or

                                    o   certain of their respective
                                        representations or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects the value of such mortgage loan, the interests of the trust therein or the interests of any certificateholder and is not cured as required.

                                 We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES............   Shopping centers are affected by the health
                                 of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via
                                 Internet web sites and
                                 telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor, shadow anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties" below.

                                 In addition, certain of the mortgage loans secured by retail mortgaged properties, such as the West Oaks Mall mortgage loan (loan number
                                 2), representing 6.6% of the mortgage pool, have movie theaters as tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

                                 Retail properties, including shopping centers, secure 47 of the mortgage loans included in the trust fund as of the cut-off date, representing 48.5% of the mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                    o   the physical attributes of the
                                        apartment building (for example, its
                                        age, appearance and construction
                                        quality);

                                    o   the location of the property (for
                                        example, a change in the neighborhood
                                        over time);

                                    o   the ability of management to provide
                                        adequate maintenance and insurance;

                                    o   the types of services and amenities
                                        that the property provides;

                                    o   the property's reputation;

                                    o   the level of mortgage interest rates
                                        (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                    o   the tenant mix, such as the tenant
                                        population being predominantly students
                                        or being heavily dependent on workers
                                        from a particular business or personnel
                                        from a local military base;

                                    o   dependence upon governmental programs
                                        that provide rent subsidies to tenants
                                        pursuant to tenant voucher programs or
                                        tax credits to developers to provide
                                        certain types of development;

                                    o   the presence of competing properties;

                                    o   adverse local or national economic
                                        conditions; and

                                    o   state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                    o   rent limitations that could adversely
                                        affect the ability of borrowers to
                                        increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                    o   tenant income restrictions that may
                                        reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 43 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 27.6% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES............   Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                 In addition, a large number of factors may adversely affect the value of office properties, including:

                                    o   the quality of an office building's
                                        tenants;

                                    o   the physical attributes of the building
                                        in relation to competing buildings
                                        (e.g. age, condition, design, access to
                                        transportation and ability to offer
                                        certain amenities, such as
                                        sophisticated building systems);

                                    o   the physical attributes of the building
                                        with respect to the technological needs
                                        of the tenants, including the
                                        adaptability of the building to changes
                                        in the technological needs of the
                                        tenants;

                                    o   the desirability of the area as a
                                        business location;

                                    o   the presence of competing properties;
                                        and

                                    o   the strength and nature of the local
                                        economy (including labor costs and
                                        quality, tax environment and quality of
                                        life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

                                 Office properties secure 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 15.9% of the mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
 MOBILE HOME PARK PROPERTIES..   Mortgage loans secured by liens on mobile
                                 home park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

                                 The successful operation of a mobile home park property may depend upon the number of other competing residential developments in the local market, such as:

                                    o   other mobile home park properties;

                                    o   apartment buildings; and

                                    o   site-built single family homes.

                                 Other factors may also include:

                                    o   the physical attributes of the
                                        community, including its age and
                                        appearance;

                                    o   location of the mobile home park
                                        property;

                                    o   the ability of management to provide
                                        adequate maintenance and insurance;

                                    o   the types of services or amenities it
                                        provides;

                                    o   the property's reputation; and

                                    o   state and local regulations, including
                                        rent control and rent stabilization.

                                 The mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mobile home park property were readily adaptable to other uses.

                                 Mobile home park properties secure 13 of the mortgage loans, representing 3.4% of the mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED USE
 FACILITIES ..................   Industrial and mixed use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of industrial properties include:

                                    o   the quality of tenants;

                                    o   building design and adaptability; and

                                    o   the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many industrial properties, any vacant industrial property may not be easily converted to other uses. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than with respect to other properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                 Industrial and mixed use facilities secure 5 of the mortgage loans included in the trust fund as of the cut-off date, representing 3.3% of the mortgage pool.


ENVIRONMENTAL LAWS MAY
 ADVERSELY AFFECT THE VALUE
 OF AND CASH FLOW FROM A
 MORTGAGED PROPERTY...........   If an adverse environmental condition exists
                                 mortgage loan with respect to a mortgaged property securing a included in the trust fund, the trust fund may be subject to certain risks including the following:

                                    o   a reduction in the value of such
                                        mortgaged property which may make it
                                        impractical or imprudent to foreclose
                                        against such mortgaged property;

                                    o   the potential that the related borrower
                                        may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

                                    o   liability for clean-up costs or other
                                        remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                    o   the inability to sell the related
                                        mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund's potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                    o   an environmental consultant
                                        investigated those conditions and
                                        recommended no further investigations
                                        or remediation; or

                                    o   an environmental insurance policy,
                                        having the characteristics described
                                        below, was obtained from a third-party
                                        insurer; or

                                    o either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination; or

                                    o   an escrow or reserve was established to
                                        cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

                                    o   the related borrower or other
                                        responsible party having financial
                                        resources reasonably estimated to be
                                        adequate to address the related
                                        condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 11 mortgage loans, representing 2.7% of the mortgage pool, the related borrower was required to obtain (or the related mortgage loan seller has obtained) a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, or in certain cases, in lieu of a guarantee of a sponsor. The premium for each policy was paid in full at origination of the loan and:

                                    o   with respect to 7 mortgage loans (loan
                                        numbers 101, 107, 108, 109, 112, 113 and
                                        116), representing approximately 0.9% of the mortgage pool, the issuer has a financial strength rating of "A+" from S&P and each of these policies is in the amount of the lesser of the loan amount or the cost of cleanup with no deductible;

                                    o   with respect to 2 mortgage loans (loan
                                        numbers 34 and 68), representing
                                        approximately 1.1% of the mortgage pool, the issuer has a financial strength rating of "AA" from S&P and each of these policies is in the amount equal to the loan amount with no deductible;

                                    o   with respect to 1 mortgage loan (loan
                                        number 103), representing approximately
                                        0.2% of the mortgage pool, the issuer
                                        has a financial strength rating of "AA"
                                        from S&P and this policy has a limit of
                                        liability in an amount equal to 125% of
                                        the full principal amount of the
                                        applicable loan with no deductible; and


                                    o   with respect to 1 mortgage loan (loan
                                        number 43),
                                        representing approximately 0.6% of the
                                        mortgage pool, the issuer has a
                                        financial strength rating of "AAA" from
                                        S&P and each policy has a limit of
                                        liability in an amount greater than or
                                        equal to the full principal amount of
                                        the applicable loan with no deductible.


                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 With respect to the Park City Center mortgage loan (loan number 3), representing 5.7% of the mortgage pool, a past release of gasoline beneath the related mortgaged property impacted the groundwater of an adjacent property. We have been informed by the related mortgage loan seller that the responsible parties have undertaken a plan of remediation with the approval and oversight of the Pennsylvania Department of Environmental Protection and that the related borrowers have provided an environmental indemnity with respect to such remediation. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--Park City Center" in this prospectus supplement.

                                 With respect to Chula Vista mortgage loan (loan number 4), representing 5.6% of the mortgage pool, a prior release of petroleum from a former fuel station impacted the groundwater and soil of the related mortgaged property. A certified environmental professional was engaged by the related borrower to notify the San Diego County Department of Environmental Health of the condition and address such condition under their supervision. The related borrower has provided an environmental indemnity with respect to such remediation. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--Chula Vista" in this prospectus supplement.

                                 With respect to the Chester Springs mortgage loan (loan number 9), representing 2.2% of the mortgage pool, a past release of dry cleaning chemicals has been identified in soils and groundwater on the mortgaged property. The borrower entered into an agreement with the New Jersey Department of Environmental Protection to investigate and, if necessary, clean up the contamination. The borrower submitted a claim under the pollution legal liability policy that covers the property and the issuing insurer, a subsidiary of American International Group, has agreed to cover the claim if remediation is required, subject to a $50,000 deductible. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--Chester Springs Shopping Center" in this prospectus supplement.

                                 With respect to the CVS-Wilmington, NC loan
                                 (loan number 103), representing 0.2% of the mortgage pool, a prior release of dry cleaning chemicals on an adjacent site has migrated onto the mortgaged property. We have been informed by the related mortgage loan seller that the responsible parties have been identified and a plan of remediation and monitoring has been in place since 1996. The responsible parties have provided an indemnity for the benefit of the owner of the mortgaged property and any subsequent owner or mortgagee with respect to such remediation, and the borrower has provided a secured creditor impaired environmental insurance policy with respect to the mortgaged property.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
 BALLOON LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS .........  One hundred twelve (112) of the mortgage loans, representing 99.3% of the mortgage pool, provide for scheduled payments of principal and/or interestbased on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until the respective maturity date and, in each case, a balloon payment on their respective maturity dates. Sixteen (16) of these mortgage loans included in the trust fund as of the cut-off date, representing 21.7% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                    o   A borrower's ability to make a balloon
                                        payment or repay its anticipated
                                        repayment date loan on the anticipated
                                        repayment date typically will depend
                                        upon its ability either to refinance
                                        fully the loan or to sell the related
                                        mortgaged property at a price sufficient to permit the borrower to make such payment.

                                    o   Whether or not losses are ultimately
                                        sustained, any delay in the collection
                                        of a balloon payment on the maturity
                                        date or repayment on the anticipated
                                        repayment date that would otherwise be
                                        distributable on your certificates will
                                        likely extend the weighted average life
                                        of your certificates.

                                    o   The ability of a borrower to effect a
                                        refinancing or sale will be affected by
                                        a number of factors, including (but not
                                        limited to) the value of the related
                                        mortgaged property, the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the borrower's
                                        equity in the mortgaged property, the
                                        financial condition and operating
                                        history of the borrower and the
                                        mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES ASSOCIATED
 WITH  BORROWER CONCENTRATION,
 BORROWERS UNDER COMMON CONTROL
 AND RELATED BORROWERS ........  Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers are likely to:

                                    o   have common management, increasing the
                                        risk that financial or other
                                        difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                    o have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                 One group of Eckerd loans (loan numbers 78, 83, 89 and 100) consists of 4 mortgage loans which collectively represent 1.0% of the mortgage pool. These mortgage loans are cross-collateralized and cross-defaulted and share common sponsors. The sponsors of each mortgage loan in this group of Eckerd loans are Eliecer Sredni and Erwin Sredni.

                                 The Norridge concentration (loan numbers 90 and
                                 91) consists of 2 mortgage loans which
                                 collectively represent 0.5% of the mortgage pool. These mortgage loans are cross-collateralized and cross-defaulted and share a common sponsor. The sponsor of each mortgage loan in the Norridge concentration is John McLinden.

                                 The GGP concentration (loan numbers 2, 3, 4, and 5) consists of 4 mortgage loans which collectively represent 22.8% of the mortgage pool. These mortgage loans are not cross-collateralized or cross-defaulted but have a common sponsor.

                                 The sponsor of each mortgage loan in the GGP concentration is General Growth Properties, Inc. See "--Poor Property Management Will Lower Performance of the Related Mortgaged Property" and "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

                                 Although the mortgage loans within an
                                 individual portfolio are generally
                                 cross-collateralized and cross-defaulted with the other mortgage loans in such portfolio, the mortgage loans in one portfolio are not cross-collateralized or cross-defaulted with the mortgage loans in the other portfolio. No group or borrower concentration represents more than 22.8% of the mortgage pool.


THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES
 SUBJECTS THE TRUST FUND TO A
 GREATER EXTENT TO STATE AND
 REGIONAL CONDITIONS .........  Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool balance, are secured by mortgaged properties in any one state or the District of Columbia.


                MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION

                            NUMBER OF                           PERCENTAGE OF
                            MORTGAGED     AGGREGATE CUT-OFF     CUT-OFF DATE
         STATE             PROPERTIES        DATE BALANCE       POOL BALANCE
-----------------------   ------------   -------------------   --------------
  CA ..................         18          $  233,868,495           20.4%
    Southern(1) .......         14             186,597,584           16.2
    Northern(1) .......          4              47,270,911            4.1
  FL ..................         11             153,603,015           13.4
  NY ..................         12             141,433,216           12.3
  VA ..................          3             107,280,221            9.3
  PA ..................          3              68,804,249            6.0
  NV ..................          3              62,068,858            5.4
  NC ..................         11              60,640,831            5.3
  Other ...............         57             321,512,811           28.0
                                --          --------------          -----
      TOTAL ...........        118          $1,149,211,695          100.0%
                               ===          ==============          =====

----------
(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in or south of such counties were included in Southern California.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                      o economic conditions;

                                      o conditions in the real estate market;

                                      o changes in governmental rules and
                                        fiscal policies;

                                      o acts of God or terrorism (which may
                                        result in uninsured losses); and

                                      o other factors which are beyond the
                                        control of the mortgagors.

                                 For more information regarding the
                                 concentration of mortgaged properties in
                                 California, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain State Specific Considerations" in this prospectus supplement.


SPECIAL RISKS ASSOCIATED WITH
HIGH BALANCE MORTGAGE LOANS....  Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                    o   The largest single mortgage loan
                                        included in the trust fund as of the
                                        cut-off date represents 8.3% of the
                                        mortgage pool.

                                    o   The largest group of cross-
                                        collateralized mortgage loans included
                                        in the trust fund as of the cut-off date represents in the aggregate 1.0% of the mortgage pool.

                                    o   The five largest mortgage loans or
                                        groups of cross-collateralized mortgage
                                        loans included in the trust fund as of
                                        the cut-off date represent, in the
                                        aggregate, 31.1% of the mortgage pool.

                                    o The ten largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 45.1% of the mortgage pool.


CONCENTRATION OF MORTGAGED PROPERTY
 TYPES SUBJECT THE TRUST FUND TO
 INCREASED RISK OF DECLINE IN A
 PARTICULAR INDUSTRY..........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                    o   mortgage loans included in the trust
                                        fund and secured by retail properties
                                        represent as of the cut-off date 48.5%
                                        of the mortgage pool (based on the
                                        primary property type for combined
                                        office/retail properties);

                                    o   mortgage loans included in the trust
                                        fund and secured by multifamily
                                        properties represent as of the cut-off
                                        date 27.6% of the mortgage pool;

                                    o   mortgage loans included in the trust
                                        fund and secured by office properties
                                        represent as of the cut-off date 15.9%
                                        of the mortgage pool (based on the
                                        primary property type for combined
                                        office/retail properties);

                                    o   mortgage loans included in the trust
                                        fund and secured by mobile home
                                        properties represent as of the cut-off
                                        date 3.4% of the mortgage pool; and

                                    o   mortgage loans included in the trust
                                        fund and secured by industrial and mixed use properties represent as of the cut-off date 3.3% of the mortgage pool.


WE HAVE NOT REUNDERWRITTEN ANY
OF THE MORTGAGE LOANS.........   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the interest of the trust or the interests of any certificateholder. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See
                                 "DESCRIPTION OF THE MORTGAGE
                                 POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.


FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See
                                 "MATERIAL FEDERAL INCOME TAX
                                 CONSEQUENCES--Taxation of Owners of REMIC
                                 Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER SPECIAL
 HAZARD LOSSES.................  The master servicer (with respect to mortgage loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                    o   war;

                                    o   terrorism;

                                    o   revolution;

                                    o   governmental actions;

                                    o   floods, and other water-related causes;

                                    o   earth movement (including earthquakes,
                                        landslides and mud flows);

                                    o   wet or dry rot;

                                    o   vermin;

                                    o   domestic animals;

                                    o   sink holes or similarly occurring soil
                                        conditions; and

                                    o   other kinds of risks not specified in
                                        the preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated that they intended to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and was established to provide financial assistance from the United States government to insurers in the event of another terrorist attack that is subject of an insurance claim. The Terrorism Risk Insurance Act of 2002 requires the Treasury Department to establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                 The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium or authorizes the exclusion, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure and provide a similar opportunity for the insured to purchase coverage. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury is required to determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. Further, the act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either--

                                    o   such insurance is not available at
                                        commercially reasonable rates and that
                                        such hazards are not at the time
                                        commonly insured against for properties
                                        similar to the mortgaged property and
                                        located in or around the region in which such mortgaged property is located; or

                                    o   such insurance is not available at any
                                        rate.

                                 In addition, with respect to certain mortgage loans, the mortgagee has waived the right to require terrorism insurance.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.


ADDITIONAL DEBT ON SOME
 MORTGAGE LOANS CREATES
 ADDITIONAL RISKS.....           In general, the borrowers are:


                                    o   required to satisfy any existing
                                        indebtedness encumbering the related
                                        mortgaged property as of the closing of
                                        the related mortgage loan; and

                                    o   prohibited from encumbering the related
                                        mortgaged property with additional
                                        secured debt without the lender's prior
                                        approval.

                                 None of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund.

                                 Two (2) mortgage loans (loan numbers 26 and 32), representing 1.6% of the mortgage pool, provide that the related borrower, under certain specified circumstances, may encumber the related mortgaged property with subordinate debt in the future.

                                 One (1) mortgage loan (loan number 9),
                                 representing 2.2% of the mortgage pool,
                                 provides that the related borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business.

                                 With respect to 8 mortgage loans (loan numbers 26, 36, 77, 101, 107, 108, 109 and 116)
                                 representing 2.5% of the mortgage pool, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement entered into in favor of the lender. In addition, in the case of 5 mortgage loans (loan numbers 10, 18, 32, 36 and 110) representing 4.9% of the mortgage pool, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan.

                                 Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for
                                 (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                    o   the risk that the necessary maintenance
                                        of the mortgaged property could be
                                        deferred to allow the borrower to pay
                                        the required debt service on the
                                        subordinate financing and that the value of the mortgaged property may fall as a result;

                                    o   the risk that the borrower may have a
                                        greater incentive to repay the
                                        subordinate or unsecured indebtedness
                                        first;

                                    o   the risk that it may be more difficult
                                        for the borrower to refinance the
                                        mortgage loan or to sell the mortgaged
                                        property for purposes of making any
                                        balloon payment upon the maturity of the mortgage loan;

                                    o   the existence of subordinated debt
                                        encumbering any mortgaged property may
                                        increase the difficulty of refinancing
                                        the related mortgage loan at maturity
                                        and the possibility that reduced cash
                                        flow could result in deferred
                                        maintenance; and

                                    o   the risk that, in the event that the
                                        holder of the subordinated debt has
                                        filed for bankruptcy or been placed in
                                        involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                 Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then-current outstanding balance of such loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer's ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Although the companion loans related to the 6 mortgage loans which are part of a loan pair are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

                                    o   the risk that the necessary maintenance
                                        of the related mortgaged property could
                                        be deferred to allow the borrower to pay the required debt service on these obligations and that the value of the mortgaged property may fall as a result; and

                                    o   the risk that it may be more difficult
                                        for the borrower to refinance the
                                        mortgage loan or to sell the mortgaged
                                        property for purposes of making any
                                        balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

                                 In addition, although the companion loans with respect to 5 of the mortgage loans are subordinate to the related mortgage loan, with respect to the Park City Center mortgage loan, one of the related companion loans is pari passu with the related mortgage loan and, with respect to the Meadows Mall mortgage loan, the related companion loan is pari passu with the related mortgage loan. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS ....... Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                    o   operating entities with businesses
                                        distinct from the operation of the
                                        property with the associated liabilities and risks of operating an ongoing business; or

                                    o   individuals that have personal
                                        liabilities unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 13 mortgage loans, representing 9.5% of the mortgage pool, the borrowers own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS ...............   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


INSPECTIONS AND APPRAISALS
 MAY NOT ACCURATELY REFLECT
 VALUE OR CONDITION OF
 MORTGAGED PROPERTY ...........  In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.


THE MORTGAGED PROPERTIES MAY NOT
 BE IN COMPLIANCE WITH CURRENT
 ZONING LAWS ..................  The mortgaged properties securing the mortgage loans in cluded in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then-current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

RESTRICTIONS ON CERTAIN OF THE
 MORTGAGED PROPERTIES MAY LIMIT
 THEIR USE....................
                                 Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED...  The mortgages securing the mortgage loans included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.


LIMITATIONS ON THE BENEFITS OF
 CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES....  Two (2) groups of mortgage loans (loan numbers
                                 78, 83, 89 and 100 and 90 and 91), representing in the aggregate 1.4% of the mortgage pool, are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                    o   such borrower was insolvent at the time
                                        of granting the lien, was rendered
                                        insolvent by the granting of the lien,
                                        was left with inadequate capital or was
                                        not able to pay its debts as they
                                        matured; and

                                    o   borrower did not, when it allowed its
                                        mortgaged property to be encumbered by
                                        the liens securing the indebtedness
                                        represented by the other
                                        cross-collateralized loans, receive
                                        "fair consideration" or "reasonably
                                        equivalent value" for pledging such
                                        mortgaged property for the equal benefit of the other related borrowers.


                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-
                                 Collateralization of Certain Mortgage Loans;
                                 Certain Multi-Property Mortgage Loans" in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

CERTAIN MORTGAGE LOANS ARE
 SUBJECT TO EARLY DEFEASANCE.... Two (2) mortgage loans included in the trust fund as of the cut-off date (loan numbers 94 and 104), representing 0.4% of the mortgage pool, permit the related borrower to defease its mortgage loan prior to the second anniversary of the closing date. The applicable mortgage loan seller has agreed to repurchase such mortgage loans from the trust fund in the event of defeasance prior to the second anniversary of the startup day of the related REMIC. In the event the applicable mortgage loan seller fails or is unable to purchase such mortgage loans prior to such early defeasance, the special servicer will sell such mortgage loans from the trust fund. Depending on the price received from such liquidation, a loss could result. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

SINGLE TENANTS AND CONCENTRATION
 OF TENANTS SUBJECT THE TRUST
 FUND TO INCREASED RISK ........ Twenty-four (24) of the mortgaged properties securing mortgage loans included in the trust fund, representing 15.0% of the mortgage pool, are leased wholly to a single tenant or are wholly owner occupied. The mortgaged property related to 1 mortgage loan, representing approximately 8.3% of the mortgage pool is leased entirely to the United States Government which has the right to terminate the related lease if the borrower fails to deliver the space to the tenant as required under the lease as described in "--Future Cash Flows and Property Values Are Not Predictable" above and "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--TSA Office Building Loan" in this prospectus supplement. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. Additionally, 4 mortgage loans (loan numbers 6, 19, 27 and 38) representing 6.4% of the mortgage pool are leased by government tenants that have the right to terminate their lease either after a specified date or upon notice to the related borrower. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease or not terminate its lease pursuant to termination rights (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 6 mortgage loans (loan numbers 69, 73, 76, 77, 80 and 91), representing 1.9% of the mortgage pool, the single tenant of each mortgaged property is Walgreens. In addition, with respect to 7 mortgage loans (loan numbers 78, 82, 83, 84, 86, 89 and 100), representing
                                 1.7% of the mortgage pool, the single tenant of each mortgaged property is Eckerd. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.


THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON SINGLE
 TENANT AND TENANT CONCENTRATION
 PROPERTIES....................  The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.


LITIGATION MAY HAVE ADVERSE
 AFFECT ON BORROWERS...........  From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. It is possible that such proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.


POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY....  The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                    o   responding to changes in the local
                                        market;

                                    o   planning and implementing the rental
                                        structure;

                                    o   operating the property and providing
                                        building services;

                                    o   managing operating expenses; and

                                    o   assuring that maintenance and capital
                                        improvements are carried out in a
                                        timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 General Growth Properties, Inc., the related borrower or another affiliate of General Growth Properties, Inc., is managing the mortgaged properties for 4 mortgage loans (loan numbers 2, 3, 4 and 5) which collectively represent 22.8% of the mortgage pool. The failure of these property managers to properly manage these properties or any financial difficulties with respect to any of these property managers could have a significant negative impact on the continued income generation from these mortgaged properties and therefore the performance of the related mortgage loans. See "--Adverse Consequences Associated with Borrower Concentrations, Borrowers under Common Control and Related

                                 Borrowers" and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT IN
 LOSSES.....................     From time to time, there may be condemnations
                                 pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

                                 With respect to the Meadows Mall loan (loan number 5), representing 4.9% of the mortgage pool, the Depositor has been informed by the applicable mortgage loan seller that the borrower has received notice from the Nevada Department of Public Transportation of the potential condemnation of approximately 2.06 acres of the land comprising the Mortgaged Property. Pursuant to the mortgage loan documents, the borrower must satisfy certain conditions prior to release to the borrower of any condemnation proceeds, including that (i) the remaining mortgaged property and the use thereof shall be in compliance with all applicable zoning laws, ordinances, rules and regulations, and (ii) any necessary restoration or construction shall be completed by the borrower in accordance with applicable law.


THE STATUS OF A GROUND LEASE
 MAY BE UNCERTAIN IN A
 BANKRUPTCY PROCEEDING.......... Two (2) mortgage loans included in the trust fund, representing 1.0% of the mortgage pool, are secured by the borrower's leasehold interests and 2 mortgage loans included in the trust fund, representing 0.9% of the mortgage pool, are secured in part by the borrower's leasehold interest. Pursuant to Section

                                 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/ borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
                                 Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.


MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN.....  Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Representations and
                                 Warranties; Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
 LIMIT THE  ABILITY OF THE
 SPECIAL SERVICER TO  FORECLOSE
 ON THE MORTGAGED PROPERTY.....  Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See "DESCRIPTION OF THE MORTGAGE POOL--Certain State Specific Considerations" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL


     The pool of mortgage loans (each, a "Mortgage Loan") included in the Trust Fund (the "Mortgage Pool") is expected to consist of 118 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of $1,149,211,695. The "Cut-Off Date" for (i) 84 of the Mortgage Loans is December 1, 2003, (ii) 32 of the Mortgage Loans is December 11, 2003 and (iii) 2 of the Mortgage Loans is December 15, 2003. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $923,868 to $95,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $9,739,082. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this Prospectus Supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Companion Loan; provided that, with respect to the Park City Center Loan (loan number 3) and the Meadows Mall Loan (loan number 5), numerical and statistical information presented herein with respect to loan-to-value ratios and debt service coverage ratios include the related Pari Passu Loan (but not any related AB Companion Loan) as well as such Mortgage Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate (or, with respect to 2 Mortgage Loans, representing 0.9% of the Cut-Off Date Pool Balance, on the related borrower's fee simple estate and leasehold estate, or, with respect to 2 Mortgage Loans, representing 1.0% of the Cut-Off Date Pool Balance, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                                             NUMBER OF        AGGREGATE CUT-OFF   PERCENTAGE OF CUT-OFF DATE
            PROPERTY TYPE              MORTGAGED PROPERTIES      DATE BALANCE            POOL BALANCE
------------------------------------- ---------------------- ------------------- ---------------------------
Retail ..............................            47             $  556,892,676               48.5%
 Retail--Anchored ...................            38                518,477,573               45.1
 Retail--Unanchored .................             5                 22,094,725                1.9
 Retail--Shadow Anchored(1) .........             4                 16,320,379                1.4
Multifamily .........................            43                317,035,668               27.6
Office ..............................             7                183,222,012               15.9
Mobile Home Park ....................            13                 38,688,024                3.4
Mixed Use ...........................             4                 32,944,257                2.9
Self Storage ........................             1                  5,900,000                0.5
Industrial ..........................             1                  5,534,874                0.5
Land(2) .............................             1                  5,000,000                0.4
Parking Garage ......................             1                  3,994,183                0.3
                                                 --             --------------              -----
 TOTAL ..............................           118             $1,149,211,695              100.0%
                                                ===             ==============              =====

----------
(1) A Mortgaged Property is classified as shadow anchored if it is in close proximity to an anchored retail property.

(2) Specifically the fee interest in land, which the ground tenant has improved and leased as an office building. The office building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

[GRAPHIC OMITTED]


RETAIL             48.5%
MULTIFAMILY        27.6%
OFFICE             15.9%
MOBILE HOME PARK    3.4%
MIXED USE           2.9%
SELF STORAGE        0.5%
INDUSTRIAL          0.5%
LAND                0.4%
PARKING GARAGE      0.3%


MORTGAGE LOAN HISTORY


     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association ("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired 35 of the Mortgage Loans to be included in the Trust Fund representing 38.4% of the Cut-Off Date Pool Balance. LaSalle Bank National Association ("LaSalle") originated or acquired 60 of the Mortgage Loans to be included in the Trust Fund representing 24.6% of the Cut-Off Date Pool Balance. Citigroup Global Markets Realty Corp. ("Citigroup") originated or acquired 19 of the Mortgage Loans to be included in the Trust Fund representing 14.2% of the Cut-Off Date Pool Balance. ABN AMRO Bank N.V., Chicago Branch ("ABN AMRO Bank") originated or acquired 2 of the Mortgage Loans to be included in the Trust Fund representing 11.5% of the Cut-Off Date Pool Balance. Eurohypo AG, New York Branch ("Eurohypo") originated or acquired 2 of the Mortgage Loans to be included in the Trust Fund representing 11.4% of the Cut-Off Date Pool Balance. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "--Amortization" below. One hundred fifteen (115) of the Mortgage Loans, representing 98.8% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Three (3) of the Mortgage Loans, representing 1.2% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Eleven
(11) of the Mortgage Loans, representing 15.0% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due. Two (2) of the Mortgage Loans, representing 8.7% of the Cut-Off Date Pool Balance, are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 1st day of the month (or in the case of 32 Mortgage Loans, the 11th day of the month, or in the case of 2 Mortgage Loans, the 15th day of the month). No Mortgage Loan due on the 1st day of the month has a grace period that extends payment beyond the 11th day of any calendar month. The Mortgage Loans that pay on the 11th and the 15th day of each month do not provide for a grace period.

     Amortization. One hundred twelve (112) of the Mortgage Loans (the "Balloon Loans") (including the ARD Loans), representing 99.3% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Two (2) of the Mortgage Loans, representing 8.7% of the Cut-Off Date Pool Balance, provides for interest-only Periodic Payments for the entire term and do not amortize. Six (6) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 0.7% of the Cut-Off Date Pool Balance, fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the Fully Amortizing Loans on an Actual/360 Basis, there will be less amortization, absent prepayments, of the related principal balances during the terms of the Fully Amortizing Loans, resulting in a higher final payment on the Fully Amortizing Loans.

     Sixteen (16) of the Mortgage Loans (the "ARD Loans"), representing 21.7% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Eleven (11) of the Balloon Loans and ARD Loans, representing 15.0% of the Cut-Off Date Pool Balance, provide for monthly payments of interest-only for the first 11 to 36 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Two (2) of the Balloon Loans, representing 8.7% of the Cut-Off Date

Pool Balance, provides for monthly payments of interest-only until maturity or ARD and does not provide for any amortization of principal.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term 109 Mortgage Loans, or 97.9% of the Cut-Off Date Pool Balance, (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge for most of the remaining term (8 Mortgage Loans, or 1.7% of the Cut-Off Date Pool Balance), or (iii) permit voluntary principal prepayment at any time with the imposition of a Yield Maintenance Charge for most of the remaining term (1 Mortgage Loan, or 0.4% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund (other than certain of the Citigroup Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK FACTORS-- Prepayments Will Affect Your Yield" in this Prospectus Supplement.

     One hundred nine (109) of the Mortgage Loans, or 97.9% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date (except with respect to the Early Defeasance Loans), to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that
(i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally 125% of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided, that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, except as described below, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable. Two (2) of the Mortgage Loans (the "Early Defeasance Loans"), representing 0.4% of the Cut-off Date Pool Balance, permit the related borrower to defease the related Mortgage Loan prior to the second anniversary of the Closing Date. The Early Defeasance Loans are indicated as loan numbers 94 and 104 on Annex A-1 to this Prospectus Supplement. Each Early Defeasance Loan will constitute the primary asset of a separate loan REMIC (each, an "Early Defeasance Loan REMIC" and together, the "Early Defeasance Loan REMICs"). The applicable Mortgage Loan Seller has agreed to repurchase such Mortgage Loans from the trust fund in the event of defeasance prior to the second anniversary of the Closing Date. In the event the applicable Mortgage Loan Seller fails or is unable to purchase such Mortgage Loans prior to such early defeasance, the Special Servicer will sell such Mortgage Loans from the trust fund. See "RISK FACTORS--Certain Mortgage Loans Are Subject to Early Defeasance" in this prospectus supplement

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. Two (2) mortgage loans (loan numbers 26 and 32) representing 1.6% of the Cut-Off Date Pool Balance, provide that the related borrower, under certain circumstances, may encumber the related Mortgaged Property with subordinate debt in the future. One
(1) Mortgage Loan (loan number 9), representing 2.2% of the Cut-Off Date Pool Balance, provides that the related borrower, under certain circumstances, may incur additional unsecured indebtedness other than in the ordinary course of business and without the consent of the mortgagee. In addition, in the case of those Mortgage Loans which require or allow letters of credit to be posted by the related borrowers as additional security for such Mortgage Loans, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 8 Mortgage Loans (loan numbers 26, 36, 77, 101, 107, 108, 109 and 116), representing 2.5% of the Cut-Off Date Pool Balance, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement. With respect to 5 Mortgage Loans (loan numbers 10, 18, 32, 36 and
110), representing 4.9% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that, under certain circumstances, the owners with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for debt financing, generally referred to as mezzanine debt, in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the lender and the satisfaction of certain financial conditions. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this prospectus supplement. Further, certain of the Mortgage Loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risk" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See "--Co-Lender Loans" below.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfer of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without the approval of the mortgagee. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Two (2) groups of Mortgage Loans (loan numbers 78, 83, 89 and 100 and 90 and 91), representing 1.4% in aggregate of the Cut-Off Date Pool Balance are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     The two (2) groups of Mortgage Loans (six (6) of the Mortgage Loans (loan numbers 78, 83, 89, and 100 and 90 and 91), representing 1.4% of the Cut-Off Date Pool Balance), which are cross-collateralized and cross-defaulted with each other each provide for the respective Mortgaged Properties to be released from the effects of the cross in connection with a defeasance by: (a) delivering a defeasance deposit sufficient for all remaining payments which would have been due under the Crossed Loans being defeased; (b) meeting certain debt service coverage tests and loan-to-value tests; and (c) partially defeasing the other Crossed Loans in the related Crossed Group in an amount equal to 125% of the principal balance of the note being defeased, less the current outstanding principal balance of such note as of the date of the defeasance.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgage Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     With respect to 3 Mortgage Loans (loan numbers 2, 3 and 5), representing 17.2% of the Cut-off Date Pool Balance, the loan documents provide that the related borrower may obtain the release of a portion of the related Mortgaged Property, provided certain conditions are satisfied, including: (i) evidence that the released property may be separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property; (ii) the released property will be vacant, non-income producing and unimproved (or improved only by surface parking areas); and (ii) a Rating Agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates.

     Notwithstanding the foregoing, the borrower under the Park City Center Loan may convey fee simple title to the land which is identified in the loan documents subject to the Boscov's lease upon the satisfaction of certain conditions, including: (i) evidence that the land subject to the Boscov's lease has been legally subdivided, that the remainder of the Mortgaged Property is in compliance in all material respects with applicable legal requirements and constitutes a separate tax lot, and a reciprocal easement agreement or other agreement has been executed and recorded and (ii) delivery of a title endorsement to the title insurance policy if the release would be expected to materially adversely affect the lender's rights under the title insurance policy as to the remainder of the Mortgaged Property.

CERTAIN STATE SPECIFIC CONSIDERATIONS

     Eighteen (18) of the Mortgaged Properties, representing 20.4% of the Cut Off Date Pool Balance, are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, except for 1 Mortgage Loan (loan number 57) representing 0.4% of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, none of the Mortgaged Properties are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The Mortgaged Properties for 3 mortgage loans, representing 6.5% of the Cut-Off Date Pool Balance have earthquake insurance in place.

     Lease Enhancement Policies. One (1) Mortgage Loan (loan number 66), not including any Credit Lease Loans, representing approximately 0.4% of the Cut-Off Date Pool Balance, provides the tenant with termination and abatement rights arising from certain condemnations and casualties ("Condemnation Rights") and has the benefit of a noncancellable lease enhancement policy issued by Lexington Insurance Company, a member of American International Group, Inc. (the "Enhancement Insurer"), which as of November 26, 2003, had a senior unsecured debt rating of "AAA" by S&P. The lease enhancement policy provides, subject to customary exclusions, that in the event of a permitted termination by a tenant of its lease as a result of a condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trust Fund the "Loss of Rents" (i.e., a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the related mortgage loan). If the lease permits the tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any rescheduled monthly rental payments not made by such tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such lease; provided that in the event such payments would exceed the limits of liability under the policy, then the Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the related Mortgage Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Change due thereunder or any amounts the mortgagor is obligated to pay thereunder to reimburse the master servicer or the trustee for outstanding advances.

     The lease enhancement policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking other than a condemnation by reason of public health, public safety or the environment.

     For information about Lease Enhancement Policies with respect to Credit Lease Loans, see "DESCRIPTION OF THE MORTGAGE POOL--Credit Lease Loans--Lease Enhancement Policies" in this prospectus supplement.


CO-LENDER LOANS

     General. Two (2) Mortgage Loans (loan number 3, the "Park City Center Loan", and loan number 5, the "Meadows Mall Loan") acquired or originated by Eurohypo AG, New York Branch or ABN AMRO Bank N.V., Chicago Branch are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. The Park City Center Loan is part of a split loan structure where one companion loan that is part of this split loan structure is pari passu in its right of entitlement to payment with the Park City Center Loan and is not included as part of the trust (the "Park City Center Pari Passu Loan") and one companion loan that is part of this split loan structure is subordinate in its right of entitlement to payment with the Park City Center Loan and the Park City Center Pari Passu Loan and is not included in the trust (the "Park City Center AB Companion Loan" and, together with the Park City Center Pari Passu Loan, the "Park City Center Companion Loans"). The Park City Center Loan has a Cut-Off Date Balance of $65,841,900, representing 5.7% of the Cut-Off Date Pool Balance.

     The Meadows Mall Loan is part of a split loan structure where the companion loan that is part of this split loan structure is pari passu in its right of entitlement to payment with the related Mortgage Loan and is not included as part of the trust (the "Meadows Mall Pari Passu Loan" and together with the Park City Center Pari Passu Loan, the "Pari Passu Loans"). The Meadows Mall Loan has a Cut-Off Date Balance of $55,768,045, representing 4.9% of the Cut-Off Date Pool Balance.

     Four (4) Mortgage Loans (loan number 7, the "Villas at Rancho Palos Verdes Loan", loan number 24, the "Arbors of Pleasant Valley Apartments Loan", loan number 26, the "Columbia Corporate Center Loan" and loan number 66, "Sav-on - Norwalk Loan" are collectively referred to herein as the "AB Mortgage Loans" and, together with the Park City Center Loan and the Meadows Mall Loan, the "Co-Lender Loans". The AB Mortgage Loans are each represented by the senior notes of two notes. None of the junior companion loans related to the AB Mortgage Loans (the "AB Companion Loans") are included in the trust. The Park City Center Pari Passu Loan, the Park City Center AB Companion Loan, the Meadows Mall Pari Passu Loan and the AB Companion Loans are collectively referred to herein as the "Companion Loans".

     The trust created pursuant to the 2003-C8 Pooling and Servicing Agreement is the holder of the Park City Center Pari Passu Loan, Eurohypo AG, New York Branch is the holder of the Park City AB Companion Loan, and ABN AMRO Bank N.V., Chicago Branch is the holder of the Meadows Mall Pari Passu Loan. Cap Lease Funding LLC ("CLF") is the holder of the Sav-on - Norwalk AB Companion Loan, but may elect to sell the Sav-on - Norwalk AB Companion Loan at any time. Wachovia Bank, National Association owns an equity interest in CLF and provides financing to CLF secured by, among other things, the Sav-on - Norwalk Companion Loans. Mezz Capsm is the holder of the Apartments at Pleasant Valley AB Companion Loan. The Villas at Rancho Palos Verdes AB Companion Loan is held by principals of the related borrower. The Columbia Corporate Center AB Companion Loan is held by an affiliate of MONY Realty Capital, Inc. See "RISK FACTORS--Potential Conflicts of Interest" in this prospectus supplement. The holders of the Companion Loans may only sell each such Companion Loan with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement, in each case after receiving prior confirmation from each Rating Agency that such sale will not result in the withdrawal, downgrade or qualification of the ratings assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency.

     With respect to the AB Mortgage Loans, under the terms of separate intercreditor agreements (each, an "AB Intercreditor Agreement"), the holders of the AB Companion Loans have each agreed to subordinate their interests in certain respects to the related AB Mortgage Loans; provided, however, that with respect to the Sav-on - Norwalk Loan, the holder of the Sav-on - Norwalk AB Companion Loan has agreed to subordinate its interests in certain respects to the Sav-on - Norwalk Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). With respect to the Park City Center Loan, the terms of an intercreditor agreement (the "Park City Center Intercreditor Agreement" provide that the Park City Center Loan and the Park City Center Pari Passu Loan are of equal priority with each other and that the Park City Center AB Companion Loan is subordinate in certain respects to both the Park City Center Loan and the Park City Center Pari Passu Loan. With respect to the Meadows Mall Loan, the terms of an intercreditor agreement (the "Meadows Mall Intercreditor Agreement" and together with the Park City Center Intercreditor Agreement and the AB Intercreditor Agreements, the "Intercreditor Agreements") provide that the Meadows Mall Loan and the Meadows Mall Pari Passu Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other. Except with respect to the Park City Center Loan and its related Companion Loans (which will be serviced under the 2003-C8 Pooling and Servicing Agreement) the Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of the Companion Loans under the related Intercreditor Agreements.

     Servicing Provisions of the Intercreditor Agreements. The Park City Center Loan and its related Companion Loans will be serviced under the pooling and servicing agreement (the "2003-C8 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C8. The master servicer under the 2003-C8 Pooling and Servicing Agreement is Wachovia Bank, National Association (the "2003-C8 Master Servicer"), the special servicer under the 2003-C8 Pooling and Servicing Agreement is Clarion Partners, LLC (the "2003-C8 Special Servicer"), and the trustee under the 2003-C8 Pooling and Servicing Agreement is Wells Fargo Bank Minnesota, N.A. (the "2003-C8 Trustee"). The terms of the 2003-C8 Pooling and Servicing Agreement provide for servicing arrangements that are generally similar to those under the Pooling and Servicing Agreement, provided that with respect to the Park City Center Loan, neither the 2003-C8 Controlling Class Representative nor the Controlling Class Representative will be entitled to approve (a) any termination of the related property manager, (b) any determination to allow the related borrower not to maintain terrorism insurance, or (c) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     If the principal amount of the Park City Center AB Companion Loan, less any existing related appraisal reduction amount, is at least equal to 25% of the original principal amount of the Park City Center AB Companion Loan, the holder of the Park City Center AB Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the 2003-C8 Master Servicer and/or 2003-C8 Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Park City Center Loan. However, no advice or direction may require or cause the 2003-C8 Master Servicer or the 2003-C8 Special Servicer to violate any provision of the 2003-C8 Pooling and Servicing Agreement, including the 2003-C8 Master Servicer's and the 2003-C8 Special Servicer's obligation to act in accordance with the Servicing Standard (as set forth in the 2003-C8 Pooling and Servicing Agreement). See "SERVICING OF THE MORTGAGE LOANS--Servicing of the Park City Center Loan" and "--The Controlling Class Representative" in this prospectus supplement.

     In the event of any default under the Park City Center Loan or either of the Park City Center Companion Loans, the holder of the Park City Center AB Companion Loan will be entitled to (i) cure such default within ten business days of receipt of notice from the 2003-C8 Master Servicer with respect to monetary defaults and within thirty days of receipt of notice from the 2003-C8 Master Servicer with respect to nonmonetary defaults and/or (ii) purchase the Park City Center Pari Passu Loan from the 2003-C8 Trust after the expiration of the cure period subject to the conditions contained in the Park City Center Intercreditor Agreement. Upon exercising its right to purchase the Park City Center Pari Passu Loan, the holder of the Park City Center AB Companion Loan will also be required to purchase the Park City Center Loan. The purchase price will generally equal the unpaid aggregate principal balance of the Park City Center Loan and the Park City Center Pari Passu Loan, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Park City Center Loan is responsible. No prepayment consideration will be payable in connection with such a purchase of the Park City Center Loan and the Park City Center Pari Passu Loan.

     With respect to the Meadows Mall Loan, the Master Servicer and the Special Servicer will service and administer the Meadows Mall Loan and the Meadows Mall Companion Loan pursuant to the Pooling and Servicing Agreement and the Meadows Mall Intercreditor Agreement for so long as the Meadows Mall Loan is a part of the trust. The holder of the Meadows Mall Companion Loan or an advisor on its behalf will generally share all of the rights that the controlling Class Representative has with respect to directing the Master Servicer and/or the Special Servicer with respect to the servicing of the Meadows Mall Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     With respect to the Arbors of Pleasant Valley Apartments Loan, the Master Servicer and Special Servicer will service and administer such loan and its related AB Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Arbors of Pleasant Valley Apartments Loan is part of the trust. The Master Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of the Arbors of Pleasant Valley Apartments Loan and the related AB Companion Loan without the consent of the holder of such AB Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Companion Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Arbors of Pleasant Valley Apartments Loan or the related AB Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Arbors of Pleasant Valley Apartments Loan or the related AB Companion Loan has been accelerated,
(iii) the principal balance of the Arbors of Pleasant Valley Apartments Loan or the related AB Companion Loan is not paid at maturity, (iv) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Companion Loan will be entitled to purchase the Arbors of Pleasant Valley Apartments Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Arbors of Pleasant Valley Apartments Loan, together with all unpaid interest on the Arbors of Pleasant Valley Apartments Loan (other than default interest or late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Arbors of Pleasant Valley Apartments Loan is responsible. Unless the borrower or an affiliate is purchasing the Arbors of Pleasant Valley Apartments Loan, no prepayment consideration will be payable in connection with the purchase of the Arbors of Pleasant Valley Apartments Loan.

     With respect to the Sav-on - Norwalk Loan, the Master Servicer and Special Servicer will service and administer the Sav-on - Norwalk Loan and the related Companion Loan pursuant to the Pooling and Servicing Agreement and the "Sav-on - Norwalk Intercreditor Agreement" for so long as such Mortgage Loan is part of the trust. The Sav-on - Norwalk Loan and its related Companion Loan are cross-defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the Sav-on - Norwalk Loan or the related Companion Loan in a manner materially adverse to the holder of the related Companion Loan without the consent of the holder of such Companion Loan. The holder of the Sav-on - Norwalk AB Companion Loan will not be entitled to advise the Special Servicer with respect to certain matters related to the Sav-on - Norwalk Loan and the Sav-on - Norwalk AB Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event of an acceleration of the Sav-on - Norwalk Loan and the related Companion Loan after an event of default under the related Sav-on - Norwalk Loan documents, the holder of the Sav-on -

Norwalk AB Companion Loan will be entitled to purchase the Sav-on - Norwalk Loan from the trust for a purchase price equal to the sum of (i) the principal balance of the Sav-on - Norwalk Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the Sav-on - Norwalk Loan documents.

     With respect to the Villas at Rancho Palos Verdes Loan, for so long as the initial related AB Companion Loan principal balance, less the sum of (x) any payments of principal (whether as principal prepayments or otherwise) received on the related AB Companion Loan and (y) any appraisal reduction amounts and realized losses allocated to the related AB Companion Loan is less than or equal to 25% of the initial related AB Companion Loan principal balance (so long as the related AB Companion Loan is not held by the borrower or any affiliate), the holder of the related AB Companion Loan will be entitled to advise or direct the Special Servicer with respect to certain actions, including, any foreclosure of the ownership of the Mortgaged Property and certain material modifications of the Villas at Rancho Palos Verdes Loan Pair.

     In the event that any monetary default or, to the extent that the Master Servicer has knowledge thereof, non-monetary default exists with respect to the Villas at Rancho Palos Verdes Loan, the holder of the related AB Companion Loan will be entitled to (i) cure such default within five business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty days of receipt of notice from the Master Servicer with respect to nonmonetary defaults (provided that the holder of the related AB Companion Loan may not cure more than 4 monetary defaults within any 12-month period or 4 non-monetary defaults ) and/or (ii) purchase the Villas at Rancho Palos Verdes Loan from trust after the expiration of the cure period subject to the conditions contained in the Villas at Rancho Palos Verdes intercreditor agreement. If at any time that the borrower or its affiliate is the holder of the related AB Companion Loan, the lock-out period under the Villas at Rancho Palos Verdes Loan Pair must have ended for the borrower or its affiliate to exercise the purchase option. The purchase price will generally equal the unpaid aggregate principal balance of the Villas at Rancho Palos Verdes Loan, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Villas at Rancho Palos Verdes Loan is responsible and if the borrower or an affiliate is the purchaser, any and all amounts due and owing under the loan documents or Pooling and Servicing Agreement with respect to the Villas at Rancho Palos Verdes Loan, including, without limitation, any prepayment premium, yield maintenance premium or exit fees then applicable to the voluntary or involuntary prepayment of the loan, any late fees and any and all other costs and expenses.

     With respect to the Columbia Corporate Center Loan, for so long as the initial related AB Companion Loan principal balance, less the sum of (x) any payments of principal (whether as principal prepayments or otherwise) received on the Companion Loan and (y) any appraisal reduction amounts and realized losses allocated to the Companion Loan is less than or equal to 25% of the initial AB Companion Loan principal balance, the holder of the related AB Companion Loan will be entitled to advise or direct the Special Servicer with respect to certain actions, including foreclosure of the related Mortgaged Property and material modifications of the Columbia Corporate Center mortgage loan.

     Notwithstanding the foregoing, if and for so long as the owner of the related Mortgaged Property is the holder of the Companion Loan or an affiliate, the holder of the AB Companion Loan will not have the right to approve any of the foregoing actions (other than the right to approve a sale of the Columbia Corporate Center Loan Pair). Additionally, all rights of mortgagee under the loan documents with respect to the master lease are exercisable solely by holder of the related AB Companion Loan. Accordingly, without limitation, any approval to amend the master lease to effect a release of a portion of the master lease premises or to approve the proposed new lease is required to be made solely by the holder of the related AB Companion Loan and the exercise by the mortgagee of any remedies that may be available at law, or in equity or pursuant to the loan documents arising as a result of a default under the master lease will be made by the Special Servicer solely at the direction of holder of the related AB Companion Loan.

     In the event that any monetary default or, to the extent that the Master Servicer has knowledge thereof, non-monetary default exists with respect to the Columbia Corporate Center Loan, the holder of the related AB Companion Loan will be entitled to (i) cure such default within five business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty days of receipt of notice from the Master Servicer with respect to nonmonetary defaults (provided that the holder of the related AB Companion Loan may not cure more than 3 successive identical defaults within any 90-day period) and/or (ii) purchase the Columbia Corporate Center Loan from trust after the expiration of the cure period subject to the conditions contained in the Columbia Corporate Center intercreditor agreement. The purchase price will generally equal the unpaid aggregate principal balance of the Columbia Corporate Center Loan, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Columbia Corporate Center Loan is responsible. No prepayment consideration will be payable in connection with such a purchase of the Columbia Corporate Center Loan.

     Application of Payments. Pursuant to the Park City Center Intercreditor Agreement, to the extent described below: (a) the right of the holder of the Park City Center Pari Passu Loan to receive payments is pari passu to the rights of the trust to receive payments with respect to the Park City Center Loan; and
(b) the right of the holder of the Park City Center AB Companion Loan to receive payments is subordinated to the rights of the trust and the holder of the Park City Center Pari Passu Loan to receive payments with respect to the Park City Center Loan. Prior to the occurrence of an event of default with respect to the Park City Center Loan or prior to a servicing transfer event under the 2003-C8 Pooling and Servicing Agreement related to the Park City Center Loan, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Park City Center Loan or the Park City Center Companion Loans, all payments and proceeds (of whatever nature) received with respect to the Park City Center Loan and the Park City Center Companion Loans will be paid first, pro rata, between the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to interest due with respect to the Park City Center Loan and Park City Center Pari Passu Loan; second, pro rata, among the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to the principal payments received, if any, with respect to the Park City Center Loan and the Park City Center Pari Passu loan; third, to the holder of the Park City Center AB Companion Loan, in an amount equal to interest due with respect to the Park City Center AB Companion Loan; fourth, to the holder of the Park City Center AB Companion Loan, in an amount equal to the principal payments received, if any, with respect to the Park City Center AB Companion Loan; fifth, pro rata, among the trust, the holder of the Park City Center Pari Passu Loan and the holder of the Park City Center AB Companion Loan, in an amount equal to the Yield Maintenance Charges and Prepayment Premiums, to the extent actually paid, allocable to the Park City Center Whole Loan; sixth, pro rata, among the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to any unreimbursed costs and expenses owing thereto, respectively, and then to the holder of the Park City Center AB Companion Loan, in an amount equal to any unreimbursed costs and expenses owing thereto, up to the amount of such unreimbursed costs and expenses; and seventh, pro rata, to the trust, the holder of the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan, in an amount equal to the unpaid default interest respectively accrued under the Park City Center Loan and each of the Park City Center Companion Loans, to the extent actually paid, allocable to the Park City Center Loan and each of the Park City Center Companion Loans. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing six clauses, such amount will be paid to the trust, the holder of the Park City Center Pari Passu Loan and the holder of the Park City Center AB Companion Loan, based upon their respective outstanding principal balances; provided that if such principal balances are each equal to zero, then based upon the respective initial principal balances thereof.

     Following the occurrence and during the continuance of an event of default with respect to the Park City Center Loan or such mortgage loan becoming a specially serviced mortgage loan pursuant to the Park City Center Intercreditor Agreement, and subject to the holder of the Park City Center AB Companion Loan's right to purchase the Park City Center Loan from the trust, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Park City Center Loan and each of the Park City Center Companion Loans, all payments and proceeds (of whatever nature) on the Park City Center Loan and the Park City Center Companion Loans will be paid first, pro rata, to the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to interest due with respect to the Park City Center Loan and the Park City Center Pari Passu Loan; second, pro rata, to the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to the principal balance of the Park City Center Loan and the Park City Center Pari Passu Loan, until paid in full; third, to the holder of the Park City Center AB Companion Loan in an amount equal to accrued and unpaid interest due with respect to the Park City Center AB Companion Loan; fourth, to the holder of the Park City Center AB Companion Loan, in an amount equal to the principal balance of the Park City Center AB Companion Loan, until paid in full; fifth, pro rata, to the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to any unreimbursed costs and expenses owing thereto, respectively, and then to the holder of the Park City Center AB Companion Loan, in an amount equal to any unreimbursed costs and expenses owing thereto up to the amount of such unreimbursed costs and expenses; sixth, pro rata, to the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to the Yield Maintenance Charges and Prepayment Premiums, to the extent actually paid, allocable to the Park City Center Loan and Park City Center Pari Passu Loan; seventh, pro rata, to the trust and the holder of the Park City Center Pari Passu Loan, in an amount equal to the unpaid default interest respectively accrued under the Park City Center Loan and the Park City Center Pari Passu Loan, to the extent actually paid, allocable to the Park City Center Loan and the Park City Center Pari Passu Loan; eighth, to the holder of the Park City Center AB Companion Loan, in an amount equal to the Yield Maintenance Charges and Prepayment Premiums, to the extent actually paid, allocable to the Park City Center AB Companion Loan; ninth, to the holder of the Park City Center AB Companion Loan, in an amount equal to the unpaid default interest accrued under the Park City Center AB Companion Loan, to the extent actually paid, allocable to the Park City Center AB Companion Loan; and tenth, pro rata, any excess to the trust, the holder of the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan, based upon the respective outstanding principal balances; provided that if the principal balance of the Park City Center AB Companion Loan is equal to zero, then based upon the respective initial principal balances thereof.

     Pursuant to the Meadows Mall Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Meadows Mall Loan and/or the Meadows Mall Companion Loan (subject in each case to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Meadows Mall Loan and the Meadows Mall Companion Loan on a pro rata basis according to their respective principal balances.

     With respect to the Arbors of Pleasant Valley Apartments Loan, pursuant to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Arbors of Pleasant Valley Apartments Loan or related AB Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related AB Companion Loan. Any escrow and reserve payments required in respect of the Arbors of Pleasant Valley Apartments Loan or the related AB Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of the Arbors of Pleasant Valley Apartments Loan or the related AB Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related AB Companion Loan to purchase the Arbors of Pleasant Valley Apartments Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Companion Loan will be subordinated to all payments due on the Arbors of Pleasant Valley Apartments Loan and the amounts with respect to such Loan Pair will be paid first, to the Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the Arbors of Pleasant Valley Apartments Loan; fourth, to the trust, in an amount equal to the principal balance of the Arbors of Pleasant Valley Apartments Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Arbors of Pleasant Valley Apartments Loan; sixth, to the holder of the related AB Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Companion Loan, seventh, to the holder of the related AB Companion Loan, in an amount equal to interest due with respect to the related AB Companion Loan, eighth, to the holder of the related AB Companion Loan, in an amount equal to the principal balance of the related AB Companion Loan until paid in full; ninth, to the holder of the related AB Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Companion Loan; tenth, to the trust and the holder of the related AB Companion Loan, in an amount equal to any unpaid default interest accrued on the Arbors of Pleasant Valley Apartments Loan and related AB Companion Loan, respectively; and eleventh, any excess, to the trust and the holder of the related AB Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related AB Companion Loan is equal to zero, then based upon the initial principal balances.

     Pursuant to the Columbia Corporate Center Intercreditor Agreement, prior to the occurrence of an event of default with respect to the Columbia Corporate Center Loan or such loan becoming a specially serviced mortgage loan as a result of an event of default, an acceleration of the loan or the maturity date of the loan, after payment or reimbursement of any advances (other than P&I advances made by the holder of the related AB Companion Loan), advance interest, Additional Trust Fund Expenses, or other costs, fees or expenses related to or allocable to the Columbia Corporate Center Loan or the related Companion Loan, all payments and proceeds (of whatever nature) received with respect to the Columbia Corporate Center Loan and the related AB Companion Loan will be paid first, to the trust, in an amount equal to interest due with respect to the Columbia Corporate Center Loan; second, to the holder of the related AB Companion Loan, in an amount equal to interest due with respect to such AB Companion Loan; third, to the trust and the holder of the related AB Companion Loan, pro rata (based upon the outstanding principal balance of the Columbia Corporate Center Loan and the related AB Companion Loan), in an amount equal to the principal payments received, if any; fourth, to the trust and the holder of the related AB Companion Loan, pro rata (based upon the outstanding principal balance of the Columbia Corporate Center Loan and the related AB Companion
Loan), in an amount equal to any prepayment premium, to the extent actually paid; fifth, to the trust and the holder of the related AB Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the trust or the holder of the related AB Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses; and sixth, to the trust and the holder of the related AB Companion Loan, pro rata, based upon the default interest respectively accrued under the Columbia AB Corporate Center Loan and the related AB Companion Loan, to the extent actually paid. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing six clauses, such amount will be paid to the trust and the holder of the related Companion Loan on a pro rata basis.

     Following the occurrence and during the continuance of an event of default with respect to the Columbia Corporate Center Loan such loan becoming a specially serviced mortgage loan as a result of an event of default, an acceleration of the loan or the maturity date of the loan pursuant to the Columbia Corporate Center Intercreditor Agreement, and subject to the holder of the related Companion Loan's right to purchase the Columbia Corporate Center Loan from the trust, after payment or reimbursement of any advances (other than P&I advances made by the holder of the Columbia Corporate Center Companion
Loan), advance interest, Additional Trust Fund Expenses, or other costs, fees or expenses related to or allocable to the Columbia Corporate Center Loan, all payments and proceeds (of whatever nature) on the related Companion Loan will be subordinated to all payments due on and the amounts with respect to the Columbia Corporate Center Loan and the related Companion Loan will be paid first, to the trust, in an amount equal to interest due with respect to the Columbia Corporate Center Loan; second, to the trust, in an amount equal to the principal balance of the Columbia Corporate Center Loan until paid in full; third, to the holder of the related Companion Loan, in an amount equal to (a) interest due with respect to the related Companion Loan and (b) all unreimbursed advances made by the holder of the related Companion Loan; fourth, to the holder of the related Companion Loan, in an amount equal to the principal balance of such Companion Loan until paid in full to the trust; fifth, with respect to the Columbia Corporate Center Loan, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Columbia Corporate Center Loan; sixth, with respect to the Columbia Corporate Center Loan, to the trust, in an amount equal to any unpaid default interest accrued on the Columbia Corporate Center Loan; seventh, to the holder of the related Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Companion Loan; eighth, to the holder of the related Companion Loan, in an amount equal to any unpaid default interest accrued on the related Companion Loan; ninth, to the trust and the holder of the related Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and tenth, any excess, to the trust and the holder of the related Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related Companion Loan is equal to zero, then based upon the initial principal balances.

     Pursuant to the Sav-on - Norwalk intercreditor agreement, to the extent described below, the right of the holders of the Sav-on - Norwalk AB Companion Loan to receive payments with respect to such Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Sav-on - Norwalk Loan. All payments and proceeds of the Sav-on - Norwalk Loan and the related AB Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Sav-on - Norwalk Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be applied first, to the trust, in an amount equal to interest due with respect to the Sav-on - Norwalk Loan at the pre-default interest rate thereon; second to the trust, in an amount equal to the portion of any scheduled payments of principal allocable to the Sav-on - Norwalk Loan (including, following acceleration, the full principal balance thereof); third, to fund any applicable reserves under the terms of the Sav-on - Norwalk Loan documents; fourth, to the holder of the Sav-on - Norwalk AB Companion Loan, in an amount equal to amounts then due with respect to the Sav-on - Norwalk AB Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the Sav-on - Norwalk AB Companion Loan, interest due with respect to the Sav-on - Norwalk AB Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related AB Companion Loan); fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Sav-on - Norwalk AB Companion Loan for any outstanding advances made by either such party on the Sav-on - Norwalk Loan or the Sav-on - Norwalk AB Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed; sixth, sequentially to the Sav-on-Norwalk Loan and then the Sav-on - Norwalk AB Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto; seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid), and eighth, to any default interest, first to the default interest accrued on the Sav-on - Norwalk Mortgage Loan and then default interest accrued on the Sav-on - Norwalk AB Companion Loan. Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Sav-on - Norwalk AB Companion Loan, and thereafter will be payable to the trust. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the trust and the holder of the Sav-on - Norwalk AB Companion Loan on a pro rata basis.

     Pursuant to the Villas at Rancho Palos Verdes intercreditor agreement, prior to the occurrence and continuance of an event of default with respect to the Villas at Rancho Palos Verdes Loan, the acceleration of the Villas at Rancho Palos Verdes Loan, the Villas at Rancho Palos Verdes Loan becoming a specially serviced loan as a result of an event of default or the occurrence of the maturity date, after payment or reimbursement of the fees due to the Master Servicer, any Additional Trust Fund Expenses and/or advances or other fees costs or expenses related to or allocable to the Villas at Rancho Palos Verdes Loan or the related Companion Loan, all payments and proceeds (of whatever nature) received with respect to the Villas at Rancho Palos Verdes Loan and the related Companion Loan will be paid first, to the Villas at Rancho Palos Verdes Loan in an amount equal to the accrued and unpaid interest due thereon, second, to the Villas at Rancho Palos Verdes Companion Loan in an amount equal to the accrued and unpaid interest due thereon, third, to the Villas at Rancho Palos Verdes Loan and the Villas at Rancho Palos Verdes Companion Loan, pro rata (based upon their outstanding principal balances), in an amount equal to the principal payments received, fourth, to the Villas at Rancho Palos Verdes Loan and the Villas at Rancho Palos Verdes Companion Loan, pro rata (based upon their outstanding principal balances), in an amount equal to any prepayment premium actually paid, fifth, to the Villas at Rancho Palos Verdes Companion Loan up to the amount of any unreimbursed costs and expenses; and sixth, any excess, pro rata, to the Villas at Rancho Palos Verdes Loan and the Villas at Rancho Palos Verdes Companion Loan based upon their outstanding principal balances.

     After the occurrence of and during the continuance of an event of default with respect to the Villas at Rancho Palos Verdes Loan, the acceleration of the Villas at Rancho Palos Verdes Loan, the Villas at Rancho Palos Verdes Loan becoming a specially serviced loan as a result of an event of default or the occurrence of the maturity date, after payment or reimbursement of the fees due to the Master Servicer, any Additional Trust Fund Expenses and/or advances or other fees costs or expenses related to or allocable to the Villas at Rancho Palos Verdes Loan or the related Companion Loan, all payments and proceeds (of whatever nature) received with respect to the Villas at Rancho Palos Verdes Loan and the related AB Companion Loan will be paid first, to the Villas at Rancho Palos Verdes Loan, in an amount equal to accrued and unpaid interest thereon, second, to the Villas at Rancho Palos Verdes Loan, in an amount equal to the principal balance of the Villas at Rancho Palos Verdes Loan until paid in full, third, to the Villas at Rancho Palos Verdes Loan, in an amount equal to any prepayment premium actually paid, allocable to the Villas at Rancho Palos Verdes Loan, fourth, to the Villas at Rancho Palos Verdes Loan in an amount equal to any default interest accrued thereon, fifth, to the Villas at Rancho Palos Verdes Companion Loan in an amount equal to accrued and unpaid interest thereon, sixth, to the Villas at Rancho Palos Verdes Companion Loan, in an amount equal to the principal balance of the Villas at Rancho Palos Verdes Companion Loan until paid in full, seventh, to the Villas at Rancho Palos Verdes Companion Loan, in an amount equal to any prepayment premium actually paid, allocable to the Villas at Rancho Palos Verdes Companion Loan, eighth, to The Villas at Rancho Palos Verdes Companion Loan in an amount equal to any default interest accrued thereon ninth, to the Villas at Rancho Palos Verdes Companion Loan up to the amount of any unreimbursed costs and expenses, and tenth, any excess, pro rata, to the Villas at Rancho Palos Verdes Loan and the Villas at Rancho Palos Verdes Companion Loan based upon their outstanding principal balances.

     Application of Amounts Paid to Trust. On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such Distribution Date to the extent described in this Prospectus Supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan, and, in the case of the Park City Center Loan, will be applied and distributed in accordance with the 2003-C8 Pooling and Servicing Agreement.

CREDIT LEASE LOANS

     Two (2) of the Mortgage Loans (loan numbers 94 and 104), representing 0.4% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), were underwritten based upon the financial strength of the tenant (each a "Tenant") to which the related Mortgaged Property is leased. With respect to the Credit Lease Loans, the Tenant possesses (or the related parent or other affiliate guarantees the Tenant's lease obligation possesses) the rating indicated in the Credit Lease Loan Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the related lease are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans (other than any Balloon Payment, which is covered by a Residual Value Insurance Policy). The obligations under the related leases (the "Credit Leases") generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property, other than maintenance of the roof, structural and exterior portions of the related Mortgaged Property.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly

Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Residual Value Insurance Policy or a refinancing by the borrower.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (other than any Balloon Payments).

     One (1) of the Credit Lease Loans, representing 0.2% of the Cut-Off Date Pool Balance, which is a Balloon Loan is insured to the extent of the related Balloon Payment through an insurance policy (such policy, a "Residual Value Insurance Policy"). Pursuant to the terms of such Residual Value Insurance Policy, if a default occurs under such Credit Lease Loans and no recovery is available from the related mortgagor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                             CREDIT LEASE LOAN TABLE

                                               CUT-OFF
                                                 DATE      PROPERTY    LEASE    GUARANTOR/   S&P/FITCH
 LOAN NUMBER          PROPERTY NAME            BALANCE       TYPE     TYPE(1)     TENANT     RATING(2)
------------- ----------------------------- ------------- ---------- --------- ------------ ----------
94........... Rite Aid -- Chester NY         $2,496,742     Retail      NN       Rite Aid      B+/NR
104 ......... Rite Aid -- Mountaintop, PA    $1,620,965     Retail      NN       Rite Aid      B+/NR

----------
(1)   "NN" means double net lease.

(2) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by S&P or Fitch.

     In the case of 1 Credit Lease Loan, the related Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property. In the case of 1 Credit Lease Loan, the related Credit Lease provides that the landlord is responsible for all real property taxes and assessments levied against the related Mortgaged Property, and the Tenant will pay as additional rent the actual real estate taxes paid by the landlord for the related Mortgaged Property. In addition, each Credit Lease provides that the related Tenant is responsible for all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property; provided, however, with respect to 1 Credit Lease Loan, the landlord will maintain insurance for Loss of Rents and the Tenant will reimburse the landlord for the reasonable cost thereof .

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the mortgagor may possess certain cure rights.

     In addition, each Credit Lease permits the Tenant, at its own expense, subject to certain conditions, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the related Credit Lease.

     Lease termination rights and rent abatement rights may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). The Credit Leases provide Casualty or Condemnation Rights, Maintenance Rights and Additional Rights ("Double Net Leases"). If the mortgagor defaults in the performance of certain obligations under a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserve and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default). In addition, to the extent the mortgagor fails to fulfill certain obligations under the related Credit Lease, the Tenant is entitled to exercise Additional Rights or Maintenance Rights only after notice to the Master Servicer or the Special Servicer, as applicable, giving the Master Servicer or the Special Servicer, as applicable, an opportunity to cure.

     Credit Leases with respect to the 2 Credit Lease Loans, representing 0.4% of the Cut-Off Date Pool Balance are Double Net Leases.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such mortgagor's obligations thereunder, such mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the mortgagors are expected to be funded from such Monthly Rental Payments and Balloon Payments, if any. Notwithstanding the foregoing, the mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancellable lease enhancement policy (the "Lease Enhancement Policy") issued by Lexington Insurance Company, a member of American International Group, Inc. (the "Enhancement Insurer"), which, as of November 26, 2003, was rated "AAA" by S&P. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, an amount equal to all periodic payments of fixed rent due under the related Credit Lease, in a lump sum or periodically, on the date such payments would have been required of the Tenant under the Credit Lease had it not been terminated. If the Enhancement Insurer pays the Loss of Rents in a lump sum, in no event will the Enhancement Insurer's obligation exceed the outstanding principal balance of the Credit Lease Loan plus accrued, unpaid interest from the date the Enhancement Insurer is obligated to make payment until the date the Loss of Rents is paid in full. If the Enhancement Insurer pays the Loss of Rents in periodic payments, in no event will the Enhancement Insurer's obligation exceed the sum of all periodic payments of fixed rent that would be payable under the Credit Lease, if the Credit Lease had not been terminated, for the period commencing on the date the Credit Lease was terminated and continuing until the stated expiration date of the initial term of the Credit Lease. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than amounts equal to principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking or prohibition against use of the Mortgaged Property by reason of danger to public health, public safety or the environment (other than a taking by condemnation by reason of public health, public safety or the environment).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement. For purposes of numerical and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4 and A-5, such numerical and statistical information excludes any Companion Loan relating to an AB Mortgage Loan. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the Park City Center Loan and the Meadows Mall Loan, such ratios are calculated based upon the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Loan (but excluding the Park City Center AB Companion
Loan). Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement, and under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the prospectus.

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized Group" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

     (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein with respect to 11 Mortgage Loans (loan numbers 7, 10, 11, 15, 16, 20, 22, 30, 32, 37 and 45), representing 15.0% of the Cut-Off Date Pool Balance, where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases or executed extension options supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases or executed lease extension options supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iv) References to "Loan per Sq. Ft., Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.00210%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

       (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                         MORTGAGE LOANS BY PROPERTY TYPE



                                  NUMBER OF      AGGREGATE          % OF          AVERAGE        HIGHEST
                     NUMBER OF    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
   PROPERTY TYPE       LOANS     PROPERTIES       BALANCE       POOL BALANCE      BALANCE        BALANCE
------------------- ----------- ------------ ----------------- -------------- -------------- --------------
Retail ............      47           47      $  556,892,676         48.5%     $11,848,780    $75,912,850
 Retail --
  Anchored ........      38           38         518,477,573         45.1      $13,644,147    $75,912,850
 Retail --
  Unanchored.......       5            5          22,094,725          1.9      $ 4,418,945    $ 8,000,000
 Retail --
  Shadow
  Anchored(3)......       4            4          16,320,379          1.4      $ 4,080,095    $ 5,141,680
Multifamily .......      43           43         317,035,668         27.6      $ 7,372,923    $36,000,000
Office ............       7            7         183,222,012         15.9      $26,174,573    $95,000,000
Mobile Home
 Park .............      13           13          38,688,024          3.4      $ 2,976,002    $ 8,466,075
Mixed Use .........       4            4          32,944,257          2.9      $ 8,236,064    $12,966,670
Self Storage ......       1            1           5,900,000          0.5      $ 5,900,000    $ 5,900,000
Industrial ........       1            1           5,534,874          0.5      $ 5,534,874    $ 5,534,874
Land(4) ...........       1            1           5,000,000          0.4      $ 5,000,000    $ 5,000,000
Parking Garage.....       1            1           3,994,183          0.3      $ 3,994,183    $ 3,994,183
                         --           --      --------------
                        118          118      $1,149,211,695        100.0%     $ 9,739,082    $95,000,000
                        ===          ===      ==============

                                                  WTD. AVG.
                                                    STATED
                                     WTD. AVG.    REMAINING
                       WTD. AVG.        LTV        TERM TO    WTD. AVG.   MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                     CUT-OFF DATE     RATIO AT     MATURITY      DSC        DSC       DSC     OCCUPANCY   MORTGAGE
   PROPERTY TYPE       LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO      RATIO     RATIO     RATE(2)      RATE
------------------- -------------- ------------- ----------- ----------- --------- --------- ----------- ----------
Retail ............       69.1%         58.9%        103     1.62x       1.01x     2.05x         95.2%      5.394%
 Retail --
  Anchored ........       68.7%         58.8%        102     1.64x       1.20x     2.05x         95.1%      5.349%
 Retail --
  Unanchored.......       72.7%         55.1%        108     1.30x       1.01x     1.50x         96.0%      6.161%
 Retail --
  Shadow
  Anchored(3)......       78.3%         66.1%        118     1.42x       1.31x     1.59x         95.1%      5.771%
Multifamily .......       75.4%         65.0%        104     1.38x       1.22x     2.76x         93.0%      5.405%
Office ............       61.6%         56.7%        115     2.09x       1.25x     2.65x         97.0%      5.572%
Mobile Home
 Park .............       73.5%         59.4%         90     1.55x       1.20x     2.33x         76.8%      5.154%
Mixed Use .........       69.4%         57.0%        118     1.59x       1.32x     2.15x         97.4%      5.945%
Self Storage ......       74.3%         62.8%        120     1.23x       1.23x     1.23x         78.8%      5.870%
Industrial ........       71.0%         60.7%        117     1.27x       1.27x     1.27x         90.3%      6.184%
Land(4) ...........       27.9%         27.9%        120     3.73x       3.73x     3.73x        100.0%      5.710%
Parking Garage.....       65.5%         50.7%        119     1.46x       1.46x     1.46x        100.0%      5.950%
                          69.6%         60.1%        106     1.63X       1.01X     3.73X         94.2%      5.442%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(3) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to the anchored property.

(4) Specifically, the fee interest in land, which the ground tenant has improved and leased as an office building. The office building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

                         RANGE OF CUT-OFF DATE BALANCES


          RANGE OF                          AGGREGATE          % OF          AVERAGE
           CUT-OFF             NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      DATE BALANCES ($)       OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ----------------- -------------- --------------
(less than) 2,000,000 ... ..      19     $   26,920,192          2.3%     $ 1,416,852
2,000,001 -- 3,000,000 .....      17         44,214,998          3.8      $ 2,600,882
3,000,001 -- 4,000,000 .....      13         47,399,845          4.1      $ 3,646,142
4,000,001 -- 5,000,000 .....      13         58,599,922          5.1      $ 4,507,686
5,000,001 -- 6,000,000 .....       8         43,442,083          3.8      $ 5,430,260
6,000,001 -- 7,000,000 .....       4         24,951,277          2.2      $ 6,237,819
7,000,001 -- 8,000,000 .....       8         61,601,731          5.4      $ 7,700,216
8,000,001 -- 9,000,000 .....       5         43,016,036          3.7      $ 8,603,207
9,000,001 -- 10,000,000 ....       8         76,930,926          6.7      $ 9,616,366
10,000,001 -- 15,000,000 ...       7         87,844,182          7.6      $12,549,169
15,000,001 -- 20,000,000 ...       3         52,429,357          4.6      $17,476,452
20,000,001 -- 25,000,000 ...       5        113,347,820          9.9      $22,669,564
30,000,001 -- 35,000,000 ...       1         31,966,717          2.8      $31,966,717
35,000,001 -- 40,000,000 ...       1         36,000,000          3.1      $36,000,000
40,000,001 -- 45,000,000 ...       1         43,200,000          3.8      $43,200,000
55,000,001 -- 60,000,000 ...       1         55,768,045          4.9      $55,768,045
60,000,001 -- 65,000,000 ...       1         64,823,816          5.6      $64,823,816
65,000,001 -- 70,000,000 ...       1         65,841,900          5.7      $65,841,900
75,000,001 -- 80,000,000 ...       1         75,912,850          6.6      $75,912,850
80,000,001 (greater than) ..       1         95,000,000          8.3      $95,000,000
                                  --     --------------        -----
                                 118     $1,149,211,695        100.0%     $ 9,739,082
                                 ===     ==============        =====



                                                                                    WTD. AVG.
                                                                                     STATED
                                                                     WTD. AVG.      REMAINING
          RANGE OF                  HIGHEST          WTD. AVG.          LTV          TERM TO      WTD. AVG.     WTD. AVG.
           CUT-OFF               CUT-OFF DATE      CUT-OFF DATE       RATIO AT      MATURITY        DSC         MORTGAGE
      DATE BALANCES ($)             BALANCE          LTV RATIO       MATURITY*       (MOS.)*       RATIO          RATE
----------------------------    ---------------   -------------    ------------   ---------      -----------    ----------
(less than) 2,000,000 ... ..     $ 1,926,148            68.5%           48.4%          101          1.64x         5.632%
2,000,001 -- 3,000,000 .....     $ 2,963,305            74.0%           57.6%          117          1.46x         5.762%
3,000,001 -- 4,000,000 .....     $ 4,000,000            71.8%           59.4%          106          1.44x         5.752%
4,000,001 -- 5,000,000 .....     $ 5,000,000            71.5%           62.1%          110          1.58x         5.831%
5,000,001 -- 6,000,000 .....     $ 5,900,000            72.3%           62.4%          103          1.39x         5.592%
6,000,001 -- 7,000,000 .....     $ 6,300,000            71.8%           60.3%          118          1.33x         5.995%
7,000,001 -- 8,000,000 .....     $ 8,000,000            74.1%           64.1%          103          1.54x         5.613%
8,000,001 -- 9,000,000 .....     $ 8,900,000            76.2%           64.8%           94          1.39x         5.353%
9,000,001 -- 10,000,000 ....     $10,000,000            71.9%           61.6%          106          1.49x         5.653%
10,000,001 -- 15,000,000 ...     $14,976,883            73.1%           61.7%          115          1.38x         5.581%
15,000,001 -- 20,000,000 ...     $18,179,357            79.3%           67.9%          118          1.34x         5.269%
20,000,001 -- 25,000,000 ...     $24,949,094            76.0%           65.9%          105          1.32x         5.572%
30,000,001 -- 35,000,000 ...     $31,966,717            78.8%           66.5%          119          1.31x         5.770%
35,000,001 -- 40,000,000 ...     $36,000,000            70.2%           65.8%           84          1.25x         5.517%
40,000,001 -- 45,000,000 ...     $43,200,000            74.6%           63.0%          120          1.58x         5.850%
55,000,001 -- 60,000,000 ...     $55,768,045            64.2%           53.8%          116          1.74x         5.453%
60,000,001 -- 65,000,000 ...     $64,823,816            62.9%           57.4%           58          2.05x         4.120%
65,000,001 -- 70,000,000 ...     $65,841,900            60.4%           53.3%           82          1.97x         4.736%
75,000,001 -- 80,000,000 ...     $75,912,850            62.0%           51.8%          116          1.97x         5.252%
80,000,001 (greater than) ..     $95,000,000            54.8%           54.8%          119          2.51x         5.420%
                                 $95,000,000            69.6%           60.1%          106          1.63X         5.442%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

                          MORTGAGED PROPERTIES BY STATE



                         NUMBER OF      AGGREGATE          % OF          AVERAGE
                         MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
         STATE          PROPERTIES       BALANCE       POOL BALANCE      BALANCE
---------------------- ------------ ----------------- -------------- --------------
CA ...................       18      $  233,868,495         20.4%     $12,992,694
 Southern(2) .........       14         186,597,584         16.2      $13,328,399
 Northern(2) .........        4          47,270,911          4.1      $11,817,728
FL ...................       11         153,603,015         13.4      $13,963,910
NY ...................       12         141,433,216         12.3      $11,786,101
VA ...................        3         107,280,221          9.3      $35,760,074
PA ...................        3          68,804,249          6.0      $22,934,750
NV ...................        3          62,068,858          5.4      $20,689,619
NC ...................       11          60,640,831          5.3      $ 5,512,803
SC ...................        5          57,060,538          5.0      $11,412,108
NJ ...................        3          39,397,370          3.4      $13,132,457
TX ...................        7          27,134,536          2.4      $ 3,876,362
GA ...................        3          24,714,493          2.2      $ 8,238,164
IL ...................        5          24,298,872          2.1      $ 4,859,774
MD ...................        2          16,960,853          1.5      $ 8,480,427
MA ...................        2          16,201,908          1.4      $ 8,100,954
MI ...................        5          15,851,357          1.4      $ 3,170,271
OH ...................        4          14,988,690          1.3      $ 3,747,172
WA ...................        1          14,976,883          1.3      $14,976,883
AZ ...................        4          14,726,343          1.3      $ 3,681,586
AL ...................        3          11,529,021          1.0      $ 3,843,007
AR ...................        1          10,000,000          0.9      $10,000,000
CO ...................        1           6,273,949          0.5      $ 6,273,949
LA ...................        2           5,729,056          0.5      $ 2,864,528
DC ...................        1           5,000,000          0.4      $ 5,000,000
MO ...................        1           4,392,009          0.4      $ 4,392,009
MN ...................        3           4,181,663          0.4      $ 1,393,888
NM ...................        1           3,300,000          0.3      $ 3,300,000
MS ...................        1           2,250,000          0.2      $ 2,250,000
KY ...................        1           1,360,000          0.1      $ 1,360,000
TN ...................        1           1,185,271          0.1      $ 1,185,271
                             --      --------------        -----
                            118      $1,149,211,695        100.0%     $ 9,739,082
                            ===      ==============        =====



                                                                    WTD. AVG.
                                                                      STATED
                                                       WTD. AVG.    REMAINING
                           HIGHEST       WTD. AVG.        LTV        TERM TO    WTD. AVG.   WTD. AVG.
                        CUT-OFF DATE   CUT-OFF DATE     RATIO AT     MATURITY      DSC      MORTGAGE
         STATE             BALANCE       LTV RATIO    MATURITY(1)   (MOS.)(1)     RATIO       RATE
---------------------- -------------- -------------- ------------- ----------- ----------- ----------
CA ...................  $64,823,816         69.9%         62.9%         87        1.54x      5.294%
 Southern(2) .........  $64,823,816         68.6%         61.5%         88        1.57x      5.198%
 Northern(2) .........  $ 24,600,00         75.2%         68.3%         87        1.43x      5.670%
FL ...................  $75,912,850         68.0%         57.6%        110        1.69x      5.302%
NY ...................  $43,200,000         76.6%         65.3%        108        1.41x      5.710%
VA ...................  $95,000,000         57.3%         56.0%        119        2.39x      5.487%
PA ...................  $65,841,900         60.2%         51.0%         85        1.96x      4.804%
NV ...................  $55,768,045         64.5%         54.3%        114        1.72x      5.460%
NC ...................  $16,250,000         77.3%         65.2%        117        1.35x      5.636%
SC ...................  $18,179,357         77.7%         66.1%        119        1.37x      5.579%
NJ ...................  $24,949,094         65.1%         53.2%        118        1.69x      5.629%
TX ...................  $ 5,141,680         75.4%         62.9%        114        1.46x      5.674%
GA ...................  $13,450,629         73.1%         60.5%        115        1.43x      5.022%
IL ...................  $ 8,451,347         72.9%         59.1%        118        1.46x      5.383%
MD ...................  $12,966,670         64.5%         50.5%        118        1.44x      6.256%
MA ...................  $ 8,900,000         75.3%         66.0%        117        1.47x      5.691%
MI ...................  $ 4,414,552         76.5%         67.6%         90        1.45x      5.398%
OH ...................  $ 8,459,323         78.0%         62.5%        107        1.33x      6.033%
WA ...................  $14,976,883         79.2%         66.9%        107        1.36x      4.970%
AZ ...................  $ 5,581,502         68.3%         61.8%         79        1.59x      5.527%
AL ...................  $ 7,384,932         75.1%         66.8%         87        1.46x      5.717%
AR ...................  $10,000,000         80.0%         71.2%         84        1.37x      5.210%
CO ...................  $ 6,273,949         74.7%         58.2%        117        1.21x      6.070%
LA ...................  $ 2,963,305         77.4%         63.2%         99        1.31x      6.080%
DC ...................  $ 5,000,000         27.9%         27.9%        120        3.73x      5.710%
MO ...................  $ 4,392,009         79.0%         67.2%        118        1.32x      6.030%
MN ...................  $ 2,070,911         66.9%          0.9%        178        1.21x      5.994%
NM ...................  $ 3,300,000         70.2%         45.0%        120        1.40x      5.406%
MS ...................  $ 2,250,000         77.6%         65.3%        120        1.50x      5.728%
KY ...................  $ 1,360,000         78.6%         72.6%         60        1.62x      5.093%
TN ...................  $ 1,185,271         35.1%          0.2%        118        2.02x      5.700%
                        $95,000,000         69.6%         60.1%        106        1.63X      5.442%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                               RANGE OF DSC RATIOS




                                         AGGREGATE          % OF          AVERAGE
                            NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF DSC RATIOS (X)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------- ---------- ----------------- -------------- --------------
1.00 -- 1.04 ............       2     $    4,117,707          0.4%     $ 2,058,853
1.20 -- 1.24 ............      12         74,338,623          6.5      $ 6,194,885
1.25 -- 1.29 ............      10        115,026,785         10.0      $11,502,679
1.30 -- 1.34 ............      20        193,603,204         16.8      $ 9,680,160
1.35 -- 1.39 ............      16        117,739,479         10.2      $ 7,358,717
1.40 -- 1.44 ............      14         91,323,179          7.9      $ 6,523,084
1.45 -- 1.49 ............       5         18,452,252          1.6      $ 3,690,450
1.50 -- 1.54 ............       8         31,480,726          2.7      $ 3,935,091
1.55 -- 1.59 ............       5         65,201,734          5.7      $13,040,347
1.60 -- 1.64 ............       4         16,432,847          1.4      $ 4,108,212
1.65 -- 1.69 ............       2         13,900,000          1.2      $ 6,950,000
1.70 -- 1.74 ............       5         69,462,306          6.0      $13,892,461
1.75 -- 1.79 ............       1          1,464,000          0.1      $ 1,464,000
1.80 -- 1.84 ............       1          1,440,000          0.1      $ 1,440,000
1.95 -- 1.99 ............       2        141,754,750         12.3      $70,877,375
2.00 -- 2.19 ............       5         78,599,253          6.8      $15,719,851
2.30 -- 2.76 ............       5        109,874,849          9.6      $21,974,970
3.70 -- 3.74 ............       1          5,000,000          0.4      $ 5,000,000
                               --     --------------        -----
                              118     $1,149,211,695        100.0%     $ 9,739,082
                              ===     ==============        =====



                                                                           WTD. AVG.
                                                                            STATED
                                                             WTD. AVG.     REMAINING
                               HIGHEST        WTD. AVG.         LTV         TERM TO   WTD. AVG.    WTD. AVG.
                            CUT-OFF DATE    CUT-OFF DATE      RATIO AT     MATURITY      DSC       MORTGAGE
 RANGE OF DSC RATIOS (X)       BALANCE        LTV RATIO      MATURITY*      (MOS.)*     RATIO        RATE
-------------------------  --------------  --------------   -----------   ---------- -----------  ----------
1.00 -- 1.04 ............   $ 2,496,742          82.1%          20.1%         177    1.01x           7.341%
1.20 -- 1.24 ............   $16,250,000          76.8%          61.6%         121    1.22x           5.715%
1.25 -- 1.29 ............   $36,000,000          74.2%          66.8%          91    1.26x           5.743%
1.30 -- 1.34 ............   $31,966,717          75.1%          63.7%         114    1.32x           5.690%
1.35 -- 1.39 ............   $24,949,094          77.5%          66.5%         106    1.36x           5.606%
1.40 -- 1.44 ............   $18,179,357          74.2%          62.5%         109    1.42x           5.578%
1.45 -- 1.49 ............   $ 7,275,000          73.8%          61.6%         113    1.46x           5.609%
1.50 -- 1.54 ............   $ 7,891,892          76.4%          67.1%          94    1.51x           5.548%
1.55 -- 1.59 ............   $43,200,000          74.2%          62.5%         119    1.58x           5.722%
1.60 -- 1.64 ............   $ 8,466,075          78.1%          70.7%          65    1.63x           4.474%
1.65 -- 1.69 ............   $12,800,000          66.5%          59.7%         102    1.66x           5.532%
1.70 -- 1.74 ............   $55,768,045          65.3%          54.9%         112    1.74x           5.343%
1.75 -- 1.79 ............   $ 1,464,000          80.0%          73.9%          60    1.78x           5.093%
1.80 -- 1.84 ............   $ 1,440,000          71.1%          65.7%          60    1.80x           5.093%
1.95 -- 1.99 ............   $75,912,850          61.2%          52.5%         100    1.97x           5.012%
2.00 -- 2.19 ............   $64,823,816          62.2%          55.0%          70    2.06x           4.360%
2.30 -- 2.76 ............   $95,000,000          52.1%          50.6%         118    2.52x           5.447%
3.70 -- 3.74 ............   $ 5,000,000          27.9%          27.9%         120    3.73x           5.710%
                            $95,000,000          69.6%          60.1%         106    1.63X           5.442%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

                    RANGE OF LTV RATIOS AS THE CUT-OFF DATE




                                          AGGREGATE           % OF           AVERAGE
  RANGE OF CUT-OFF LTV      NUMBER       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
       RATIOS (%)          OF LOANS        BALANCE        POOL BALANCE       BALANCE
------------------------  ----------  -----------------  --------------  --------------
20.01 -- 25.00 .........        1      $    1,341,383           0.1%      $ 1,341,383
25.01 -- 30.00 .........        1           5,000,000           0.4       $ 5,000,000
30.01 -- 35.00 .........        1           9,960,842           0.9       $ 9,960,842
35.01 -- 40.00 .........        1           1,185,271           0.1       $ 1,185,271
40.01 -- 50.00 .........        3           6,824,780           0.6       $ 2,274,927
50.01 -- 55.00 .........        2          96,346,767           8.4       $48,173,383
60.01 -- 65.00 .........        7         299,589,467          26.1       $42,798,495
65.01 -- 70.00 .........       16          70,309,241           6.1       $ 4,394,328
70.01 -- 75.00 .........       32         251,300,827          21.9       $ 7,853,151
75.01 -- 80.24 .........       52         403,235,410          35.1       $ 7,754,527
81.01 -- 82.81 .........        2           4,117,707           0.4       $ 2,058,853
                               --      --------------         -----
                              118      $1,149,211,695         100.0%      $ 9,739,082
                              ===      ==============         =====



                                                                           WTD. AVG.
                                                                              STATED
                                                                           REMAINING
                              HIGHEST        WTD. AVG.       WTD. AVG.      TERM TO       WTD. AVG.   WTD. AVG.
  RANGE OF CUT-OFF LTV     CUT-OFF DATE    CUT-OFF DATE      LTV RATIO     MATURITY          DSC      MORTGAGE
       RATIOS (%)             BALANCE        LTV RATIO     AT MATURITY*     (MOS.)*         RATIO       RATE
------------------------  --------------  --------------  --------------  ----------     ----------- ----------
20.01 -- 25.00 .........   $ 1,341,383        24.6%             0.1%          119            2.54x      5.166%
25.01 -- 30.00 .........   $ 5,000,000        27.9%            27.9%          120            3.73x      5.710%
30.01 -- 35.00 .........   $ 9,960,842        32.7%            21.8%          118            2.65x      5.730%
35.01 -- 40.00 .........   $ 1,185,271        35.1%             0.2%          118            2.02x      5.700%
40.01 -- 50.00 .........   $ 3,252,156        43.6%            33.6%          107            2.27x      5.365%
50.01 -- 55.00 .........   $95,000,000        54.7%            54.5%          120            2.50x      5.426%
60.01 -- 65.00 .........   $75,912,850        62.5%            53.8%           96            1.87x      4.984%
65.01 -- 70.00 .........   $12,800,000        67.9%            54.1%          114            1.46x      5.654%
70.01 -- 75.00 .........   $43,200,000        72.8%            62.8%          106            1.42x      5.673%
75.01 -- 80.24 .........   $31,966,717        78.9%            67.9%          107            1.35x      5.578%
81.01 -- 82.81 .........   $ 2,496,742        82.1%            20.1%          177            1.01x      7.341%
                           $95,000,000        69.6%            60.1%          106            1.63X      5.442%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

                  RANGE OF LTV RATIOS AS OF THE MATURITY DATE




                                            AGGREGATE          % OF          AVERAGE
 RANGE OF MATURITY DATE LTV    NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
         RATIOS (%)           OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ----------------- -------------- --------------
0.00 -- 5.00 ...............       6     $    8,329,282          0.7%     $ 1,388,214
20.01 -- 30.00 .............       3         18,212,998          1.6      $ 6,070,999
30.01 -- 40.00 .............       3          6,141,132          0.5      $ 2,047,044
40.01 -- 50.00 .............       3          6,151,853          0.5      $ 2,050,618
50.01 -- 55.00 .............       9        342,644,182         29.8      $38,071,576
55.01 -- 60.00 .............      16        158,248,369         13.8      $ 9,890,523
60.01 -- 65.00 .............      30        201,006,161         17.5      $ 6,700,205
65.01 -- 70.00 .............      31        303,155,303         26.4      $ 9,779,203
70.01 -- 75.00 .............      16         80,722,414          7.0      $ 5,045,151
75.01 -- 80.00 .............       1         24,600,000          2.1      $24,600,000
                                  --     --------------        -----
                                 118     $1,149,211,695        100.0%     $ 9,739,082
                                 ===     ==============        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
                                 HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
 RANGE OF MATURITY DATE LTV   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
         RATIOS (%)              BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0.00 -- 5.00 ...............  $ 2,070,911         58.3%          0.5%         160       1.50x       6.063%
20.01 -- 30.00 .............  $ 9,960,842         32.8%         24.2%         118       2.84x       5.639%
30.01 -- 40.00 .............  $ 2,496,742         62.2%         35.4%         155       1.73x       6.459%
40.01 -- 50.00 .............  $ 3,300,000         65.0%         44.8%         107       1.65x       5.474%
50.01 -- 55.00 .............  $95,000,000         60.5%         53.3%         110       1.99x       5.307%
55.01 -- 60.00 .............  $64,823,816         67.2%         58.0%          91       1.71x       4.969%
60.01 -- 65.00 .............  $43,200,000         74.3%         62.9%         115       1.43x       5.845%
65.01 -- 70.00 .............  $36,000,000         77.4%         67.1%         108       1.33x       5.582%
70.01 -- 75.00 .............  $18,000,000         79.5%         71.7%          83       1.42x       5.205%
75.01 -- 80.00 .............  $24,600,000         79.1%         75.9%          59       1.25x       5.530%
                              $95,000,000         69.6%         60.1%         106       1.63X       5.442%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

                 RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE




                                        AGGREGATE          % OF          AVERAGE
        RANGE OF           NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   MORTGAGE RATES (%)     OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------ ---------- ----------------- -------------- --------------
4.120 -- 5.249 .........      28     $  266,086,822         23.2%     $ 9,503,101
5.250 -- 5.499 .........      13        299,938,764         26.1      $23,072,213
5.500 -- 5.749 .........      17        207,823,460         18.1      $12,224,909
5.750 -- 5.999 .........      28        230,014,972         20.0      $ 8,214,820
6.000 -- 6.249 .........      23        104,691,261          9.1      $ 4,551,794
6.250 -- 6.499 .........       5         31,783,896          2.8      $ 6,356,779
6.500 -- 6.749 .........       2          4,754,813          0.4      $ 2,377,406
7.250 -- 7.499 .........       2          4,117,707          0.4      $ 2,058,853
                              --     --------------        -----
                             118     $1,149,211,695        100.0%     $ 9,739,082
                             ===     ==============        =====



                                                                         WTD. AVG.
                                                                             STATED
                                                                          REMAINING
                              HIGHEST        WTD. AVG.       WTD. AVG.     TERM TO     WTD. AVG.   WTD. AVG.
        RANGE OF           CUT-OFF DATE    CUT-OFF DATE      LTV RATIO    MATURITY        DSC      MORTGAGE
   MORTGAGE RATES (%)         BALANCE        LTV RATIO     AT MATURITY*    (MOS.)*       RATIO       RATE
------------------------  --------------  --------------  -------------- ----------   ----------- ----------
4.120 -- 5.249 .........   $65,841,900          68.5%           60.6%         79         1.73x     4.655%
5.250 -- 5.499 .........   $95,000,000          62.4%           55.0%        115         1.97x     5.367%
5.500 -- 5.749 .........   $36,000,000          71.6%           63.4%        101         1.50x     5.575%
5.750 -- 5.999 .........   $43,200,000          75.6%           63.1%        120         1.39x     5.854%
6.000 -- 6.249 .........   $11,500,000          75.3%           61.9%        116         1.32x     6.096%
6.250 -- 6.499 .........   $12,966,670          70.2%           58.3%        118         1.36x     6.322%
6.500 -- 6.749 .........   $ 3,007,628          69.6%           60.2%        117         1.37x     6.638%
7.250 -- 7.499 .........   $ 2,496,742          82.1%           20.1%        177         1.01x     7.341%
                           $95,000,000          69.6%           60.1%        106         1.63X     5.442%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             AS OF THE CUT-OFF DATE


 RANGE OF ORIGINAL TERMS TO                 AGGREGATE          % OF          AVERAGE
   MATURITY OR ANTICIPATED     NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   REPAYMENT DATE (MONTHS)    OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ----------------- -------------- --------------
0 -- 60 ....................      23     $  174,111,237         15.2%     $ 7,570,054
61 -- 84 ...................       4        114,316,680          9.9      $28,579,170
85 -- 108 ..................       6         38,741,110          3.4      $ 6,456,852
109 -- 120 .................      79        812,396,532         70.7      $10,283,500
169 -- 180 .................       4          5,528,430          0.5      $ 1,382,107
229 -- 240 .................       2          4,117,707          0.4      $ 2,058,853
                                  --     --------------        -----
                                 118     $1,149,211,695        100.0%     $ 9,739,082
                                 ===     ==============        =====



                                                                              WTD. AVG.
                                                                               STATED
                                                                              REMAINING
 RANGE OF ORIGINAL TERMS TO      HIGHEST        WTD. AVG.       WTD. AVG.      TERM TO     WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE    CUT-OFF DATE      LTV RATIO     MATURITY        DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE        LTV RATIO     AT MATURITY*     (MOS.)*       RATIO       RATE
---------------------------- --------------  --------------  --------------  ----------   ----------- ----------
0 -- 60 ....................  $64,823,816          71.1%           65.9%          58         1.66x       4.761%
61 -- 84 ...................  $65,841,900          65.6%           59.2%          83         1.68x       5.037%
85 -- 108 ..................  $14,976,883          74.5%           63.4%         104         1.45x       5.482%
109 -- 120 .................  $95,000,000          69.6%           59.3%         118         1.63x       5.631%
169 -- 180 .................  $ 2,070,911          63.3%            9.0%         178         1.41x       5.954%
229 -- 240 .................  $ 2,496,742          82.1%           20.1%         177         1.01x       7.341%
                              $95,000,000          69.6%           60.1%         106         1.63X       5.442%

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                               AS THE CUT-OFF DATE




 RANGE OF REMAINING TERMS TO                   AGGREGATE           % OF           AVERAGE
   MATURITY OR ANTICIPATED       NUMBER       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      OF LOANS        BALANCE        POOL BALANCE       BALANCE
-----------------------------  ----------  -----------------  --------------  --------------
0 -- 60 .....................       23      $  174,111,237          15.2%      $ 7,570,054
61 -- 84 ....................        4         114,316,680           9.9       $28,579,170
85 -- 108 ...................        6          38,741,110           3.4       $ 6,456,852
109 -- 120 ..................       79         812,396,532          70.7       $10,283,500
169 -- 180 ..................        6           9,646,137           0.8       $ 1,607,689
                                    --      --------------         -----
                                   118      $1,149,211,695         100.0%      $ 9,739,082
                                   ===      ==============         =====



                                                                                WTD. AVG.
                                                                                 STATED
                                                                                REMAINING
 RANGE OF REMAINING TERMS TO       HIGHEST        WTD. AVG.       WTD. AVG.      TERM TO     WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED      CUT-OFF DATE    CUT-OFF DATE      LTV RATIO     MATURITY        DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)         BALANCE        LTV RATIO     AT MATURITY*     (MOS.)*       RATIO       RATE
-----------------------------  --------------  --------------  --------------  ----------   ----------- ----------
0 -- 60 .....................   $64,823,816          71.1%           65.9%          58         1.66x      4.761%
61 -- 84 ....................   $65,841,900          65.6%           59.2%          83         1.68x      5.037%
85 -- 108 ...................   $14,976,883          74.5%           63.4%         104         1.45x      5.482%
109 -- 120 ..................   $95,000,000          69.6%           59.3%         118         1.63x      5.631%
169 -- 180 ..................   $ 2,496,742          71.3%           13.7%         178         1.24x      6.546%
                                $95,000,000          69.6%           60.1%         106         1.63X      5.442%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans

                      RANGE OF REMAINING AMORTIZATION TERMS
                             AS OF THE CUT-OFF DATE




   RANGE OF REMAINING                  AGGREGATE          % OF          AVERAGE
      AMORTIZATION        NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   TERMS (MONTHS)(1)     OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------- ---------- ----------------- -------------- --------------
85 -- 120 .............       2     $    2,526,654          0.2%     $ 1,263,327
145 -- 180 ............       4          5,802,628          0.5      $ 1,450,657
229 -- 264 ............       4         10,625,751          0.9      $ 2,656,438
265 -- 300 ............      11         57,929,135          5.0      $ 5,266,285
301 -- 348 ............       2         23,146,767          2.0      $11,573,383
349 -- 360 ............      92        939,219,918         81.7      $10,208,912
Interest only .........       2        100,000,000          8.7      $50,000,000
                             --     --------------        -----
Variable ..............       1          9,960,842          0.9      $ 9,960,842
                            118     $1,149,211,695        100.0%     $ 9,739,082
                            ===     ==============        =====



                                                                        WTD. AVG.
                                                                          STATED
                                                                        REMAINING
   RANGE OF REMAINING       HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
      AMORTIZATION       CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
   TERMS (MONTHS)(1)        BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
----------------------- -------------- -------------- ---------------- ----------- ----------- ----------
85 -- 120 .............  $ 1,341,383         29.5%           0.2%         118         2.30x      5.417%
145 -- 180 ............  $ 2,070,911         70.9%           0.7%         178         1.16x      6.345%
229 -- 264 ............  $ 3,300,000         63.9%          36.5%         132         1.48x      5.931%
265 -- 300 ............  $12,966,670         72.2%          56.3%         114         1.33x      6.079%
301 -- 348 ............  $21,800,000         78.3%          65.6%         123         1.36x      5.599%
349 -- 360 ............  $75,912,850         71.5%          62.1%         102         1.55x      5.386%
Interest only .........  $95,000,000         53.4%          53.4%         119         2.57x      5.435%
Variable ..............  $ 9,960,842         32.7%          21.8%         118         2.65x      5.730%
                         $95,000,000         69.6%          60.1%         106         1.63X      5.442%

-------
The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans and variable loans) is 352 months.


(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which is in interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans

                                AMORTIZATION TYPE




                                            AGGREGATE          % OF          AVERAGE
                               NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPE       OF LOANS       BALANCE       POOL BALANCE      BALANCE
---------------------------- ---------- ----------------- -------------- --------------
Amortizing Balloon .........      88     $  762,920,310         66.4%     $ 8,669,549
Interest-only, Amortizing
 Balloon(2) ................       6        113,750,000          9.9      $18,958,333
Amortizing ARD .............      10         95,051,261          8.3      $ 9,505,126
Interest-only, ARD .........       1         95,000,000          8.3      $95,000,000
Interest-only, Amortizing
 ARD(2) ....................       5         59,200,000          5.2      $11,840,000
Various ....................       1          9,960,842          0.9      $ 9,960,842
Fully Amortizing ...........       6          8,329,282          0.7      $ 1,388,214
Non-Amortizing .............       1          5,000,000          0.4      $ 5,000,000
                                  --     --------------        -----
                                 118     $1,149,211,695        100.0%     $ 9,739,082
                                 ===     ==============        =====

                                                                             WTD. AVG.
                                                                               STATED
                                                                             REMAINING
                                 HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                              CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPE          BALANCE       LTV RATIO    AT MATURITY(1)   (MOS.)(1)     RATIO       RATE
---------------------------- -------------- -------------- ---------------- ----------- ----------- ----------
Amortizing Balloon .........  $75,912,850         70.4%           60.0%         103        1.60x      5.349%
Interest-only, Amortizing
 Balloon(2) ................  $36,000,000         75.0%           66.7%         106        1.33x      5.455%
Amortizing ARD .............  $31,966,717         74.7%           61.6%         119        1.39x      5.953%
Interest-only, ARD .........  $95,000,000         54.8%           54.8%         119        2.51x      5.420%
Interest-only, Amortizing
 ARD(2) ....................  $24,600,000         77.1%           70.9%          86        1.24x      5.684%
Various ....................  $ 9,960,842         32.7%           21.8%         118        2.65x      5.730%
Fully Amortizing ...........  $ 2,070,911         58.3%            0.5%         160        1.50x      6.063%
Non-Amortizing .............  $ 5,000,000         27.9%           27.9%         120        3.73x      5.710%
                              $95,000,000         69.6%           60.1%         106        1.63X      5.442%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest-only for a period of 11 to 36 months from origination prior to the commencement of payments of principal and interest.

                          RANGE OF OCCUPANCY RATES(1)


                                              AGGREGATE          % OF          AVERAGE
                                 NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF OCCUPANCY RATES (%)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------------ ---------- ----------------- -------------- --------------
35.00 -- 39.99 ...............       1     $    8,466,075          0.7%     $ 8,466,075
65.00 -- 69.99 ...............       1          4,223,078          0.4      $ 4,223,078
70.00 -- 74.99 ...............       2         25,779,381          2.2      $12,889,691
75.00 -- 79.99 ...............       3         19,373,394          1.7      $ 6,457,798
80.00 -- 84.99 ...............       1          4,487,434          0.4      $ 4,487,434
85.00 -- 89.99 ...............       9        125,772,743         10.9      $13,974,749
90.00 -- 94.99 ...............      29        240,638,280         20.9      $ 8,297,872
95.00 -- 99.99 ...............      33        462,887,944         40.3      $14,026,907
100.00 -- 100.00 .............      39        257,583,366         22.4      $ 6,604,702
                                    --     --------------        -----
                                   118     $1,149,211,695        100.0%     $ 9,739,082
                                   ===     ==============        =====



                                                                               WTD. AVG.
                                                                                 STATED
                                                                               REMAINING
                                   HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
 RANGE OF OCCUPANCY RATES (%)      BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
------------------------------ -------------- -------------- ---------------- ----------- ----------- ----------
35.00 -- 39.99 ...............  $ 8,466,075         79.3%           72.7%          57        1.63x       4.300%
65.00 -- 69.99 ...............  $ 4,223,078         77.6%           71.1%          57        1.63x       4.300%
70.00 -- 74.99 ...............  $21,779,381         66.3%           56.6%         107        1.34x       5.389%
75.00 -- 79.99 ...............  $ 7,891,892         74.3%           64.5%         101        1.42x       5.682%
80.00 -- 84.99 ...............  $ 4,487,434         73.6%           62.7%         117        1.36x       6.070%
85.00 -- 89.99 ...............  $64,823,816         67.6%           59.7%          84        1.75x       4.672%
90.00 -- 94.99 ...............  $43,200,000         75.2%           65.0%         105        1.39x       5.637%
95.00 -- 99.99 ...............  $75,912,850         70.1%           59.9%         106        1.61x       5.402%
100.00 -- 100.00 .............  $95,000,000         64.1%           55.2%         119        1.89x       5.742%
                                $95,000,000         69.6%           60.1%         106        1.63X       5.442%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance.


                                         NUMBER OF
                                         MORTGAGE                     % OF
                                          LOANS/                    CUT-OFF
                             MORTGAGE    NUMBER OF      CUT-OFF       DATE
                               LOAN      MORTGAGED       DATE         POOL
         LOAN NAME            SELLER    PROPERTIES      BALANCE     BALANCE
-------------------------- ----------- ------------ -------------- ---------
TSA Office Building ...... Wachovia        1/1       $ 95,000,000      8.3%
West Oaks Mall ........... ABN AMRO        1/1         75,912,850      6.6
Park City Center ......... Eurohypo        1/1         65,841,900      5.7
Chula Vista Center ....... Eurohypo        1/1         64,823,816      5.6
Meadows Mall ............. ABN AMRO        1/1         55,768,045      4.9
2 Rector Street .......... Wachovia        1/1         43,200,000      3.8
Villas at Rancho Palos
 Verdes .................. Wachovia        1/1         36,000,000      3.1
Spring Valley Market
 Place ................... Wachovia        1/1         31,966,717      2.8
Chester Springs
 Shopping Center ......... Citigroup       1/1         24,949,094      2.2
T.J. Maxx Plaza .......... Wachovia        1/1         24,600,000      2.1
                                          -----      ------------     ----
SUBTOTAL/WTD. AVG. .......                10/10      $518,062,421     45.1%
                                          =====      ============     ====
Bellamay Grand ........... LaSalle         1/1       $ 21,800,000      1.9%
Bellair Plaza ............ Citigroup       1/1         21,779,381      1.9
Miller Place Shopping
 Center .................. Citigroup       1/1         20,219,345      1.8
Birkdale Commons ......... LaSalle         1/1         18,179,357      1.6
Atlantic Palms ........... LaSalle         1/1         18,000,000      1.6
Pavilion Crossings I ..... Wachovia        1/1         16,250,000      1.4
Adagio Apartments ........ Citigroup       1/1         14,976,883      1.3
Autumn Brook
 Apartments .............. Wachovia        1/1         13,450,629      1.2
Rolling Road Commerce
 Center & Mini
 Storage ................. Wachovia        1/1         12,966,670      1.1
                                          -----      ------------     ----
Penn Station Studios ..... Citigroup       1/1         12,800,000      1.1
SUBTOTAL/WTD. AVG. .......                10/10      $170,422,265     14.8%
                                          =====      ============     ====
TOTAL/WTD. AVG. ..........                20/20      $688,484,686     59.9%
                                          =====      ============     ====



                                                                                                    WEIGHTED
                                                               LOAN                  WEIGHTED       AVERAGE      WEIGHTED
                                                             BALANCE    WEIGHTED      AVERAGE      LTV RATIO     AVERAGE
                                       PROPERTY              PER SF/     AVERAGE   CUT-OFF DATE   AT MATURITY    MORTGAGE
         LOAN NAME                       TYPE                  UNIT       DSCR       LTV RATIO       OR ARD        RATE
-------------------------- ------------------------------- ----------- ---------- -------------- ------------- -----------
TSA Office Building ...... Office - Suburban                $    193     2.51x        54.8%         54.8%        5.420%
West Oaks Mall ........... Retail - Anchored                $    177     1.97x        62.0%         51.8%        5.252%
Park City Center ......... Retail - Anchored                $     96     1.97x        60.4%         53.3%        4.736%
Chula Vista Center ....... Retail - Anchored                $    357     2.05x        62.9%         57.4%        4.120%
Meadows Mall ............. Retail - Anchored                $    179     1.74x        64.2%         53.8%        5.453%
2 Rector Street .......... Office - CBD                     $    104     1.58x        74.6%         63.0%        5.850%
Villas at Rancho Palos
 Verdes .................. Multifamily - Conventional       $167,442     1.25x        70.2%         65.8%        5.517%
Spring Valley Market
 Place ................... Retail - Anchored                $    155     1.31x        78.8%         66.5%        5.770%
Chester Springs
 Shopping Center ......... Retail - Anchored                $    111     1.37x        76.5%         64.1%        5.510%
T.J. Maxx Plaza .......... Retail - Anchored                $    194     1.25x        79.1%         75.9%        5.530%
SUBTOTAL/WTD. AVG. .......                                               1.87X        65.0%         58.0%        5.223%
Bellamay Grand ........... Multifamily - Conventional       $ 60,556     1.32x        79.9%         67.6%        5.585%
Bellair Plaza ............ Retail - Anchored                $     63     1.33x        63.8%         53.4%        5.400%
Miller Place Shopping
 Center .................. Retail - Anchored                $    211     1.35x        80.2%         67.9%        5.870%
Birkdale Commons ......... Multifamily - Conventional       $ 58,267     1.43x        79.0%         65.7%        5.310%
Atlantic Palms ........... Multifamily - Conventional       $ 57,692     1.34x        80.0%         70.0%        5.560%
Pavilion Crossings I ..... Multifamily - Conventional       $ 56,424     1.23x        78.9%         68.1%        4.900%
Adagio Apartments ........ Multifamily - Conventional       $ 74,884     1.36x        79.2%         66.9%        4.970%
Autumn Brook
 Apartments .............. Multifamily - Conventional       $ 44,539     1.31x        70.4%         57.6%        4.750%
Rolling Road Commerce
 Center & Mini
 Storage ................. Mixed Use - Flex/Self Storage    $     56     1.44x        64.2%         50.4%        6.350%
Penn Station Studios ..... Office - Suburban                $    170     1.66x        66.3%         59.4%        5.570%
SUBTOTAL/WTD. AVG. .......                                               1.37X        74.7%         63.1%        5.435%
TOTAL/WTD. AVG. ..........                                               1.74X        67.4%         59.3%        5.275%

TSA Office Building

     The Loan. The Mortgage Loan (the "TSA Office Building Loan") is secured by a first mortgage encumbering the borrower's fee interest in an office building located in Arlington, Virginia. The TSA Office Building Loan represents approximately 8.3% of the Cut-Off Date Pool Balance. The TSA Office Building Loan was originated on November 5, 2003 and has a principal balance as of the Cut-Off Date of $95,000,000. The TSA Office Building Loan provides for interest-only payments for the length of the loan term.

     The TSA Office Building Loan has a remaining term of 119 months to its anticipated repayment date of November 11, 2013. The TSA Office Building Loan may be prepaid on or after September 11, 2013 and permits defeasance with United States government obligations beginning four years after the first payment date.

     The Borrower. The borrower is CNLR DC Acquisitions I, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the TSA Office Building Loan. The sponsor is Commercial Net Lease Realty, Inc. Commercial Net Lease Realty ("CNL") invests in high quality, single-tenant retail, office and industrial properties subject to long-term, net leases with established tenants, such as Barnes & Noble, Best Buy, Eckerd, OfficeMax, Wal-Mart and the United States of America. As of September 30, 2003, CNL owned, either directly or through investment interests, 348 properties in 39 states with a gross leasable area of approximately 7.4 million square feet.

     The Property. The Mortgaged Property is an approximately 491,126 square foot office building situated on approximately 4.9 acres. The Mortgaged Property was constructed in 1982. The Mortgaged Property is located in

Arlington, Virginia, within the Washington-Baltimore, DC-MD-VA-WV metropolitan statistical area. As of October 31, 2003, the occupancy rate for the Mortgaged Property securing the TSA Office Building Loan was approximately 100.0%.

     The single tenant is the Transportation Security Administration of the United States of America ("USA") occupying approximately 491,126 square feet, or approximately 100.0% of the net rentable area. The USA leases the Mortgaged Property to serve as the headquarters of the Transportation Security Administration. The Transportation Security Administration provides security for the nation's transportation industry. The USA lease expires in February 2014. As of November 24, 2003, the USA was rated "Aaa" (Moody's), "AAA"(S&P) and "AAA"(Fitch).

     Pursuant to the lease of the TSA Office Building, the borrower was required to deliver the property to the tenant in three phases and if the borrower did not meet the required delivery dates, the tenant was permitted to terminate the lease. Pursuant to the lease, the borrower was required to deliver all space by March 2004. As of September 1, 2003 approximately 173,172 square feet of space has not yet been delivered. Pursuant to a Supplemental Lease Agreement, dated December 3, 2003, the tenant has waived its right to terminate the lease for a failure to deliver the space in accordance with the original schedule and the borrower and the tenant are finalizing a new delivery schedule. However, the lender required a $1.5 million letter of credit to be posted which will only be released once the tenant has taken occupancy of phase 3 and is paying full unabated rent. See "RISK FACTORS--Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk" in this prospectus supplement.

     The following table presents information relating to the major tenant at the Mortgaged Property:



                                                        % OF NET                                     % OF
                      RATINGS          NET RENTABLE     RENTABLE      ACTUAL                        ACTUAL      DATE OF LEASE
TENANT           MOODY'S/S&P/FITCH       AREA (SF)        AREA       RENT PSF     ACTUAL RENT        RENT        EXPIRATION
-------------   -------------------   --------------   ----------   ----------   -------------   -----------   --------------
USA .........   Aaa / AAA / AAA       491,126             100.0%     $ 34.75      $17,066,629        100.0%    February 2014

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:



                                   WA BASE                                   CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING        ROLLING       ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   -----------   ----------   -------------   --------------   -------------   ----------------
2014 .........   1                 $ 34.75     491,126           100.0%          100.0%           100.0%           100.0%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents do not require escrows. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of November 11, 2013, if the TSA Office Building Loan is not repaid in full, the TSA Office Building Loan enters into a hyper-amortization period through November 11, 2033. The interest rate applicable to the TSA Office Building Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate as specified in the loan documents.

     Management. Spaulding and Slye LLC ("Spaulding & Slye")is the property manager for the Mortgaged Property securing the TSA OfficeBuilding Loan. Spaulding & Slye manages approximately 16.6 million square feet of commercial space.


West Oaks Mall

     The Loan. The Mortgage Loan (the "West Oaks Mall Loan") is secured by a first mortgage encumbering the borrower's fee interest in the in-line component of a regional mall located in Ocoee, Florida, commonly known as the West Oaks Mall. The West Oaks Mall Loan represents approximately 6.6% of the Cut-Off Date Pool Balance. The West Oaks Mall Loan was originated on October 24, 2003, and has a principal balance as of the Cut-Off Date of $75,912,850.

     The West Oaks Mall Loan has a remaining term of 116 months and matures on August 1, 2013. The West Oaks Mall Loan may be prepaid on or after May 1, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is West Oaks Mall Trust, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the West Oaks Mall Loan. The sponsor of the borrower is GGP/Homart, Inc. GGP/Homart, Inc. is owned 50% by the New York State Common Retirement Fund ("NYSCRF") and 50% by GGP Limited Partnership and has approximately 118 preferred non-voting stockholders. General Growth Properties, Inc. ("General Growth") is a self-administered and self-managed publicly traded real estate investment trust rated "Ba3" (Moody's), "BBB-" (S&P) and "BB" (Fitch). General Growth owns, leases, manages, acquires and develops regional shopping malls and single tenant retail properties in the United States. General Growth and its affiliates currently have interests in approximately 150 properties in 41 states, totaling approximately 146 million square feet. As of December 31, 2002, the value of the NYSCRF was $98.7 billion.

     The Property. The Mortgaged Property is approximately 429,318 square feet of an approximately 1,072,800 square foot regional mall situated on approximately 129.0 acres. The Mortgaged Property was constructed in 1996 and is located in Ocoee, Florida, within the Orlando metropolitan statistical area. As of October 1, 2003, the occupancy rate for the Mortgaged Property securing the West Oaks Mall Loan was approximately 96.4%.

     The West Oaks Mall is anchored by Sears, Dillard's, JCPenney and Parisian (a division of Sak's, Inc.), none of which are part of the collateral. The largest tenant is American Multi-Cinema, Inc., doing business as AMC Theatres ("AMC") occupying approximately 57,274 square feet, or approximately 13.3% of the net rentable area. As of November 29, 2003, AMC was rated "Caa1" (Moody's) and "B" (S&P). The AMC lease expires in March 2017. The second largest tenant is Toys "R" Us -- Delaware, Inc. ("Toys "R" Us"), occupying approximately 30,347 square feet, or approximately 7.1% of the net rentable area. As of November 25, 2003, Toys "R" Us was rated "Baa3" (Moody's), "BBB-" (S&P) and "BB+" (Fitch). The Toys "R" Us lease expires in January 2013. The third largest tenant is Ocoee Properties Limited Partnership, doing business as Borders Books & Music ("Borders"), occupying approximately 25,000 square feet, or approximately 5.8% of the net rentable area. The Borders lease expires in January 2018.

     The following table presents information relating to the major tenants at the Mortgaged Property:


                                                                     % OF NET
                                      RATINGS(2)      NET RENTABLE   RENTABLE
TENANT(1)                         MOODY'S/S&P/FITCH     AREA (SF)      AREA
-------------------------------- ------------------- -------------- ----------
Parisian (Anchor owned, not
 part of collateral) ...........      B1/BB/BB-          212,506
Dillard's (Anchor owned, not
 part of collateral) ...........      Ba3/BB/BB-         190,075
Sears (Anchor owned, not
 part of collateral) ...........    Baa1/BBB/BBB+        144,907
JCPenney (Anchor owned,
 not part of collateral) .......      Ba3/BB+/BB          95,994
AMC ............................      Caa1/B/NR           57,274        13.3%
Toys "R" Us (ground lease) .....    Baa3/BBB-/BB+         30,347         7.1
Borders (ground lease) .........       NR/NR/NR           25,000         5.8
Gap/Gap Kids ...................     Ba3/BB+/BB-          10,632         2.5
Express/Bath & Body Works.......     Baa1/BBB+/NR         10,425         2.4
                                                         -------        ----
TOTAL ..........................                         133,678        31.1%
                                                         =======        ====



                                                                            % OF
                                   ACTUAL                   ACTUAL     DATE OF LEASE
TENANT(1)                         RENT PSF   ACTUAL RENT     RENT       EXPIRATION
-------------------------------- ---------- ------------- ---------- ----------------
Parisian (Anchor owned, not
 part of collateral) ...........
Dillard's (Anchor owned, not
 part of collateral) ...........
Sears (Anchor owned, not
 part of collateral) ...........
JCPenney (Anchor owned,
 not part of collateral) .......
AMC ............................  $ 18.00    $1,030,932       10.6%       March 2017
Toys "R" Us (ground lease) .....  $  5.17       156,996        1.6      January 2013
Borders (ground lease) .........  $  7.84       195,996        2.0   January 2018(3)
Gap/Gap Kids ...................  $ 24.50       260,484        2.7      January 2005
Express/Bath & Body Works.......  $ 22.00       229,350        2.4      January 2006
                                             ----------       ----
TOTAL ..........................             $1,873,758       19.3%
                                             ==========       ====

---------
(1) This table excludes the Old Navy lease (14,958 SF), as no income was attributed to the space for purposes of the underwriting of the West Oaks Mall Loan, and no income from February 2004 through October 2004 was attributed for purposes of the appraisal of the Mortgaged Property. Pursuant to an early termination option triggered by a gross sales threshold, the tenant terminated its lease on October 31, 2003. The tenant is presently operating at the Mortgaged Property on a month-to-month basis and is paying the borrower only its pro rata share of real estate taxes and water and sewer charges, which are approximately $53,000 per year. Pursuant to a non-binding letter of intent regarding the execution of a new lease, the tenant will be permitted to continue operations at the Mortgaged Property until October 31, 2005, on the same payment terms described in the preceding sentence.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) The tenant under the Borders ground lease has an option to purchase the premises and improvements beginning any time after October 1, 2016, through the end of the lease term, for a purchase price of $1,200,000, which purchase price increases by 4% for each calendar year thereafter.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:



                                  WA BASE                                  CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES     RENT/SF     TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING       ROLLING      ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   ---------   ----------   -------------   --------------   -------------   ----------------
2003 .........          0        $  0.00            0           0.0%            0.0%             0.0%             0.0%
2004 .........         23        $ 20.66       44,198          10.3%           10.3%             9.4%             9.4%
2005 .........          6        $ 15.80       28,884           6.7%           17.0%             4.7%            14.1%
2006 .........         20        $ 31.60       46,014          10.7%           27.7%            15.0%            29.1%
2007 .........         47        $ 35.24       85,134          19.8%           47.6%            30.9%            59.9%
2008 .........          8        $ 22.92       34,070           7.9%           55.5%             8.0%            68.0%
2009 .........          5        $ 39.58       17,029           4.0%           59.5%             6.9%            74.9%
2010 .........          1        $ 35.00        1,745           0.4%           59.9%             0.6%            75.5%
2011 .........          3        $ 24.06        8,906           2.1%           62.0%             2.2%            77.7%
2012 .........          3        $ 29.02        6,444           1.5%           63.5%             1.9%            79.7%
2013 .........          3        $  7.22       33,476           7.8%           71.3%             2.5%            82.2%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain monthly escrows of real estate taxes and insurance (unless the insurance policies are blanket policies)
(i) upon the occurrence and continuance of an event of default or (ii) from the determination by the mortgagee that the net operating income from the Mortgaged Property for the trailing 12 month period is less than $8,670,000 and until the mortgagee subsequently determines that such net operating income is equal to or in excess of $8,670,000 for two consecutive subsequent calendar quarters (collectively, a "West Oaks Trigger Event"). In addition, upon the occurrence and continuance of a West Oaks Trigger Event, the borrower will be required to make monthly deposits of (a) $25,849.75 into a tenant improvement and leasing commission reserve, until such time as the balance of the tenant improvement and leasing commission reserve equals $310,197, and (b) $5,169.92 into a replacement reserve, until such time as the balance of the replacement reserve equals $62,039. In the event that the balance in the tenant improvement and leasing commission and/or the replacement reserves drop below the target amounts set forth in clauses (a) and (b) above, as applicable, the borrower will be required to resume making monthly deposits until the applicable target level(s) are achieved. See Annex A-3 to this prospectus supplement for more information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account. Funds in the lock box account are disbursed to the borrower on a daily basis unless a West Oaks Trigger Event has occurred and is continuing, during which time funds in the lock box account will not be available to the borrower and will be available solely to the mortgagee.

     Management. General Growth Management, Inc. is the property manager for the Mortgaged Property securing the West Oaks Mall Loan. The property manager is affiliated with the sponsor.

     Release of Parcels. The borrower may obtain the release of certain non-improved, non-income producing property upon the satisfaction of certain conditions, including: (i) the borrower provides evidence that (a) the released property is not necessary for the borrower's operation or its then current use of the Mortgaged Property and may be separated from the remaining Mortgaged Property without a material diminution in the value of the Mortgaged Property, and (b) the released property will be vacant, non-income producing and unimproved (or improved only by surface parking areas); (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers a rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to the Certificates.

Park City Center

     The Loan. The Mortgage Loan (the "Park City Center Loan") is secured by a first mortgage encumbering the borrower's fee interest in a regional mall located in Lancaster, Pennsylvania. The Park City Center Loan represents approximately 5.7% of the Cut-Off Date Pool Balance. The Park City Center Loan was originated on September 12, 2003 and has a principal balance as of the Cut-Off Date of $65,841,900. The Park City Center Loan is a portion of a whole loan with an original principal balance of $163,000,000. The other loans related to the Park City Center Loan are evidenced by two separate notes dated September 12, 2003, the "Park City Center Pari Passu Loan", with an original principal balance of $66,000,000 and the "Park City Center Subordinate Loan", with an original principal balance of $31,000,000. The Park City Center Pari Passu Loan and Park City Center Subordinate Loan will not be assets of the trust. The Park City Center Loan, the Park City Center Pari Passu Loan and the Park City Center Subordinate Loan will be governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C8, as described under "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans" in this prospectus supplement.

     The Park City Center Loan has a remaining term of 82 months and matures on October 1, 2010. The Park City Center Loan may be prepaid on or after July 1, 2010 and permits defeasance with United States government obligations beginning on the date that is the earlier of (i) September 13, 2006 and (ii) two years from the date of the last securitization of any portion of the Park City Center Loan and its related companion loans.

     The Borrower. The borrower is Lancaster Trust, a special purpose entity. Legal counsel to the borrower delivered a non- consolidation opinion in connection with the origination of the Park City Center Loan. The sponsor of the borrower is GGP Ivanhoe III, Inc., which is a subsidiary of General Growth Properties, Inc. ("General Growth"). General Growth is a self-administered and self-managed publicly traded real estate investment trust rated "Ba3" (Moody's), "BBB-" (S&P) and "BB" (Fitch). General Growth owns, leases, manages, acquires and develops regional shopping malls, shopping centers and single tenant retail properties in the United States. General Growth and its affiliates currently have interests in approximately 150 properties in 41 states, totaling approximately 146 million square feet.

     The Property. The Mortgaged Property is an approximately 1,367,529 square foot anchored retail center situated on approximately 133.3 acres. The Mortgaged Property was constructed in 1970 and renovated in 1997. The Mortgaged Property is located in Lancaster, Pennsylvania, within the Lancaster, Pennsylvania metropolitan statistical area. As of October 13, 2003, the occupancy rate for the Mortgaged Property securing the Park City Center Loan was approximately 96.4%.

     The largest tenant is J.C. Penney Company, Inc. ("JCPenney"), occupying approximately 243,478 square feet, or approximately 17.8% of the net rentable area. JCPenney is a major retailer in the United States. The company also has interests in drug, catalog, and e-commerce merchandising. As of October 29, 2003, JCPenney was rated "Ba3" (Moody's), "BB+" (S&P) and "BB" (Fitch). The JCPenney lease expires in July 2005. The second largest tenant is Bon-Ton ("Bon-Ton"), occupying approximately 142,259 square feet, or approximately 10.4% of the net rentable area. The company's strategy focuses on being the premier fashion retailer in smaller secondary markets that demand, but often have limited access to, better branded merchandise. The Bon-Ton stores also offer home furnishings, cosmetics, accessories, shoes and other items. The Bon-Ton lease expires in September 2005. The third largest tenant is Kohl's ("Kohl's"), occupying approximately 92,472 square feet, or approximately 6.8% of the net rentable area. Kohl's is one of the fastest growing family-oriented department store chains in the United States. As of October 29, 2003, Kohl's was rated "A3" (Moody's), "A-" (S&P) and "A" (Fitch). The Kohl's lease expires in January 2017.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                    % OF NET                             % OF
                                      RATINGS*       NET RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------- ------------------- -------------- ---------- ---------- ------------- -------- ---------------
JCPenney ......................      Ba3/BB+/BB         243,478        17.8%   $  1.23    $  298,572      2.1%     July 2005
Boscov (ground lease) .........       NR/NR/NR          226,652        16.6    $  0.00             1      0.0      July 2005
Sears (ground lease) ..........    Baa1/BBB/BBB+        158,329        11.6    $  0.22        35,004      0.2     April 2023
Bon-Ton .......................       NR/NR/NR          142,259        10.4    $  1.69       239,856      1.7   September 2005
Kohl's ........................       A3/A-/A            92,472         6.8    $  5.81       537,139      3.7    January 2017
Kids "R" US ...................    Baa3/BBB-/BB+         21,580         1.6    $ 10.60       228,744      1.6    January 2012
H & M .........................       NR/NR/NR           17,456         1.3    $ 25.00       436,404      3.0    January 2014
Foot Locker Triplex ...........      Ba3/BB+/NR          17,198         1.3    $  9.59       165,000      1.1    January 2009
Express .......................     Baa1/BBB+/NR         15,224         1.1    $ 22.50       342,540      2.4    January 2007
Borders Books & Music .........       NR/NR/NR           15,000         1.1    $ 14.50       217,500      1.5    January 2008
                                                        -------        ----               ----------     ----
TOTAL .........................                         949,648        69.4%              $2,500,760     17.3%
                                                        =======        ====               ==========     ====

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:


                                   WA BASE                                   CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING        ROLLING       ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   -----------   ----------   -------------   --------------   -------------   ----------------
2003 .........          6          $ 25.20       21,406           1.6%            1.6%             3.7%             3.7%
2004 .........          9          $ 38.19       16,089           1.2%            2.7%             4.2%             8.0%
2005 .........         23          $  2.67      642,661          46.7%           49.5%            11.8%            19.8%
2006 .........         17          $ 26.89       52,833           3.8%           53.3%             9.8%            29.6%
2007 .........         20          $ 25.42       73,377           5.3%           58.6%            12.9%            42.5%
2008 .........         18          $ 27.39       58,507           4.3%           62.9%            11.1%            53.5%
2009 .........         13          $ 24.89       49,504           3.6%           66.5%             8.5%            62.0%
2010 .........         16          $ 37.87       37,721           2.7%           69.2%             9.9%            71.9%
2011 .........          7          $ 36.99       13,903           1.0%           70.3%             3.6%            75.5%
2012 .........          9          $ 25.26       50,455           3.7%           73.9%             8.8%            84.3%
2013 .........         10          $ 37.05       23,546           1.7%           75.6%             6.0%            90.3%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain monthly escrows of real estate taxes and insurance (unless the policies are blanket policies) following an event of default under the loan documents or if the debt service coverage ratio is less than 1.30x (collectively, a "Park City Center Trigger Event"). In addition, following a Park City Center Trigger Event, the borrower will be required to deposit with the lender on each payment date (i) $78,727 into the tenant improvement and leasing commissions reserve, until such time as the balance in the tenant improvement and leasing commissions reserve equals $1,889,448 and (ii) approximately $19,682 into the replacement reserve, until such time as the balance in the replacement reserve equals $472,362. Once the balance in the rollover reserve and/or the replacement reserve drops below the target amount set forth in clause (i) or (ii) above, as applicable, the borrower will be required to resume making deposits into such reserve until the target level is achieved. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. The Mortgaged Property securing the Park City Center Mall Loan is currently self-managed.

     Release of Parcel. The borrower may obtain a release of certain non-improved, non-income producing property, except for certain parcels identified in the loan documents, upon providing satisfaction of certain conditions, including: (i) evidence that the released property is not necessary for the borrower's operation and its then current use of the Mortgaged Property and may be separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property; (ii) the released property will be vacant, non-income producing and unimproved (or improved only by surface parking areas) and (iii) a rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to the Certificates. Notwithstanding the foregoing, the borrower may convey fee simple title to the land which is identified in the loan documents subject to the Boscov's lease upon the satisfaction of certain conditions, including: (i) evidence that the land subject to the Boscov's lease has been legally subdivided, that the remainder of the Mortgaged Property is in compliance in all material respects with applicable legal requirements and constitutes a separate tax lot, and a reciprocal easement agreement or other agreement has been executed and recorded and (ii) delivery of a title endorsement to the title insurance policy if the release would be expected to materially adversely affect the lender's rights under the title insurance policy as to the remainder of the Mortgaged Property.

     Environmental. A release of gasoline beneath the Mortgaged Property from an automobile servicing building adjacent to JCPenney impacted the groundwater of an adjacent property. JCPenney and the operator of the automobile servicing building at the time of the release accepted responsibility for the remediation thereof. The Pennsylvania Department of Environmental Protection has approved of the responsible parties' plan of remediation of the impacted groundwater and is currently supervising the application of such plan of remediation. General Growth Properties, Inc. has provided an environmental indemnity with respect to such remediation.

Chula Vista Center

     The Loan. The Mortgage Loan (the "Chula Vista Center Loan") is secured by a first mortgage encumbering the borrower's fee interest in a regional mall located in Chula Vista, California. The Chula Vista Center Loan represents approximately 5.6% of the Cut-Off Date Pool Balance. The Chula Vista Center Loan was originated on September 12, 2003 and has a principal balance as of the Cut-Off Date of $64,823,816.

     The Chula Vista Center Loan has a remaining term of 58 months and matures on October 1, 2008. The Chula Vista Center Loan may be prepaid on or after July 1, 2008 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is C.V. Center, Inc., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chula Vista Center Loan. The sponsor of the borrower is GGP/Homart, Inc. GGP/Homart, Inc. is owned 50% by New York State Common Retirement Fund ("NYSCRF") and 50% by GGP Limited Partnership and has approximately 118 preferred non-voting stockholders. General Growth Properties, Inc. ("General Growth") is a self-administered and self-managed publicly traded real estate investment trust rated "Ba3" (Moody's), "BBB-" (S&P) and "BB" (Fitch). General Growth owns, leases, manages, acquires and develops regional shopping malls, shopping centers and single tenant retail properties in the United States. General Growth and its affiliates currently have interests in approximately 150 properties in 41 states, totaling approximately 146 million square feet. As of December 31, 2002, the value of the NYSCRF was $98.7 billion.

     The Property. The Mortgaged Property is an approximately 892,179 square foot anchored retail center situated on approximately 55.3 acres. The Mortgaged Property was constructed in 1962 and renovated in 1994. The Mortgaged Property is located in Chula Vista, California, within the San Diego metropolitan statistical area. As of October 14, 2003, the occupancy rate for the Mortgaged Property securing the Chula Vista Center Loan was approximately 88.4%. The Mortgaged Property is anchored by Sears, Macy's, and Mervyn's, which are not part of the collateral and JCPenney, which is part of the collateral. The largest tenant is JCPenney occupying approximately 80,000 square feet, or approximately 19.1% of the net rentable area. JCPenney is a major retailer in the United States. The company also has interests in drug, catalog, and e-commerce merchandising. As of October 29, 2003, JCPenney was rated "Ba3" (Moody's), "BB+" (S&P) and "BB" (Fitch). The JCPenney lease expires in November 2008. The second largest tenant is Ultrastar Theaters occupying approximately 34,037 square feet, or approximately 8.1% of the net rentable area. Ultrastar Theaters operates a 10-screen cineplex at the Mortgaged Property. The Ultrastar Theaters lease expires in May 2013. The third largest tenant is Sav-on Drugs occupying approximately 21,344 square feet, or approximately 5.1% of the net rentable area. Sav-on Drugs, a subsidiary of Albertsons, Inc. operates a drug store at the Mortgaged Property. As of November 29, 2003, Sav-on was rated "Baa2" (Moody's), "BBB" (S&P) and "BBB" (Fitch). The Sav-on Drugs lease expires in March 2008.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                          % OF NET
                                            RATINGS*       NET RENTABLE   RENTABLE
TENANT                                 MOODY'S/S&P/FITCH     AREA (SF)      AREA
------------------------------------- ------------------- -------------- ----------
Sears (Anchor owned, not part of
 collateral) ........................ Baa1/BBB/BBB+           250,000
Macy's (Anchor owned, not part of
 collateral) ........................ Baa1/BBB+/BBB+          142,500
Mervyn's (Anchor owned, not part
 of collateral) ..................... A2/A+/A                  81,600
JCPenney ............................ Ba3/BB+/BB               80,000        19.1%
Ultrastar Theaters .................. NR/NR/NR                 34,037         8.1
Sav-on Drugs ........................ Baa2/BBB/BBB             21,344         5.1
Foot Locker/Lady/Kids ............... Ba3/BB+/NR               15,073         3.6
Lerner New York ..................... Baa1/BBB+/NR             13,417         3.2
Olive Garden ........................ NR/NR/NR                 12,000         2.9
G.W. School Supplies ................ NR/NR/NR                 11,149         2.7
                                                              -------        ----
TOTALS ..............................                         187,020        44.7%
                                                              =======        ====

                                                                            % OF
                                        ACTUAL       ACTUAL     ACTUAL   DATE OF LEASE
TENANT                                 RENT PSF       RENT       RENT     EXPIRATION
------------------------------------- ---------- ------------- -------- --------------
Sears (Anchor owned, not part of
 collateral) ........................
Macy's (Anchor owned, not part of
 collateral) ........................
Mervyn's (Anchor owned, not part
 of collateral) .....................
JCPenney ............................  $  0.00    $        0      0.0%  November 2008
Ultrastar Theaters ..................  $ 21.48       731,004     10.7      May 2013
Sav-on Drugs ........................  $ 14.00       298,812      4.4     March 2008
Foot Locker/Lady/Kids ...............  $ 15.00       226,092      3.3    January 2008
Lerner New York .....................  $ 18.00       241,512      3.5    January 2004
Olive Garden ........................  $ 15.25       183,000      2.7     July 2005
G.W. School Supplies ................  $ 12.73       141,927      2.1     June 2008
                                                  ----------     ----   ---------------
TOTALS ..............................             $1,822,347     26.6%
                                                  ==========     ====

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:

                               WA BASE                             CUMULATIVE %   % OF ACTUAL   CUMULATIVE % OF
                # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL       OF SF          RENT        ACTUAL RENT
YEAR              ROLLING      ROLLING     ROLLING   SF ROLLING*     ROLLING*       ROLLING*       ROLLING*
-------------- ------------- ----------- ---------- ------------- -------------- ------------- ----------------
2003 .........        5        $ 32.79      8,265         2.0%          2.0%           4.0%           4.0%
2004 .........       11        $ 20.58     41,569         9.9%         11.9%          12.5%          16.4%
2005 .........       14        $ 28.33     30,919         7.4%         19.3%          12.8%          29.2%
2006 .........        6        $ 28.73     14,887         3.6%         22.9%           6.2%          35.5%
2007 .........        6        $ 27.13     10,696         2.6%         25.4%           4.2%          39.7%
2008 .........        7        $  6.64    133,707        32.0%         57.4%          13.0%          52.7%
2009 .........        8        $ 28.85     18,302         4.4%         61.8%           7.7%          60.4%
2010 .........        8        $ 27.26     23,363         5.6%         67.4%           9.3%          69.7%
2011 .........        4        $ 19.18     16,707         4.0%         71.4%           4.7%          74.4%
2012 .........        8        $ 25.84     21,998         5.3%         76.6%           8.3%          82.7%
2013 .........        5        $ 23.35     40,736         9.7%         86.4%          13.9%          96.6%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance (unless the policies are blanket policies) following an event of default under the loan documents or if the debt service coverage ratio is less than 1.25x (collectively, a "Chula Vista Center Trigger Event"). In addition, following a Chula Vista Center Trigger Event, the borrower will be required to deposit with the lender on each payment date (i) $33,487 into the rollover reserve, until such time as the balance in the rollover reserve equals $803,688 and (ii) $8,371.75 into the replacement reserve until such time as the balance in the replacement reserve account equals $200,922. Once the balance in the rollover reserve and/or the replacement reserve drops below the target amount set forth in clause (i) or (ii) above, as applicable, the borrower will be required to resume making deposits into such reserve until the target level is achieved.

     Lock Box Account. All tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account. Funds deposited into the lock box account are disbursed to the borrower on a daily basis until the occurrence of certain trigger events as defined in the loan documents, at which time the funds in the lock box account will no longer be available to the borrower, and will be available solely to the mortgagee.

     Management. General Growth Management, Inc. is the property manager for the Mortgaged Property securing the Chula Vista Center Loan.

     Release of Parcel. The borrower may obtain a release of certain property, upon providing satisfaction of certain conditions, including: (i) evidence that the released property may be separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property; (ii) the released property will be vacant, non-income producing and unimproved (or improved only by surface parking areas); and (iii) a rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to the Certificates.

     Environmental. A prior release of petroleum from a former fuel station impacted the groundwater and soil of the Mortgaged Property. A certified environmental professional was engaged by the related borrower to notify the San Diego County Department of Environmental Health of the condition and address suchcondition under the supervision. The borrower has provided an environmental indemnity with respect to such remediation.


Meadows Mall

     The Loan. The Mortgage Loan (the "Meadows Mall Loan") is secured by a first deed of trust encumbering the borrower's fee interest in the in-line component of a regional mall located in Las Vegas, Nevada, commonly known as the Meadows Mall. The Meadows Mall Loan represents approximately 4.9% of the Cut-Off Date Pool Balance. The Meadows Mall Loan was originated on July 31, 2003 and has a principal balance as of the Cut-Off Date of $55,768,045. The Meadows Mall Loan, which is evidenced by a pari passu note dated November 17, 2003, is a portion of a whole loan with an original principal balance of $112,000,000. The other portion of the whole loan is evidenced by a separate note dated November 17, 2003 (the "Meadows Mall Pari Passu Loan" and together with the Meadows

Mall Loan, the "Meadows Mall Whole Loan"). The Meadows Mall Pari Passu Loan will not be an asset of the trust. The Meadows Mall Loan and the Meadows Mall Pari Passu Loan will be governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described under "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans" in this prospectus supplement.

     The Meadows Mall Loan has a remaining term of 116 months and matures on August 1, 2013. The Meadows Mall Loan may be prepaid on or after May 1, 2013, and permits defeasance with United States government obligations beginning two years after the closing date of the securitization into which the Meadows Mall Pari Passu Loan is contributed.

     The Borrower. The borrower is GGP Meadows Mall L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Meadows Mall Loan. The sponsor of the borrower is GGP Ivanhoe III, Inc., which is a subsidiary of General Growth Properties, Inc. ("General Growth"). General Growth is a self-administered and self-managed publicly traded real estate investment trust rated "Ba3" (Moody's), "BBB-" (S&P) and "BB" (Fitch). General Growth owns, leases, manages, acquires and develops regional shopping malls and single tenant retail properties in the United States. General Growth and its affiliates currently have interests in approximately 150 properties in 41 states, totaling approximately 146 million square feet.

     The Property. The Mortgaged Property is approximately 312,210 square feet of an approximately 949,063 square foot regional mall situated on approximately
88.9 acres. The Mortgaged Property was constructed in 1978 and renovated in 1987, 1996, and 2003. The Mortgaged Property is located in Las Vegas, Nevada, within the Las Vegas metropolitan statistical area. As of August 31, 2003, the occupancy rate for the Mortgaged Property securing the Meadows Mall Loan was approximately 96.6%.

     The Meadows Mall is anchored by Sears, Dillard's, Macy's and JCPenney, none of which are part of the collateral. The largest tenant is Express, Inc. ("Express"), occupying approximately 8,342 square feet, or approximately 2.7% of the net rentable area. Express is wholly owned by Limited Brands Inc. As of November 25, 2003, Limited Brands Inc. was rated "Baa1" (Moody's) and "BBB+" (S&P). The Express lease expires in January 2007. The second largest tenant is HUB Distributing, Inc., doing business as Anchor Blue ("Anchor Blue"), occupying approximately 7,823 square feet, or approximately 2.5% of the net rentable area. The Anchor Blue lease expires in October 2010. The third largest tenant is Lawrence Merchandising Corporation of Nevada, Inc., doing business as Charlotte Russe ("Charlotte Russe"), occupying approximately 7,673 square feet, or approximately 2.5% of the net rentable area. The Charlotte Russe lease expires in January 2006.

     The following table presents information relating to the major tenants at the Mortgaged Property:


                                                          NET      % OF NET     ACTUAL                   % OF
                                        RATINGS*        RENTABLE   RENTABLE      RENT                   ACTUAL   DATE OF LEASE
                                   MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF      ACTUAL RENT    RENT     EXPIRATION
TENANT                            ------------------- ----------- ---------- ----------- ------------- -------- --------------
Dillard's (Anchor owned, not part
 of collateral) .................      Ba3/BB/BB-       182,493
Macy's (Anchor owned, not part
 of collateral) .................    Baa1/BBB+/BBB+     163,250
JCPenney (Anchor owned, not
 part of collateral) ............      Ba3/BB+/BB       146,519
Sears (Anchor owned, not part of
 collateral) ....................    Baa1/BBB/BBB+      144,591
Express .........................     Baa1/BBB+/NR        8,342       2.7%   $ 22.00        $183,528      1.6%   January 2007
Anchor Blue .....................       NR/NR/NR          7,823       2.5    $ 21.00         164,280      1.5    October 2010
Charlotte Russe .................       NR/NR/NR          7,673       2.5    $ 20.00         153,456      1.4    January 2006
Hollister Co. ...................       NR/NR/NR          7,538       2.4    $ 22.00         165,840      1.5    October 2013
Lerner New York .................     Baa1/BBB+/NR        7,379       2.4    $ 19.00         140,196      1.2    January 2014
                                                        -------      ----                   --------      ---
TOTAL ...........................                        38,755      12.4%                  $807,300      7.2%
                                                        =======      ====                   ========      ===

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:


                               WA BASE                                                                 CUMULATIVE %
                # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF    CUMULATIVE %     % OF ACTUAL    OF ACTUAL RENT
YEAR              ROLLING      ROLLING     ROLLING      ROLLING*     OF SF ROLLING*   RENT ROLLING*      ROLLING*
-------------- ------------- ----------- ---------- --------------- ---------------- --------------- ---------------
2003 .........        4      $ 39.67       10,180          3.3%            3.3%             3.6%            3.6%
2004 .........       13      $ 30.91       31,413         10.1%           13.3%             8.6%           12.2%
2005 .........        6      $ 39.13        8,836          2.8%           16.2%             3.1%           15.2%
2006 .........       18      $ 38.66       36,760         11.8%           27.9%            12.6%           27.8%
2007 .........       20      $ 30.17       52,164         16.7%           44.6%            13.9%           41.8%
2008 .........       18      $ 37.18       34,772         11.1%           55.8%            11.5%           53.2%
2009 .........       14      $ 57.64       23,632          7.6%           63.3%            12.1%           65.3%
2010 .........       10      $ 35.99       26,008          8.3%           71.7%             8.3%           73.6%
2011 .........        6      $ 55.39       16,462          5.3%           76.9%             8.1%           81.7%
2012 .........        5      $ 28.61       13,722          4.4%           81.3%             3.5%           85.2%
2013 .........        9      $ 38.87       22,680          7.3%           88.6%             7.8%           93.0%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain monthly escrows of real estate taxes and insurance (unless the insurance policies are blanket policies)
(i) upon the occurrence and continuance of an event of default or (ii) from the determination by the mortgagee that the net operating income from the Mortgaged Property for the trailing 12 month period is less than $11,135,000 and until the mortgagee subsequently determines that such net operating income is equal to or in excess of $11,135,000 for two consecutive subsequent calendar quarters (collectively, a "Meadows Trigger Event"). In addition, upon the occurrence and continuance of a Meadows Trigger Event, the borrower will be required to make monthly deposits of (a) $26,017.50 into a tenant improvement and leasing commission reserve, until such time as the balance of the tenant improvement and leasing commission reserve equals $309,983, and (b) $5,167 into a replacement reserve, until such time as the balance of the replacement reserve equals $61,997. In the event that the balance in the tenant improvement and leasing commission and/or the replacement reserves drop below the target amounts set forth in clauses (a) and (b) above, as applicable, the borrower will be required to resume making monthly deposits until the applicable target level(s) are achieved. See Annex A-3 to the prospectus supplement for more information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account. Funds in the lock box account are disbursed to the borrower on a daily basis unless a Meadows Trigger Event has occurred and is continuing, during which time funds in the lock box account will not be available to the borrower and will be available solely to the mortgagee.

     Management.  The Mortgaged Property is self-managed by the borrower.

     Release of Parcels. Upon the securitization of the Meadows Mall Pari Passu Loan, the borrower may obtain the release of certain non-improved, non-income producing property upon the satisfaction of certain conditions, including: (i) the borrower provides evidence that (a) the released property is not necessary for the borrower's operation or its then current use of the Mortgaged Property and may be separated from the remaining Mortgaged Property without a material diminution in the value of the Mortgaged Property, and (b) the released property will be vacant, non-income producing and unimproved (or improved only by surface parking areas); (ii) no event of default has occurred and is continuing; and
(iii) the borrower delivers a rating agency confirmation that the release will not result in a downgrade,withdrawal or qualification of the then current rating assigned to the Certificates.

2 Rector Street

     The Loan. The Mortgage Loan (the "2 Rector Street Loan") is secured by a first mortgage encumbering the borrower's fee interest in an office building located in New York, New York. The 2 Rector Street Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The 2 Rector Street Loan was originated on November 21, 2003 and has a principal balance as of the Cut-Off Date of $43,200,000.

     The 2 Rector Street Loan has a remaining term of 120 months and matures on December 11, 2013. The 2 Rector Street Loan may be prepaid on or after September 11, 2013 and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Rector Trinity Associates, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2 Rector Street Loan. The sponsor is Laurence Gluck. Laurence Gluck is the principal of Stellar Management, which owns and operates approximately 9,000 apartment units and 3 million square feet of office space throughout the country.

     The Property. The Mortgaged Property is an approximately 415,434 square foot office building situated on approximately 0.4 acres. The Mortgaged Property was constructed in 1907 and renovated in 1983. The Mortgaged Property is located in New York, New York, within the New York City metropolitan statistical area. As of October 22, 2003, the occupancy rate for the Mortgaged Property securing the 2 Rector Street Loan was approximately 93.9%.

     The largest tenant is The City of New York Department of Citywide Administrative Services occupying approximately 72,070 square feet, or approximately 17.3% of the net rentable area. This office is currently operated by the New York City Department of Transportation ("NYCDOT"). NYCDOT manages much of the city's transportation infrastructure, including city streets, highways, sidewalks and bridges. As of November 24, 2003, The City of New York had a municipal debt rating of "A2" (Moody's), "A" (S&P), and "A" (Fitch). The NYCDOT lease expires in July 2005. The second largest tenant is ABN AMRO Sage Corporation ("ABN AMRO Sage") occupying approximately 51,971 square feet, or approximately 12.5% of the net rentable area. ABN AMRO is a wholly owned subsidiary of ABN AMRO Bank N.V. ABN AMRO Bank N.V. is a global financial organization that operates more than 800 offices in Holland and another 2,600 in 75 other countries around the world. As of November 24, 2003, ABN AMRO Sage had a senior unsecured debt rating of "Aa3" (Moody's), "AA-" (S&P), and "AA-" (Fitch). The ABN AMRO Sage lease expires in October 2006. The third largest tenant is Barry, McTiernan & Moore, ("Barry, McTiernan, & Moore") occupying approximately 17,830 square feet, or approximately 4.3% of the net rentable area. Barry, McTiernan & Moore is a full service law firm specializing in personal injury litigation. The Mortgaged Property serves as the headquarters location of the firm. The Barry, McTiernan & Moore lease expires in November 2012.

     The following table presents information relating to major tenants at the Mortgaged Property:


                                                                       % OF NET
                                         RATINGS*       NET RENTABLE   RENTABLE
TENANT                              MOODY'S/S&P/FITCH     AREA (SF)      AREA
---------------------------------- ------------------- -------------- ----------
The City of New York
 Department of Citywide
 Administrative Services .........        A2/A/A            72,070        17.3%
ABN AMRO Sage
 Corporation .....................     Aa3/AA-/AA-          51,971        12.5
Barry, McTiernan & Moore .........       NR/NR/NR           17,830         4.3
PAX Clearing Co., Ltd.
 Partner .........................       NR/NR/NR           17,451         4.2
Morgan Guarantee Trust
 Company of New York .............       A1/NR/A+           17,442         4.2
                                                            ------        ----
TOTAL ............................                         176,764        42.5%
                                                           =======        ====


                                                                            % OF
                                     ACTUAL       ACTUAL      ACTUAL    DATE OF LEASE
TENANT                              RENT PSF       RENT        RENT      EXPIRATION
---------------------------------- ---------- ------------- ---------- --------------
The City of New York
 Department of Citywide
 Administrative Services ......... $ 18.00     $1,297,260       13.4%    July 2005
ABN AMRO Sage
 Corporation ..................... $ 29.40      1,528,027       15.8    October 2006
Barry, McTiernan & Moore ......... $ 22.89        408,129        4.2   November 2012
PAX Clearing Co., Ltd.
 Partner ......................... $ 23.00        401,373        4.1    August 2005
Morgan Guarantee Trust
 Company of New York ............. $ 29.76        519,074        5.4   February 2009
                                               ----------       ----
TOTAL ............................             $4,153,863       42.8%
                                               ==========       ====

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:


                                  WA BASE                                  CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES     RENT/SF     TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING       ROLLING      ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   ---------   ----------   -------------   --------------   -------------   ----------------
2003 .........         0         $  0.00            0           0.0%            0.0%             0.0%             0.0%
2004 .........         2         $ 10.53        2,670           0.6%            0.6%             0.3%             0.3%
2005 .........         2         $ 18.97       89,521          21.5%           22.2%            17.5%            17.8%
2006 .........         6         $ 29.59       69,805          16.8%           39.0%            21.3%            39.1%
2007 .........         6         $ 22.13       24,279           5.8%           44.8%             5.5%            44.6%
2008 .........         3         $ 31.56       14,931           3.6%           48.4%             4.9%            49.5%
2009 .........         6         $ 26.32       54,350          13.1%           61.5%            14.7%            64.3%
2010 .........         4         $ 40.45       12,749           3.1%           64.6%             5.3%            69.6%
2011 .........         2         $ 34.54        3,250           0.8%           65.4%             1.2%            70.7%
2012 .........         2         $ 23.89       19,093           4.6%           70.0%             4.7%            75.4%
2013 .........         6         $ 26.10       30,016           7.2%           77.2%             8.1%            83.5%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain escrows of real estate taxes, insurance and replacement reserves. In addition, the loan documents require the borrower to deposit with mortgagee (i) at the closing of the 2 Rector Street loan, a sum of $1,000,000 for general tenant improvements and lease commissions and (ii) in connection with The City of New York lease expiration in July 2005, commencing on the first monthly Payment Date under the Note and continuing through July 2005, borrower is required to pay a deposit in an amount equal to $55,619.50 with monthly deposits adjusting to $34,619.50 commencing on the Payment Date in August 2005, subject to The City of New York renewing its lease or the borrower re-tenanting the space on economic terms favorable to the lender. To the extent The City of New York renews its lease or the borrower re-tenants the space on economic terms favorable to the lender, and the balance in the leasing reserve should equal or exceed $1,000,000, then the borrower's obligations to make the foregoing monthly deposits to the leasing reserve shall be suspended provided that such monthly obligations shall be reinstated to the extent the balance in the leasing reserve shall ever be less than $1,000,000 in any month to the extent that, after deducting any pending requests for disbursements from the leasing reserve, such deposit would increase the balance in the leasing reserve above $1,000,000. See Annex A-3 to the prospectus supplement for more information regarding escrow reserves.

     Lock Box Account. All tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagor designated lock box account; however, in the event that The City of New York exercises their right to terminate their lease prior to the July 2005 expiration, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Management. Stellar Management ("Stellar") is the property manager for the Mortgaged Property securing the 2 Rector Street Loan. Stellar is an affiliate of the sponsor of the borrower.

Villas at Rancho Palos Verdes

     The Loan. The Mortgage Loan (the "Villas at Rancho Palos Verdes Loan") is secured by a first mortgage encumbering the borrower's fee interest in a 215-unit multifamily complex located in Rancho Palos Verdes, California. The Villas at Rancho Palos Verdes Loan represents approximately 3.1% of the Cut-Off Date Pool Balance. The Villas at Rancho Palos Verdes Loan was originated on November 18, 2003 and has a principal balance as of the Cut-Off Date of $36,000,000. The companion loan also secured by the Mortgaged Property securing the Villas at Rancho Palos Verdes Loan is evidenced by a separate note dated November 18, 2003 (the "Villas at Rancho Palos Verdes Companion Loan") and has a principal balance of $4,700,000 as of the Cut-Off Date. The Villas at Rancho Palos Verdes Companion Loan will not be an asset of the trust. The Villas at Rancho Palos Verdes Loan and the Villas at Rancho Palos Verdes Companion Loan will be governed by an intercreditor and servicing agreement, as described under "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans" in the prospectus supplement and will be serviced pursuant to the terms of the Pooling and Servicing Agreement.

     The Villas at Rancho Palos Verdes Loan provides for interest-only payments for the first 30 months of its term, and thereafter, fixed monthly payments of principal and interest. The Villas at Rancho Palos Verdes Loan has a remaining term of 84 months and matures on December 11, 2010. The Villas at Rancho Palos Verdes Loan may be prepaid on or after October 11, 2010, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrowers are VRPV, LLC and Clemson Palos Verdes, LLC, each of which is a special purpose entity and own the Mortgaged Property as tenants in common. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Villas at Rancho Palos Verdes Loan. The sponsors are Alvin J. Wolff Jr. and Eugenia E. Wolff. The Wolff Companies control the borrowing entities. The Wolff Companies was founded in 1946 and is based in Spokane, Washington. The Wolff Companies is involved in commercial real estate ownership, management, development, brokerage, and corporate housing. The Wolff Companies specializes in Class A multifamily properties and currently owns approximately 3,500 apartment units, including the subject property.

     The Property. The Mortgaged Property is a 215-unit garden-style apartment complex consisting of 8 buildings situated on approximately 5.6 acres. The Mortgaged Property was constructed in 1968 and renovated in 2002 and is located in Rancho Palos Verdes, California, within the Los Angeles, California metropolitan statistical area. As of November 6, 2003, the occupancy rate for the Mortgaged Property securing the Villas at Rancho Palos Verdes Loan was approximately 93.0%. The Mortgaged Property includes such amenities as a swimming pool, tennis court, fitness center, extensive landscaping and ocean views.

     The following table presents information relating to the unit configuration of the Mortgaged Property:


                                               APPROXIMATE      APPROXIMATE      % OF NET
                                    NO. OF         UNIT        NET RENTABLE      RENTABLE        ASKING RENTAL
                                     UNITS      SIZE (SF)        AREA (SF)      AREA (SF)            RANGE
UNIT MIX                           --------   -------------   --------------   -----------   --------------------
1-BR/1-BA ......................       28           775            21,700           9.1%     $  1,550-$1,550
2-BR/1-BA ......................      147         1,131           166,218          69.5      $  1,725-$2,775
2-BR/2-BA ......................       16         1,145            18,320           7.7      $  2,380-$2,380
3-BR/2-BA ......................       24         1,376            33,024          13.8      $  2,550-$2,550
                                      ---                         -------         -----
TOTAL/WEIGHTED AVERAGE .........      215         1,113           239,262         100.0%     $ 1,988/$1.79/SF
                                      ===                         =======         =====

     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. See Annex A-3 to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Villas at Rancho Palos Verdes Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. Fairfield Properties is the property manager for the Mortgaged Property securing the Villas at Rancho Palos VerdesLoan. Fairfield Properties currently manages approximately 160 Class A and Class B apartment communities located in 15 states.


Spring Valley Market Place

     The Loan. The Mortgage Loan (the "Spring Valley Market Place Loan") is secured by a first mortgage encumbering the borrower's fee interest in an anchored retail center located in Spring Valley, New York. The Spring Valley Market Place Loan represents approximately 2.8% of the Cut-Off Date Pool Balance. The Spring Valley Market Place Loan was originated on November 7, 2003 and has a principal balance as of the Cut-Off Date of $31,966,717.

     The Spring Valley Market Place Loan has a remaining term of 119 months to its anticipated repayment date of November 11, 2013. The Spring Valley Market Place Loan may be prepaid on or after August 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The Borrower is Spring Valley Improvements, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Spring Valley Market Place Loan. The sponsor of the borrower is DLC Management Corporation, represented by Adam Ifshin. Formed in 1991, DLC Management Corporation's holdings currently consist of 36 properties located in 18 states, totaling approximately 7 million square feet.

     The Property. The Mortgaged Property is a 206,013 square foot anchored retail center situated on approximately 28.5 acres, constructed in 1988 and most recently renovated in 1999. The Mortgaged Property is located in Spring Valley, New York, within the New York City metropolitan statistical area. As of September 16, 2003, the occupancy rate for the Mortgaged Property securing the Spring Valley Market Place Loan was approximately 98.8%

     The largest tenant is Inserra Supermarkets, Inc., operating a Shop Rite store ("Shop Rite"), occupying approximately 60,828 square feet, or approximately 29.5% of the net rentable area. Inserra Supermarkets Inc. owns and operates 21 Shop Rite supermarkets and superstores in northern New Jersey and southeastern New York state. Owned by the Inserra family, Inserra Supermarkets Inc. is the fourth largest member of Wakefern Corporation, the owner of the Shop Rite name. The Shop Rite lease expires in December 2007. The second largest tenant is Christmas Tree Shops, Inc. ("Christmas Tree Shops"), occupying approximately 50,000 square feet, or approximately 24.3% of the net rentable area. Christmas Tree Shops, a retailer of giftware and household items, operates 23 stores in 6 northeastern states and is a subsidiary of Bed Bath & Beyond Inc. ("Bed Bath & Beyond"). As of November 21, 2003, Bed Bath & Beyond Inc. had a senior unsecured debt rating of "BBB" (S&P). The Christmas Tree Shops lease expires in May 2023. The third largest tenant is T.J. Maxx, occupying approximately 36,011 square feet, or approximately 17.5% of the net rentable area. T.J. Maxx, a subsidiary of TJX Companies, Inc. ("TJX"), sells brand-name apparel, shoes, domestics, giftware, and jewelry at discount prices.. As of November 21, 2003, TJX had senior unsecured debt ratings of "A3" (Moody's) and "A" (S&P). The T.J. Maxx lease expires in September 2006.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                      % OF NET
                                        RATINGS*       NET RENTABLE   RENTABLE
TENANT                             MOODY'S/S&P/FITCH     AREA (SF)      AREA
--------------------------------- ------------------- -------------- ----------
Shop Rite .......................       NR/NR/NR           60,828        29.5%
Christmas Tree Shops, Inc. ......      NR/BBB/NR           50,000        24.3
T.J. Maxx .......................       A3/A/NR            36,011        17.5
David's Bridal ..................    Baa1/BBB+/BBB+        10,500         5.1
Seven Days Enterprises ..........       NR/NR/NR            7,000         3.4
                                                           ------        ----
TOTAL ...........................                         164,339        79.8%
                                                          =======        ====



                                                                            % OF
                                    ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                             RENT PSF   ACTUAL RENT     RENT       EXPIRATION
--------------------------------- ---------- ------------- ---------- ---------------
Shop Rite .......................  $ 11.00    $  669,108       20.4%   December 2007
Christmas Tree Shops, Inc. ......  $ 18.00       900,000       27.4      May 2023
T.J. Maxx .......................  $  7.41       266,842        8.1   September 2006
David's Bridal ..................  $ 25.00       262,500        8.0      July 2013
Seven Days Enterprises ..........  $ 30.00       210,000        6.4   September 2013
                                              ----------       ----
TOTAL ...........................             $2,308,450       70.3%
                                              ==========       ====

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.


     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:



                                  WA BASE                                  CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES     RENT/SF     TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING       ROLLING      ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   ---------   ----------   -------------   --------------   -------------   ----------------
2003 .........   0               $  0.00            0           0.0%            0.0%             0.0%             0.0%
2004 .........   2               $ 30.73        2,714           1.3%            1.3%             2.5%             2.5%
2005 .........   0               $  0.00            0           0.0%            1.3%             0.0%             2.5%
2006 .........   2               $  7.77       37,011          18.0%           19.3%             8.7%            11.3%
2007 .........   1               $ 11.00       60,828          29.5%           48.8%            20.4%            31.7%
2008 .........   8               $ 25.60       19,019           9.2%           58.0%            14.8%            46.5%
2009 .........   2               $ 21.49        3,000           1.5%           59.5%             2.0%            48.4%
2010 .........   0               $  0.00            0           0.0%           59.5%             0.0%            48.4%
2011 .........   1               $ 17.00        3,000           1.5%           61.0%             1.6%            50.0%
2012 .........   0               $  0.00            0           0.0%           61.0%             0.0%            50.0%
2013 .........   7               $ 26.59       27,948          13.6%           74.5%            22.6%            72.6%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain escrows of real estate taxes, insurance and replacement reserves. The loan documents also required the borrower to deposit with mortgagee at the origination date a sum of approximately $414,869 for tenant improvements and leasing commissions. In addition, the borrower is required to deposit with the mortgagee a sum of $5,000 monthly to fund a Shop Rite leasing reserve.

     Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagor designated lock box account. At any time during the term of the Spring Valley Market Place Loan upon the occurrence of an event of default under the loan documents, or one month prior to hyper-amortization or the failure by Shop Rite to give notice of its intention to renew its lease by December 2006, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Hyper-amortization. Commencing on the anticipated repayment date of November 11, 2013, if the Spring Valley Market Place Loan is not paid in full, the Spring Valley Market Place Loan enters into a hyper-amortization period through November 11, 2033. The interest rate applicable to the Spring Valley Market Place Loan during such hyper-amortization period will increase to the greater of the mortgage rate plus 3% or the treasury rate plus 3.0%.

     Management. The Spring Valley Market Place property is managed by DLC Management Corp. ("DLC"). DLC is a privately-owned developer and owner of shopping centers nationwide. Per Shopping Center World's April 2003 annual survey of the 100 largest shopping center owners, DLC is the country's 59th largest shopping center owner. DLC's holdings currently consist of 36 properties, totaling over 7,000,000 square feet, which are located in 18 states.


Chester Springs Shopping Center

     The Loan. The Mortgage Loan (the "Chester Springs Shopping Center Loan") is secured by a first mortgage encumbering the borrower's fee interest in an anchored retail center located in Chester, New Jersey. The Chester Springs Shopping Center Loan represents approximately 2.2% of the Cut-Off Date Pool Balance. The Chester Springs Shopping Center Loan was originated on October 1, 2003 and has a principal balance as of the Cut-Off Date of $24,949,094.

     The Chester Springs Shopping Center Loan has a remaining term of 118 months and matures on October 1, 2013. The Chester Springs Shopping Center Loan may be prepaid on or after September 1, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     The Borrower. The borrower is Chester Springs SC, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chester Springs Shopping Center Loan. The sponsor of the borrower is Ramco-Gershenson Properties, LP., an affiliate of Ramco-Gershenson Properties Trust ("RPT"), a Maryland REIT. The principals of RPT have been acquiring and managing commercial real estate for more than 45 years. RPT's portfolio consists of 59 shopping centers, with a combined square footage of approximately 11.5 million square feet, located in twelve states.

     The Property. The Mortgaged Property is an approximately 224,138 square foot anchored retail center situated on approximately 22.7 acres. The Mortgaged Property was constructed in 1978 and renovated in 1998. The Mortgaged Property is located in Chester, New Jersey, within the Newark, New Jersey metropolitan statistical area. As of September 1, 2003, the occupancy rate for the Mortgaged Property securing the Chester Springs Shopping Center Loan was approximately 100.0%.

     The largest tenant is Village Supermarket, Inc. dba Shop Rite ("Village Supermarket"), occupying approximately 60,960 square feet, or approximately 27.2% of the net rentable area. Village Supermarket operates approximately 20 Shop Rite locations in New Jersey. The Village Supermarket lease expires in November 2016. The second largest tenant is Staples, Inc. ("Staples"), occupying approximately 20,800 square feet, or approximately 9.3% of the net rentable area. Staples is an office supplies retailer with 1,488 stores in the United States and worldwide. As of November 17, 2003, Staples was rated "Baa2" (Moody's), "BBB-" (S&P) and "BBB" (Fitch). The Staples lease expires in January 2008. The third largest tenant is Xercise, Inc. ("Xercise, Inc.") occupying approximately 17,849 square feet, or approximately 8.0% of the net rentable area. Xercise Inc. operates as the health club, Excellence in Exercise, and operates an additional health club in New Jersey. The Excellence in Exercise lease expires in September 2006.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                                                     % OF NET
                                       RATINGS*       NET RENTABLE   RENTABLE
TENANT                            MOODY'S/S&P/FITCH     AREA (SF)      AREA
-------------------------------- ------------------- -------------- ----------
Shop Rite ......................       NR/NR/NR           60,960        27.2%
Staples ........................    Baa2/BBB-/BBB         20,800         9.3
Excellence in Exercise .........       NR/NR/NR           17,849         8.0
Mars Stores of Chester .........       NR/NR/NR           14,388         6.4
CVS Corporation ................       A2/A/NR            13,724         6.1
                                                          ------        ----
TOTAL ..........................                         127,721        57.0%
                                                         =======        ====



                                                                            % OF
                                   ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                            RENT PSF   ACTUAL RENT     RENT       EXPIRATION
-------------------------------- ---------- ------------- ---------- ---------------
Shop Rite ......................  $  9.11    $  555,498       19.0%   November 2016
Staples ........................  $  9.50       197,600        6.8    January 2008
Excellence in Exercise .........  $ 10.08       180,000        6.2   September 2006
Mars Stores of Chester .........  $ 10.96       157,718        5.4   September 2016
CVS Corporation ................  $  4.22        57,893        2.0      July 2008
                                             ----------       ----
TOTAL ..........................             $1,148,709       39.3%
                                             ==========       ====

---------
* Certain credit ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:





                                   WA BASE                                   CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING        ROLLING       ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   -----------   ----------   -------------   --------------   -------------   ----------------
2003 .........         4           $ 13.26       10,855           4.8%            4.8%             4.9%             4.9%
2004 .........         2           $ 19.06        2,106           0.9%            5.8%             1.4%             6.3%
2005 .........         5           $ 18.69       12,194           5.4%           11.2%             7.8%            14.1%
2006 .........         6           $ 14.52       32,107          14.3%           25.5%            16.0%            30.1%
2007 .........         8           $ 21.34       14,450           6.4%           32.0%            10.6%            40.6%
2008 .........         8           $ 10.42       58,311          26.0%           58.0%            20.8%            61.4%
2009 .........         1           $ 23.00        3,024           1.3%           59.4%             2.4%            63.8%
2010 .........         0           $  0.00            0           0.0%           59.4%             0.0%            63.8%
2011 .........         2           $ 19.50        5,750           2.6%           61.9%             3.8%            67.7%
2012 .........         0           $  0.00            0           0.0%           61.9%             0.0%            67.7%
2013 .........         2           $ 19.32        7,055           3.1%           65.1%             4.7%            72.3%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents required the borrower to deposit with mortgagee at the closing of the Chester Springs Shopping Center Loan, a sum of $150,000 to address certain environmental issues at the Mortgaged Property. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The loan documents do not require a lock box account.

     Environmental. The borrower has entered into an agreement with the New Jersey Department of Environmental Protection to investigate and, if necessary, clean up dry cleaning chemicals-related contamination at the property. The borrower has submitted a claim under its pollution legal liability policy for this contamination, and the insurer, a subsidiary of AIG, has agreed to cover the claim if remediation is required, subject to a $50,000 deductible.

     Management. Ramco-Gershenson Inc. is the property manager for the Mortgaged Property securing the Chester Springs Shopping Center Loan. The property manager is affiliated with the borrower.


T.J. Maxx Plaza

     The Loan. The Mortgage Loan (the "T.J. Maxx Plaza Loan") is secured by a first mortgage encumbering the borrower's fee interest in an anchored retail center located in Sacramento, California. The T.J. Maxx Plaza Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The T.J. Maxx Plaza Loan was originated on October 28, 2003 and has a principal balance as of the Cut-Off Date of $24,600,000. The T.J. Maxx Plaza Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The T.J. Maxx Plaza Loan has a remaining term of 59 months to its anticipated repayment date of November 11, 2008. The T.J. Maxx Plaza Loan may be prepaid on or after September 11, 2008, and permits defeasance with United States government obligations beginning four years after its first payment date.

     The Borrower. The borrower is Roseville Plaza, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the T.J. Maxx Plaza Loan. The sponsors of the borrower are two principals of the the Hill Companies, LLC ("Hill Companies"), Jim Hill and Steve Heath. The Hill Companies focus on the acquisition of real estate projects of all types with particular focus on commercial and multifamily assets. Mr. Hill and Mr. Heath combined have approximately 40 years of real estate investment experience.

     The Property. The Mortgaged Property is an approximately 126,768 square foot anchored retail center situated on approximately 11.2 acres. The Mortgaged Property was constructed in 1987. The Mortgaged Property is located in Sacramento, California, within the Sacramento-Yolo, California metropolitan statistical area. As of October 31, 2003, the occupancy rate for the Mortgaged Property securing the T.J. Maxx Plaza Loan was approximately 97.9%.

     The largest tenant is T.J. Maxx ("T.J. Maxx") occupying approximately 25,200 square feet, or approximately 19.9% of the net rentable area. T.J. Maxx sells brand-name family apparel, accessories, women's shoes, domestics, giftware, and jewelry at discount prices at more than 1,840 stores nationwide. As of November 24, 2003, The TJX Companies, Inc. was rated "A3" (Moody's) and "A" (S&P). The T.J. Maxx lease expires in January 2008. The second largest tenant is Dunn-Edwards Paints ("Dunn-Edwards Paints"), occupying approximately 9,200 square feet, or approximately 7.3% of the net rentable area. Dunn-Edwards Paints manufactures paints, varnishes, lacquers, enamels, and other paint-related products, and operates stores throughout Arizona, California, Nevada, New Mexico and Texas. The Dunn-Edwards Paints lease expires in October 2008. The third largest tenant is Aaron Brothers ("Aaron Brothers"), occupying approximately 7,500 square feet, or approximately 5.9% of the net rentable area. Aaron Brothers, a subsidiary of Michaels Stores, Inc. ("Michaels") sells art and hobby supplies, decor, frames, needlecraft kits, party supplies, seasonal products, and silk and dried flowers. As of November 24, 2003, Michaels was rated "Ba1" (Moody's) and "BB+" (S&P). The Aaron Brothers lease expires in October 2007.

     The following table presents information relating to the major tenants at the Mortgaged Property:



                                                            % OF NET                             % OF
                              RATINGS*       NET RENTABLE   RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
TENANT                   MOODY'S/S&P/FITCH     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT     EXPIRATION
----------------------- ------------------- -------------- ---------- ---------- ------------- -------- --------------
T.J. Maxx .............       A3/A/NR           25,200         19.9%   $  6.50      $163,800      6.8%   January 2008
Dunn-Edwards Paints ...       NR/NR/NR           9,200          7.3    $ 19.80       182,160      7.6    October 2008
Aaron Brothers ........      Ba1/BB+/NR          7,500          5.9    $  9.52        71,424      3.0    October 2007
Lakeshore Learning ....       NR/NR/NR           7,200          5.7    $ 21.00       151,200      6.3     June 2013
Leather Factory .......       NR/NR/NR           6,250          4.9    $ 30.00       187,500      7.8      May 2007
                                                ------         ----                 --------     ----
TOTAL .................                         55,350         43.7%                $756,084     31.4%
                                                ======         ====                 ========     ====

---------
* Certain ratings are those of the parent company whether or not the parent guarantees the lease.


     The following table presents information relating to the lease rollover schedule at the Mortgaged Property:




                                   WA BASE                                   CUMULATIVE %     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         OF SF            RENT          ACTUAL RENT
YEAR                ROLLING        ROLLING       ROLLING     SF ROLLING*       ROLLING*         ROLLING*         ROLLING*
--------------   -------------   -----------   ----------   -------------   --------------   -------------   ----------------
2003 .........         2           $ 23.67        2,800          2.2 %            2.2 %            2.7%              2.7%
2004 .........         7           $ 24.07       10,916           8.6%            10.8%           10.9%             13.6%
2005 .........         8           $ 22.23       20,622          16.3%            27.1%           19.0%             32.7%
2006 .........         5           $ 24.33       11,916           9.4%            36.5%           12.0%             44.7%
2007 .........         6           $ 21.94       25,015          19.7%            56.2%           22.8%             67.4%
2008 .........         5           $ 12.45       40,056          31.6%            87.8%           20.7%             88.1%
2009 .........         0           $  0.00            0           0.0%            87.8%            0.0%             88.1%
2010 .........         1           $ 24.00        3,298           2.6%            90.4%            3.3%             91.4%
2011 .........         1           $ 24.60        2,270           1.8%            92.2%            2.3%             93.7%
2012 .........         0           $  0.00            0           0.0%            92.2%            0.0%             93.7%
2013 .........         1           $ 21.00        7,200           5.7%            97.9%            6.3%            100.0%

---------
* Calculated based on approximate square footage occupied by each tenant.


     Escrows. The loan documents provide for certain escrows of real estate taxes and insurance and provide for replacement reserves. In addition, the loan documents require the borrower to deposit with mortgagee at the closing of the T.J. Maxx Plaza Loan, a sum of $490,000 for tenant improvements and leasing commissions. See Annex A-3 to the prospectus supplement for information regarding escrow reserves.

     Lockbox Account. Upon the anticipated repayment date of November 11, 2008 or at any time during the term of the T.J. Maxx Plaza Loan in the event of a default, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lockbox account.

     Hyper-amortization. Commencing on the anticipated repayment date of November 11, 2008, if the T.J. Maxx Plaza Loan is not paid in full, the T.J. Maxx Plaza Loan enters into a hyper-amortization period through November 11, 2033. The interest rate applicable to the T.J. Maxx Plaza Loan during such hyper-amortization period will increase to the greater of the mortgage rate plus 2.5% or the treasury rate plus 2.5%, in each case subject to an annual increase of 0.25%.

     Management. GRE Management Services, Inc. ("GRE") is the property manager for the Mortgaged Property securing the T.J. Maxx Plaza Loan. GRE has approximately 50 years experience in development, leasing, management, acquisition and sales of commercial real estate and has been providing property management services to outside clients for fifteen years. Currently GRE manages approximately 567,000 square feet of commercial space.

Bellamay Grand
----------------------------------------------------------------------
                PROPERTY INFORMATION

  Number of Mortgaged Real Properties .............           1
  Location (City, State) .......................... Gainesville, FL
  Property Type ...................................  Multifamily --
                                                       Conventional
  Size (Units) ....................................             360
  Occupancy as of October 27, 2003 ................           95.3%
  Year Built/Year Renovated .......................         2001/NA
  Appraisal Value .................................     $27,270,000
  Underwritten Occupancy ..........................           94.0%
  Underwritten Revenues ...........................     $ 3,229,747
  Underwritten Total Expenses .....................     $ 1,138,609
  Underwritten Net Operating Income (NOI) .........     $ 2,091,138
  Underwritten Net Cash Flow (NCF) ................     $ 2,001,138
----------------------------------------------------------------------


----------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................         LaSalle
  Cut-Off Date Balance ............................     $21,800,000
  Percentage of Cut-Off Date Pool Balance .........            1.9%
  Cut-Off Date Loan Balance Per Unit ..............     $    60,556
  Number of Mortgage Loans ........................               1
  Type of Security ................................             Fee
  Mortgage Rate ...................................          5.585%
  Original Term/Amortization ......................         120/348
  Remaining Term/Amortization .....................         120/348
  Cut-Off Date LTV ................................           79.9%
  Maturity Date LTV ...............................           67.6%
  Underwritten DSCR on NOI ........................           1.38x
  Underwritten DSCR on NCF ........................           1.32x
----------------------------------------------------------------------


                                                 APPROXIMATE UNIT      APPROXIMATE NET       % OF NET       ASKING RENTAL
UNIT MIX                           NO. OF UNITS       SIZE (SF)      RENTABLE AREA (SF)   RENTABLE AREA         RANGE
--------------------------------- -------------- ------------------ -------------------- --------------- ------------------
1-BR/2-BA .......................        72               782               56,304             15.6%       $     705-$705
2-BR/2-BA .......................       252             1,008              254,016             70.4        $     740-$830
3-BR/2-BA .......................        36             1,404               50,544             14.0        $ 1,020-$1,020
                                        ---                                -------            -----
TOTAL/WEIGHTED AVERAGE ..........       360             1,002              360,864            100.0%       $ 800/$0.80/SF
                                        ===                                =======            =====        ==============

Bellair Plaza

----------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........                 1
  Location (City/State) .......................  Daytona Beach, FL
  Property Type ............................... Retail -- Anchored
  Size (SF) ...................................            345,995
  Occupancy as of October 28, 2003 ............              71.3%
  Year Built/Year Renovated ...................          1960/2002
  Appraisal Value .............................        $34,130,000
  Underwritten Occupancy ......................              68.5%
  Underwritten Revenues .......................        $ 3,096,798
  Underwritten Total Expenses .................        $   994,641
  Underwritten Net Operating Income
    (NOI) .....................................        $ 2,102,156
  Underwritten Net Cash Flow (NCF) ............        $ 1,958,402
----------------------------------------------------------------------



----------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................      Citigroup
  Cut-Off Date Balance ............................    $21,779,381
  Percentage of Cut-Off Date Pool Balance .........           1.9%
  Cut-off Date Loan Balance Per SF ................    $        63
  Number of Mortgage Loans ........................              1
  Type of Security ................................            Fee
  Mortgage Rate ...................................         5.400%
  Original Term/Amortization ......................        120/360
  Remaining Term/Amortization .....................        116/356
  Cut-Off Date LTV ................................          63.8%
  Maturity Date LTV ...............................          53.4%
  Underwritten DSCR on NOI ........................          1.43x
  Underwritten DSCR on NCF ........................          1.33x
----------------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:


                                                                % OF NET                                               % OF
                                  RATINGS(1)      NET RENTABLE   RENTABLE       ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH     AREA (SF)      AREA        RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------- ------------------- -------------- ----------    ---------- ------------- ---------- --------------
Publix .....................       NR/NR/NR           44,270        12.8%      $  8.80    $  389,576       10.8%   January 2022
Beall's Department Store ...       NR/NR/NR           40,000        11.6       $  7.00       280,000        7.7     April 2016
Bellair Lanes ..............       NR/NR/NR           30,225         8.7       $  4.11       124,177        3.4    October 2008
Beall's Outlet Store .......       NR/NR/NR           21,190         6.1       $  5.24       111,000        3.1     April 2008
Walgreens(2) ...............      Aa3/A+/NR           15,120         4.4       $ 17.20       260,000        7.2     July 2061
                                                      ------        ----                  ----------       ----
TOTAL ......................                         150,805        43.6%                 $1,164,753       32.2%
                                                     =======        ====                  ==========       ====

---------
(1) Certain credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2) The Walgreens lease has a term of 60 years and expires in July 2061; however, the tenant has a lease termination option beginning in the 240th month through the 300th month of the lease.

Miller Place Shopping Center


--------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........                  1
  Location (City/State) .......................   Miller Place, NY
  Property Type ............................... Retail -- Anchored
  Size (SF) ...................................             95,665
  Occupancy as of September 18, 2003 ..........              90.7%
  Year Built/Year Renovated ...................            2002/NA
  Appraisal Value .............................        $25,200,000
  Underwritten Occupancy ......................              89.5%
  Underwritten Revenues .......................        $ 2,582,009
  Underwritten Total Expenses .................        $   608,223
  Underwritten Net Operating Income
    (NOI) .....................................        $ 1,973,786
  Underwritten Net Cash Flow (NCF) ............        $ 1,942,520
--------------------------------------------------------------------



--------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................   Citigroup
  Cut-Off Date Balance ............................ $20,219,345
  Percentage of Cut-Off Date Pool Balance .........        1.8%
  Cut-off Date Loan Balance Per SF ................ $       211
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      5.870%
  Original Term/Amortization ......................     120/360
  Remaining Term/Amortization .....................     119/359
  Cut-Off Date LTV ................................       80.2%
  Maturity Date LTV ...............................       67.9%
  Underwritten DSCR on NOI ........................       1.37x
  Underwritten DSCR on NCF ........................       1.35x
--------------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:




                                                            NET      % OF NET      ACTUAL                    % OF
                                          RATINGS*        RENTABLE   RENTABLE       RENT        ACTUAL      ACTUAL    DATE OF LEASE
TENANT                               MOODY'S/S&P/FITCH   AREA (SF)     AREA         PSF          RENT        RENT       EXPIRATION
----------------------------------- ------------------- ----------- ----------  ----------- ------------- ---------- ---------------
Stop & Shop .......................      B1/BB-/BB-        67,715       70.8%   $ 23.48      $1,589,730       69.6%    March 2023
Ruby Tuesday ......................       NR/NR/NR          6,090        6.4    $ 21.35         130,000        5.7   September 2013
Washington Mutual Bank ............       A2/A-/A           3,500        3.7    $ 25.00          87,500        3.8     March 2013
La Casa Pizzeria & Restaurant Inc..       NR/NR/NR          3,500        3.7    $ 25.00          87,500        3.8     April 2012
R & T Enterprises .................       NR/NR/NR          2,000        2.1    $ 25.00          50,000        2.2      July 2012
                                                           ------       ----                 ----------       ----
TOTAL .............................                        82,805       86.6%                $1,944,730       85.1%
                                                           ======       ====                 ==========       ====


* Certain credit ratings are those of the parent company whether or not the parent guarantees the lease.

Birkdale Commons


--------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........                 1
  Location (City, State) ...................... Myrtle Beach , SC
  Property Type ...............................    Multifamily --
                                                     Conventional
  Size (Units) ................................               312
  Occupancy as of September 22, 2003 ..........             95.2%
  Year Built/Year Renovated ...................           2002/NA
  Appraisal Value .............................       $23,000,000
  Underwritten Occupancy ......................             87.5%
  Underwritten Revenues .......................       $ 2,710,893
  Underwritten Total Expenses .................       $   893,044
  Underwritten Net Operating Income
    (NOI) .....................................       $ 1,817,849
  Underwritten Net Cash Flow (NCF) ............       $ 1,739,849
--------------------------------------------------------------------

--------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................        LaSalle
  Cut-Off Date Balance ............................    $18,179,357
  Percentage of Cut-Off Date Pool Balance .........           1.6%
  Cut-Off Date Loan Balance Per Unit ..............    $    58,267
  Number of Mortgage Loans ........................              1
  Type of Security ................................            Fee
  Mortgage Rate ...................................         5.310%
  Original Term/Amortization ......................        120/360
  Remaining Term/Amortization .....................        119/359
  Cut-Off Date LTV ................................          79.0%
  Maturity Date LTV ...............................          65.7%
  Underwritten DSCR on NOI ........................          1.50x
  Underwritten DSCR on NCF ........................          1.43x
--------------------------------------------------------------------


                                                  APPROXIMATE UNIT SIZE     APPROXIMATE NET       % OF NET       ASKING RENTAL
UNIT MIX                           NO. OF UNITS            (SF)           RENTABLE AREA (SF)   RENTABLE AREA         RANGE
--------------------------------- -------------- ----------------------- -------------------- --------------- ------------------
1-BR/1-BA .......................        84                 787                  66,108             21.4%     $    680-$680
2-BR/2-BA .......................       156                 989                 154,284             49.9%     $    780-$780
3-BR/2-BA .......................        72               1,229                  88,488             28.6%     $    940-$940
                                        ---                                     -------            -----
TOTAL/WEIGHTED AVERAGE ..........       312                 990                 308,880            100.0%     $ 790/$0.80/SF
                                        ===                                     =======            =====

Atlantic Palms


--------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........                    1
  Location (City/State)                         North Charleston, SC
  Property Type ...............................       Multifamily --
                                                        Conventional
  Size (Units) ................................                  312
  Occupancy as of September 24, 2003 ..........                90.7%
  Year Built/Year Renovated ...................              2001/NA
  Appraisal Value .............................          $22,510,000
  Underwritten Occupancy ......................                90.0%
  Underwritten Revenues .......................          $ 2,728,708
  Underwritten Total Expenses .................          $   998,665
  Underwritten Net Operating Income
    (NOI) .....................................          $ 1,730,043
  Underwritten Net Cash Flow (NCF) ............          $ 1,652,043
--------------------------------------------------------------------

--------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................          LaSalle
  Cut-Off Date Balance ............................      $18,000,000
  Percentage of Cut-Off Date Pool Balance .........             1.6%
  Cut-off Date Loan Balance Per Unit ..............      $    57,692
  Number of Mortgage Loans ........................                1
  Type of Security ................................              Fee
  Mortgage Rate ...................................           5.560%
  Original Term/Amortization ......................          120/360
  Remaining Term/Amortization .....................          120/360
  Cut-Off Date LTV ................................            80.0%
  Maturity Date LTV ...............................            70.0%
  Underwritten DSCR on NOI ........................            1.40x
  Underwritten DSCR on NCF ........................            1.34x
--------------------------------------------------------------------


                                                   APPROXIMATE      APPROXIMATE NET       % OF NET       ASKING RENTAL
UNIT MIX                          NO. OF UNITS   UNIT SIZE (SF)   RENTABLE AREA (SF)   RENTABLE AREA         RANGE
-------------------------------- -------------- ---------------- -------------------- --------------- ------------------
1-BR/1-BA ......................        78              830              64,740             19.7%     $    670-$670
2-BR/2-BA ......................       162            1,063             172,206             52.4      $    730-$845
3-BR/2-BA ......................        72            1,270              91,440             27.8      $    905-$905
                                       ---                              -------            -----
TOTAL/WEIGHTED AVERAGE .........       312            1,053             328,386            100.0%     $ 770/$0.73/SF
                                       ===                              =======            =====

Pavilion Crossings I


--------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........                1
  Location (City, State) ......................    Charlotte, NC
  Property Type ...............................   Multifamily --
                                                    Conventional
  Size (Units) ................................              288
  Occupancy as of October 31, 2003 ............            88.5%
  Year Built/Year Renovated ...................          2001/NA
  Appraisal Value .............................      $20,600,000
  Underwritten Occupancy ......................            80.0%
  Underwritten Revenues .......................      $ 2,301,984
  Underwritten Total Expenses .................      $   959,616
  Underwritten Net Operating Income
    (NOI) .....................................      $ 1,342,368
  Underwritten Net Cash Flow (NCF) ............      $ 1,270,368
--------------------------------------------------------------------

--------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................    Wachovia
  Cut-Off Date Balance ............................ $16,250,000
  Percentage of Cut-Off Date Pool Balance .........        1.4%
  Cut-Off Date Loan Balance Per Unit .............. $    56,424
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      4.900%
  Original Term/Amortization ......................     120/360
  Remaining Term/Amortization .....................     115/360
  Cut-Off Date LTV ................................       78.9%
  Maturity Date LTV ...............................       68.1%
  Underwritten DSCR on NOI ........................       1.30x
  Underwritten DSCR on NCF ........................       1.23x
--------------------------------------------------------------------


     The following table presents information relating to the unit configuration of the Mortgaged Property.




                                                                   APPROXIMATE      % OF NET
                                    NO. OF       APPROXIMATE      NET RENTABLE      RENTABLE       ASKING RENTAL
UNIT MIX                             UNITS     UNIT SIZE (SF)       AREA (SF)      AREA (SF)           RANGE
--------------------------------   --------   ----------------   --------------   -----------   ------------------
1-BR/1-BA ......................      132             823            108,600          37.3%     $    645-$675
2-BR/2-BA ......................      132           1,119            147,642          50.7      $    805-$850
3-BR/2-BA ......................       24           1,452             34,848          12.0      $1,058-$1,058
                                      ---                            -------         -----
TOTAL/WEIGHTED AVERAGE .........      288           1,011            291,090         100.0%     $ 770/$0.76/SF
                                      ===                            =======         =====

Adagio Apartments


--------------------------------------------------------------------
                       PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........              1
  Location (City/State) .......................  Covington, WA
  Property Type ............................... Mutlifamily --
                                                  Conventional
  Size (Units) ................................            200
  Occupancy as of October 3, 2003 .............          92.5%
  Year Built/Year Renovated ...................        2003/NA
  Appraisal Value .............................   $18,900,000
  Underwritten Occupancy ......................          89.9%
  Underwritten Revenues .......................   $  2,196,548
  Underwritten Total Expenses .................   $    836,736
  Underwritten Net Operating Income
    (NOI) .....................................   $  1,359,812
  Underwritten Net Cash Flow (NCF) ............   $  1,309,812
--------------------------------------------------------------------


--------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................   Citigroup
  Cut-Off Date Balance ............................ $14,976,883
  Percentage of Cut-Off Date Pool Balance .........        1.3%
  Cut-off Date Loan Balance Per Unit .............. $    74,884
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      4.970%
  Original Term/Amortization ......................     108/360
  Remaining Term/Amortization .....................     107/359
  Cut-Off Date LTV ................................       79.2%
  Maturity Date LTV ...............................       66.9%
  Underwritten DSCR on NOI ........................       1.41x
  Underwritten DSCR on NCF ........................       1.36x

--------------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                               APPROXIMATE      APPROXIMATE        % OF NET
                                    NO. OF      UNIT SIZE      NET RENTABLE     RENTABLE AREA       ASKING RENTAL
UNIT MIX                             UNITS         (SF)          AREA (SF)           (SF)               RANGE
--------------------------------   --------   -------------   --------------   ---------------   ------------------
1-BR/1-BA ......................       68           784            53,312            28.1%       $    750-$900
2-BR/2-BA ......................       84           971            81,564            43.0        $  950-$1,020
3-BR/2-BA ......................       48         1,139            54,672            28.8        $1,125-$1,225
                                       --                          ------           -----
TOTAL/WEIGHTED AVERAGE .........      200           948           189,548           100.0%       $ 962/$1.02/SF
                                      ===                         =======           =====

Autumn Brook Apartments


-------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........              1
  Location (City, State) ......................   Dunwoody, GA
  Property Type ............................... Multifamily --
                                                  Conventional
  Size (Units) ................................            302
  Occupancy as of September 26, 2003 ..........          88.4%
  Year Built/Year Renovated ...................        1984/NA
  Appraisal Value .............................    $19,100,000
  Underwritten Occupancy ......................          85.5%
  Underwritten Revenues .......................    $ 2,419,679
  Underwritten Total Expenses .................    $ 1,238,290
  Underwritten Net Operating Income
    (NOI) .....................................    $ 1,181,389
  Underwritten Net Cash Flow (NCF) ............    $ 1,105,889
-------------------------------------------------------------------



-------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................    Wachovia
  Cut-Off Date Balance ............................ $13,450,629
  Percentage of Cut-Off Date Pool Balance .........        1.2%
  Cut-Off Date Loan Balance Per Unit .............. $    44,539
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      4.750%
  Original Term/Amortization ......................     120/360
  Remaining Term/Amortization .....................    117 /357
  Cut-Off Date LTV ................................       70.4%
  Maturity Date LTV ...............................       57.6%
  Underwritten DSCR on NOI ........................       1.40x
  Underwritten DSCR on NCF ........................       1.31x
-------------------------------------------------------------------

     The following table presents information relating to the unit configuration of the Mortgaged Property:


                                                                         APPROXIMATE        % OF NET            ASKING
                                                       APPROXIMATE      NET RENTABLE     RENTABLE AREA          RENTAL
UNIT MIX                            NO. OF UNITS     UNIT SIZE (SF)       AREA (SF)           (SF)               RATE
--------------------------------   --------------   ----------------   --------------   ---------------   ------------------
1-BR/1-BA ......................         100             1,075             107,500            29.9%         $         810
2-BR/2-BA ......................         202             1,250             252,500            70.1          $         875
                                         ---                               -------           -----
TOTAL/WEIGHTED AVERAGE .........         302             1,192             360,000           100.0%         $ 853/$0.72/SF
                                         ===                               =======           =====

Rolling Road Commerce Center & Mini-Storage


-------------------------------------------------------------------
                        PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........           1
  Location (City, State) ......................     Baltimore, MD
  Property Type ...............................      Mixed Use --
                                                Flex/Self Storage
  Size (SF) ...................................           230,350
  Occupancy as of October 21, 2003 ............             97.4%
  Year Built/Year Renovated ...................           2001/NA
  Appraisal Value .............................       $20,200,000
  Underwritten Occupancy ......................             92.0%
  Underwritten Revenues .......................       $ 2,503,042
  Underwritten Total Expenses .................       $   911,303
  Underwritten Net Operating
    Income (NOI) ..............................       $ 1,591,739
  Underwritten Net Cash Flow (NCF) ............       $ 1,500,131
-------------------------------------------------------------------


-------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................    Wachovia
  Cut-Off Date Balance ............................ $12,966,670
  Percentage of Cut-Off Date Pool Balance .........        1.1%
  Cut-Off Date Loan Balance Per SF ................ $        56
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      6.350%
  Original Term to ARD/Amortization ...............     120/300
  Remaining Term to ARD/Amortization ..............     118/298
  Cut-Off Date LTV ................................       64.2%
  Maturity Date LTV ...............................       50.4%
  Underwritten DSCR on NOI ........................      1.53x
  Underwritten DSCR on NCF ........................      1.44x
-------------------------------------------------------------------


                                                                 NET      % OF NET
                                               RATINGS         RENTABLE   RENTABLE
TENANT                                    MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------- ------------------- ----------- ----------
General Services Administration ........     Aaa/AAA/AAA        48,632       21.1%
Carisam -- Samuel Meisel & Co. Inc......       NR/NR/NR         27,600       12.0
DSI Distributing .......................       NR/NR/NR         16,200        7.0
Moran Materials ........................       NR/NR/NR         10,200        4.4
Sardi Design, LLC ......................       NR/NR/NR          9,000        3.9
W.W. Grainger, Inc. ....................       NR/NR/NR          9,000        3.9
                                                                ------       ----
TOTAL ..................................                       120,632       52.4%
                                                               =======       ====

                                            ACTUAL
                                             RENT        ACTUAL     % OF ACTUAL   DATE OF LEASE
TENANT                                       PSF          RENT          RENT        EXPIRATION
---------------------------------------- ----------- ------------- ------------- ---------------
General Services Administration ........   $ 13.63    $  662,854        27.8%     December 2012
Carisam -- Samuel Meisel & Co. Inc......   $  6.07       167,532         7.0     September 2008
DSI Distributing .......................   $  6.25       101,250         4.2        May 2008
Moran Materials ........................   $  6.25        63,750         2.7      February 2013
Sardi Design, LLC ......................   $  7.58        68,220         2.9        June 2007
W.W. Grainger, Inc. ....................   $  7.50        67,500         2.8       August 2006
                                                      ----------        ----
TOTAL ..................................              $1,131,106        47.4%
                                                      ==========        ====

In addition to the 151,244 square feet of total office space, the property also has 789 units of mini-storage space, which total approximately 79,106 square feet.

Penn Station Studios


-------------------------------------------------------------------
              PROPERTY INFORMATION

  Number of Mortgaged Real Properties .........                  1
  Location (City/State) .......................   Santa Monica, CA
  Property Type ............................... Office -- Suburban
  Size (SF) ...................................             75,336
  Occupancy as of September 8, 2003 ...........              89.5%
  Year Built/Year Renovated ...................          1973/1998
  Appraisal Value .............................        $19,300,000
  Underwritten Occupancy ......................              87.0%
  Underwritten Revenues .......................        $ 2,104,764
  Underwritten Total Expenses .................        $   462,771
  Underwritten Net Operating Income
    (NOI) .....................................        $ 1,641,993
  Underwritten Net Cash Flow (NCF) ............        $ 1,459,924
-------------------------------------------------------------------

-------------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

  Mortgage Loan Seller ............................   Citigroup
  Cut-Off Date Balance ............................ $12,800,000
  Percentage of Cut-Off Date Pool Balance .........        1.1%
  Cut-off Date Loan Balance Per SF ................ $       170
  Number of Mortgage Loans ........................           1
  Type of Security ................................         Fee
  Mortgage Rate ...................................      5.570%
  Original Term/Amortization ......................     108/360
  Remaining Term/Amortization .....................     106/360
  Cut-Off Date LTV ................................       66.3%
  Maturity Date LTV ...............................       59.4%
  Underwritten DSCR on NOI ........................      1.87x
  Underwritten DSCR on NCF ........................      1.66x
-------------------------------------------------------------------

     The following table presents information relating to the major tenants at the Mortgaged Property:



                                                                        % OF NET
                                         RATINGS*       NET RENTABLE   RENTABLE
TENANT                              MOODY'S/S&P/FITCH     AREA (SF)      AREA
---------------------------------- ------------------- -------------- ----------
Sony Computer Entertainment
 America, Inc. ...................       A1/A+/NR          19,268         25.6%
Summit Entertainment, LP .........       NR/NR/NR          13,782         18.3
Steelcase, Inc. ..................     Ba1/BBB-/NR         12,377         16.4
HLW International LLP ............       NR/NR/NR          11,411         15.1
Murphy O'Brien
 Communications ..................       NR/NR/NR           7,159          9.5
                                                           ------         ----
TOTAL ............................                         63,997         84.9%
                                                           ======         ====



                                                                            % OF
                                     ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                              RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------------- ---------- ------------- ---------- --------------
Sony Computer Entertainment
 America, Inc. ................... $ 23.64     $  455,412       24.3%     May 2009
Summit Entertainment, LP ......... $ 22.95        316,347       16.9    October 2008
Steelcase, Inc. .................. $ 22.77        281,878       15.0     July 2008
HLW International LLP ............ $ 27.82        317,483       16.9     March 2009
Murphy O'Brien
 Communications .................. $ 29.24        209,355       11.2   February 2004
                                               ----------       ----
TOTAL ............................             $1,580,476       84.3%
                                               ==========       ====

---------
* Certain credit ratings are those of the parent company whether or not the parent guarantees the lease.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Thirty-five (35) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 38.4% of the Cut-Off Date Pool Balance, were originated or acquired by Wachovia Bank, National Association ("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of September 30, 2003, Wachovia had total assets of approximately $389 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Sixty (60) of the Mortgage Loans (the "LaSalle Mortgage Loans"), representing 24.6% of the Cut-Off Date Pool Balance, were originated or acquired by LaSalle Bank National Association, a national banking association ("LaSalle"). LaSalle's principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of September 30, 2003, LaSalle had total assets of approximately $63 billion. LaSalle is acting as the Paying Agent, the Authenticating Agent and the Certificate Registrar. LaSalle is an affiliate of ABN AMRO Bank N.V., Chicago Branch, which is one of the mortgage loan sellers, and of ABN AMRO Incorporated, which is acting as an Underwriter for this transaction.

     Nineteen (19) of the Mortgage Loans (the "Citigroup Mortgage Loans"), representing 14.2% of the Cut-Off Date Pool Balance, were originated or acquired by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York that is primarily engaged in the business of purchasing and originating commercial mortgage loans. Citigroup is a subsidiary of Citigroup Financial Products, Inc. An affiliate of Citigroup, Citigroup Global Markets Inc., is acting as an Underwriter for this transaction.

     Two (2) of the Mortgage Loans (the "ABN AMRO Mortgage Loans"), representing 11.5% of the Cut-Off Date Pool Balance, were originated or acquired by ABN AMRO Bank N.V., Chicago Branch ("ABN AMRO Bank"). ABN AMRO Bank is a public company with limited liability engaged in the business of originating and securitizing U.S. commercial mortgage loans. ABN AMRO Bank N.V., Chicago Branch, is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of September 30, 2003, ABN AMRO Bank had total assets of approximately $15 billion. ABN AMRO Bank is an affiliate of LaSalle, which is acting as a Mortgage Loan Seller, the Paying Agent, the Authenticating Agent and the Certificate Registrar. An affiliate of ABN AMRO Bank, ABN AMRO Incorporated, is acting as an Underwriter for this transaction.

     Two (2) of the Mortgage Loans (the "Eurohypo Mortgage Loans"), representing 11.4% of the Cut-Off Date Pool Balance, were originated by Eurohypo AG, New York Branch. Eurohypo AG, New York Branch is the New York branch of a German banking corporation. Eurohypo AG, New York Branch is a German banking corporation focusing on real estate and public finance banking. Eurohypo AG, New York Branch has total assets of approximately 228.4 billion EUR ($261 billion) of which approximately 95.77 billion EUR ($109 billion) are real estate loans. Eurohypo AG, New York Branch has three offices in the United States located in New York, Chicago and Los Angeles with over 60 professionals concentrating on real estate investment banking. Eurohypo AG originates its loans in the United States through its New York branch.

     Wachovia has no obligation to repurchase or substitute any of the Citigroup Mortgage Loans, the LaSalle Mortgage Loans, the ABN AMRO Mortgage Loans or the Eurohypo Mortgage Loans, LaSalle has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Citigroup Mortgage Loans, the ABN AMRO Mortgage Loans or the Eurohypo Mortgage Loans, Citigroup has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the LaSalle Mortgage Loans, the ABN AMRO Mortgage Loans or the Eurohypo Mortgage Loans, ABN AMRO Bank has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Citigroup Mortgage Loans, the LaSalle Mortgage Loans or the Eurohypo Mortgage Loans, and Eurohypo has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the LaSalle Mortgage Loans, the ABN AMRO Mortgage Loans or the Citigroup Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Wachovia. All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Citigroup. All information concerning the LaSalle Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by LaSalle. All information concerning the ABN AMRO Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by ABN AMRO Bank. All information concerning the Eurohypo Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by Eurohypo.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, and a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (representing 0.9% of the Cut-Off Date Pool Balance sold to the Depositor by Wachovia, was originated by Mutual of New York and 2 Mortgage Loans (representing 0.4% of the Cut-Off Date Pool Balance) sold to the Depositor by Wachovia were originated by Cap Lease Funding LLC. In each case, the related Mortgage Loan Seller re-underwrote such Mortgage Loan to the related Mortgage Loan Seller's underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated or acquired by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Where a tenant is responsible for the payment of property taxes, this escrow may sometimes be waived.

    o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums. Where a tenant is responsible for the payment of insurance premiums, this escrow may sometimes be waived.

    o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

    o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; and (xiv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the Park City Center Loan, the 2003-C8 Trustee will hold the original documents related to the Park City Center Loan for the benefit of the trust fund formed by the 2003-C8 Pooling and Servicing Agreement and the Trust Fund formed by the Pooling and Servicing Agreement, other than the related Mortgage Notes that are not assets of the trust fund formed by the 2003-C8 Pooling and Servicing Agreement, which will be held (i) in the case of the Mortgage Note related to the Park City Center AB Companion Loan, by holder of the Park City Center AB Companion Loan and (ii) in the case of the Mortgage Note related to the Park City Center Loan, by the Trustee under the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (or, with respect to the Park City Center Loan, a breach under the applicable mortgage loan purchase agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C8) (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer, the Paying Agent or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter, and comfort letter transfer document (the "Core Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90 day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     To the extent set forth in the Pooling and Servicing Agreement the Trustee will promptly cause each of the assignments described in clauses (iv), (v) and
(x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Paying Agent have received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Paying Agent.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this Prospectus Supplement) was true and correct in all material respects as of the Cut-Off Date;

      (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

      (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

      (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

      (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

      (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

      (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

      (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph
   (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

      (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

      (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

      (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

      (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and in each case, which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling and Servicing Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses and the Mortgage Loan Seller is not liable for any such difference.

     In the event that the related borrower wants to defease an Early Defeasance Loan on or before the second anniversary of the Closing Date, the related Mortgage Loan Seller will be required to repurchase such Early Defeasance Loan from the trust prior to the date of such early defeasance at the applicable Purchase Price. In the event the applicable Mortgage Loan Seller fails to purchase the Early Defeasance Loan as required, the Special Servicer will sell such Early Defeasance Loan from the trust at the highest available price as soon as reasonably practicable and prior to the date of such early defeasance. In connection with such a repurchase or sale, the special servicer will effect a "qualified liquidation" of the applicable Early Defeasance Loan REMIC, within the meaning of Section 860F(a)(4) of the Code. The applicable Mortgage Loan Seller will be responsible for the payment of the amount, if any, by which the aggregate of the Purchase Price exceeds the proceeds received with respect to such sale and liquidation of such Early Defeasance Loan. There will be no yield maintenance payable on any repurchase of any Early Defeasance Loan by the related Mortgage Loan Seller.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary

Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.


                         SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Park City Center Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Park City Center Companion Loans) for the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing,
(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust or, if a Co-Lender Loan (other than the Park City Center Loan) and its related Companion Loan (a "Loan Pair") are involved, with view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Companion Loans related to the AB Mortgage Loans are subordinate to the applicable AB Mortgage Loans to and that the Meadows Mall Pari Passu Loan is pari passu in right of entitlement to payment to the Meadows Mall Loan the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor on a Mortgage Note (the foregoing referred to as the "Servicing Standard"). See "--Servicing of the Park City Center Loan" below for a description of the Servicing of the Park City Center Loan.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans (other than the Park City Center Loan). The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and Companion Loans (but excluding the Park City Center Loan and its respective Companion Loans). Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of an AB Companion
Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans, REO Properties and the Park City Center
Loan). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, and is our affiliate and one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia

Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of September 30, 2003, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 9,536 commercial and multifamily loans, totaling approximately $83.2 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     Lennar Partners, Inc., a Florida corporation, (the "Special Servicer") is a subsidiary of LNR Property Corporation ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans and REO Properties. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. As of April 30, 2003, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 14,800 assets in most states with an original face value of over $94 billion, most of which are commercial real estate assets. Included in this managed portfolio are $91 billion of commercial real estate assets representing 108 securitization transactions, for which the Special Servicer is servicer or special servicer.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default under the Pooling and Servicing Agreement, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z Certificates, the REMIC Residual Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be treated as one Class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating

Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.


     The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Park City Center Loan) or Companion Loan (other than the Park City Center Pari Passu Loan and the Park City Center AB Companion
Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment unless the Master Servicer has, on or prior to such 60th day, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any servicing advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any servicing advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a "Servicing Transfer Event").


     In general, as long as the related Co-Lender Loan (other than the Park City Center Loan) is owned by the Trust, each Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related Mortgage Note were a Certificateholder. If a Companion Loan (other than the Park City Center Pari Passu Loan or the Park City Center AB Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a

Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Park City Center Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan. If the Park City Center Pari Passu Loan becomes a specially serviced mortgage loan under the 2003-C8 Pooling and Servicing Agreement, the Park City Center Loan will become a specially serviced mortgage loan under the 2003-C8 Pooling and Servicing Agreement.

     If any amounts due under the AB Mortgage Loans or the related Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Park City Center Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Paying Agent with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (other than the Park City Center Loan) or Companion Loan (other than the Park City Center Pari Passu Loan or the Park City Center AB Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

      (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

      (b) with respect to any of the circumstances described in clauses (b),
   (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

      (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

      (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.


SERVICING OF THE PARK CITY CENTER LOAN

     The Park City Center Loan and any related REO Property are being serviced under the 2003-C8 Pooling and Servicing agreement and therefore the 2003-C8 Master Servicer and/or the 2003-C8 Trustee will generally make advances and remit collections on the Park City Center Loan to or on behalf of the Trust Fund. The servicing arrangements under the 2003-C8 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

     In that regard:

    o The 2003-C8 Master Servicer is Wachovia Bank, National Association and the 2003-C8 Special Servicer is Clarion Partners, LLC, who will respectively be the master servicer and the special servicer for the Park City Center Loan.

    o The 2003-C8 Trustee is Wells Fargo Bank Minnesota, N.A., who will be the mortgagee of record for the Park City Center Loan.

    o The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to
       (a) supervise the 2003-C8 Master Servicer, the 2003-C8 Special Servicer or 2003-C8 Trustee or (b) make servicing advances with respect to the Park City Center Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Park City Center Loan is dependent on its receipt of the corresponding information and collection from the 2003-C8 Master Servicer or the 2003-C8 Special Servicer.

    o After a Park City Center Threshold Event (as defined below), the Controlling Class Representative will generally share with the 2003-C8 Controlling Class Representative the rights given to the 2003-C8 Controlling Class Representative under the 2003-C8 Pooling and Servicing Agreement to direct the servicing of the Park City Center Loan. Prior to a Park City Center Threshold Event, the 2003-C8 Controlling Class Representative will not be entitled to exercise any of the rights and powers described in the 2003-C8 Pooling and Servicing Agreement with respect to the Park City Center Loan and, instead, the holder of the Park City Center AB Companion Loan or its designee will have the right to direct the servicing of the Park City Center Loan. See "--The Controlling Class Representative" below, provided that with respect to the Park City Center Loan, neither the 2003-C8 Controlling Class Representative nor the Controlling Class Representative will be entitled to approve (a) any termination of the related property manager, (b) any determination to allow the related borrower not to maintain terrorism insurance, or (c) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

    o Pursuant to the 2003-C8 Pooling and Servicing Agreement, the workout fee and liquidation fee with respect to the Park City Center Loan will be generally the same as under the Pooling and Servicing Agreement.

    o The Master Servicer will be required to make P&I Advances with respect to the Park City Center Loan that the 2003-C8 Master Servicer is required but fails to make, unless the 2003-C8 Master Servicer or the Master Servicer has determined that such advance would not be recoverable from collections on the Park City Center Loan.

    o If the 2003-C8 Master Servicer determines that a servicing advance it made with respect to the Park City Center Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1450%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0444% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to "Mortgage Loans" will include the Companion Loans.

     The Park City Center Loan will be serviced by the 2003-C8 Master Servicer. Notwithstanding the foregoing, the Master Servicer shall receive a Master Servicing Fee with respect to the Park City Center Loan at a Master Servicing Fee Rate of 0.02%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.0200% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and
(b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause
(a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period; provided, further, however, with respect to the 2 Mortgage Loans that have a Due Date on the 15th of each month, in the event of a Prepayment Interest Shortfall, the Master Servicer will deposit in the Certificate Account, without any right to reimbursement therefor, one full month of interest on such prepayment. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Liquidation Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.2500% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.0000% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset
(i) by a Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and

"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement), (ii) by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0000% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage

Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than the Park City Center Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, or (vii) impair the value or enforceability of a Lease Enhancement Policy.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Park City Center Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may
(i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class of Class X Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Paying Agent, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Park City Center Loan), subject to certain rights of the holders of the related Companion Loan, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Park City Center Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.


THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, and other than with respect to the Park City Center Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES-- Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

          (ix) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

          (x) any determination to allow a borrower not to maintain terrorism insurance; and

          (xi) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may, direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Allied Capital Corporation will be the initial Controlling Class Representative.

     Notwithstanding the foregoing, pursuant to the 2003-C8 Pooling and Servicing Agreement and the Park City Center Intercreditor Agreement, after a Park City Center Threshold Event, the Controlling Class Representative will generally share with the 2003-C8 Controlling Class Representative the rights given to the 2003-C8 Controlling Class Representative to direct the 2003-C8 Master Servicer and/or the 2003-C8 Special Servicer with respect to the servicing of the Park City Center Loan, the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan. In general, after a Park City Center Threshold Event, in the event that the 2003-C8 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Park City Center Loan, the 2003-C8 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event the 2003-C8 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the related Intercreditor Agreement and the 2003-C8 Pooling and Servicing Agreement provide that the 2003-C8 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the related Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2003-C8 Controlling Class Representative and the Controlling Class Representative in accordance with the related Intercreditor Agreement. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the Park City Center Loan" in this prospectus supplement.

     Notwithstanding the foregoing, if the unpaid principal amount of the Park City Center AB Companion Loan, as applicable, net of any existing related appraisal reduction amount with respect to the Park City Center Loan under the 2003-C8 Pooling and Servicing Agreement, the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan (calculated as if the Park City Center Loan, the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan were a single mortgage loan), is equal to or greater than 25% of the original unpaid principal amount of the Park City Center AB Companion Loan (a "Park City Center Threshold Event"), then (i) the controlling class representative under the 2003-C8 Pooling and Servicing Agreement (the "2003-C8 Controlling Class

Representative") or the Controlling Class Representative under the Pooling and Servicing Agreement will not be entitled to exercise any of the rights and powers described in the 2003-C8 Pooling and Servicing Agreement with respect to the Park City Center Loan, the Park City Center Pari Passu Loan or the Park City Center AB Companion Loan and, instead, the holder of the Park City Center AB Companion Loan or its designee will be entitled to exercise the same or similar rights and powers with respect to the Park City Center Loan, the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan and (ii) subject to the requirements of the 2003-C8 Pooling and Servicing Agreement and the Park City Center Intercreditor Agreement, the holder of the Park City Center AB Companion Loan, as applicable, or its designee will be entitled to direct the 2003-C8 Special Servicer with respect to the acceptance of a discounted payoff with respect to the Park City AB Companion Loan, the modification, extension, amendment or waiver of any material non-monetary term of the Park City Center Loan, the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan if a servicing transfer event occurs under the 2003-C8 Pooling and Servicing Agreement, and any release of collateral for the Park City Center Loan, the Park City Center Pari Passu Loan and the Park City Center AB Companion Loan (other than in accordance with the related Mortgage Loan documents). In addition, subject to the requirements of the preceding paragraphs and the immediately preceding sentence, the holder of the Park City Center AB Companion Loan or its designee will also be entitled to direct the 2003-C8 Special Servicer with respect to the renewal or replacement of then existing insurance policies or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents (to the extent the related lender's consent is required under the related Mortgage Loan documents), any approval of material capital expenditures (to the extent the related lender's consent is required under the related Mortgage Loan documents) or any waiver of default interest or any late payment charges. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of the Meadows Mall Companion Loan or an advisor on its behalf will generally share all of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or the Special Servicer with respect to the servicing of the Meadows Mall Loan.

     Notwithstanding the foregoing, if the unpaid principal amount of each of the AB Companion Loans related to the Villas at Rancho Palos Verdes Loan and the Columbia Corporate Center Loan, net of any existing related appraisal reductions allocated to the related AB Companion Loan, any realized losses and payments of principal, is equal to or greater than 25% of the original unpaid principal amount of the related AB Companion Loan, then (i) the Controlling Class Representative will not be entitled to exercise any of the rights and powers described above with respect to the related Loan Pair and, instead, the holder of the related AB Companion Loan or its designee will be entitled to exercise the same or similar rights and powers with respect to the related Loan Pair, subject to certain restrictions if the borrower or an affiliate is the holder of the related AB Companion Loan. See "DESCRIPTION OF THE MORTGAGE POOL-Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of the Arbors of Pleasant Valley Companion Loan may exercise certain approval rights relating to a modification of such Arbors of Pleasant Valley Companion Loan that materially and adversely affects the holder of such Arbors of Pleasant Valley Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements" in this prospectus supplement.

     In addition, the holder of the Sav-on - Norwalk AB Companion Loan may exercise certain approval rights relating to a modification of such Companion Loan that materially and adversely affects the holder of such Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Sav-on - Norwalk AB Companion Loan may exercise certain approval rights relating to a modification of the Sav-on - Norwalk Loan or the Sav-on - Norwalk AB Companion Loan that materially and adversely affects the holder of such Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Servicing Provisions of the Intercreditor Agreements" in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.


DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Park City Center Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan (other than the Park City Center Loan) becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors to purchase the related Mortgage Loan) (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     In the event the Park City Center Loan becomes a "Defaulted Mortgage Loan" (as determined under the 2003-C8 Pooling and Servicing Agreement), the holder of the Park City Center AB Companion Loan will have an assignable option to purchase the defaulted Park City Center Loan at the option price determined under the 2003-C8 Pooling and Servicing Agreement. If such purchase option is not exercised within 45 days of the Park City Center Loan becoming a Defaulted Mortgage Loan, then the purchase option shall be assigned to the holder of the Park City Center Pari Passu Loan for 8 days, and if not exercised within such 8-day period, then such purchase option shall be assigned to the Majority

Subordinate Certificateholder for 7 days. If such purchase option is not exercised within such 7-day period, then such purchase option shall be assigned to the Special Servicer for 15 days.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     Any person exercising the related purchase option with respect to the Park City Center Pari Passu Loan pursuant to the terms of the 2003-C8 Pooling and Servicing Agreement will also be required to purchase the Park City Center Loan at the option price set forth in the 2003-C8 Pooling and Servicing Agreement (with respect to the purchase of the Park City Center Loan).

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer, the Trustee and the Paying Agent not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Paying Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer , the Paying Agent or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor, the Paying Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the certificate account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Park City Center Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2004, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Park City Center Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Park City Center Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C9 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class X-P Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-C and Class X-P Certificates (collectively, the "Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities

Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Paying Agent through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Paying Agent to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, the Paying Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this Prospectus Supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.


CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:


                                                                  CLOSING DATE     PERCENTAGE OF
                                                                   CERTIFICATE     CUT-OFF DATE
                    CLASS OF CERTIFICATES                            BALANCE       POOL BALANCE
--------------------------------------------------------------   --------------   --------------
Class A-1 Certificates .......................................   $108,367,000          9.430%
Class A-2 Certificates .......................................   $123,823,000         10.775%
Class A-3 Certificates .......................................   $210,302,000         18.300%
Class A-4 Certificates .......................................   $508,476,000         44.246%
Class B Certificates .........................................   $ 34,476,000          3.000%
Class C Certificates .........................................   $ 17,238,000          1.500%
Class D Certificates .........................................   $ 33,039,000          2.875%
Class E Certificates .........................................   $ 14,366,000          1.250%
Non-Offered Certificates (other than Class X Certificates) ...   $ 99,124,695          8.625%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class X Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $1,149,206,057 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

     (1) until the Distribution Date in June 2004, the sum of (a) the lesser of $103,235,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (2) after the Distribution Date in June 2004 through and including the Distribution Date in December 2004, the sum of (a) the lesser of $97,127,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (3) after the Distribution Date in December 2004 through and including the Distribution Date in June 2005, the sum of (a) the lesser of $71,648,000 and the Certificate Balance of the Class A-1 Certificates
          (b) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (4) after the Distribution Date in June 2005 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $43,501,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (5) after the Distribution Date in December 2005 through and including the Distribution Date in June 2006, the sum of (a) the lesser of $15,367,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (6) after the Distribution Date in June 2006 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $112,093,000 and the Certificate Balance of the Class A-2 Certificates and (b) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (7) after the Distribution Date in December 2006 through and including the Distribution Date in June 2007, the sum of (a) the lesser of $85,318,000 and the Certificate Balance of the Class A-2 Certificates and (b) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (8) after the Distribution Date in June 2007 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $59,682,000 and the Certificate Balance of the Class A-2 Certificates and (b) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (9) after the Distribution Date in December 2007 through and including the Distribution Date in June 2008, the sum of (a) the lesser of $27,366,000 and the Certificate Balance of the Class A-2 Certificates and (b) the aggregate Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates;

     (10) after the Distribution Date in June 2008 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $94,248,000 and the Certificate Balance of the Class A-3 Certificates and (b) the aggregate Certificate Balances of the Class A-4, Class B, Class C, Class D and Class E Certificates;

     (11) after the Distribution Date in December 2008 through and including the Distribution Date in June 2009, the sum of (a) the lesser of $74,073,000 and the Certificate Balance of the Class A-3 Certificates and (b) the aggregate Certificate Balances of the Class A-4, Class B, Class C, Class D and Class E Certificates;

     (12) after the Distribution Date in June 2009 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $54,794,000 and the Certificate Balance of the Class A-3 Certificates,
          (b) the aggregate Certificate Balances of the Class A-4, Class B, Class C and Class D Certificates and (c) the lesser of $13,754,000 and the Certificate Balance of the Class E Certificates;

     (13) after the Distribution Date in December 2009 through and including the Distribution Date in June 2010, the sum of (a) the lesser of $35,795,000 and the Certificate Balance of the Class A-3 Certificates,
          (b) the aggregate Certificate Balances of the Class A-4, Class B, Class C and Class D Certificates and (c) the lesser of $6,599,000 and the Certificate Balance of the Class E Certificates;

     (14) after the Distribution Date in June 2010 through and including the Distribution Date in December 2010, the sum of (a) the lesser of $454,784,000 and the Certificate Balance of the Class A-4 Certificates, (b) the aggregate Certificate Balances of the Class B and Class C Certificates and (c) the lesser of $32,840,000 and the Certificate Balance of the Class D Certificates; and

     (15) after the Distribution Date in December 2010, $0.

     The initial Notional Amount of the Class X-P Certificates will be $1,044,955,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order (except with respect to the Class A-1, Class A-2, Class A--3 and Class A-4, Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.0493% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in December 2010, the "Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

     (1) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over
          (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (2) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (3) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

     (4) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

     For each Distribution Date after the Distribution Date in December 2010, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Sequential Pay Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.8930% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in December 2010, the "Class X-P Strip Rate" for each Class X-P Component will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this Prospectus Supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in December 2010, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 3 Mortgage Loans (loan numbers 26, 94 and
104), accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than 3 Mortgage Loans, representing 1.2% of the Cut-Off Date Pool Balance, which accrues interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by
(i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances, and such amount has not been included as part of the Principal Distribution Amount, such amount shall continue to be deemed to be distributable for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.


     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date except that with respect to 2 Mortgage Loans representing 0.4% of the Cut-Off Date Pool Balance the period that begins on the 16th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 15th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2004.


DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Paying Agent, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2004.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

       (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period (or, in the event that the Collection Period is deemed to end on the business day prior to the Distribution Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New York City time) and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" below.

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an Actual/360 Basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Distribution Account. The Paying Agent will establish and will maintain a "Distribution Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount, will be used to make distributions on the Certificates. Funds in the Distribution Account will not be invested.

     Gain on Sale Reserve Account. The Paying Agent will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Paying Agent will establish and will maintain an "Additional Interest Account" in the name of the Paying Agent on behalf of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Paying Agent will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     (1) to distributions of interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-C Certificates and Class X-P Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount for such Distribution Date;

     (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

     (4) after the Class A-1 Certificates and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates or Class A-2 Certificates on such Distribution Date;

     (5) after the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been retired to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates on such Distribution Date;

     (6) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A--3 Certificates and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (7) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (8) after the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on such Distribution Date;

     (9) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (10) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (12) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (13) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (14) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (15) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (16) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (17) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation and/or Class D Certificates on such Distribution Date;

     (18) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (19) to distributions of interest to the holders of the Class F Certificates in an amount equal to all

          Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (20) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (21) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (22) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (23) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (24) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (25) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (26) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (27) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (28) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (29) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (30) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (31) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (32) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (33) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (34) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (35) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (36) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (37) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (38) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (39) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (40) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (41) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (42) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (43) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (44) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (45) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (46) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (47) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (48) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (49) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (48) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (2), (3), (4) and (5) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A--3 Certificates and the Class A--4 Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate

Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class X Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class X Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     With respect to the Meadows Mall Loan, prepayment interest shortfalls will be allocated pro rata between the related promissory notes based on their outstanding principal balances. The portion of such shortfall allocated to the Meadows Mall Loan, net of amounts payable to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfalls.

     With respect to the Park City Center Loan, prepayment interest shortfalls will be allocated first to the promissory note related to the Park City Center AB Companion Loan and second, pro rata, between the promissory notes related to the Park City Center Loan and the Park City Center Pari Passu Loan. The portion of such shortfall allocated to the Park City Center Loan, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

     With respect to the AB Mortgage Loans, prepayment interest shortfalls will be allocated first to the promissory note related to the related AB Companion Loan and second to the promissory note related to the related AB Mortgage Loan. The portion of such shortfall allocated to the AB Mortgage Loans, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, further, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").


     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".


     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and
(c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in December 2010, 85% to the holders of the Class X-C Certificates and 15% to the holders of the Class X-P Certificates, and (b) thereafter, 100% to the holders of the Class X-C Certificates.


     The "Discount Rate" applicable to any Class of Offered Certificates and the Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.


     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.


     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES


     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class X Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates) (b) to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates (other than the Class X Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and the Non-Offered Certificates (other than the Class X Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and the Non-Offered Certificates (other than the Class X Certificates), and (e) to the holders of the Class A and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of the Class A-3 Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of the Class A-2 Certificates has been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-3, Class A-4, Class X-C and Class X-P Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.


     Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero and then to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.


     Any losses and expenses that are associated with each of the Park City Center Loan and the Park City Center Companion Loans will be allocated in accordance with the terms of the Park City Center Intercreditor Agreement first, to the Park City Center AB Companion Loan and second, pro rata, between the Park City Center Loan and the Park City Center Pari Passu Loan. The portion of those losses and expenses allocated to the Park City Center Loan will be allocated among the Certificates in the manner described above.


     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over
(b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (including interest on such nonrecoverable Advances) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Paying Agent and the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the prospectus (the Paying Agent having the same rights to indemnity and reimbursement as described thereunder with respect to the Trustee), certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.


P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans (other than the Park City Center Loan, as provided below) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Park City Center Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2003-C8 Master Servicer in accordance with the 2003-C8 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Park City Center Loan may be reduced by an appraisal reduction amount as calculated under the 2003-C8 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2003-C8 Master Servicer fails to make a required principal and interest advance on the Park City Center Loan pursuant to the 2003-C8 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Park City Center Loan), the Master Servicer will be required to make the P&I Advances so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2003-C8 Master Servicer. If any principal and interest advances are made with respect to the Park City Center Loan under the 2003-C8 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2003-C8 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2003-C8 Master Servicer has made a principal and interest advance on the Park City Center Loan that it subsequently determines is not recoverable from expected collections on the Park City Center Loan, from general collections on all Mortgage Loans in this trust.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the Servicing Standard would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include non-recoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or servicing expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Certificates. To the extent any Advance is determined to be nonrecoverable, the Advance is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.


APPRAISAL REDUCTIONS

     Other than with respect to the Park City Center Loan, upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. With respect to the Park City Center Loan, the appraisal reduction amount will be calculated under the 2003-C8 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the Park City Center Loan" in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Paying Agent, the Paying Agent is required to provide or make available either electronically (on the Paying Agent's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution Date;

               (vi)(a) the aggregate amount of P&I Advances made in respect of such Distribution Date and (b) the aggregate amount of servicing advances as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period;

               (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

               (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Paying Agent and Master Servicer) to the Paying Agent prior to each Distribution Date, and the Paying Agent is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters, the Trustee and each Rating Agency on each Distribution Date, the following reports:

          (a)  CMSA Delinquent Loan Status Report;

          (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

          (c)  CMSA Historical Liquidation Report;

          (d)  CMSA REO Status Report;

          (e)  CMSA Servicer Watch List/Portfolio Review Guidelines;

          (f)  CMSA Operating Statement Analysis Report;

          (g)  CMSA NOI Adjustment Worksheet;

          (h)  CMSA Comparative Financial Status Report;

          (i)  CMSA Loan Level Reserve/LOC Report; and

          (j) An "Updated Collection Report" identifying each mortgage loan with respect to which the Master Servicer received a Periodic Payment or principal payment after the Determination Date and before the business day immediately preceding the Distribution Date for the related month.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA") investor reporting package. Forms of these reports are available at the CMSA's website located at www.cmbs.org.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Paying Agent prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Paying Agent will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Paying Agent, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Paying Agent reports be mailed directly to it by written request to the Paying Agent (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Paying Agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Paying Agent will make available to any interested party via its internet website initially located at "www.etrustee.net", (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA loan setup file, CMSA Bond File and CMSA Collateral Summary File,
(iii) the Unrestricted Servicer Reports, (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Paying Agent will make available on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Paying Agent shall provide access to such restricted reports, upon written request, to any Privileged Person and to any other person upon the direction of the Depositor.

     The Paying Agent and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Paying Agent and the Master Servicer may disclaim responsibility for any information distributed by the Paying Agent or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Paying Agent or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Paying Agent or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Paying Agent's internet website or the Master Servicer's internet website, the Paying Agent or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Paying Agent nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Paying Agent to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:


                              ASSUMED FINAL
 CLASS DESIGNATION          DISTRIBUTION DATE
------------------------   ------------------
Class A-1 ..............   October 15, 2008
Class A-2 ..............   December 15, 2008
Class A-3 ..............   March 15, 2013
Class A-4 ..............   November 15, 2013
Class B ................   December 15, 2013
Class C ................   December 15, 2013
Class D ................   December 15, 2013
Class E ................   December 15, 2013

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in December 2035 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class A--3 and Class A-4 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Paying Agent or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Paying Agent generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates are held by a single Certificateholder, (ii) after the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.


THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo's office, for purposes of holding the Mortgage File, is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee also includes the fee payable to the Paying Agent. The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association will be the paying agent (the "Paying Agent") under the Pooling and Servicing Agreement. In addition, LaSalle Bank National Association will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive, fully registered Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). The Paying Agent also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and other Administrative Matters" in the prospectus. LaSalle Bank National Association is one of the mortgage loan sellers and is an affiliate of ABN AMRO Bank N.V., Chicago Branch, a Mortgage Loan Seller, and ABN AMRO Incorporated, one of the Underwriters.

     As compensation for its duties as Paying Agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid a portion of the monthly Trustee Fee as set forth in the

Pooling and Servicing Agreement. The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Paying Agent will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Paying Agent is also authorized to invest or direct the investment of funds held in the Distribution Account and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Paying Agent will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right of reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero then, in respect of the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero and then to the Class A-4 Certificates, until the Certificate Balance thereof has been reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and then the Non-Offered Certificates (other than the Class X-C and Class X-P Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A--3 and Class A-4 Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A--3 Certificates and Class A--4 Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-4, Class B, Class C, Class D and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates since those Classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.


WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-3 Certificate until the Certificate Balance thereof has been reduced to zero and then to the Class A-4 Certificates until the Certificate Balance thereof has been reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus

Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2004, and (xiii) the Closing Date for the sale of the Offered Certificates is December 23, 2003.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES



                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................       89          89          89          89          89
12/15/05 .................................       76          76          76          76          76
12/15/06 .................................       61          61          61          61          61
12/15/07 .................................       46          46          46          46          46
12/15/08 .................................        0           0           0           0           0
Weighted average life (in years) .........     3.30        3.29        3.28        3.26        3.22

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES



                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................        0           0           0           0           0
Weighted average life (in years) .........     4.87        4.87        4.86        4.85        4.65

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES



                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................       97          97          97          97          97
12/15/09 .................................       90          90          90          90          90
12/15/10 .................................       33          33          33          33          33
12/15/11 .................................       26          26          26          26          26
12/15/12 .................................        3           3           3           3           3
12/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     7.21        7.21        7.20        7.19        7.08

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES



                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.76        9.75        9.73        9.71        9.56

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES



                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.89        9.89        9.89        9.89        9.73

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.98        9.93        9.89        9.89        9.73

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.98        9.98        9.97        9.92        9.76

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES




                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
12/15/04 .................................      100         100         100         100         100
12/15/05 .................................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.98        9.98        9.98        9.98        9.81

                                 USE OF PROCEEDS


     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, four separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections,
(2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2003-C8 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in REMIC II and generally will be treated as newly originated debt instruments of such REMIC. Each Early Defeasance Loan (and any related REO Property) will constitute the sole asset of an Early Defeasance Loan REMIC. In addition, the Mortgage Loans (other than the Early Defeasance Loans) and any related REO Property and the "regular interest" in each Early Defeasance Loan REMIC (instead of the related Mortgage Loan and any related REO Property) will be the assets of one such REMIC ("REMIC I") and the uncertificated regular interests in REMIC I will be assets of another REMIC ("REMIC II"). The Class R-I Certificates will represent the sole class or "residual interest" in each Early Defeasance Loan REMIC and REMIC I and the Class R-II Certificates will represent the sole class or "residual interest" in REMIC II. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the prospectus.


TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered Certificates will be treated as having been issued at a premium for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Paying Agent in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     As described above, based on their anticipated issue prices (including accrued interest), the Offered Certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties (approximately 31.0% by initial Cut-off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding, and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the prospectus.


                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC ("Wachovia Securities"), Final Authorization Number 98-08E (April 27, 1998) to ABN AMRO Incorporated ("ABN AMRO"), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. ("Citigroup Securities") and PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b) ABN AMRO, (c) Citigroup Securities, (d) Goldman, Sachs & Co., (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, ABN AMRO, Citigroup Securities or Goldman, Sachs & Co. and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, ABN AMRO, Citigroup Securities, Goldman, Sachs & Co. or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     Persons who have an ongoing relationship with the New York State Common Retirement Fund, which is a governmental plan, should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Securities, ABN AMRO, Citigroup Securities and Goldman, Sachs & Co. (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, ABN AMRO, Citigroup Securities and Goldman, Sachs & Co., and each of Wachovia Securities, ABN AMRO, Citigroup Securities and Goldman, Sachs & Co. has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

       CLASS           WACHOVIA SECURITIES       ABN AMRO       CITIGROUP SECURITIES     GOLDMAN, SACHS & CO.
-------------------   ---------------------   --------------   ----------------------   ----------------------
Class A-1 .........        $ 76,206,697        $19,519,440           $12,640,862
Class A-2 .........        $ 87,075,788        $22,303,429           $14,443,784
Class A-3 .........        $147,890,233        $37,880,326           $24,531,441
Class A-4 .........        $336,131,404        $91,588,462           $55,756,134              $25,000,000
Class B ...........        $ 29,570,898                              $ 4,905,102
Class C ...........        $ 14,785,449                              $ 2,452,551
Class D ...........        $ 28,338,348                              $ 4,700,652
Class E ...........        $ 12,322,065                              $ 2,043,935

     Wachovia Capital Markets, LLC, ABN AMRO and Citigroup Global Markets Inc. are acting as co-lead managers for this offering and Goldman, Sachs & Co. is acting as a co-manager for this offering. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 32.16% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,058,014,934, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Capital Markets, LLC or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, ABN AMRO, Citigroup Securities and Goldman, Sachs & Co. may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. Citigroup Securities, one of the Underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a Mortgage Loan Seller. ABN AMRO, one of the Underwriters, is an affiliate of LaSalle Bank National Association. LaSalle Bank National Association is a Mortgage Loan Seller, the Paying Agent, Certificate Registrar and Authenticating Agent, and is an affiliate of ABN AMRO Bank, a Mortgage Loan Seller.


                                  LEGAL MATTERS


     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                     RATINGS


     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Fitch and S&P (the "Rating Agencies"):

                                                    EXPECTED
                                                  RATINGS FROM
                             CLASS                 S&P/FITCH
                 -----------------------------   -------------
                   Class A-1 .................      AAA/AAA
                   Class A-2 .................      AAA/AAA
                   Class A-3 .................      AAA/AAA
                   Class A-4 .................      AAA/AAA
                   Class B ...................       AA/AA
                   Class C ...................      AA-/AA-
                   Class D ...................        A/A
                   Class E ...................       A-/A-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.


     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying prospectus.

                             INDEX OF DEFINED TERMS




                                                         PAGE                                                            PAGE

1% ( ) ................................................ S-107   Certificates .........................................  S-172
2 Rector Street Loan .................................. S-130   Charlotte Russe ......................................  S-129
2003-C8 Controlling Class Representative .............. S-167   Chester Springs Shopping Center Loan .................  S-135
2003-C8 Master Servicer ...............................  S-95   Christmas Tree Shops .................................  S-134
2003-C8 Pooling and Servicing Agreement ...............  S-95   Chula Vista Center Loan ..............................  S-126
2003-C8 Special Servicer ..............................  S-95   Chula Vista Center Trigger Event .....................  S-128
2003-C8 Trustee                                          S-95   Citigroup ............................................   S-87
2% ( ) ................................................ S-107   Citigroup Mortgage Loans .............................  S-148
30/360 basis ..........................................  S-88   Citigroup Securities .................................  S-212
3% ( ) ................................................ S-107   Class ................................................  S-172
Aaron Brothers ........................................ S-137   Class A Certificates .................................  S-172
AB Companion Loans ....................................  S-94   Class X Certificates .................................  S-172
AB Intercreditor Agreement ............................  S-94   Class X-C Components .................................  S-177
AB Mortgage Loans .....................................  S-94   Class X-C Strip Rate .................................  S-177
ABN AMRO .............................................. S-212   Class X-P Components .................................  S-178
ABN AMRO Bank ..................................  S-87, S-148   Class X-P Strip Rate .................................  S-178
ABN AMRO Mortgage Loans ............................... S-148   Clearstream ..........................................  S-172
ABN AMRO Sage ......................................... S-131   Clearstream Participants .............................  S-174
Accrued Certificate Interest .......................... S-185   CLF ..................................................   S-94
Actual/360 basis ......................................  S-88   CMSA .................................................  S-197
Additional Interest ...................................  S-88   CMSA Bond File .......................................  S-196
Additional Interest Account ........................... S-181   CMSA Collateral Summary File .........................  S-196
Additional Rights ..................................... S-104   CMSA Loan Periodic Update File .......................  S-196
Additional Trust Fund Expenses ........................ S-191   CMSA Property File ...................................  S-196
Administrative Cost Rate .............................. S-107   CNL ..................................................  S-121
Advance ............................................... S-192   Co-Lender Loans ......................................   S-94
AMC ................................................... S-123   Collection Period ....................................  S-179
Anchor Blue ........................................... S-129   Columbia Corporate Center Loan .......................   S-94
Anticipated Repayment Date ............................  S-88   Companion Loans ......................................   S-94
Appraisal Reduction Amount ............................ S-194   Compensating Interest Payment ........................  S-163
Arbors of Pleasant Valley Apartments Loan .............  S-94   Condemnation Rights ..................................   S-93
ARD Loans .............................................  S-88   Constant Prepayment Rate .............................  S-206
Assumed Final Distribution Date ....................... S-199   Controlling Class ....................................  S-159
Assumed Scheduled Payment ............................. S-187   Controlling Class Representative .....................  S-159
Authenticating Agent .................................. S-201   Core Material Documents ..............................  S-152
Available Distribution Amount ......................... S-180   Corrected Mortgage Loan ..............................  S-161
Balloon Loans .........................................  S-88   CPR ..................................................  S-206
Balloon Payment .......................................  S-88   Credit Lease Assignment ..............................  S-104
Barry, McTiernan, & Moore ............................. S-131   Credit Lease Default .................................  S-103
Bed Bath & Beyond ..................................... S-134   Credit Lease Loan Table ..............................  S-103
Bon-Ton ............................................... S-125   Credit Lease Loans ...................................  S-102
Borders ............................................... S-123   Credit Leases ........................................  S-102
Breach ................................................ S-156   Crossed Group ........................................  S-156
Capital Imp. Reserve .................................. S-108   Crossed Loan .........................................  S-156
Casualty or Condemnation Rights ....................... S-103   Custodian ............................................  S-150
Certificate Balance ................................... S-174   Cut-Off Date .........................................   S-86
Certificate Deferred Interest ......................... S-176   Cut-Off Date Balance .................................   S-86
Certificate Registrar ................................. S-201   Cut-Off Date LTV .....................................  S-107
Certificateholders ...................................  S-179


                                                          PAGE                                                                PAGE
Cut-Off Date LTV Ratio ................................  S-106       Interest Accrual Period ..............................  S-178
Cut-Off Date Pool Balance .............................   S-86       Interest Reserve Account .............................  S-180
D ( ) .................................................  S-108       Interest Reserve Amount ..............................  S-180
Defaulted Lease Claim .................................   S-95       Interest Reserve Loans ...............................  S-180
Defaulted Mortgage Loan ...............................  S-169       IRS ..................................................  S-210
Defeasance ............................................  S-108       JCPenney .............................................  S-125
Defeasance Collateral .................................   S-89       Kohl's ...............................................  S-125
Defect ................................................  S-156       L ( ) ................................................  S-107
Depositaries ..........................................  S-172       LaSalle ......................................... S-87, S-148
Determination Date ....................................  S-179       LaSalle Mortgage Loans ...............................  S-148
Determination Party ...................................  S-155       Liquidation Fee ......................................  S-163
Discount Rate .........................................  S-188       LNR ..................................................  S-159
Distributable Certificate Interest ....................  S-185       Loan Pair ............................................  S-157
Distribution Account ..................................  S-181       Loan per Sq. Ft., Unit, Bed, Pad or Room .............  S-107
Distribution Date .....................................  S-179       Lockout ..............................................  S-107
Distribution Date Statement ...........................  S-195       Lockout Period .......................................  S-107
DLC ...................................................  S-135       Loss of Rents ........................................  S-104
Double Net Leases .....................................  S-104       LTV at ARD or Maturity ...............................  S-107
DSC Ratio .............................................  S-105       Maintenance Rights ...................................  S-103
DSCR ..................................................  S-105       Majority Subordinate Certificateholder ...............  S-200
DTC ...................................................  S-172       Master Servicer ......................................  S-158
Due Date ..............................................   S-88       Master Servicing Fee .................................  S-162
Dunn-Edwards Paints ...................................  S-137       Master Servicing Fee Rate ............................  S-162
Early Defeasance Loan REMIC ...........................   S-90       Maturity Date LTV Ratio ..............................  S-107
Early Defeasance Loan REMICs ..........................   S-90       Meadows Mall Intercreditor Agreement .................   S-95
Early Defeasance Loans ................................   S-90       Meadows Mall Loan ............................... S-94, S-128
Enhancement Insurer .............................. S-93, S-104       Meadows Mall Pari Passu Loan .................... S-94, S-128
ERISA .................................................  S-211       Meadows Mall Whole Loan ..............................  S-129
Euroclear Operator ....................................  S-172       Meadows Trigger Event ................................  S-130
Euroclear Participants ................................  S-174       Michaels .............................................  S-137
Euroclear System ......................................  S-172       Money Rates ..........................................  S-193
Eurohypo ..............................................   S-87       Monthly Rental Payments ..............................  S-102
Eurohypo Mortgage Loans ...............................  S-148       Moody's ..............................................  S-212
Excess Cash Flow ......................................   S-88       Mortgage .............................................   S-86
Excluded Plan .........................................  S-213       Mortgage Deferred Interest ...........................  S-176
Exemption .............................................  S-212       Mortgage File ........................................  S-150
Exemptions ............................................  S-212       Mortgage Loan ........................................   S-86
expense ...............................................  S-106       Mortgage Loan Purchase Agreement .....................  S-148
Express ...............................................  S-129       Mortgage Loan Purchase Agreements ....................  S-148
Final Recovery Determination ..........................  S-195       Mortgage Loans                                    S-86, S-162
Fitch .................................................  S-212       Mortgage Note ........................................   S-86
Form 8-K ..............................................  S-157       Mortgage Pool ........................................   S-86
Fully Amortizing Loans ................................   S-88       Mortgage Rate ........................................   S-88
Gain on Sale Reserve Account ..........................  S-181       Mortgaged Property ...................................   S-86
General Growth .................... S-123, S-125, S-127, S-129       NA ...................................................  S-108
GRE ...................................................  S-137       NAV ..................................................  S-108
Guarantor .............................................  S-102       Net Aggregate Prepayment Interest
Hill Companies ........................................  S-136          Shortfall .........................................  S-185
Indirect Participants .................................  S-173
Intercreditor Agreements ..............................   S-95



                                                           PAGE                                                            PAGE
Net Cash Flow ........................................... S-105            Related Proceeds ............................. S-192
net cash flow ........................................... S-106            Remaining Amortization Term .................. S-107
Net Mortgage Rate ....................................... S-178            Remaining Term to Maturity ................... S-107
NN ...................................................... S-103            REMIC ........................................  S-25
Non-Offered Certificates ................................ S-172            REMIC Administrator .......................... S-201
Nonrecoverable P&I Advance .............................. S-192            REMIC I ...................................... S-210
Notional Amount ......................................... S-175            REMIC II ..................................... S-210
NRSRO ................................................... S-212            REMIC Regular Certificates ................... S-172
NYCDOT .................................................. S-131            REMIC Regulations ............................ S-210
NYSCRF ........................................... S-123, S-127            REMIC Residual Certificates .................. S-172
O ( ) ................................................... S-107            Rental Property .............................. S-105
Occupancy Percentage .................................... S-108            REO Extension ................................ S-170
Offered Certificates .................................... S-172            REO Mortgage Loan ............................ S-188
OID Regulations ......................................... S-210            REO Property ................................. S-161
Open Period ............................................. S-107            Replacement Reserve .......................... S-108
Option Price ............................................ S-169            Required Appraisal Date ...................... S-193
Original Term to Maturity ............................... S-108            Required Appraisal Loan ...................... S-193
Pari Passu Loans ........................................  S-94            Residual Value Insurance Policy .............. S-103
Park City Center AB Companion Loan ......................  S-94            Restricted Group ............................. S-212
Park City Center Companion Loans ........................  S-94            Restricted Servicer Reports .................. S-197
Park City Center Intercreditor Agreement ................  S-95            revenue ...................................... S-106
Park City Center Loan ............................. S-94, S-124            RPT .......................................... S-135
Park City Center Pari Passu Loan .................. S-94, S-124            Rules ........................................ S-173
Park City Center Subordinate Loan ....................... S-124            Sav-on - Norwalk AB Companion Loan ...........  S-94
Park City Center Threshold Event ........................ S-167            Sav-on - Norwalk Intercreditor Agreement .....  S-96
Park City Center Trigger Event .......................... S-126            Sav-on - Norwalk Loan ........................  S-94
Participants ............................................ S-172            Scenario ..................................... S-206
Party in Interest ....................................... S-213            Scheduled Payment ............................ S-187
Paying Agent ............................................ S-201            Sequential Pay Certificates .................. S-172
Periodic Payments .......................................  S-88            Servicing Fees ............................... S-163
P&I Advance ............................................. S-191            Servicing Standard ........................... S-158
Plan .................................................... S-212            Servicing Transfer Event ..................... S-160
Pooling and Servicing Agreement ......................... S-172            Shop Rite .................................... S-134
Prepayment Interest Excess .............................. S-163            Similar Law .................................. S-212
Prepayment Interest Shortfall ........................... S-163            S&P .......................................... S-212
Prepayment Premiums ..................................... S-188            Spaulding & Slye ............................. S-122
Primary Collateral ...................................... S-157            Special Servicer ............................. S-159
Primary Term ............................................ S-102            Special Servicing Fee ........................ S-163
Principal Distribution Amount ........................... S-186            Special Servicing Fee Rate ................... S-163
Privileged Person ....................................... S-198            Specially Serviced Mortgage Loans ............ S-161
PTE ..................................................... S-212            Specially Serviced Trust Fund Assets ......... S-161
Purchase Option ......................................... S-169            Spring Valley Market Place Loan .............. S-133
Purchase Price .......................................... S-151            Staples ...................................... S-135
Qualified Appraiser ..................................... S-194            Stated Principal Balance ..................... S-179
Qualified Substitute Mortgage Loan ...................... S-152            Stellar ...................................... S-132
Rated Final Distribution Date ........................... S-199            Subordinate Certificates ..................... S-172
Rating Agencies ......................................... S-216            Substitution Shortfall Amount ................ S-151
Realized Losses ......................................... S-190            Table Assumptions ............................ S-206
Reimbursement Rate ...................................... S-193            Tenant ....................................... S-102
REIT .................................................... S-211            Terms and Conditions ......................... S-174
                                                                           TI/LC Reserve ................................ S-108
                                                                           T.J. Maxx .................................... S-136


                                                     PAGE                                                             PAGE
 T.J. Maxx Plaza Loan .............................. S-136       Villas at Rancho Palos Verdes Loan .......... S-94, S-132
 TJX ............................................... S-134       Voting Rights ..................................... S-199
 Toys "R" Us ....................................... S-123       Wachovia .................................... S-87, S-148
 Trust Fund ........................................ S-172       Wachovia Mortgage Loans ........................... S-148
 Trustee ...........................................  S-10       Wachovia Securities ............................... S-212
 Trustee Fee ....................................... S-201       Weighted Average Net Mortgage Rate ................ S-178
 TSA Office Building Loan .......................... S-121       weighted averages ................................. S-107
 Underwriter ....................................... S-212       Wells Fargo ....................................... S-201
 Underwriters ...................................... S-214       West Oaks Mall Loan ............................... S-122
 Underwriting Agreement ............................ S-214       West Oaks Trigger Event ........................... S-124
 Underwritten Replacement Reserves ................. S-107       Workout Fee ....................................... S-164
 Unrestricted Servicer Reports ..................... S-197       Xercise, Inc. ..................................... S-135
 USA ............................................... S-122       Year Built ........................................ S-107
 Village Supermarket ............................... S-135       Yield Maintenance Charges ......................... S-188
 Villas at Rancho Palos Verdes Companion                         YM ( ) ............................................ S-107
    Loan ........................................... S-132




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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C9

                   ANNEX A-1
                   ---------

     MORTGAGE
   LOAN NUMBER                PROPERTY NAME                                                         ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
         1         TSA Office Building (1)                                      601 & 701 South 12th Street
         2         West Oaks Mall                                               9401 West Colonial Drive
         3         Park City Center                                             142 Park City Center
         4         Chula Vista Center                                           555 Broadway
         5         Meadows Mall                                                 4300 Meadows Lane
         6         2 Rector Street                                              2 Rector Street
         7         Villas at Rancho Palos Verdes                                6600 Beachview Drive & 32622-64 Nantasket Drive
         8         Spring Valley Market Place                                   14 Spring Valley Market Place
         9         Chester Springs Shopping Center                              147-237 Route 206
        10         T.J. Maxx Plaza                                              1850 Douglas Boulevard
        11         Bellamay Grand                                               2625 SW 75th Street
        12         Bellair Plaza                                                2500 North Atlantic Avenue
        13         Miller Place Shopping Center                                 385 Route 25A
        14         Birkdale Commons                                             101 Augusta Plantation Drive
        15         Atlantic Palms                                               2510 Atlantic Palms Lane
        16         Pavilion Crossings I                                         1801 Willow Haven Lane
        17         Adagio Apartments                                            17126 Southeast 269th Place
        18         Autumn Brook Apartments                                      8600 Roberts Drive
        19         Rolling Road Commerce Center & Mini-Storage                  2707, 2709 & 2749 Rolling Road
        20         Penn Station Studios                                         1630 Stewart Street
        21         The Terraces at Park Place                                   9101 Pineville Matthews Road
        22         Oakridge Terrace Apartments                                  43339 Gadsden Avenue
        23         Coastal Carolina Campus Point                                110 Chanticleer Village Drive
        24         The Arbors of Pleasant Valley Apartments                     2020 Hinson Loop
        25         Woodcrest Apartments                                         1811 Sibley Road
        26         Columbia Corporate Center                                    18 Columbia Turnpike
        27         90 State Street                                              90 State Street
        28         Magnolia Place                                               1880 Lombard Street and 3322 Buchanan Street
        29         Market Square Shopping Center                                9815 Rose Commons Drive
        30         Lynwood Plaza                                                4351 East Imperial Highway &
                                                                                10901-10927 Atlantic Avenue
        31         Wal-Mart - Baldwin Hills, CA                                 4101 Crenshaw Boulevard
        32         160 East Berkeley Street                                     160 East Berkeley Street
        33         236-244 East 13th Street                                     236-244 East 13th Street
        34         Clerbrook                                                    20005 US Highway 27
        35         Marketplace at Settlers Walk Shopping Center                 740-774 North Main Street
        36         Brookside Manor Apartments                                   1200 East Grand Avenue
        37         Rolando Plaza Shopping Center                                6411-6535 University Avenue
        38         Evergreen Valley Center                                      2720-2780 Aborn Road
        39         10 New King Street                                           10 New King Street
        40         Longwood Village Apartments                                  208 Clark Street
        41         Heartland Ridge - Student Housing                            1300-1600 Trumbull Road
        42         Festival Apartments                                          500 Festival Place
        43         Southwest Commons Shopping Center                            50 Southwest Cutoff
        44         Summerfield Apartments                                       4581 South Kirkman Road
        45         The Pines at Montclair Apartments                            9550 Fremont Avenue
        46         Campus Pointe Apartments                                     2230 Northeast Greenville Boulevard
        47         Circuit City Center                                          2600-2790 Pearl Street
        48         Citrus Plaza                                                 49-908 Jefferson Street
        49         City Self Storage of Van Nuys                                7346 North Sepulveda Boulevard
        50         Alafaya Trail Apartments                                     2501-2569 North Alafaya Trail
        51         Cambridge Village - Tucson, AZ                               2801 North Oracle Road
        52         Expo Plaza                                                   8120-8182 Miramar Road
        53         Terrace at Butler Apartments                                 771 East Butler Road
        54         Southridge Shopping Center                                   2430 South Interstate - 35 East
        55         209 & 214 West 21st Street                                   209 & 214 West 21st Street
        56         St. Helena Outlet Center                                     3111 North St. Helena Highway
        57         1400 16th Street                                             1400 16th Street, NW
        58         Grapevine Retail Center                                      1250 William D. Tate Avenue
        59         Mason Knolls Centre                                          1630-1660 South Mason Road
        60         Collins Park Apartments                                      5773 Dewsbury Lane
        61         One Ethel Road                                               One Ethel Road
        62         Kilcullen Drive Quadraplexes                                 4604-4632 Kilcullen Drive, 4300-4317 Presley Court,
                                                                                4704-4716 Hoyle Drive, 4404 and 4609 Brockton Drive
        63         Forest Ridge Apartments                                      425 West 2nd Street
        64         Hy-Vee Plaza                                                 139 North Belt Highway
        65         Gardens Shopping Center                                      825-1005 Gardens Boulevard
        66         Sav-on - Norwalk, CA                                         NE Corner of Alondra Boulevard and Studebaker Road
        67         Swan Creek MHC                                               23379 Island Drive
        68         Orlando Winter Garden                                        13905 West Colonial Drive
        69         Walgreens - Bellflower, CA                                   15740 Woodruff Avenue
        70         Aztec MHP/RV Park                                            4220 East Main Street
        71         87 Hamilton Place                                            87 Hamilton Place
        72         Frederick Street Parking Garage                              34 Market Place and 15 South Frederick Street
        73         Walgreens - Queens, NY                                       219-14 Merrick Boulevard
        74         Logan Commons Shopping Center                                12906 State Highway 664
        75         Country Club Apartments                                      1155 North Courtenay Parkway
        76         Walgreens - Reno, NV                                         750 North Virginia Street
        77         Walgreens - Edgebrook, TX                                    390 Edgebrook Drive
        78         Eckerd - Ironside, TX                                        10225 Wurzbach Road
        79         San Miguel Court Apartments                                  2029 Calle Lorca
        80         Walgreens - Meadows Place, TX                                11675 West Airport Boulevard
        81         Marshalls - Montrose, CA                                     2065 Verdugo Boulevard
        82         Eckerd - Williamson, NY                                      4053-4071 Route 104, 6450-6458 Cole Street, &
                                                                                6461 Lake Avenue
        83         Eckerd - Baton Rouge, LA                                     11430 Florida Boulevard
        84         Eckerd - New Bern, NC                                        710 DeGraffenreid Avenue
        85         1120-26 E. 47th Street Apartments                            1120-26 East 47th Street
        86         Eckerd - Glendale, AZ                                        18591 North 59th Avenue
        87         Eaton Pines Village MHC                                      458 Eaton Pines Boulevard
        88         South Shades Crest Station                                   3421 and 3435 South Shades Crest Road
        89         Eckerd - Alexandria, LA                                      4443 Jackson Street
        90         LaSalle Bank - Norridge, IL                                  8422 West Lawrence Avenue
        91         Walgreens - Norridge, IL                                     4820 Cumberland Avenue
        92         Century Oaks Apts                                            337 - 341 Guilford College Road
        93         Sunrise Terrace MHP                                          2182 North Pecos Road
        94         Rite Aid - Chester, NY (2)                                   89 Brookside Avenue
        95         Westwood Village MHP                                         3365 West Pasadena Avenue
        96         Riverwood on the Neuse                                       321-489 Athletic Club Boulevard
        97         Meridian MHP                                                 351 North Meridian Road
        98         Brownsville Station Apartments                               104-114 and 210 Wood Street and
                                                                                514 Washington Street
        99         Baldwin Lake Estates MHC                                     6333 Hodgson Road
       100         Eckerd - Kerrville, TX                                       112 Main Street
       101         Community at Bridge Point                                    1500 Monument Street
       102         Oak Forest MHC                                               20 Powell Street
       103         CVS - Wilmington, NC                                         2607 Carolina Beach Road
       104         Rite Aid - Mountaintop, PA (2)                               2 Kirby Avenue
       105         Brookside MHC                                                660 Manning Avenue
       106         CVS - Charlotte, NC                                          5700 Albemarle Road
       107         Sugartree Apartments II                                      1801 Sugar Tree Circle
       108         Slate Run                                                    450 Turney Road
       109         Ridgewood II                                                 2170 Fort Harrods Drive
       110         Wiregrass Plaza Shopping Center                              North Side of Westgate Parkway & Montgomery Highway
       111         Schenley House Apts                                          147 - 151 North Craig Street
       112         Riverwood Apartments                                         4803 St. Johns Avenue
       113         Parkwood Village II                                          6804 Parkway Drive
       114         Graceland Farms                                              1984 Bonnie Drive
       115         Connelly MHC                                                 16962 Kenrick Avenue West
       116         Mulberry Apartments                                          4070 Leap Road
       117         St. Joseph MHC                                               301 & 517 1st Avenue NW
       118         602 West 146th Street                                        602 West 146th Street

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                 CROSS COLLATERALIZED
   MORTGAGE                                                            AND CROSS                                        GENERAL
 LOAN NUMBER             CITY          STATE        ZIP CODE      DEFAULTED LOAN FLAG         LOAN ORIGINATOR        PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
       1       Arlington                 VA           22202                                       Wachovia              Office
       2       Ocoee                     FL           34761                                       ABN AMRO              Retail
       3       Lancaster                 PA           17601                                         EHY                 Retail
       4       Chula Vista               CA           91910                                         EHY                 Retail
       5       Las Vegas                 NV           89107                                       ABN AMRO              Retail
       6       New York                  NY           10006                                       Wachovia              Office
       7       Rancho Palos Verdes       CA           90275                                       Wachovia            Multifamily
       8       Spring Valley             NY           10977                                       Wachovia              Retail
       9       Chester                   NJ           07930                                         CGM                 Retail
      10       Sacramento                CA           95661                                       Wachovia              Retail
      11       Gainesville               FL           32607                                       LaSalle             Multifamily
      12       Daytona Beach             FL           32118                                         CGM                 Retail
      13       Miller Place              NY           11764                                         CGM                 Retail
      14       Myrtle Beach              SC           29579                                       LaSalle             Multifamily
      15       North Charleston          SC           29406                                       LaSalle             Multifamily
      16       Charlotte                 NC           28262                                       Wachovia            Multifamily
      17       Covington                 WA           98042                                         CGM               Multifamily
      18       Dunwoody                  GA           30350                                       Wachovia            Multifamily
      19       Baltimore                 MD           21244                                       Wachovia             Mixed Use
      20       Santa Monica              CA           90404                                         CGM                 Office
      21       Pineville                 NC           28134                                       LaSalle               Retail
      22       Lancaster                 CA           93534                                       Wachovia            Multifamily
      23       Myrtle Beach              SC           29579                                       LaSalle             Multifamily
      24       Little Rock               AR           72212                                       Wachovia            Multifamily
      25       Augusta                   GA           30909                                       LaSalle             Multifamily
      26       Florham Park              NJ           07932                                       Wachovia              Office
      27       Albany                    NY           12207                                       Wachovia              Office
      28       San Francisco             CA           94123                                       Wachovia             Mixed Use
      29       Huntersville              NC           28078                                       Wachovia              Retail
      30       Lynwood                   CA           90262                                       Wachovia              Retail
      31       Los Angeles               CA           90008                                         CGM                 Retail
      32       Boston                    MA           02118                                       Wachovia            Multifamily
      33       New York                  NY           10003                                       Wachovia            Multifamily
      34       Clermont                  FL           34711                                       LaSalle          Mobile Home Park
      35       Springboro                OH           45066                                       Wachovia              Retail
      36       Carbondale                IL           62901                                       LaSalle             Multifamily
      37       San Diego                 CA           92115                                       Wachovia              Retail
      38       San Jose                  CA           95121                                       Wachovia             Mixed Use
      39       North Castle              NY           10604                                         CGM                 Office
      40       Farmville                 VA           23901                                       LaSalle             Multifamily
      41       Normal                    IL           61761                                       LaSalle             Multifamily
      42       Montgomery                AL           36117                                       LaSalle             Multifamily
      43       Worcester                 MA           01604                                         CGM                 Retail
      44       Orlando                   FL           32811                                       Wachovia            Multifamily
      45       Montclair                 CA           91763                                       Wachovia            Multifamily
      46       Greenville                NC           27858                                       LaSalle             Multifamily
      47       Boulder                   CO           80302                                         CGM                 Retail
      48       Indio                     CA           92201                                         CGM                 Retail
      49       Van Nuys                  CA           91405                                       Wachovia           Self Storage
      50       Orlando                   FL           32826                                       LaSalle             Multifamily
      51       Tucson                    AZ           85705                                       LaSalle             Multifamily
      52       San Diego                 CA           92126                                       LaSalle             Industrial
      53       Mauldin                   SC           29662                                       LaSalle             Multifamily
      54       Denton                    TX           76205                                       LaSalle               Retail
      55       New York                  NY           10011                                       Wachovia            Multifamily
      56       St. Helena                CA           94574                                       LaSalle               Retail
      57       Washington                DC           20036                                       Wachovia               Land
      58       Grapevine                 TX           76051                                       LaSalle               Retail
      59       Katy                      TX           77450                                       LaSalle               Retail
      60       North Charleston          SC           29418                                       LaSalle             Multifamily
      61       Edison                    NJ           08817                                         CGM                 Office
      62       Raleigh                   NC           27604                                       LaSalle             Multifamily
      63       Rochester                 MI           48307                                       LaSalle             Multifamily
      64       St. Joseph                MO           64501                                         CGM                 Retail
      65       Charlottesville           VA           22901                                         CGM                 Retail
      66       Norwalk                   CA           90650                                       Wachovia              Retail
      67       New Boston                MI           48164                                       LaSalle          Mobile Home Park
      68       Orlando                   FL           34769                                       LaSalle          Mobile Home Park
      69       Bellflower                CA           90706                                       Wachovia              Retail
      70       Mesa                      AZ           85205                                       LaSalle          Mobile Home Park
      71       New York                  NY           10031                                       Wachovia            Multifamily
      72       Baltimore                 MD           21202                                         CGM             Parking Garage
      73       Springfield Gardens       NY           11413                                       LaSalle               Retail
      74       Logan                     OH           43138                                       Wachovia              Retail
      75       Merritt Island            FL           32953                                       LaSalle             Multifamily
      76       Reno                      NV           89501                                         CGM                 Retail
      77       Houston                   TX           77034                                       LaSalle               Retail
      78       San Antonio               TX           78230                Eckerd Portfolio         CGM                 Retail
      79       Santa Fe                  NM           87505                                       LaSalle             Multifamily
      80       Meadows Place             TX           77477                                       LaSalle               Retail
      81       Glendale                  CA           91020                                       LaSalle               Retail
      82       Williamson                NY           14589                                       LaSalle               Retail
      83       Baton Rouge               LA           70815                Eckerd Portfolio         CGM                 Retail
      84       New Bern                  NC           28560                                       LaSalle               Retail
      85       Chicago                   IL           60653                                       LaSalle             Multifamily
      86       Glendale                  AZ           85308                                       LaSalle               Retail
      87       Eaton Rapids              MI           48827                                       LaSalle          Mobile Home Park
      88       Hoover                    AL           35244                                       LaSalle               Retail
      89       Alexandria                LA           71303                Eckerd Portfolio         CGM                 Retail
      90       Norridge                  IL           60706               Norridge Portfolio      LaSalle               Retail
      91       Norridge                  IL           60706               Norridge Portfolio      LaSalle               Retail
      92       Greensboro                NC           27409                                       LaSalle             Multifamily
      93       Las Vegas                 NV           89115                                       LaSalle          Mobile Home Park
      94       Chester                   NY           10918                                       Wachovia              Retail
      95       Flint                     MI           48504                                       LaSalle          Mobile Home Park
      96       Clayton                   NC           27520                                       Wachovia             Mixed Use
      97       Apache Junction           AZ           85219                                       LaSalle          Mobile Home Park
      98       Starkville                MS           39759                                       LaSalle             Multifamily
      99       Lino Lakes                MN           55014                                       LaSalle          Mobile Home Park
     100       Kerrville                 TX           78028                Eckerd Portfolio         CGM                 Retail
     101       Jacksonville              FL           32225                                       LaSalle             Multifamily
     102       Emmett Township           MI           49014                                       LaSalle          Mobile Home Park
     103       Wilmington                NC           28412                                       LaSalle               Retail
     104       Mountaintop               PA           18707                                       Wachovia              Retail
     105       Elon                      NC           27244                                       LaSalle          Mobile Home Park
     106       Charlotte                 NC           28212                                       Wachovia              Retail
     107       New Smyrna Beach          FL           32168                                       LaSalle             Multifamily
     108       Bedford                   OH           44146                                       LaSalle             Multifamily
     109       Lexington                 KY           40513                                       LaSalle             Multifamily
     110       Dothan                    AL           36303                                       Wachovia              Retail
     111       Pittsburgh                PA           15213                                       LaSalle             Multifamily
     112       Palatka                   FL           32177                                       LaSalle             Multifamily
     113       Douglasville              GA           30135                                       LaSalle             Multifamily
     114       Memphis                   TN           38116                                       LaSalle             Multifamily
     115       Lakeville                 MN           55044                                       LaSalle          Mobile Home Park
     116       Hilliard                  OH           43026                                       LaSalle             Multifamily
     117       St. Joseph                MN           56374                                       LaSalle          Mobile Home Park
     118       New York                  NY           10031                                       Wachovia            Multifamily

                                                                         % OF AGGREGATE
   MORTGAGE        SPECIFIC          ORIGINAL LOAN      CUT-OFF DATE      CUT-OFF DATE       ORIGINATION       FIRST PAY
 LOAN NUMBER    PROPERTY  TYPE        BALANCE ($)       LOAN BALANCE         BALANCE             DATE             DATE
--------------------------------------------------------------------------------------------------------------------------
       1           Suburban          95,000,000.00      95,000,000.00         8.27%           5-Nov-2003       11-Dec-2003
       2           Anchored          76,000,000.00      75,912,849.57         6.61%           24-Oct-2003      1-Dec-2003
       3           Anchored          66,000,000.00      65,841,900.27         5.73%           12-Sep-2003      1-Nov-2003
       4           Anchored          65,000,000.00      64,823,815.97         5.64%           12-Sep-2003      1-Nov-2003
       5           Anchored          56,000,000.00      55,768,045.46         4.85%           31-Jul-2003      1-Sep-2003
       6              CBD            43,200,000.00      43,200,000.00         3.76%           21-Nov-2003      11-Jan-2004
       7         Conventional        36,000,000.00      36,000,000.00         3.13%           18-Nov-2003      11-Jan-2004
       8           Anchored          32,000,000.00      31,966,716.59         2.78%           7-Nov-2003       11-Dec-2003
       9           Anchored          25,000,000.00      24,949,093.60         2.17%           1-Oct-2003       1-Nov-2003
      10           Anchored          24,600,000.00      24,600,000.00         2.14%           28-Oct-2003      11-Dec-2003
      11         Conventional        21,800,000.00      21,800,000.00         1.90%           13-Nov-2003      1-Jan-2004
      12           Anchored          21,871,000.00      21,779,381.49         1.90%           31-Jul-2003      1-Sep-2003
      13           Anchored          20,240,000.00      20,219,344.76         1.76%           6-Oct-2003       1-Dec-2003
      14         Conventional        18,200,000.00      18,179,356.50         1.58%           3-Oct-2003       1-Dec-2003
      15         Conventional        18,000,000.00      18,000,000.00         1.57%           25-Nov-2003      1-Jan-2004
      16         Conventional        16,250,000.00      16,250,000.00         1.41%           20-Jun-2003      11-Aug-2003
      17         Conventional        14,995,000.00      14,976,882.59         1.30%           10-Oct-2003      1-Dec-2003
      18         Conventional        13,500,000.00      13,450,629.42         1.17%           26-Aug-2003      11-Oct-2003
      19       Flex/Self Storage     13,000,000.00      12,966,669.77         1.13%           30-Sep-2003      11-Nov-2003
      20           Suburban          12,800,000.00      12,800,000.00         1.11%           9-Sep-2003       1-Nov-2003
      21           Anchored          11,500,000.00      11,500,000.00         1.00%           14-Nov-2003      1-Jan-2004
      22         Conventional        11,200,000.00      11,200,000.00         0.97%           18-Nov-2003      11-Jan-2004
      23        Student Housing      10,950,000.00      10,950,000.00         0.95%           25-Nov-2003      1-Jan-2004
      24         Conventional        10,000,000.00      10,000,000.00         0.87%           25-Nov-2003      11-Jan-2004
      25         Conventional        10,000,000.00       9,988,863.64         0.87%           23-Oct-2003      1-Dec-2003
      26           Suburban          10,000,000.00       9,960,842.16         0.87%           12-Sep-2003      1-Nov-2003
      27              CBD             9,800,000.00       9,788,462.36         0.85%           27-Oct-2003      11-Dec-2003
      28      Multifamily/Retail      9,630,000.00       9,602,649.43         0.84%           18-Aug-2003      11-Oct-2003
      29           Anchored           9,400,000.00       9,390,588.43         0.82%           3-Nov-2003       11-Dec-2003
      30           Anchored           9,100,000.00       9,100,000.00         0.79%           10-Nov-2003      11-Dec-2003
      31           Anchored           9,125,000.00       9,099,519.51         0.79%           26-Aug-2003      1-Oct-2003
      32         Conventional         8,900,000.00       8,900,000.00         0.77%           17-Nov-2003      11-Jan-2004
      33         Conventional         8,750,000.00       8,739,290.58         0.76%           7-Nov-2003       11-Dec-2003
      34       Mobile Home Park       8,500,000.00       8,466,075.40         0.74%           14-Aug-2003      1-Oct-2003
      35           Anchored           8,500,000.00       8,459,322.89         0.74%           9-Sep-2003       11-Oct-2003
      36         Conventional         8,475,000.00       8,451,346.82         0.74%           18-Sep-2003      1-Nov-2003
      37          Unanchored          8,000,000.00       8,000,000.00         0.70%           20-Nov-2003      11-Jan-2004
      38         Office/Retail        8,000,000.00       7,991,243.55         0.70%           5-Nov-2003       11-Dec-2003
      39           Suburban           8,000,000.00       7,985,273.72         0.69%           23-Sep-2003      1-Nov-2003
      40        Student Housing       7,900,000.00       7,891,891.75         0.69%           10-Oct-2003      1-Dec-2003
      41        Student Housing       7,800,000.00       7,771,481.86         0.68%           18-Aug-2003      1-Oct-2003
      42         Conventional         7,400,000.00       7,384,931.70         0.64%           1-Oct-2003       1-Nov-2003
      43           Anchored           7,350,000.00       7,301,908.12         0.64%           24-Apr-2003      1-Jun-2003
      44         Conventional         7,275,000.00       7,275,000.00         0.63%           24-Nov-2003      11-Jan-2004
      45         Conventional         6,300,000.00       6,300,000.00         0.55%           18-Nov-2003      11-Jan-2004
      46        Student Housing       6,300,000.00       6,287,797.63         0.55%           26-Sep-2003      1-Nov-2003
      47           Anchored           6,300,000.00       6,273,948.92         0.55%           26-Aug-2003      1-Oct-2003
      48           Anchored           6,100,000.00       6,089,530.53         0.53%           5-Sep-2003       1-Nov-2003
      49         Self Storage         5,900,000.00       5,900,000.00         0.51%           24-Nov-2003      11-Jan-2004
      50         Conventional         5,649,000.00       5,649,000.00         0.49%           1-Dec-2003       1-Jan-2004
      51         Conventional         5,600,000.00       5,581,502.13         0.49%           21-Aug-2003      1-Oct-2003
      52             Flex             5,550,000.00       5,534,874.48         0.48%           27-Aug-2003      1-Oct-2003
      53         Conventional         5,450,000.00       5,439,281.06         0.47%           19-Sep-2003      1-Nov-2003
      54        Shadow Anchored       5,160,000.00       5,141,680.37         0.45%           13-Aug-2003      1-Oct-2003
      55         Conventional         5,125,000.00       5,118,727.34         0.45%           7-Nov-2003       11-Dec-2003
      56          Unanchored          5,100,000.00       5,077,017.81         0.44%           2-Jun-2003       1-Aug-2003
      57             Land             5,000,000.00       5,000,000.00         0.44%           19-Nov-2003      11-Jan-2004
      58           Anchored           5,000,000.00       4,990,999.98         0.43%           11-Sep-2003      1-Nov-2003
      59          Unanchored          4,900,000.00       4,900,000.00         0.43%           10-Nov-2003      1-Jan-2004
      60         Conventional         4,500,000.00       4,491,899.98         0.39%           26-Sep-2003      1-Nov-2003
      61           Suburban           4,500,000.00       4,487,434.26         0.39%           28-Aug-2003      1-Oct-2003
      62         Conventional         4,472,000.00       4,463,932.26         0.39%           12-Sep-2003      1-Nov-2003
      63         Conventional         4,425,000.00       4,414,552.45         0.38%           26-Sep-2003      1-Nov-2003
      64        Shadow Anchored       4,400,000.00       4,392,008.52         0.38%           15-Sep-2003      1-Nov-2003
      65           Anchored           4,400,000.00       4,388,328.87         0.38%           19-Aug-2003      1-Oct-2003
      66           Anchored           4,350,000.00       4,350,000.00         0.38%           12-Nov-2003      11-Jan-2004
      67       Mobile Home Park       4,350,000.00       4,350,000.00         0.38%           6-Nov-2003       1-Jan-2004
      68       Mobile Home Park       4,240,000.00       4,223,077.61         0.37%           14-Aug-2003      1-Oct-2003
      69           Anchored           4,155,000.00       4,147,687.93         0.36%           8-Oct-2003       11-Nov-2003
      70       Mobile Home Park       4,000,000.00       4,000,000.00         0.35%           3-Nov-2003       1-Jan-2004
      71         Conventional         4,000,000.00       3,995,104.26         0.35%           7-Nov-2003       11-Dec-2003
      72        Parking Garage        4,000,000.00       3,994,183.39         0.35%           29-Oct-2003      1-Dec-2003
      73           Anchored           3,999,815.01       3,992,059.34         0.35%           1-Oct-2003       1-Nov-2003
      74        Shadow Anchored       4,000,000.00       3,989,366.98         0.35%           4-Sep-2003       11-Oct-2003
      75         Conventional         3,900,000.00       3,889,630.69         0.34%           5-Sep-2003       1-Nov-2003
      76           Anchored           3,828,000.00       3,804,008.70         0.33%           11-Apr-2003      1-Jun-2003
      77           Anchored           3,600,000.00       3,596,335.93         0.31%           6-Oct-2003       1-Dec-2003
      78           Anchored           3,350,000.00       3,309,023.52         0.29%           10-Feb-2003      1-Apr-2003
      79         Conventional         3,300,000.00       3,300,000.00         0.29%           14-Nov-2003      1-Jan-2004
      80           Anchored           3,282,000.00       3,270,347.86         0.28%           18-Aug-2003      1-Oct-2003
      81           Anchored           3,275,000.00       3,252,156.01         0.28%           11-Aug-2003      1-Oct-2003
      82           Anchored           3,015,000.00       3,007,627.98         0.26%           28-Aug-2003      1-Oct-2003
      83           Anchored           3,000,000.00       2,963,304.72         0.26%           10-Feb-2003      1-Apr-2003
      84           Anchored           2,948,000.00       2,929,805.10         0.25%           30-Jul-2003      1-Sep-2003
      85         Conventional         2,900,000.00       2,886,043.69         0.25%           31-Jul-2003      1-Sep-2003
      86           Anchored           2,850,000.00       2,847,216.65         0.25%           1-Oct-2003       1-Dec-2003
      87       Mobile Home Park       2,840,000.00       2,840,000.00         0.25%           7-Nov-2003       1-Jan-2004
      88        Shadow Anchored       2,800,000.00       2,797,322.70         0.24%           10-Oct-2003      1-Dec-2003
      89           Anchored           2,800,000.00       2,765,751.06         0.24%           10-Feb-2003      1-Apr-2003
      90           Anchored           2,664,000.00       2,664,000.00         0.23%           19-Nov-2003      1-Jan-2004
      91           Anchored           2,526,000.00       2,526,000.00         0.22%           19-Nov-2003      1-Jan-2004
      92         Conventional         2,525,000.00       2,525,000.00         0.22%           10-Nov-2003      1-Jan-2004
      93       Mobile Home Park       2,500,000.00       2,496,804.18         0.22%           3-Oct-2003       1-Dec-2003
      94          Unanchored          2,736,700.96       2,496,741.61         0.22%           23-Oct-1998      15-Dec-1998
      95       Mobile Home Park       2,480,000.00       2,474,779.34         0.22%           29-Sep-2003      1-Nov-2003
      96      Multifamily/Retail      2,400,000.00       2,383,694.36         0.21%           23-May-2003      11-Jul-2003
      97       Mobile Home Park       2,300,000.00       2,297,624.06         0.20%           16-Oct-2003      1-Dec-2003
      98        Student Housing       2,250,000.00       2,250,000.00         0.20%           6-Nov-2003       1-Jan-2004
      99       Mobile Home Park       2,085,000.00       2,070,910.58         0.18%           24-Sep-2003      1-Nov-2003
     100           Anchored           1,950,000.00       1,926,148.03         0.17%           10-Feb-2003      1-Apr-2003
     101         Conventional         1,840,000.00       1,840,000.00         0.16%           14-Nov-2003      1-Jan-2004
     102       Mobile Home Park       1,774,000.00       1,772,025.15         0.15%           10-Oct-2003      1-Dec-2003
     103           Anchored           1,750,000.00       1,747,184.75         0.15%           30-Sep-2003      1-Nov-2003
     104          Unanchored          1,874,549.54       1,620,965.17         0.14%           14-Dec-1998      15-Jan-1999
     105       Mobile Home Park       1,600,000.00       1,585,974.63         0.14%           13-Feb-2003      1-Apr-2003
     106           Anchored           1,590,000.00       1,576,853.48         0.14%           24-Jul-2003      11-Sep-2003
     107         Conventional         1,464,000.00       1,464,000.00         0.13%           14-Nov-2003      1-Jan-2004
     108         Conventional         1,440,000.00       1,440,000.00         0.13%           14-Nov-2003      1-Jan-2004
     109         Conventional         1,360,000.00       1,360,000.00         0.12%           14-Nov-2003      1-Jan-2004
     110           Anchored           1,350,000.00       1,346,766.64         0.12%           12-Sep-2003      11-Nov-2003
     111           Mixed Use          1,350,000.00       1,341,383.12         0.12%           22-Oct-2003      1-Dec-2003
     112         Conventional         1,304,000.00       1,304,000.00         0.11%           14-Nov-2003      1-Jan-2004
     113         Conventional         1,275,000.00       1,275,000.00         0.11%           14-Nov-2003      1-Jan-2004
     114         Conventional         1,200,000.00       1,185,270.76         0.10%           2-Sep-2003       1-Nov-2003
     115       Mobile Home Park       1,125,000.00       1,117,397.79         0.10%           24-Sep-2003      1-Nov-2003
     116         Conventional         1,100,000.00       1,100,000.00         0.10%           14-Nov-2003      1-Jan-2004
     117       Mobile Home Park       1,000,000.00        993,354.95          0.09%           24-Sep-2003      1-Nov-2003
     118         Conventional          925,000.00         923,867.86          0.08%           7-Nov-2003       11-Dec-2003

                                                                                                                         REMAINING
                                                    LOAN            INTEREST        INTEREST          ORIGINAL TERM       TERM TO
   MORTGAGE      MATURITY       MORTGAGE       ADMINISTRATIVE        ACCRUAL      ACCRUAL METHOD       TO MATURITY      MATURITY OR
 LOAN NUMBER   DATE OR ARD      RATE (%)        COST RATE (%)        METHOD         DURING IO          OR ARD (MOS.)     ARD (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
       1       11-Nov-2013      5.4200%           0.04210%         Actual/360       Actual/360              120              119
       2        1-Aug-2013      5.2515%           0.04210%         Actual/360                               117              116
       3        1-Oct-2010      4.7364%           0.05210%         Actual/360                                84               82
       4        1-Oct-2008      4.1200%           0.04210%         Actual/360                                60               58
       5        1-Aug-2013     5.45282%           0.04210%         Actual/360                               120              116
       6       11-Dec-2013      5.8500%           0.04210%         Actual/360                               120              120
       7       11-Dec-2010    5.516611%           0.04210%         Actual/360       Actual/360               84               84
       8       11-Nov-2013      5.7700%           0.04210%         Actual/360                               120              119
       9        1-Oct-2013      5.5100%           0.04210%         Actual/360                               120              118
      10       11-Nov-2008      5.5300%           0.04210%         Actual/360       Actual/360               60               59
      11        1-Dec-2013      5.5850%           0.04210%         Actual/360       Actual/360              120              120
      12        1-Aug-2013      5.4000%           0.04210%         Actual/360                               120              116
      13        1-Nov-2013      5.8700%           0.04210%         Actual/360                               120              119
      14        1-Nov-2013      5.3100%           0.04210%         Actual/360                               120              119
      15        1-Dec-2013      5.5600%           0.04210%         Actual/360       Actual/360              120              120
      16       11-Jul-2013      4.9000%           0.04210%         Actual/360       Actual/360              120              115
      17        1-Nov-2012      4.9700%           0.08210%         Actual/360                               108              107
      18       11-Sep-2013      4.7500%           0.04210%         Actual/360                               120              117
      19       11-Oct-2013      6.3500%           0.04210%         Actual/360                               120              118
      20        1-Oct-2012      5.5700%           0.04210%         Actual/360       Actual/360              108              106
      21        1-Dec-2013      6.1000%           0.10210%         Actual/360                               120              120
      22       11-Dec-2013      5.7600%           0.04210%         Actual/360       Actual/360              120              120
      23        1-Dec-2013      5.8100%           0.04210%         Actual/360                               120              120
      24       11-Dec-2010      5.2100%           0.04210%         Actual/360                                84               84
      25        1-Nov-2013      5.4080%           0.04210%         Actual/360                               120              119
      26        1-Oct-2013      5.7300%           0.09210%           30/360                                 120              118
      27       11-Nov-2008      5.1100%           0.04210%         Actual/360                                60               59
      28       11-Sep-2013      5.9900%           0.04210%         Actual/360                               120              117
      29       11-Nov-2013      5.9700%           0.04210%         Actual/360                               120              119
      30       11-Nov-2013      5.8100%           0.04210%         Actual/360       Actual/360              120              119
      31        1-Sep-2013      6.0700%           0.04210%         Actual/360                               120              117
      32       11-Dec-2013      5.5200%           0.04210%         Actual/360       Actual/360              120              120
      33       11-Nov-2008      4.9000%           0.04210%         Actual/360                                60               59
      34        1-Sep-2008      4.3000%           0.04210%         Actual/360                                60               57
      35       11-Sep-2013      6.1900%           0.04210%         Actual/360                               120              117
      36        1-Oct-2013      5.8630%           0.04210%         Actual/360                               120              118
      37       11-Dec-2008      5.7400%           0.04210%         Actual/360       Actual/360               60               60
      38       11-Nov-2013      5.5000%           0.04210%         Actual/360                               120              119
      39        1-Oct-2013      5.9700%           0.04210%         Actual/360                               120              118
      40        1-Nov-2013      5.8400%           0.04210%         Actual/360                               120              119
      41        1-Sep-2013      4.7500%           0.04210%         Actual/360                               120              117
      42        1-Oct-2008      5.5100%           0.04210%         Actual/360                                60               58
      43        1-May-2013      5.9000%           0.04210%         Actual/360                               120              113
      44       11-Dec-2013      5.7000%           0.04210%         Actual/360                               120              120
      45       11-Dec-2013      5.9000%           0.08210%         Actual/360       Actual/360              120              120
      46        1-Oct-2013      5.7400%           0.04210%         Actual/360                               120              118
      47        1-Sep-2013      6.0700%           0.04210%         Actual/360                               120              117
      48        1-Oct-2013      6.2800%           0.10210%         Actual/360                               120              118
      49       11-Dec-2013      5.8700%           0.04210%         Actual/360                               120              120
      50        1-Dec-2013      5.8520%           0.04210%         Actual/360                               120              120
      51        1-Sep-2008      5.2600%           0.04210%         Actual/360                                60               57
      52        1-Sep-2013      6.1840%           0.04210%         Actual/360                               120              117
      53        1-Oct-2013      5.6700%           0.10210%         Actual/360                               120              118
      54        1-Sep-2013      4.9000%           0.08210%         Actual/360                               120              117
      55       11-Nov-2008      4.9000%           0.04210%         Actual/360                                60               59
      56        1-Jul-2013      6.0130%           0.04210%         Actual/360                               120              115
      57       11-Dec-2013      5.7100%           0.04210%         Actual/360       Actual/360              120              120
      58        1-Oct-2013      6.0700%           0.04210%         Actual/360                               120              118
      59        1-Dec-2013      6.0100%           0.04210%         Actual/360                               120              120
      60        1-Oct-2013      6.0700%           0.04210%         Actual/360                               120              118
      61        1-Sep-2013      6.0700%           0.04210%         Actual/360                               120              117
      62        1-Oct-2013      6.0600%           0.10210%         Actual/360                               120              118
      63        1-Oct-2008      4.8070%           0.04210%         Actual/360                                60               58
      64        1-Oct-2013      6.0300%           0.08210%         Actual/360                               120              118
      65        1-Sep-2013      6.3100%           0.04210%         Actual/360                               120              117
      66       11-Dec-2013      6.3300%           0.04210%         Actual/360                               120              120
      67        1-Dec-2013      5.7800%           0.04210%         Actual/360                               120              120
      68        1-Sep-2008      4.3000%           0.04210%         Actual/360                                60               57
      69       11-Oct-2013      6.1700%           0.04210%         Actual/360                               120              118
      70        1-Dec-2008      5.3300%           0.04210%         Actual/360                                60               60
      71       11-Nov-2008      4.9000%           0.04210%         Actual/360                                60               59
      72        1-Nov-2013      5.9500%           0.04210%         Actual/360                               120              119
      73        1-May-2013      5.8820%           0.04210%         Actual/360                               115              113
      74       11-Sep-2013      6.3000%           0.04210%         Actual/360                               120              117
      75        1-Oct-2013      6.1430%           0.10210%         Actual/360                               120              118
      76        1-May-2013      6.0900%           0.04210%         Actual/360                               120              113
      77        1-Nov-2013      5.8840%           0.04210%         Actual/360                               120              119
      78        1-Mar-2012      6.0800%           0.07210%         Actual/360                               108               99
      79        1-Dec-2013      5.4060%           0.04210%         Actual/360                               120              120
      80        1-Sep-2013      4.9000%           0.04210%         Actual/360                               120              117
      81        1-Sep-2013      5.2500%           0.04210%         Actual/360                               120              117
      82        1-Sep-2013      6.6830%           0.04210%         Actual/360                               120              117
      83        1-Mar-2012      6.0800%           0.07210%         Actual/360                               108               99
      84        1-Aug-2013      5.2980%           0.04210%         Actual/360                               120              116
      85        1-Aug-2013      4.7340%           0.04210%         Actual/360                               120              116
      86        1-Nov-2013      6.1000%           0.04210%         Actual/360                               120              119
      87        1-Dec-2013      5.7600%           0.04210%         Actual/360                               120              120
      88        1-Nov-2013      6.2100%           0.10210%         Actual/360                               120              119
      89        1-Mar-2012      6.0800%           0.07210%         Actual/360                               108               99
      90        1-Dec-2013      5.9100%           0.04210%         Actual/360                               120              120
      91        1-Dec-2013      5.9100%           0.04210%         Actual/360                               120              120
      92        1-Dec-2013      5.9500%           0.04210%         Actual/360                               120              120
      93        1-Nov-2008      4.6630%           0.04210%         Actual/360                                60               59
      94       15-Aug-2018      7.4000%           0.04210%           30/360                                 237              176
      95        1-Oct-2010      5.3550%           0.07210%         Actual/360                                84               82
      96       11-Jun-2013      5.0500%           0.04210%         Actual/360                               120              114
      97        1-Nov-2013      5.8060%           0.04210%         Actual/360                               120              119
      98        1-Dec-2013      5.7280%           0.04210%         Actual/360                               120              120
      99        1-Oct-2018      5.9500%           0.04210%         Actual/360                               180              178
     100        1-Mar-2012      6.0800%           0.07210%         Actual/360                               108               99
     101        1-Dec-2008      5.0930%           0.04210%         Actual/360                                60               60
     102        1-Nov-2008      5.4100%           0.04210%         Actual/360                                60               59
     103        1-Oct-2013      6.5600%           0.14710%         Actual/360                               120              118
     104       15-Nov-2018      7.2500%           0.04210%           30/360                                 239              179
     105        1-Mar-2013      5.7500%           0.04210%         Actual/360                               120              111
     106       11-Aug-2013      6.1100%           0.04210%         Actual/360                               120              116
     107        1-Dec-2008      5.0930%           0.04210%         Actual/360                                60               60
     108        1-Dec-2008      5.0930%           0.04210%         Actual/360                                60               60
     109        1-Dec-2008      5.0930%           0.04210%         Actual/360                                60               60
     110       11-Oct-2018      5.8300%           0.04210%         Actual/360                               180              178
     111        1-Nov-2013      5.1660%           0.04210%         Actual/360                               120              119
     112        1-Dec-2008      5.0930%           0.04210%         Actual/360                                60               60
     113        1-Dec-2008      4.8630%           0.04210%         Actual/360                                60               60
     114        1-Oct-2013      5.7000%           0.10210%         Actual/360                               120              118
     115        1-Oct-2018      5.9500%           0.04210%         Actual/360                               180              178
     116        1-Dec-2008      5.0930%           0.04210%         Actual/360                                60               60
     117        1-Oct-2018      6.1340%           0.04210%         Actual/360                               180              178
     118       11-Nov-2008      4.9000%           0.04210%         Actual/360                                60               59

                                                                                   MATURITY DATE OR
   MORTGAGE    REMAINING IO    ORIGINAL AMORT    REMAINING AMORT   MONTHLY P&I        ARD BALLOON                  PREPAYMENT
 LOAN NUMBER   PERIOD (MOS.)     TERM (MOS.)        TERM (MOS.)    PAYMENTS ($)       BALANCE ($)     ARD LOAN     PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------
       1            119              IO                IO               IO           95,000,000.00        Y     L(48),D(69),O(3)
       2                             360               359          419,745.43       63,406,509.83        N     L(25),D(88),O(4)
       3                             360               358          343,746.42       58,089,343.86        N     L(26),D(54),O(4)
       4                             360               358          314,833.53       59,117,520.39        N     L(26),D(30),O(4)
       5                             360               356          316,306.15       46,719,024.31        N     L(28),D(88),O(4)
       6                             360               360          254,854.48       36,479,366.60        N     L(24),D(92),O(4)
       7             30              360               360          204,779.39       33,744,534.35        N     L(48),D(33),O(3)
       8                             360               359          187,150.08       26,954,671.13        Y     L(25),D(91),O(4)
       9                             360               358          142,104.14       20,893,463.13        N     L(26),D(92),O(2)
      10             23              360               360          140,139.48       23,617,816.35        Y     L(48),D(9),O(3)
      11             11              348               348           126622.37       18,429,679.06        N     L(35),D(82),O(3)
      12                             360               356            122812.4       18,216,130.42        N     L(28),D(90),O(2)
      13                             360               359          119,662.57       17,100,086.18        N     L(25),D(93),O(2)
      14                             360               359          101,178.50       15,114,025.34        N     L(35),D(82),O(3)
      15             23              360               360          102,880.66       15,759,449.32        N     L(35),D(82),O(3)
      16             19              360               360           86,243.09       14,025,620.19        N     L(48),D(69),O(3)
      17                             360               359           80,221.70       12,649,743.44        N     L(25),D(80),O(3)
      18                             360               357           70,422.39       11,008,396.55        N     L(48),D(65),O(7)
      19                             300               298           86,562.36       10,187,044.62        Y     L(26),D(91),O(3)
      20             22              360               360           73,240.15       11,468,591.73        N     L(26),D(79),O(3)
      21                             360               360           69,689.40        9,782,976.85        N     L(35),D(82),O(3)
      22             12              360               360           65,431.33        9,656,483.65        Y     L(48),D(69),O(3)
      23                             360               360           64,319.21        9,235,411.42        N     L(35),D(82),O(3)
      24                             360               360           54,972.88        8,893,148.62        N     L(48),D(33),O(3)
      25                             360               359           56,203.03        8,330,080.51        N     L(35),D(82),O(3)
      26                          Variable          Variable         Steps (3)        6,646,415.41        N     L(59),YM1%(59),O(2)
      27                             360               359           53,269.31        9,054,123.72        N     L(36),D(17),O(7)
      28                             360               357           57,674.82        8,165,267.99        Y     L(27),D(89),O(4)
      29                             360               359            56176.57        7,965,367.51        Y     L(48),D(69),O(3)
      30             23              360               360           53,452.49        8,029,203.05        Y     L(25),D(92),O(3)
      31                             360               357           55,120.32        7,755,282.37        N     L(27),D(89),O(4)
      32             36              360               360           50,644.96        7,966,214.48        N     L(36),D(77),O(7)
      33                             360               359           46,438.59        8,058,382.48        N     L(25),D(32),O(3)
      34                             360               357           42,064.07        7,753,832.70        N     L(35),D(22),O(3)
      35                             276               273           57,821.54        6,281,354.58        Y     L(48),D(69),O(3)
      36                             300               298           53,897.01        6,533,704.59        N     L(35),D(82),O(3)
      37             12              360               360           46,635.02        7,578,779.84        Y     L(36),D(21),O(3)
      38                             360               359           45,423.12        6,683,212.44        Y     L(48),D(69),O(3)
      39                             360               358           47,809.85        6,779,762.28        N     L(26),D(91),O(3)
      40                             360               359           46,554.92        6,668,454.39        N     L(35),D(82),O(3)
      41                             360               357           40,686.14        6,360,768.63        N     L(35),D(82),O(3)
      42                             360               358           42,062.83        6,877,011.94        N     L(36),D(21),O(3)
      43                             360               353           43,595.53        6,216,887.50        N     L(31),D(86),O(3)
      44                             360               360           42,224.13        6,115,474.28        N     L(24),D(92),O(4)
      45             24              360               360           37,367.60        5,570,514.68        Y     L(48),D(69),O(3)
      46                             360               358           36,725.08        5,302,421.33        N     L(35),D(82),O(3)
      47                             300               297           40,860.99        4,890,580.17        N     L(27),D(90),O(3)
      48                             360               358           37,677.85        5,216,428.46        N     L(26),D(90),O(4)
      49                             360               360           34,881.88        4,985,117.11        Y     L(48),D(69),O(3)
      50                             360               360           33,332.98        4,770,469.47        N     L(24),D(93),O(3)
      51                             360               357           30,958.10        5,185,318.44        N     L(35),D(22),O(3)
      52                             360               357           33,934.43        4,732,571.64        N     L(35),D(79),O(6)
      53                             360               358           31,528.29        4,577,260.22        N     L(35),D(82),O(3)
      54                             360               357           27,385.50        4,228,710.79        N     L(35),D(82),O(3)
      55                             360               359           27,199.74        4,719,910.11        N     L(25),D(32),O(3)
      56                             360               355           30,618.07        4,328,423.91        N     L(35),D(82),O(3)
      57            120              IO                IO                IO           5,000,000.00        N     L(24),D(92),O(4)
      58                             360               358           30,202.92        4,249,840.01        N     L(35),D(82),O(3)
      59                             360               360           29,409.49        4,157,415.03        N     L(35),D(82),O(3)
      60                             360               358           27,182.63        3,824,855.32        N     L(35),D(82),O(3)
      61                             360               357           27,182.63        3,824,521.75        N     YM(117),O(3)
      62                             360               358           26,984.65        3,799,943.78        N     L(35),D(82),O(3)
      63                             360               358           23,235.17        4,069,514.83        N     L(35),D(22),O(3)
      64                             360               358           26,465.15        3,735,472.84        N     L(26),D(91),O(3)
      65                             360               357           27,263.49        3,765,546.43        N     L(27),D(90),O(3)
      66                             360               360           27,010.44        3,725,134.76        Y     L(24),D(95),O(1)
      67                             360               360           25,468.38        3,665,548.72        N     L(35),D(82),O(3)
      68                             360               357           20,982.55        3,867,794.20        N     L(35),D(22),O(3)
      69                             360               358           25,367.26        3,541,916.40        N     L(48),D(69),O(3)
      70                             360               360           22,286.76        3,707,666.10        N     L(35),D(22),O(3)
      71                             360               359           21,229.07        3,683,831.97        N     L(25),D(32),O(3)
      72                             300               299           25,649.94        3,092,508.18        N     L(25),D(92),O(3)
      73                             355               353           23,801.67        3,395,163.56        N     L(35),D(77),O(3)
      74                             360               357           24,758.91        3,422,247.47        N     L(48),D(69),O(3)
      75                             300               298           25,469.77        3,035,225.45        N     L(35),D(82),O(3)
      76                             360               353           23,172.76        3,256,087.33        N     L(31),D(86),O(3)
      77                             360               359           21,316.07        3,042,788.35        N     L(35),D(82),O(3)
      78                             300               291           21,748.22        2,699,469.40        N     L(33),D(72),O(3)
      79                             240               240           22,525.44        2,114,199.32        N     L(35),D(82),O(3)
      80                             360               357           17,418.45        2,689,656.75        N     L(35),D(82),O(3)
      81                             240               237           22,068.40        2,084,986.51        N     L(35),D(82),O(3)
      82                             360               357           19,421.14        2,607,313.23        N     L(35),D(82),O(3)
      83                             300               291           19,476.01        2,417,436.43        N     L(33),D(72),O(3)
      84                             300               296           17,748.53        2,228,533.65        N     L(35),D(82),O(3)
      85                             360               356           15,099.82        2,363,667.12        N     L(35),D(82),O(3)
      86                             360               359           17,270.85        2,424,264.04        Y     L(35),D(82),O(3)
      87                             360               360           16,591.51        2,391,695.42        N     L(35),D(82),O(3)
      88                             360               359           17,167.30        2,389,339.08        N     L(35),D(82),O(3)
      89                             300               291           18,177.61        2,256,273.90        N     L(33),D(72),O(3)
      90                             360               360           15,818.21        2,253,593.83        N     L(35),D(82),O(3)
      91                             360               360           14,998.80        2,136,853.32        N     L(35),D(82),O(3)
      92                             360               360           15,057.58        2,138,546.92        N     L(35),D(82),O(3)
      93                             360               359           12,910.41        2,293,922.01        N     L(35),D(22),O(3)
      94                             297               236           20,128.46        1,000,000.00        N     L(47),D(189),O(1)
      95                             360               358           13,856.38        2,212,297.64        N     L(35),D(46),O(3)
      96                             360               354           12,957.16        1,976,724.47        N     L(48),D(69),O(3)
      97                             360               359           13,504.11        1,939,468.83        N     L(35),D(82),O(3)
      98                             360               360           13,098.96        1,892,993.30        N     L(35),D(82),O(3)
      99                             180               178           17,538.14           28,835.39        N     L(35),D(142),O(3)
     100                             300               291           12,659.41        1,571,333.17        N     L(33),D(72),O(3)
     101                             360               360            9,982.36        1,699,569.08        N     L(24),YM(30),O(6)
     102                             360               359            9,972.63        1,646,209.16        N     L(35),D(22),O(3)
     103                             360               358           11,130.33        1,508,388.66        N     L(35),D(82),O(3)
     104                             239               179           14,844.57                0.00        N     L(47),D(191),O(1)
     105                             360               351            9,337.17        1,347,270.17        N     L(35),D(82),O(3)
     106                             240               236           11,492.38        1,047,118.78        Y     L(28),D(91),O(1)
     107                             360               360            7,942.49        1,352,265.29        N     L(24),YM(30),O(6)
     108                             360               360            7,812.28        1,330,097.66        N     L(24),YM(30),O(6)
     109                             360               360            7,378.27        1,256,202.96        N     L(24),YM(30),O(6)
     110                             324               322            8,281.09          880,521.95        N     L(26),D(147),O(7)
     111                             120               119           14,428.63            7,812.88        N     L(35),D(82),O(3)
     112                             360               360            7,074.46        1,204,476.88        N     L(24),YM(30),O(6)
     113                             360               360            6,738.12        1,173,581.75        N     L(24),YM(30),O(6)
     114                             120               118           13,142.40            8,191.55        N     L(35),D(82),O(3)
     115                             180               178            9,463.03           15,558.28        N     L(35),D(142),O(3)
     116                             360               360            5,967.72        1,016,046.41        N     L(24),YM(30),O(6)
     117                             180               178            8,511.13           14,583.41        N     L(35),D(142),O(3)
     118                             360               359            4,909.22          851,886.31        N     L(25),D(32),O(3)

   MORTGAGE    APPRAISED       APPRAISAL                     CUT-OFF DATE    LTV RATIO AT                      YEAR       NUMBER OF
 LOAN NUMBER   VALUE ($)          DATE         DSCR (X)       LTV RATIO     MATURITY OR ARD    YEAR BUILT    RENOVATED      UNITS
------------------------------------------------------------------------------------------------------------------------------------
       1      173,500,000      1-Aug-2004        2.51           54.76%           54.76%           1982                     491,126
       2      122,500,000     11-Sep-2003        1.97           61.97%           51.76%           1996                     429,318
       3      218,000,000     29-Aug-2003        1.97           60.41%           53.29%           1970          1997      1,367,529
       4      103,000,000     29-Aug-2003        2.05           62.94%           57.40%           1962          1994       418,079
       5      173,800,000     18-Jul-2003        1.74           64.17%           53.76%           1978          2003       312,210
       6       57,900,000     17-Oct-2003        1.58           74.61%           63.00%           1907          1983       415,434
       7       51,300,000     19-Aug-2003        1.25           70.18%           65.78%           1968          2002         215
       8       40,560,000      1-Nov-2003        1.31           78.81%           66.46%           1988          1999       206,013
       9       32,600,000      1-Sep-2003        1.37           76.53%           64.09%           1978          1998       224,138
      10       31,100,000     17-Sep-2003        1.25           79.10%           75.94%           1987                     126,768
      11       27,270,000     28-Oct-2003        1.32           79.94%           67.58%           2001                       360
      12       34,130,000      1-Jun-2003        1.33           63.81%           53.37%           1960          2002       345,995
      13       25,200,000      1-Oct-2003        1.35           80.24%           67.86%           2002                      95,665
      14       23,000,000      1-Sep-2003        1.43           79.04%           65.71%           2002                       312
      15       22,510,000      3-Nov-2003        1.34           79.96%           70.01%           2001                       312
      16       20,600,000      5-May-2003        1.23           78.88%           68.09%           2001                       288
      17       18,900,000      9-Jun-2003        1.36           79.24%           66.93%           2003                       200
      18       19,100,000      3-Jun-2003        1.31           70.42%           57.64%           1984                       302
      19       20,200,000     15-Aug-2003        1.44           64.19%           50.43%           2001                     230,350
      20       19,300,000      1-Jul-2003        1.66           66.32%           59.42%           1973          1998        75,336
      21       14,750,000     23-Sep-2003        1.33           77.97%           66.33%           1982          2001        82,396
      22       14,000,000     21-Jul-2003        1.22           80.00%           68.97%           1989                       216
      23       14,680,000      1-Jan-2004        1.31           74.59%           62.91%           2002                       432
      24       12,500,000     23-Sep-2003        1.37           80.00%           71.15%           1999                       184
      25       12,500,000     18-Aug-2003        1.41           79.91%           66.64%           1982          2001         248
      26       30,500,000      1-Jul-2003        2.65           32.66%           21.79%           2000                     135,000
      27       13,200,000     12-Aug-2003        1.31           74.16%           68.59%           1930          2003       178,511
      28       12,900,000     18-Jul-2003        1.32           74.44%           63.30%           2001                      35,735
      29       11,750,000     29-Aug-2003        1.27           79.92%           67.79%           2000                      75,374
      30       11,400,000     23-Sep-2003        1.22           79.82%           70.43%           2003                      39,215
      31       12,000,000     15-Jun-2003        1.29           75.83%           64.63%           1947          2002       150,000
      32       11,400,000     16-Sep-2003        1.40           78.07%           69.88%           2003                        39
      33       11,800,000      9-Oct-2003        1.43           74.06%           68.29%           1890          2003          86
      34       10,670,000     18-Jun-2003        1.63           79.34%           72.67%           1983                      1,252
      35       10,630,000      1-Jun-2003        1.22           79.58%           59.09%           2001                      70,435
      36       12,120,000      7-Aug-2003        1.26           69.73%           53.91%           1972          2003         240
      37       11,200,000     26-Sep-2003        1.29           71.43%           67.67%           1970          2002        72,626
      38       11,360,000     28-Jul-2003        2.15           70.35%           58.83%           1981                      40,991
      39       10,200,000     25-May-2003        1.25           78.29%           66.47%           1986                      50,621
      40       10,172,000     20-Jun-2003        1.50           77.58%           65.56%           2002                        96
      41       11,150,000     15-Aug-2003        1.73           69.70%           57.05%           2001                       352
      42        9,250,000     25-Aug-2003        1.36           79.84%           74.35%           1996                       184
      43       10,150,000      1-Feb-2003        1.56           71.94%           61.25%           1991          1998        94,983
      44        9,900,000     25-Aug-2003        1.46           73.48%           61.77%           1973                       224
      45        9,300,000      2-Sep-2003        1.23           67.74%           59.90%           1963          2003         116
      46        8,675,000      1-Aug-2003        1.57           72.48%           61.12%           2003                       216
      47        8,400,000     25-Jun-2003        1.21           74.69%           58.22%           1999                      44,218
      48        8,400,000     24-Jun-2003        1.32           72.49%           62.10%           2003                      37,699
      49        7,940,000      3-Sep-2003        1.23           74.31%           62.78%           2002                       755
      50        7,600,000      1-Mar-2003        1.43           74.33%           62.77%           1973          2002         136
      51        8,000,000     12-May-2003        1.52           69.77%           64.82%           1983                       246
      52        7,800,000      1-Jul-2003        1.27           70.96%           60.67%           1975                      49,601
      53        7,640,000     10-Apr-2003        1.34           71.19%           59.91%           1998                       132
      54        6,500,000      1-Jul-2003        1.59           79.10%           65.06%           1984                      53,968
      55        6,950,000      9-Oct-2003        1.42           73.65%           67.91%           1901          2003          53
      56        7,800,000     16-Apr-2003        1.34           65.09%           55.49%           1992                      23,069
      57       17,900,000     22-Sep-2003        3.73           27.93%           27.93%          NA-Land                    33,804
      58        6,850,000     28-Jul-2003        1.42           72.86%           62.04%           1980          1995        86,940
      59        6,550,000      1-Sep-2003        1.50           74.81%           63.47%           2002                      40,461
      60        5,700,000      6-Jun-2003        1.38           78.81%           67.10%           1985                       104
      61        6,100,000     13-Aug-2003        1.36           73.56%           62.70%           1988                      57,519
      62        5,590,000     24-Jul-2003        1.30           79.86%           67.98%           1983                        75
      63        5,600,000     31-Jul-2003        1.50           78.83%           72.67%           1966          1998         166
      64        5,560,000     22-Apr-2003        1.32           78.99%           67.18%           2000                      45,650
      65        5,750,000      1-Jun-2003        1.29           76.32%           65.49%           1989          2002        48,748
      66        6,200,000     11-Oct-2003        1.33           70.16%           60.08%           2003                      14,696
      67        6,300,000      8-Oct-2003        1.36           69.05%           58.18%           1993          2003         201
      68        5,440,000     19-Jun-2003        1.63           77.63%           71.10%           1969                       350
      69        5,400,000      1-Oct-2003        1.20           76.81%           65.59%           2003                      13,650
      70        5,000,000     24-Sep-2003        1.39           80.00%           74.15%           1975                       328
      71        5,050,000      3-Oct-2003        1.35           79.11%           72.95%           1920          1980          97
      72        6,100,000     22-Apr-2003        1.46           65.48%           50.70%           1985          2002       101,066
      73        5,350,000     24-Feb-2003        1.44           74.62%           63.46%           2000                      13,905
      74        5,000,000      1-Jul-2003        1.31           79.79%           68.44%           2001                      44,480
      75        5,100,000      2-Jul-2003        1.38           76.27%           59.51%           1964                       240
      76        5,350,000      8-Nov-2002        1.36           71.10%           60.86%           2002                      15,067
      77        4,740,000     18-Jun-2003        1.37           75.87%           64.19%           2001                      14,490
      78        4,240,000     10-Jan-2003        1.31           78.04%           63.67%           1999                      10,908
      79        4,700,000     15-May-2003        1.40           70.21%           44.98%           1974          2002          96
      80        4,690,000      5-Jul-2003        1.58           69.73%           57.35%           2002                      14,490
      81        8,000,000     13-Jun-2003        2.04           40.65%           26.06%           1956          1995        30,466
      82        4,525,000      1-Sep-2003        1.38           66.47%           57.62%           2003                      14,228
      83        3,810,000     10-Jan-2003        1.31           77.78%           63.45%           2000                      11,200
      84        4,100,000     14-Jul-2003        1.40           71.46%           54.35%           1999                      12,738
      85        3,700,000      1-Jul-2003        1.45           78.00%           63.88%           1916          2002          68
      86        4,230,000     18-Jul-2003        1.40           67.31%           57.31%           2003                      13,813
      87        3,550,000     14-Aug-2003        1.39           80.00%           67.37%           1994          1997         148
      88        3,800,000     15-Jul-2003        1.44           73.61%           62.88%           2002                      25,500
      89        3,590,000     10-Jan-2003        1.32           77.04%           62.85%           2000                      12,544
      90        3,330,000     30-Oct-2003        1.53           80.00%           67.68%           2001                      6,837
      91        3,150,000      8-Jul-2003        1.24           80.19%           67.84%           2001                      14,300
      92        3,175,000      6-Oct-2003        1.47           79.53%           67.36%           2003                        60
      93        4,000,000     21-Jul-2003        1.73           62.42%           57.35%           1965          1999         118
      94        3,015,000     27-Aug-1998        1.01           82.81%           33.17%           1998                      11,180
      95        3,100,000      3-Sep-2003        1.54           79.83%           71.36%           1972                       152
      96        3,200,000      1-Apr-2003        1.63           74.49%           61.77%           2002                      44,115
      97        5,010,000     12-Aug-2003        2.33           45.86%           38.71%           1973                       192
      98        2,900,000      1-Aug-2003        1.50           77.59%           65.28%           1999                        56
      99        3,130,000     18-Jul-2003        1.20           66.16%            0.92%           1950          1998         108
     100        2,470,000     10-Jan-2003        1.30           77.98%           63.62%           1999                      10,908
     101        2,400,000     17-Sep-2003        1.73           76.67%           70.82%           1985                        71
     102        2,250,000      4-Sep-2003        1.48           78.76%           73.16%           1974          2003         103
     103        2,330,000     31-May-2003        1.35           74.99%           64.74%           1999                      10,125
     104        2,000,000      1-Oct-1998        1.02           81.05%            0.00%           1998                      11,219
     105        2,150,000     18-Nov-2002        1.74           73.77%           62.66%           1970                       100
     106        2,300,000     23-Jun-2003        1.27           68.56%           45.53%           1998                      10,125
     107        1,830,000     18-Sep-2003        1.78           80.00%           73.89%           1985          2002          60
     108        2,025,000     19-Sep-2003        1.80           71.11%           65.68%           1984                        62
     109        1,730,000     17-Sep-2003        1.62           78.61%           72.61%           1984                        51
     110        2,600,000     13-May-2003        2.03           51.80%           33.87%           1986                      60,300
     111        5,450,000     10-Sep-2003        2.54           24.61%            0.14%           1948          1968         118
     112        1,630,000     18-Sep-2003        1.53           80.00%           73.89%           1982          2003          68
     113        2,700,000     15-Sep-2003        2.76           47.22%           43.47%           1987                        66
     114        3,375,000     28-Jul-2003        2.02           35.12%            0.24%           1968                       192
     115        1,700,000     18-Jul-2003        1.21           65.73%            0.92%           1968          2000          61
     116        1,600,000     18-Sep-2003        1.66           68.75%           63.50%           1984                        60
     117        1,420,000      1-Sep-2003        1.24           69.95%            1.03%           1968                        58
     118        1,200,000      3-Oct-2003        1.42           76.99%           70.99%           1905          1989          26

                              CUT-OFF DATE
   MORTGAGE     UNIT OF       LOAN AMOUNT       OCCUPANCY       OCCUPANCY                                               MOST RECENT
 LOAN NUMBER    MEASURE      PER (UNIT) ($)      RATE (%)     "AS OF" DATE               MOST RECENT PERIOD             REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------
       1        Sq. Ft.            193            100.00%      31-Oct-2003
       2        Sq. Ft.            177            96.39%        1-Oct-2003                  TTM 06/30/03                 15,262,319
       3        Sq. Ft.            96             96.36%       13-Oct-2003          Trailing 12 - June 30, 2003          25,286,997
       4        Sq. Ft.            155            88.40%       14-Oct-2003          Trailing 12 - June 30, 2003          11,770,826
       5        Sq. Ft.            357            96.55%       31-Aug-2003                 TTM 5/31/2003                 19,400,581
       6        Sq. Ft.            104            93.93%       22-Oct-2003               Calendar Year 2002              10,976,364
       7         Units           167,442          93.02%        6-Nov-2003                 Jul03 - Sep03                  4,522,067
       8        Sq. Ft.            155            98.79%       16-Sep-2003                 2003 Estimate                  4,532,675
       9        Sq. Ft.            111            100.00%       1-Sep-2003         Annualized 6mo. ended 6/30/03          3,953,295
      10        Sq. Ft.            194            97.89%       31-Oct-2003                1/03-9/03 Ann'l                 2,503,212
      11         Units           60,556           95.28%       27-Oct-2003                 TTM 10/31/2003                 2,799,042
      12        Sq. Ft.            63             71.30%       28-Oct-2003         Annualized 9mo. ended 9/30/03          2,624,136
      13        Sq. Ft.            211            90.70%       18-Sep-2003         Annualized 5mo. ended 7/31/03          1,514,623
      14         Units           58,267           95.19%       22-Sep-2003              Annualized 6/30/2003              1,239,651
      15         Units           57,692           90.71%       24-Sep-2003                 TTM 9/30/2003                  2,497,349
      16         Units           56,424           88.54%       31-Oct-2003               T-12 Ending 9/2003               2,238,417
      17         Units           74,884           92.50%        3-Oct-2003         Annualized 9mo. ended 9/30/03          1,125,899
      18         Units           44,539           88.41%       26-Sep-2003             July 2002 - June 2003              2,332,816
      19        Sq. Ft.            56             97.39%       21-Oct-2003                 Thru 6/03 ann                  2,680,090
      20        Sq. Ft.            170            89.53%        8-Sep-2003         Annualized 5mo. ended 5/31/03          2,059,694
      21        Sq. Ft.            140            97.37%       31-Oct-2003                 TTM 8/31/2003                    932,513
      22         Units           51,852           95.83%        1-Oct-2003                 T-3 thru 10/03                 1,747,900
      23         Beds            25,347           85.65%       23-Oct-2003                 TTM 9/30/2003                  1,506,255
      24         Units           54,348           96.74%       23-Sep-2003                      TTM                       1,618,891
      25         Units           40,278           97.18%       27-Aug-2003                 TTM 8/31/2003                  1,639,862
      26        Sq. Ft.            74             100.00%      20-Nov-2003               Year 2003 Proforma               4,098,959
      27        Sq. Ft.            55             96.33%        3-Nov-2003                  2004 Budget                   2,845,540
      28        Sq. Ft.            269            97.86%       28-Oct-2003                4/2002 - 3/2003                 1,249,293
      29        Sq. Ft.            125            96.02%       22-Oct-2003                July 03 - Annual                1,115,241
      30        Sq. Ft.            232            94.59%        9-Sep-2003              2004 Borrower Budget              1,085,796
      31        Sq. Ft.            61             100.00%      25-Jul-2003         Annualized 3mo. ended 6/30/03          1,110,000
      32         Units           228,205          92.31%        5-Nov-2003              Borrower's Pro-Forma              1,155,073
      33         Units           101,620          98.84%        5-Nov-2003                 TTM 10/02-9/03                 1,088,207
      34         Pads             6,762           36.02%       30-Jul-2003                 TTM 4/30/2003                  2,220,238
      35        Sq. Ft.            120            94.86%        1-Oct-2003               Borrower Proforma                1,179,663
      36         Units           35,214           95.42%       16-Aug-2003     Trailing 9 Months Annualized 7/31/2003     1,692,345
      37        Sq. Ft.            110            91.52%       25-Sep-2003                Borrower Budget                 1,292,111
      38        Sq. Ft.            195            97.61%        8-Oct-2003                      2002                      1,546,795
      39        Sq. Ft.            158            94.76%        1-Sep-2003         Trailing 12 mos. Ended 5/31/03         1,340,224
      40         Units           82,207           79.86%       27-Aug-2003
      41         Beds            22,078           97.73%        1-Oct-2003                 TTM 10/31/2003                 1,146,022
      42         Units           40,135           91.85%       31-Aug-2003                 TTM 7/31/2003                  1,260,266
      43        Sq. Ft.            77             100.00%      30-Jun-2003         Annualized 6mo. ended 6/30/03          1,705,585
      44         Units           32,478           90.18%       28-Oct-2003                      T 12                      1,524,050
      45         Units           54,310           98.28%       28-Oct-2003                T-6 May-Oct 2003                1,110,302
      46         Beds            29,110           99.07%       29-Sep-2003
      47        Sq. Ft.            142            100.00%      22-Aug-2003         Annualized 5mo. ended 5/31/03          1,166,518
      48        Sq. Ft.            162            100.00%      25-Aug-2003         Annualized 6mo. ended 6/30/03            168,197
      49         Units            7,815           78.81%       18-Nov-2003                T3 Aug-Oct 2003                   839,329
      50         Units           41,537           93.38%       30-Sep-2003                 TTM 8/31/2003                  1,001,130
      51         Units           22,689           79.27%       28-Jul-2003                 TTM 4/30/2003                  1,264,141
      52        Sq. Ft.            112            90.32%       31-Jul-2003                 TTM 6/30/2003                    437,669
      53         Units           41,207           93.18%       29-Jul-2003                 TTM 7/31/2003                    861,489
      54        Sq. Ft.            95             95.93%        1-Oct-2003                 TTM 5/31/2003                    846,522
      55         Units           96,580           94.34%        5-Nov-2003                 TTM 10/02-9/03                   618,549
      56        Sq. Ft.            220            100.00%        09/31/03                  TTM 12/31/2002                   916,204
      57        Sq. Ft.            148            100.00%      15-Aug-2003
      58        Sq. Ft.            57             100.00%       1-Aug-2003
      59        Sq. Ft.            121            95.67%        4-Nov-2003                 TTM 8/31/2003                    495,957
      60         Units           43,191           100.00%      31-Jul-2003                 TTM 6/30/2003                    811,546
      61        Sq. Ft.            78             81.74%       15-Aug-2003         Annualized 6mo. ended 6/30/03            899,178
      62         Units           59,519           100.00%       1-Aug-2003                 TTM 7/31/2003                    642,552
      63         Units           26,594           93.37%       31-Jul-2003                 TTM 8/31/2003                  1,194,835
      64        Sq. Ft.            96             96.50%       22-Oct-2003         Trailing 12 mos. Ended 3/31/03           496,962
      65        Sq. Ft.            90             100.00%      30-Sep-2003         Annualized 7mo. ended 7/31/03            663,623
      66        Sq. Ft.            296            100.00%      27-Oct-2003
      67         Pads            21,642           94.53%        1-Oct-2003                 TTM 09/30/2003                   828,228
      68         Pads            12,066           68.29%       31-Jul-2003                 TTM 4/30/2003                    921,137
      69        Sq. Ft.            304            100.00%      24-Sep-2003
      70         Pads            12,195           71.00%       15-Oct-2003                 TTM 8/31/2003                    677,993
      71         Units           41,187           96.91%        5-Nov-2003                TTM 10/02 - 9/03                  773,788
      72        Sq. Ft.            40             100.00%      29-Oct-2003         Annualized 8mo. ended 8/31/03            585,000
      73        Sq. Ft.            287            100.00%       1-Dec-2003                 TTM 12/31/2002                   428,000
      74        Sq. Ft.            90             96.40%       24-Nov-2003
      75         Units           16,207           92.50%       24-Jul-2003            T-8 6/30/2003 Annualized            1,232,775
      76        Sq. Ft.            252            100.00%      21-Aug-2003         Annualized 3mo. ended 6/30/03            457,000
      77        Sq. Ft.            248            100.00%       1-Dec-2003                 TTM 6/30/2003                    365,000
      78        Sq. Ft.            303            100.00%      30-Jun-2003         Annualized 5mo. ended 6/30/03            381,902
      79         Units           34,375           93.75%        1-Jun-2003                 TTM 3/31/2003                    825,019
      80        Sq. Ft.            226            100.00%       1-Dec-2003                 TTM 7/31/2003                    344,000
      81        Sq. Ft.            107            100.00%      25-Jun-2003                 TTM 5/31/2003                    695,385
      82        Sq. Ft.            211            100.00%       1-Dec-2003
      83        Sq. Ft.            265            100.00%      30-Jun-2003         Annualized 5mo. ended 6/30/03            343,602
      84        Sq. Ft.            230            100.00%       1-Dec-2003
      85         Units           42,442           95.59%       23-Jul-2003
      86        Sq. Ft.            206            100.00%       1-Dec-2003
      87         Pads            19,189           95.27%        1-Oct-2003                 TTM 06/30/2003                   494,792
      88        Sq. Ft.            110            89.40%       16-Jul-2003             Annualized 07/31/2003                280,083
      89        Sq. Ft.            220            100.00%      30-Jun-2003         Annualized 5mo. ended 6/30/03            323,686
      90        Sq. Ft.            390            100.00%       1-Dec-2003
      91        Sq. Ft.            177            100.00%       1-Dec-2003
      92         Units           42,083           95.00%        1-Nov-2003                 TTM 08/31/2003                   271,096
      93         Pads            21,159           99.15%       31-Aug-2003                 TTM 07/31/2003                   502,288
      94        Sq. Ft.            223            100.00%      17-Nov-2003
      95         Pads            16,281           94.08%       30-Jun-2003                 TTM 12/31/2002                   413,206
      96        Sq. Ft.            54             95.04%       30-Sep-2003             2003 6-mo. Annualized                340,049
      97         Pads            11,967           96.35%        9-Sep-2003                 TTM 05/31/2003                   602,348
      98         Beds            40,179           100.00%      17-Oct-2003            07/31/2003 (annualized)               352,223
      99         Pads            19,175           100.00%      16-Sep-2003                 TTM 08/31/2003                   397,154
     100        Sq. Ft.            177            100.00%      30-Jun-2003         Annualized 5mo. ended 6/30/03            223,001
     101         Units           25,915           87.32%        1-Nov-2003                 TTM 08/31/2003                   447,300
     102         Pads            17,204           90.29%       29-Sep-2003                 TTM 07/31/2003                   304,603
     103        Sq. Ft.            173            100.00%       1-Dec-2003                 TTM 12/31/2002                   249,365
     104        Sq. Ft.            144            100.00%      18-Nov-2003
     105         Pads            15,860           85.00%        1-Sep-2003                 TTM 9/30/2003                    249,318
     106        Sq. Ft.            156            100.00%      24-Jun-2003
     107         Units           24,400           90.00%        1-Nov-2003                 TTM 08/31/2003                   342,558
     108         Units           23,226           91.94%        1-Nov-2003                 TTM 08/31/2003                   394,994
     109         Units           26,667           92.16%        1-Nov-2003                 TTM 08/31/2003                   301,966
     110        Sq. Ft.            22             100.00%      31-Oct-2003             10/31/2003 Annualized                350,399
     111         Units           11,368           92.44%       25-Sep-2003                 TTM 08/31/2003                 1,245,824
     112         Units           19,176           92.65%        1-Sep-2003                 TTM 08/31/2003                   373,871
     113         Units           19,318           86.36%        1-Nov-2003                 TTM 08/31/2003                   414,020
     114         Units            6,173           94.80%        1-May-2003                 TTM 06/30/2003                   883,056
     115         Pads            18,318           100.00%      16-Sep-2003                 TTM 08/31/2003                   212,196
     116         Units           18,333           91.67%        1-Nov-2003                 TTM 08/31/2003                   355,715
     117         Pads            17,127           96.55%       16-Sep-2003                 TTM 08/31/2003                   180,906
     118         Units           35,533           100.00%       5-Nov-2003                 TTM 10/02-9/03                   175,426

                                                                                                          UW NET
   MORTGAGE   MOST RECENT      MOST RECENT      MOST RECENT                                              OPERATING      UW NET CASH
 LOAN NUMBER  EXPENSES ($)       NOI ($)          NCF ($)       UW REVENUES ($)     UW EXPENSES ($)      INCOME ($)       FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------------
       1                                                          18,498,137           4,896,956         13,601,181      12,935,281
       2       4,876,738       10,385,581       10,385,581        15,777,582           5,445,508         10,332,073      9,926,573
       3       8,085,741       17,201,256       17,201,256        25,995,457           8,909,797         17,085,660      16,270,753
       4       3,371,924       8,398,902         8,398,902        11,915,170           3,804,099         8,111,070       7,746,137
       5       6,306,100       13,094,481       13,094,481        19,566,611           6,024,574         13,542,037      13,202,871
       6       5,406,248       5,570,116         5,487,029        11,230,134           5,875,264         5,354,870       4,827,916
       7       1,643,836       2,878,231         2,821,901         4,685,041           1,547,457         3,137,584       3,081,254
       8       1,299,442       3,233,233         3,177,609         4,879,946           1,715,295         3,164,651       2,935,969
       9       1,237,426       2,715,870         2,715,870         3,732,921           1,236,926         2,495,995       2,343,581
      10        703,404        1,799,808         1,780,463         3,026,709            802,228          2,224,481       2,096,782
      11       1,229,560       1,569,482         1,569,482         3,229,747           1,138,609         2,091,138       2,001,138
      12        461,165        2,162,971         1,977,953         3,096,798            994,641          2,102,156       1,958,402
      13                       1,514,623         1,514,623         2,582,009            608,223          1,973,786       1,942,520
      14        789,269         450,383           450,383          2,710,893            893,044          1,817,849       1,739,849
      15        807,409        1,689,940         1,689,940         2,728,708            998,665          1,730,043       1,652,043
      16        909,576        1,328,841         1,256,841         2,301,984            959,616          1,342,368       1,270,368
      17        573,413         552,487           552,487          2,196,548            836,736          1,359,812       1,309,812
      18       1,255,488       1,077,328         1,001,828         2,419,679           1,238,290         1,181,389       1,105,889
      19        839,513        1,840,578         1,817,543         2,503,042            911,303          1,591,739       1,500,131
      20        290,033        1,769,661         1,769,661         2,104,764            462,771          1,641,993       1,459,924
      21        204,152         728,361           728,361          1,441,471            278,317          1,163,154       1,110,430
      22        588,056        1,159,844         1,100,660         1,735,827            715,813          1,020,014        960,830
      23        882,500         623,756           623,756          1,779,065            720,945          1,058,120       1,007,720
      24        652,180         966,711           920,711          1,612,955            664,298           948,657         902,657
      25        619,601        1,020,261         1,020,261         1,638,084            625,057          1,013,027        951,027
      26       1,398,399       2,700,560         2,687,060         3,563,237           1,376,970         2,186,267       2,145,300
      27       1,553,690       1,291,850         1,256,148         2,669,931           1,651,002         1,018,928        839,284
      28        294,812         954,481           947,156          1,248,975            331,263           917,712         910,387
      29        201,454         913,787           903,989          1,100,199            216,393           883,806         857,846
      30        184,374         901,422           898,731          1,063,193            251,454           811,740         785,357
      31        210,000         900,000           900,000           900,000             27,000            873,000         850,500
      32        253,584         901,489           891,739          1,127,652            269,617           858,035         848,285
      33        407,290         680,917           659,417          1,311,231            490,145           821,087         799,587
      34       1,362,676        857,562           857,562          2,220,238           1,335,878          884,360         822,160
      35        246,787         932,876           925,833          1,128,219            225,629           902,590         845,851
      36        864,561         827,783           761,783          1,758,669            869,951           888,718         816,718
      37        365,727         926,384           896,607          1,177,126            371,285           805,841         721,456
      38        302,802        1,243,993         1,239,450         1,594,200            338,856          1,255,343       1,170,822
      39        530,212         810,012           810,012          1,325,392            505,315           820,077         719,737
      40                                                           1,221,082            349,743           871,339         837,739
      41        427,500         718,523           718,523          1,397,430            500,714           896,716         846,316
      42        568,885         691,381           691,381          1,240,975            504,705           736,270         686,590
      43        659,349        1,046,236         1,034,638         1,553,990            671,222           882,768         814,001
      44        712,969         811,081           736,397          1,526,722            713,296           813,426         738,742
      45        550,714         559,588           528,319          1,110,561            529,935           580,626         549,357
      46                                                           1,016,133            295,744           720,389         690,989
      47        431,782         734,736           734,736          1,178,387            533,315           645,072         591,762
      48        145,774          22,423           22,423            859,505             223,696           635,809         597,251
      49        235,643         603,687           596,499           816,764             294,357           522,407         515,219
      50        424,036         577,093           577,093          1,051,008            430,410           620,599         572,999
      51        714,332         549,808           549,808          1,278,587            653,475           625,113         563,613
      52        133,369         304,300           304,300           671,800             129,091           542,709         515,637
      53        348,409         513,080           513,080           883,070             344,452           538,619         505,619
      54        236,720         609,802           609,802           823,548             248,118           575,430         522,835
      55        210,432         408,117           392,963           709,665             231,425           478,241         463,087
      56        307,586         608,618           608,618           854,679             320,738           533,941         494,123
      57                                                           1,098,000            32,940           1,065,060       1,065,060
      58                                                            897,993             327,527           570,466         514,180
      59        120,517         375,440           375,440           762,376             202,138           560,238         529,263
      60        194,560         616,986           616,986           742,481             262,171           480,310         451,326
      61        317,332         581,846           581,846           847,584             327,816           519,768         443,991
      62        162,362         480,190           480,190           599,382             160,303           439,079         420,079
      63        777,134         417,702           417,702          1,164,866            704,985           459,881         418,381
      64        125,722         371,240           368,860           582,719             123,088           459,631         419,683
      65        183,407         480,216           480,216           587,897             119,327           468,569         423,024
      66                                                            447,185             13,416            433,769         432,299
      67        361,774         466,454           466,454           785,820             355,719           430,101         414,901
      68        521,388         399,749           399,749           907,651             478,726           428,925         411,425
      69                                                            378,000             11,340            366,660         365,295
      70        337,570         340,424           340,424           694,299             305,595           388,634         372,234
      71        329,456         444,332           414,427           714,867             340,313           374,554         344,649
      72        90,419          494,581           494,581           555,750             91,616            464,135         448,975
      73                        428,000           428,000           428,000             14,040            413,960         411,874
      74                                                            534,101             99,222            434,879         387,763
      75        818,231         414,544           414,544          1,264,765            782,966           481,799         421,799
      76        31,000          426,000           426,000           457,000             76,485            380,515         379,008
      77                        365,000           365,000           365,000             12,150            352,850         350,677
      78                        381,902           381,902           362,807             12,257            350,550         341,657
      79        479,482         345,537           345,537           845,424             444,062           401,362         377,362
      80                        344,000           344,000           344,000             11,520            332,480         330,307
      81        61,061          634,323           634,323           634,749             89,037            545,712         541,142
      82                                                            340,160             10,205            329,955         320,976
      83                        343,602           343,602           326,422             11,202            315,219         306,896
      84                                                            311,202              9,336            301,866         297,378
      85                                                            473,939             193,019           280,920         263,170
      86                                                            309,372              9,281            300,091         291,092
      87        223,163         271,629           271,629           491,047             206,795           284,251         276,951
      88        70,119          209,964           209,964           414,779             94,282            320,498         296,775
      89                        323,686           323,686           307,502             10,804            296,698         288,544
      90                                                            550,000             257,700           292,300         291,129
      91                                                            506,000             280,380           225,620         223,447
      92        151,222         119,873           119,873           417,811             137,798           280,013         265,013
      93        208,821         293,467           293,467           483,671             210,167           273,503         267,603
      94                                                            252,444              6,311            246,133         243,338
      95        146,286         266,920           266,920           417,210             153,135           264,075         256,475
      96        94,588          245,461           241,049           387,079             117,600           269,479         253,225
      97        267,869         334,480           334,480           596,396             208,784           387,612         378,012
      98        85,110          267,113           267,113           355,629             100,106           255,523         235,923
      99        136,403         260,752           260,752           401,878             140,885           260,993         252,893
     100                        223,001           223,001           211,851              7,729            204,122         197,032
     101        194,210         253,090           253,090           429,739             204,241           225,498         207,180
     102        128,107         176,496           176,496           311,956             130,149           181,807         176,707
     103        47,779          201,585           201,585           218,568             35,889            182,679         180,692
     104                                                            187,021              4,676            182,345         181,223
     105        52,808          196,510           196,510           261,941             62,516            199,424         194,424
     106                                                            181,035              5,431            175,604         174,591
     107        153,415         189,143           189,143           336,512             151,966           184,546         169,546
     108        215,052         179,942           179,942           401,616             215,359           186,257         168,897
     109        122,271         179,695           179,695           279,062             121,314           157,748         143,570
     110        127,721         222,678           203,985           323,219             78,689            244,531         201,838
     111        571,189         674,635           674,635          1,217,582            747,886           469,696         440,196
     112        217,861         156,010           156,010           367,679             220,287           147,392         130,052
     113        153,542         260,478           260,478           394,760             153,157           241,603         222,991
     114        530,230         352,826           352,826           861,003             487,704           373,299         318,870
     115        62,311          149,885           149,885           207,238             67,312            139,926         136,876
     116        208,820         146,895           146,895           343,140             208,429           134,711         119,231
     117        58,876          122,030           122,030           190,482             60,705            129,777         126,839
     118        87,167           88,259           81,759            176,266             86,279             89,987          83,487

   MORTGAGE                                                                         LARGEST TENANT  LARGEST TENANT   LARGEST TENANT
 LOAN NUMBER   LARGEST TENANT NAME                                                      SQ. FT.       % OF NRA          EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------
       1       United States of America (Transportation Security Administration)        491,126         100.00%        28-Feb-2014
       2       AMC Theatres                                                             57,274          13.34%         31-Mar-2017
       3       JCPenney                                                                 243,478         17.80%         31-Jul-2005
       4       JCPenney                                                                 80,000          19.14%         30-Nov-2008
       5       Express, Inc.                                                             8,342           2.67%         31-Jan-2007
       6       The City of New York Department of Citywide Administrative Services      72,070          17.35%         31-Jul-2005
       7
       8       Shop Rite                                                                60,828          29.53%         31-Dec-2007
       9       Shop Rite                                                                60,960          27.20%         30-Nov-2016
      10       T.J. Maxx                                                                25,200          19.88%         31-Jan-2008
      11
      12       Publix                                                                   44,270          12.79%         31-Jan-2022
      13       Stop & Shop                                                              67,715          70.78%         31-Mar-2023
      14
      15
      16
      17
      18
      19       General Services Administration (GSA)                                    48,632          21.11%         22-Dec-2012
      20       Sony Computer Entertainment America, Inc.                                19,268          25.58%         21-May-2009
      21       Bi-Lo                                                                    45,074          54.70%         15-Nov-2016
      22
      23
      24
      25
      26       Kushner Companies                                                        55,483          41.10%         31-Jan-2023
      27       NYS Office of State Comptroller                                          47,150          26.41%       Multiple Spaces
      28       Hill & Company Real Estate                                                5,999          16.79%         25-Jun-2011
      29       Bi-Lo                                                                    46,624          61.86%         30-Jun-2020
      30       Walgreens                                                                14,490          36.95%         31-Mar-2063
      31       Wal-Mart                                                                 150,000         100.00%        30-Nov-2011
      32
      33
      34
      35       Dorothy Lane Market                                                      40,134          56.98%         5-Mar-2022
      36
      37       Moran Foods dba Save-A-Lot Grocery                                       14,000          19.28%         31-Aug-2012
      38       GSA/SSA                                                                   9,484          23.14%         30-May-2005
      39       Resurgence Asset Management                                              11,576          22.87%         31-Dec-2006
      40
      41
      42
      43       Big Y Foods, Inc.                                                        53,110          55.92%         30-Nov-2011
      44
      45
      46
      47       Circuit City                                                             34,534          78.10%         31-Jan-2020
      48       Longs Drugs                                                              18,360          48.70%         30-Sep-2048
      49
      50
      51
      52       T&E Flooring                                                              3,200           6.45%         31-Jul-2007
      53
      54       Kinko's                                                                   4,541           8.41%         31-May-2005
      55
      56       Donna Karan                                                               6,390          27.70%         30-Nov-2004
      57       Resources & Conservation Center Limited Partnership                      33,804          100.00%        31-Dec-2084
      58       Jo-Ann's Stores                                                          47,507          54.64%         31-Jan-2011
      59       Spec's Liquor                                                            15,000          37.07%         31-Jul-2012
      60
      61       Medic Computer Systems, LLC                                              12,716          22.11%         31-May-2006
      62
      63
      64       Deal$                                                                     8,400          18.40%         31-Jul-2006
      65       Carmike Cinema                                                           20,500          42.05%         31-Dec-2011
      66       Sav-on Drugs                                                             14,696          100.00%        13-Nov-2028
      67
      68
      69       Walgreens                                                                13,650          100.00%        31-Oct-2078
      70
      71
      72       Central Parking                                                          101,066         100.00%        30-Nov-2017
      73       Walgreens                                                                13,905          100.00%        31-Oct-2021
      74       Fashion Bug                                                               6,000          13.49%         31-Oct-2006
      75
      76       Walgreens                                                                15,067          100.00%        31-Dec-2064
      77       Walgreens                                                                14,490          100.00%        30-Sep-2021
      78       Eckerd                                                                   10,908          100.00%        10-Oct-2019
      79
      80       Walgreens                                                                14,490          100.00%        30-Apr-2027
      81       Marshalls                                                                30,466          100.00%        31-Jan-2011
      82       Eckerd                                                                   14,228          100.00%        31-Mar-2023
      83       Eckerd                                                                   11,200          100.00%        27-Jan-2020
      84       Eckerd                                                                   12,738          100.00%        9-Feb-2019
      85
      86       Eckerd                                                                   13,813          100.00%        25-Jun-2023
      87
      88       Blockbuster Video                                                         5,600          21.96%         31-Dec-2012
      89       Eckerd                                                                   12,544          100.00%        18-Jan-2020
      90       LaSalle Bank                                                              6,837          100.00%        31-Dec-2021
      91       Walgreens                                                                14,300          100.00%        31-Dec-2021
      92
      93
      94       Rite Aid                                                                 11,180          100.00%        31-Aug-2018
      95
      96       Fred Smith Company                                                        6,564          14.88%       Multiple Spaces
      97
      98
      99
     100       Eckerd                                                                   10,908          100.00%        12-Oct-2019
     101
     102
     103       Revco Discount Drug Centers, Inc                                         10,125          100.00%        31-Jan-2020
     104       Rite Aid                                                                 11,219          100.00%        29-Nov-2018
     105
     106       CVS                                                                      10,125          100.00%        31-Jan-2019
     107
     108
     109
     110       Winn Dixie                                                               45,500          75.46%         28-Feb-2010
     111
     112
     113
     114
     115
     116
     117
     118

                                                                                         2ND LARGEST    2ND LARGEST
   MORTGAGE                                                             2ND LARGEST        TENANT %      TENANT EXP.
 LOAN NUMBER    2ND LARGEST TENANT NAME                                TENANT SQ. FT.     OF NRA (%)        DATE
--------------------------------------------------------------------------------------------------------------------
       1
       2        Toys "R" Us                                               30,347             7.07%       31-Jan-2013
       3        Bon Ton                                                   142,259           10.40%       30-Sep-2005
       4        Ultrastar Theaters                                        34,037             8.14%       6-May-2013
       5        Anchor Blue                                                7,823             2.51%       31-Oct-2010
       6        ABN AMRO Sage Corporation                                 51,971            12.51%       31-Oct-2006
       7
       8        Christmas Tree Shops, Inc.                                50,000            24.27%       31-May-2023
       9        Staples                                                   20,800             9.28%       31-Jan-2008
      10        Dunn-Edwards Paints                                        9,200             7.26%       31-Oct-2008
      11
      12        Beall's Department Store                                  40,000            11.56%       30-Apr-2016
      13        Ruby Tuesday                                               6,090             6.37%       20-Sep-2013
      14
      15
      16
      17
      18
      19        Carisam-Samuel Meisel & Co. Inc. (World Duty Free)        27,600            11.98%       30-Sep-2008
      20        Summit Entertainment, LP                                  13,782            18.29%       31-Oct-2008
      21        KB Homes                                                  11,806            14.33%       31-Dec-2009
      22
      23
      24
      25
      26        Ryan Beck Management Co., Inc.                            48,802            36.15%       30-Nov-2018
      27        Degraff, Foy, Holt-Harris                                 18,654            10.45%       30-Aug-2011
      28        Hill & Company Property Management                         4,001            11.20%       25-Jun-2011
      29        Ci-Ci's Pizza                                              4,500             5.97%       13-Feb-2013
      30        Eurostar                                                   8,120            20.71%       31-Mar-2013
      31
      32
      33
      34
      35        Hausfeld's Salon & Day Spa                                 6,825             9.69%       11-Dec-2012
      36
      37        Salvation Army                                            12,040            16.58%       31-Aug-2007
      38        Golden Buddha                                              3,300             8.05%       31-Dec-2007
      39        Haights Cross Commun                                       5,449            10.76%       13-Jun-2005
      40
      41
      42
      43        CEC Entertainment Inc.                                    12,090            12.73%       31-Aug-2007
      44
      45
      46
      47        Baja in the Rockies, LLC (dba Wahoo's Fish Taco)           2,469             5.58%       31-Dec-2009
      48        California Empire Mortgage                                 3,939            10.45%       30-Sep-2007
      49
      50
      51
      52        Intermark-Contact Import-Export                            3,200             6.45%       31-Dec-2007
      53
      54        Sally Beauty                                               4,160             7.71%       29-Feb-2004
      55
      56        Brooks Brothers                                            4,816            20.88%       1-Mar-2003
      57
      58        Winfree Charter Academy                                   20,000            23.00%       30-Jun-2012
      59        Double Dave's Pizza Works                                  3,996             9.88%       30-Apr-2013
      60
      61        TT Edison Associates, Ltd.(d/b/a Tutor Time)              10,822            18.81%       31-Oct-2004
      62
      63
      64        Fashion Bug                                                8,050            17.63%       31-Oct-2005
      65        Pier 1 Imports                                             9,268            19.01%       31-Jul-2007
      66
      67
      68
      69
      70
      71
      72
      73
      74        Dollar Tree                                                5,000            11.24%       31-Jan-2007
      75
      76
      77
      78
      79
      80
      81
      82
      83
      84
      85
      86
      87
      88        My Gym                                                     2,800            10.98%       28-Feb-2008
      89
      90
      91
      92
      93
      94
      95
      96        The Market at Riverwood                                    2,236             5.07%       31-Jul-2013
      97
      98
      99
     100
     101
     102
     103
     104
     105
     106
     107
     108
     109
     110        Family Dollar                                              9,100            15.09%       31-Dec-2008
     111
     112
     113
     114
     115
     116
     117
     118

                                                                                                                        3RD LARGEST
   MORTGAGE                                                                                              3RD LARGEST      TENANT %
 LOAN NUMBER   3RD LARGEST TENANT NAME                                                                  TENANT SQ. FT      OF NRA
-----------------------------------------------------------------------------------------------------------------------------------
       1
       2       Borders Books and Music                                                                      25,000          5.82%
       3       Kohl's                                                                                       92,472          6.76%
       4       Sav-on Drugs                                                                                 21,344          5.11%
       5       Charlotte Russe                                                                               7,673          2.46%
       6       Barry, McTiernan & Moore                                                                     17,830          4.29%
       7
       8       T.J. Maxx                                                                                    36,011         17.48%
       9       Excellence In Exercise                                                                       17,849          7.96%
      10       Aaron Brothers                                                                                7,500          5.92%
      11
      12       Bellair Lanes                                                                                30,225          8.74%
      13       Washington Mutual Bank                                                                        3,500          3.66%
      14
      15
      16
      17
      18
      19       DSI Distributing                                                                             16,200          7.03%
      20       Steelcase, Inc.                                                                              12,377         16.43%
      21       Duron                                                                                         5,202          6.31%
      22
      23
      24
      25
      26       CIBC World Markets                                                                           20,124         14.91%
      27       Research Foundation of State University of New York on behalf of System Administration       12,018          6.73%
      28
      29       Party Land                                                                                    4,250          5.64%
      30       Radio Shack                                                                                   2,610          6.66%
      31
      32
      33
      34
      35       Cooks'Wares                                                                                   5,236          7.43%
      36
      37       Gambro Health Care, Inc.                                                                      8,503         11.71%
      38       Sylvan Learning                                                                               2,338          5.70%
      39       Academic Studies Associates                                                                   4,098          8.10%
      40
      41
      42
      43       CVS                                                                                           8,800          9.26%
      44
      45
      46
      47       Advanced Exercise Equipment, LLC                                                              1,962          4.44%
      48       Mike McCormick's Golf                                                                         3,067          8.14%
      49
      50
      51
      52       Phoneart.com                                                                                  3,200          6.45%
      53
      54       J.T. Clothiers                                                                                4,024          7.46%
      55
      56       Jones New York                                                                                4,410         19.12%
      57
      58       PetCo                                                                                        19,433         22.35%
      59       Vina Dry Cleaner                                                                              3,000          7.41%
      60
      61       PSI Family Services, Inc.                                                                     6,352         11.04%
      62
      63
      64       Shoe Carnival                                                                                 8,000         17.52%
      65       Legacy Group (ACAC)                                                                           5,726         11.75%
      66
      67
      68
      69
      70
      71
      72
      73
      74       Dragon China Restaurant                                                                       4,800         10.79%
      75
      76
      77
      78
      79
      80
      81
      82
      83
      84
      85
      86
      87
      88       Frank & Stein/So. Maid Donuts                                                                 2,600         10.20%
      89
      90
      91
      92
      93
      94
      95
      96       Hair-N-Motion                                                                                 2,236          5.07%
      97
      98
      99
     100
     101
     102
     103
     104
     105
     106
     107
     108
     109
     110       Things & Wings Restaurant, Inc.                                                               2,500          4.15%
     111
     112
     113
     114
     115
     116
     117
     118

  MORTGAGE                                                                    LARGEST AFFILIATED SPONSOR FLAG
 LOAN NUMBER     3RD LARGEST TENANT EXP. DATE             LOCKBOX                   (> THAN 4% OF POOL)
--------------------------------------------------------------------------------------------------------------
       1                                                   Day 1             Commercial Net Lease Realty, Inc.
       2                  31-Jan-2018                      Day 1              General Growth Properties, Inc.
       3                  31-Jan-2017                      Day 1              General Growth Properties, Inc.
       4                  31-Mar-2008                      Day 1              General Growth Properties, Inc.
       5                  31-Jan-2006                      Day 1              General Growth Properties, Inc.
       6                  30-Nov-2012                      Day 1                      Lawrence Gluck
       7                                                 Springing
       8                  30-Sep-2006                      Day 1
       9                  30-Sep-2006
      10                  31-Oct-2007                    Springing
      11                                                 Springing
      12                  31-Oct-2008
      13                  31-Mar-2013
      14                                                 Springing
      15                                                 Springing
      16                                                 Springing
      17
      18
      19                  31-May-2008                    Springing
      20                  20-Jul-2008
      21                  31-Aug-2013                    Springing
      22                                                 Springing
      23                                                 Springing
      24
      25                                                 Springing
      26                  30-Apr-2012                      Day 1
      27                  28-Feb-2005                      Day 1
      28                                                 Springing
      29                  28-Feb-2009                    Springing
      30                  30-Apr-2008                    Springing
      31                                                 Springing
      32                                                 Springing
      33                                                                              Lawrence Gluck
      34                                                 Springing
      35                  3-Aug-2007                     Springing
      36                                                 Springing
      37                  5-Jul-2012                       Day 1
      38                  31-Dec-2007                    Springing
      39                  30-Oct-2005
      40                                                 Springing
      41                                                 Springing
      42                                                 Springing
      43                  31-Jan-2007                    Springing
      44
      45                                                 Springing
      46                                                 Springing
      47                  31-Dec-2008
      48                  28-Feb-2008
      49                                                 Springing
      50                                                 Springing
      51                                                 Springing
      52                  28-Feb-2004                    Springing
      53                                                 Springing
      54                  30-Aug-2007                    Springing
      55                                                                              Lawrence Gluck
      56                  30-Jun-2011                    Springing
      57
      58                  31-Jan-2006                    Springing
      59                  31-Dec-2012                    Springing
      60                                                 Springing
      61                  31-Jan-2006
      62                                                 Springing
      63                                                 Springing
      64                  31-Jan-2011
      65                  31-Jul-2009
      66                                                   Day 1
      67                                                 Springing
      68                                                 Springing
      69
      70                                                 Springing
      71                                                                              Lawrence Gluck
      72
      73                                                 Springing
      74                  31-Jan-2012
      75                                                 Springing
      76
      77                                                 Springing
      78                                                   Day 1
      79                                                 Springing
      80                                                 Springing
      81                                                 Springing
      82                                                 Springing
      83                                                   Day 1
      84                                                 Springing
      85                                                 Springing
      86                                                 Springing
      87                                                 Springing
      88                  28-Feb-2008                    Springing
      89                                                   Day 1
      90                                                 Springing
      91                                                 Springing
      92                                                 Springing
      93                                                 Springing
      94                                                   Day 1
      95                                                 Springing
      96                  31-Dec-2007
      97                                                 Springing
      98                                                 Springing
      99                                                 Springing
     100                                                   Day 1
     101                                                 Springing
     102                                                 Springing
     103                                                 Springing
     104                                                   Day 1
     105                                                 Springing
     106                                                   Day 1
     107                                                 Springing
     108                                                 Springing
     109                                                 Springing
     110                  31-Dec-2004
     111                                                 Springing
     112                                                 Springing
     113                                                 Springing
     114                                                 Springing
     115                                                 Springing
     116                                                 Springing
     117                                                 Springing
     118                                                                              Lawrence Gluck

(1) Occupancy based on the signed lease in place.

(2) Credit Lease Loan.

(3) Refer to Annex A-6.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C9

                  ANNEX A-2
                  ---------

 MORTGAGE
   LOAN
  NUMBER       PROPERTY NAME                                 PROPERTY ADDRESS
-------------------------------------------------------------------------------------------------------------------
     7         Villas at Rancho Palos Verdes                 6600 Beachview Drive & 32622-64 Nantasket Drive
    11         Bellamay Grand                                2625 SW 75th Street
    14         Birkdale Commons                              101 Augusta Plantation Drive
    15         Atlantic Palms                                2510 Atlantic Palms Lane
    16         Pavilion Crossings I                          1801 Willow Haven Lane
    17         Adagio Apartments                             17126 Southeast 269th Place
    18         Autumn Brook Apartments                       8600 Roberts Drive
    22         Oakridge Terrace Apartments                   43339 Gadsden Avenue
    23         Coastal Carolina Campus Point                 110 Chanticleer Village Drive
    24         The Arbors of Pleasant Valley Apartments      2020 Hinson Loop
    28         Magnolia Place                                1880 Lombard Street and 3322 Buchanan Street
    25         Woodcrest Apartments                          1811 Sibley Road
    32         160 East Berkeley Street                      160 East Berkeley Street
    33         236-244 East 13th Street                      236-244 East 13th Street
    36         Brookside Manor Apartments                    1200 East Grand Avenue
    40         Longwood Village Apartments                   208 Clark Street
    41         Heartland Ridge - Student Housing             1300-1600 Trumbull Road
    42         Festival Apartments                           500 Festival Place
    44         Summerfield Apartments                        4581 South Kirkman Road
    45         The Pines at Montclair Apartments             9550 Fremont Avenue
    46         Campus Pointe Apartments                      2230 Northeast Greenville Boulevard
    50         Alafaya Trail Apartments                      2501-2569 North Alafaya Trail
    51         Cambridge Village - Tucson, AZ                2801 North Oracle Road
    53         Terrace at Butler Apartments                  771 East Butler Road
    55         209 & 214 West 21st Street                    209 & 214 West 21st Street
    60         Collins Park Apartments                       5773 Dewsbury Lane
    62         Kilcullen Drive Quadraplexes                  4604-4632 Kilcullen Drive, 4300-4317 Presley Court,
                                                             4704-4716 Hoyle Drive, 4404 and 4609 Brockton Drive
    63         Forest Ridge Apartments                       425 West 2nd Street
    71         87 Hamilton Place                             87 Hamilton Place
    75         Country Club Apartments                       1155 North Courtenay Parkway
    79         San Miguel Court Apartments                   2029 Calle Lorca
    85         1120-26 E. 47th Street Apartments             1120-26 East 47th Street
    92         Century Oaks Apts                             337 - 341 Guilford College Rd.
    96         Riverwood on the Neuse                        321-489 Athletic Club Boulevard
    98         Brownsville Station Apartments                104-114 and 210 Wood Street and 514 Washington Street
    101        Community at Bridge Point                     1500 Monument Street
    107        Sugartree Apartments II                       1801 Sugar Tree Circle
    108        Slate Run                                     450 Turney Road
    109        Ridgewood II                                  2170 Fort Harrods Drive
    111        Schenley House Apts                           147 - 151 North Craig Street
    112        Riverwood Apartments                          4803 St. Johns Avenue
    113        Parkwood Village II                           6804 Parkway Drive
    114        Graceland Farms                               1984 Bonnie Drive
    116        Mulberry Apartments                           4070 Leap Road
    118        602 West 146th Street                         602 West 146th Street

CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

 MORTGAGE                                                                         GENERAL           SPECIFIC
   LOAN                            PROPERTY   PROPERTY                           PROPERTY           PROPERTY          ELEVATOR
  NUMBER     PROPERTY CITY          STATE     ZIP CODE           COUNTY            TYPE               TYPE            BUILDINGS
-------------------------------------------------------------------------------------------------------------------------------
     7       Rancho Palos Verdes      CA       90275           Los Angeles      Multifamily        Conventional           Y
    11       Gainesville              FL       32607             Alachua        Multifamily        Conventional           N
    14       Myrtle Beach             SC       29579              Horry         Multifamily        Conventional           N
    15       North Charleston         SC       29406           Charleston       Multifamily        Conventional           N
    16       Charlotte                NC       28262           Mecklenburg      Multifamily        Conventional           N
    17       Covington                WA       98042              King          Multifamily        Conventional           N
    18       Dunwoody                 GA       30350             Fulton         Multifamily        Conventional           N
    22       Lancaster                CA       93534           Los Angeles      Multifamily        Conventional           N
    23       Myrtle Beach             SC       29579              Horry         Multifamily      Student Housing          N
    24       Little Rock              AR       72212             Pulaski        Multifamily        Conventional           N
    28       San Francisco            CA       94123          San Francisco      Mixed Use      Multifamily/Retail        Y
    25       Augusta                  GA       30909            Richmond        Multifamily        Conventional           N
    32       Boston                   MA       02118             Suffolk        Multifamily        Conventional           Y
    33       New York                 NY       10003            New York        Multifamily        Conventional           N
    36       Carbondale               IL       62901             Jackson        Multifamily        Conventional           N
    40       Farmville                VA       23901          Prince Edward     Multifamily      Student Housing          N
    41       Normal                   IL       61761             McLean         Multifamily      Student Housing          N
    42       Montgomery               AL       36117           Montgomery       Multifamily        Conventional           N
    44       Orlando                  FL       32811             Orange         Multifamily        Conventional           N
    45       Montclair                CA       91763         San Bernardino     Multifamily        Conventional           N
    46       Greenville               NC       27858              Pitt          Multifamily      Student Housing          N
    50       Orlando                  FL       32826             Orange         Multifamily        Conventional           N
    51       Tucson                   AZ       85705              Pima          Multifamily        Conventional           N
    53       Mauldin                  SC       29662           Greenville       Multifamily        Conventional           N
    55       New York                 NY       10011            New York        Multifamily        Conventional           N
    60       North Charleston         SC       29418           Charleston       Multifamily        Conventional           N
    62       Raleigh                  NC       27604              Wake          Multifamily        Conventional           N
    63       Rochester                MI       48307             Oakland        Multifamily        Conventional           N
    71       New York                 NY       10031            New York        Multifamily        Conventional           Y
    75       Merritt Island           FL       32953             Brevard        Multifamily        Conventional           N
    79       Santa Fe                 NM       87505            Santa Fe        Multifamily        Conventional           N
    85       Chicago                  IL       60653              Cook          Multifamily        Conventional           N
    92       Greensboro               NC       27409            Guilford        Multifamily        Conventional           N
    96       Clayton                  NC       27520            Johnston         Mixed Use      Multifamily/Retail        N
    98       Starkville               MS       39759            Oktibbeha       Multifamily      Student Housing          N
   101       Jacksonville             FL       32225              Duval         Multifamily        Conventional           N
   107       New Smyrna Beach         FL       32168             Volusia        Multifamily        Conventional           N
   108       Bedford                  OH       44146            Cuyahoga        Multifamily        Conventional           N
   109       Lexington                KY       40513             Fayette        Multifamily        Conventional           N
   111       Pittsburgh               PA       15213            Allegheny       Multifamily         Mixed Use             Y
   112       Palatka                  FL       32177             Putnam         Multifamily        Conventional           N
   113       Douglasville             GA       30135             Douglas        Multifamily        Conventional           N
   114       Memphis                  TN       38116             Shelby         Multifamily        Conventional           N
   116       Hilliard                 OH       43026            Franklin        Multifamily        Conventional           N
   118       New York                 NY       10031            New York        Multifamily        Conventional           N

 MORTGAGE                                                                                       AVERAGE RENT;
   LOAN     UTILITIES     NUMBER OF      NUMBER OF     NUMBER OF     NUMBER OF    NUMBER OF     RENT RANGES-    AVERAGE RENT; RENT
  NUMBER   TENANT PAYS   STUDIO UNITS    1 BR UNITS   2 BR UNITS    3 BR UNITS   4+ BR UNITS    STUDIO UNITS    RANGES - 1 BR UNITS
-----------------------------------------------------------------------------------------------------------------------------------
     7        E,W,S                          28           163            24                                        1550;1550-1550
    11      E,W,S,P,C                        72           252            36                                         705;705-705
    14          E                            84           156            72                                         680;680-680
    15          E                            78           162            72                                         670;670-670
    16        E,P,C                          132          132            24                                         670;645-675
    17       E,W,P,C                         68            84            48                                         787;750-900
    18       E,G,P,C                         100          202                                                       810;810-810
    22       E,G,P,C                         48           168                                                       637;637-637
    23                                       432                                                                    400;400-400
    24        E,W,S                          70            70            44                                         673;650-695
    28       E,G,P,C                         13            14                                                      1800;1800-1800
    25        E,P,C                          56           192                                                       500;500-500
    32        E,P,C                           8            20            10                                        1769;1750-1900
    33        E,P,C           20                           51            15                     1350;500-1500
    36                                       84            92            64                                         600;600-600
    40          E                                                        96
    41         E,W                           32            64            192          64                            510;495-525
    42        E,P,C                          120           64                                                       606;500-655
    44        E,P,C                          88           120            16                                         599;599-599
    45        E,P,C           12             80            24                                    735;735-735        865;865-865
    46          E                                          72            144
    50         E,W                                        136
    51         E,G            68             152           26                                    390;390-390        474;445-575
    53          E                            12           120                                                       595;525-605
    55        E,P,C           18              5            4             26                     1700;1700-1700     1850;1850-1850
    60         E,W                                         31            73
    62         E,G                                         75
    63          E                            140           26                                                       650;650-650
    71        E,P,C           21             69            7                                     612;293-909        657;402-1502
    75          E             24             96           120                                    440;440-440        475;475-475
    79                                       24            24            48                                         700;700-700
    85          E              4             58            6                                     600;600-600        700;700-700
    92          E                            24            36                                                       550;550-550
    96      E,G,W,P,C                         1            25                                                       625;625-625
    98      E,W,S,P,C                        31            24                          1                            477;435-530
   101        E,W,S           21             45            5                                     479;479-479        554;554-554
   107          E                            49            11                                                       489;489-489
   108                         6             44            12                                    470;470-470        565;565-565
   109      E,W,S,P,C          5             35            11                                    425;425-425        485;485-485
   111          E             26             60            32                                    585;550-665        800;740-830
   112        E,W,S           15             46            7                                     384;384-384        464;464-464
   113      E,W,S,P,C          9             52            5                                     498;498-498        579;579-579
   114          E              4             74           113             1                      350;350-350        395;395-395
   116        E,W,S            6             42            12                                    465;465-465        539;539-539
   118        E,P,C                                        14            12

 MORTGAGE                                                  AVERAGE RENT;                     AVERAGE RENT;
   LOAN            AVERAGE RENT; RENT                    RENT RANGES - 3                   RENT RANGES - 4+
  NUMBER           RANGES - 2 BR UNITS                       BR UNITS                          BR UNITS
-----------------------------------------------------------------------------------------------------------
     7               1981;1725-2775                       2550;2550-2550
    11                 796;740-830                        1020;1020-1020
    14                 780;780-780                         940;940-940
    15                 759;730-845                         905;905-905
    16                 828;805-850                        1058;1058-1058
    17                984;950-1020                        1174;1125-1225
    18                 875;875-875
    22                 834;827-840
    23
    24                 822;750-875                         950;910-1055
    28               2485;2400-2600
    25                 621;585-635
    32               2195;2100-2600                       2660;2500-3100
    33               2000;2000-2000                       2406;2400-2500
    36                 755;755-755                         930;930-930
    40                                                    1193;1155-1230
    41                 375;365-385                         345;335-355                        305;295-315
    42                 694;635-705
    44                 720;699-740                         905;905-905
    45               1065;1065-1065
    46                 427;405-485                         402;385-462
    50                 730;730-730
    51                 675;675-675
    53                 661;545-790
    55               2200;2200-2200                       2400;2400-2400
    60                 630;606-655                         655;655-655
    62                 733;525-800
    63                 740;740-740
    71                 679;500-951
    75                 557;540-575
    79                 800;800-800                         910;910-910
    85                 825;825-825
    92                 650;650-650
    96                 810;795-825
    98                 628;625-635                                                           1900;1900-1900
   101                 709;699-715
   107                 631;629-639
   108                 600;575-625
   109                 616;600-620
   111               1138;1125-1175
   112                 629;629-629
   113                 703;698-707
   114                 455;455-455                         475;475-475
   116                 643;640-650
   118                617;339-1171                         565;350-1016

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C9

                        ANNEX A-3
                        ---------


                          RESERVE ACCOUNT INFORMATION

 MORTGAGE
   LOAN                                                                                             SPECIFIC           MONTHLY
  NUMBER         PROPERTY NAME                                          GENERAL PROPERTY TYPE     PROPERTY TYPE      TAX ESCROW
--------------------------------------------------------------------------------------------------------------------------------
    1            TSA Office Building                                           Office                Suburban
    2            West Oaks Mall (2)                                            Retail                Anchored
    3            Park City Center (2)                                          Retail                Anchored
    4            Chula Vista Center (2)                                        Retail                Anchored
    5            Meadows Mall (2)                                              Retail                Anchored
    6            2 Rector Street                                               Office                   CBD            110,113
    7            Villas at Rancho Palos Verdes                               Multifamily           Conventional         47,144
    8            Spring Valley Market Place                                    Retail                Anchored           68,413
    9            Chester Springs Shopping Center                               Retail                Anchored           47,855
   10            T.J. Maxx Plaza                                               Retail                Anchored           22,282
   11            Bellamay Grand                                              Multifamily           Conventional         27,128
   12            Bellair Plaza                                                 Retail                Anchored           21,209
   13            Miller Place Shopping Center                                  Retail                Anchored           17,085
   14            Birkdale Commons                                            Multifamily           Conventional         14,898
   15            Atlantic Palms                                              Multifamily           Conventional         23,337
   16            Pavilion Crossings I                                        Multifamily           Conventional         18,000
   17            Adagio Apartments                                           Multifamily           Conventional         17,333
   18            Autumn Brook Apartments                                     Multifamily           Conventional         16,128
   19            Rolling Road Commerce Center & Mini-Storage                  Mixed Use          Flex/Self Storage      10,152
   20            Penn Station Studios                                          Office                Suburban
   21            The Terraces at Park Place                                    Retail                Anchored            5,529
   22            Oakridge Terrace Apartments                                 Multifamily           Conventional          8,283
   23            Coastal Carolina Campus Point                               Multifamily          Student Housing        8,882
   24            The Arbors of Pleasant Valley Apartments                    Multifamily           Conventional         10,727
   25            Woodcrest Apartments                                        Multifamily           Conventional          6,741
   26            Columbia Corporate Center                                     Office                Suburban
   27            90 State Street                                               Office                   CBD             37,406
   28            Magnolia Place                                               Mixed Use         Multifamily/Retail       2,070
   29            Market Square Shopping Center                                 Retail                Anchored            5,176
   30            Lynwood Plaza                                                 Retail                Anchored            6,222
   31            Wal-Mart - Baldwin Hills, CA                                  Retail                Anchored
   32            160 East Berkeley Street                                    Multifamily           Conventional           849
   33            236-244 East 13th Street                                    Multifamily           Conventional         17,053
   34            Clerbrook                                                Mobile Home Park       Mobile Home Park       18,059
   35            Marketplace at Settlers Walk Shopping Center                  Retail                Anchored            1,413
   36            Brookside Manor Apartments                                  Multifamily           Conventional          6,833
   37            Rolando Plaza Shopping Center                                 Retail               Unanchored           5,438
   38            Evergreen Valley Center                                      Mixed Use            Office/Retail         7,016
   39            10 New King Street                                            Office                Suburban           13,398
   40            Longwood Village Apartments                                 Multifamily          Student Housing        4,251
   41            Heartland Ridge - Student Housing                           Multifamily          Student Housing       13,210
   42            Festival Apartments                                         Multifamily           Conventional          5,268
   43            Southwest Commons Shopping Center                             Retail                Anchored           19,229
   44            Summerfield Apartments                                      Multifamily           Conventional         10,200
   45            The Pines at Montclair Apartments                           Multifamily           Conventional          6,625
   46            Campus Pointe Apartments                                    Multifamily          Student Housing        5,963
   47            Circuit City Center                                           Retail                Anchored            2,413
   48            Citrus Plaza                                                  Retail                Anchored            1,965
   49            City Self Storage of Van Nuys                              Self Storage           Self Storage          5,252
   50            Alafaya Trail Apartments                                    Multifamily           Conventional          5,098
   51            Cambridge Village - Tucson, AZ                              Multifamily           Conventional          6,582
   52            Expo Plaza                                                  Industrial                Flex              3,536
   53            Terrace at Butler Apartments                                Multifamily           Conventional          3,425
   54            Southridge Shopping Center                                    Retail             Shadow Anchored        8,586
   55            209 & 214 West 21st Street                                  Multifamily           Conventional          7,426
   56            St. Helena Outlet Center                                      Retail               Unanchored           3,034
   57            1400 16th Street                                               Land                   Land
   58            Grapevine Retail Center                                       Retail                Anchored            6,364
   59            Mason Knolls Centre                                           Retail               Unanchored           7,447
   60            Collins Park Apartments                                     Multifamily           Conventional          5,191
   61            One Ethel Road                                                Office                Suburban           13,080
   62            Kilcullen Drive Quadraplexes                                Multifamily           Conventional          3,516
   63            Forest Ridge Apartments                                     Multifamily           Conventional         10,275
   64            Hy-Vee Plaza                                                  Retail             Shadow Anchored        4,756
   65            Gardens Shopping Center                                       Retail                Anchored            3,384
   66            Sav-on - Norwalk, CA                                          Retail                Anchored
   67            Swan Creek MHC                                           Mobile Home Park       Mobile Home Park        5,870
   68            Orlando Winter Garden                                    Mobile Home Park       Mobile Home Park        6,511
   69            Walgreens - Bellflower, CA                                    Retail                Anchored
   70            Aztec MHP/RV Park                                        Mobile Home Park       Mobile Home Park        1,414
   71            87 Hamilton Place                                           Multifamily           Conventional          6,119
   72            Frederick Street Parking Garage                           Parking Garage         Parking Garage         6,487
   73            Walgreens - Queens, NY                                        Retail                Anchored
   74            Logan Commons Shopping Center                                 Retail             Shadow Anchored        3,288
   75            Country Club Apartments                                     Multifamily           Conventional         12,599
   76            Walgreens - Reno, NV                                          Retail                Anchored
   77            Walgreens - Edgebrook, TX                                     Retail                Anchored
   78            Eckerd - Ironside, TX                                         Retail                Anchored
   79            San Miguel Court Apartments                                 Multifamily           Conventional          1,583
   80            Walgreens - Meadows Place, TX                                 Retail                Anchored
   81            Marshalls - Montrose, CA                                      Retail                Anchored            3,286
   82            Eckerd - Williamson, NY                                       Retail                Anchored
   83            Eckerd - Baton Rouge, LA                                      Retail                Anchored
   84            Eckerd - New Bern, NC                                         Retail                Anchored
   85            1120-26 E. 47th Street Apartments                           Multifamily           Conventional          2,972
   86            Eckerd - Glendale, AZ                                         Retail                Anchored
   87            Eaton Pines Village MHC                                  Mobile Home Park       Mobile Home Park        3,907
   88            South Shades Crest Station                                    Retail             Shadow Anchored         420
   89            Eckerd - Alexandria, LA                                       Retail                Anchored
   90            LaSalle Bank - Norridge, IL                                   Retail                Anchored
   91            Walgreens - Norridge, IL                                      Retail                Anchored
   92            Century Oaks Apts                                           Multifamily           Conventional          2,235
   93            Sunrise Terrace MHP                                      Mobile Home Park       Mobile Home Park        1,470
   94            Rite Aid - Chester, NY (3)                                    Retail               Unanchored
   95            Westwood Village MHP                                     Mobile Home Park       Mobile Home Park        2,617
   96            Riverwood on the Neuse                                       Mixed Use         Multifamily/Retail       1,961
   97            Meridian MHP                                             Mobile Home Park       Mobile Home Park        1,512
   98            Brownsville Station Apartments                              Multifamily          Student Housing        2,307
   99            Baldwin Lake Estates MHC                                 Mobile Home Park       Mobile Home Park        2,799
  100            Eckerd - Kerrville, TX                                        Retail                Anchored
  101            Community at Bridge Point                                   Multifamily           Conventional          3,056
  102            Oak Forest MHC                                           Mobile Home Park       Mobile Home Park        1,426
  103            CVS - Wilmington, NC                                          Retail                Anchored            1,051
  104            Rite Aid - Mountaintop, PA (3)                                Retail               Unanchored
  105            Brookside MHC                                            Mobile Home Park       Mobile Home Park         817
  106            CVS - Charlotte, NC                                           Retail                Anchored
  107            Sugartree Apartments II                                     Multifamily           Conventional          2,963
  108            Slate Run                                                   Multifamily           Conventional          4,310
  109            Ridgewood II                                                Multifamily           Conventional          1,335
  110            Wiregrass Plaza Shopping Center                               Retail                Anchored            1,428
  111            Schenley House Apts                                         Multifamily             Mixed Use          10,372
  112            Riverwood Apartments                                        Multifamily           Conventional          2,345
  113            Parkwood Village II                                         Multifamily           Conventional          2,010
  114            Graceland Farms                                             Multifamily           Conventional          7,438
  115            Connelly MHC                                             Mobile Home Park       Mobile Home Park        1,177
  116            Mulberry Apartments                                         Multifamily           Conventional          3,150
  117            St. Joseph MHC                                           Mobile Home Park       Mobile Home Park         868
  118            602 West 146th Street                                       Multifamily           Conventional          1,404

                                             INITIAL DEPOSIT
 MORTGAGE   MONTHLY       ANNUAL DEPOSIT        TO CAPITAL
   LOAN    INSURANCE      TO REPLACEMENT       IMPROVEMENTS     INITIAL TI/LC     ONGOING TI/LC
  NUMBER    ESCROW           RESERVES            RESERVE           ESCROW            FOOTNOTE
-----------------------------------------------------------------------------------------------
    1
    2
    3
    4
    5
    6       10,714            83,087                              1,000,000             (1)
    7       5,364             56,330
    8       7,048             55,623               7,063           414,869              (1)
    9       4,323             40,345
   10       4,832             19,383              12,188           490,000
   11       4,092             90,000
   12       14,274            51,900                                                    (1)
   13       9,700             5,748                                                     (1)
   14       11,055            78,000
   15       10,007            78,000
   16       3,629             72,000               4,475
   17       3,479             50,000
   18       9,993             34,428               3,438
   19       1,367             6,825                                                     (1)
   20
   21       1,734             12,216               2,500                                (1)
   22       6,252             59,184              23,950
   23       7,676             50,400              188,125
   24       5,143             46,000
   25       3,229             62,004               9,375
   26
   27       3,000             35,702              260,750                               (1)
   28       3,631             6,750                                                     (1)
   29       1,175             9,799               17,000
   30       1,040             2,688
   31
   32       1,924             9,750
   33                         21,500
   34       4,825             62,250              50,000
   35        600              7,044                                                     (1)
   36       3,578             72,000              20,313
   37       1,641             29,700                                                    (1)
   38       1,771             4,543               22,500           300,000
   39                         10,124               5,000                                (1)
   40       3,807             33,600
   41       2,600             50,400
   42       4,424             49,704              26,250
   43       3,669             14,247              16,250                                (1)
   44       3,514             67,200              36,750
   45       2,319             31,269               9,563
   46       1,110             29,400
   47        240              6,633                                                     (1)
   48        976              3,770                                                     (1)
   49        564              4,710
   50        867              47,604              24,144
   51       3,488             61,500
   52        613              7,440                                                     (1)
   53       1,569             33,000
   54       1,832             9,792                                                     (1)
   55                         15,154              11,719
   56       2,199             4,440                                                     (1)
   57
   58       1,581             13,212              13,750
   59        808              6,072                                                     (1)
   60       4,622             29,016               1,250
   61       2,067             11,504                                50,000
   62       1,208             19,008               6,250
   63       3,155             41,496
   64       1,226             7,761                1,875                                (1)
   65        624              8,776                2,250                                (1)
   66                         15,872
   67        673              15,204
   68        826              17,508              10,625
   69
   70        861              16,404
   71                         31,447               5,625
   72                         15,160
   73        947              2,100
   74                         4,448
   75       3,596             60,000
   76                         1,507
   77        386              2,172
   78                         1,636                                                     (1)
   79       3,518             24,000              11,406
   80
   81        698                0
   82        587              2,076                                                     (1)
   83                         1,680                                                     (1)
   84                         1,911
   85       2,318             17,760
   86                         2,076                                                     (1)
   87        426              7,308
   88        490              3,828                                                     (1)
   89                         1,882                                                     (1)
   90                         1,176
   91                         2,172
   92        725              15,000
   93        379              5,904                1,888
   94                         2,795
   95        338              7,608
   96        686              4,341                                                     (1)
   97        498
   98       1,647             19,608               8,500
   99        187              8,100
  100                         1,636                                                     (1)
  101                         18,312
  102        425              5,100                4,375
  103        236              2,004
  104                         2,236
  105        185              5,000
  106                         1,013
  107                         15,000
  108                         17,364              26,375
  109                         14,172              32,187
  110       1,183             18,693                                50,000              (1)
  111       3,987
  112                         17,340
  113                         18,612
  114       4,286             54,432
  115        121              3,060
  116                         15,480
  117        136              2,904
  118                         6,500

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) Upon the satisfaction of certain tests, these Mortgage Loans have escrows which may spring into effect.

(3) Credit Lease Loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C9

                         ANNEX A-4
                         ---------


                           COMMERCIAL TENANT SCHEDULE

 MORTGAGE
   LOAN                                                              GENERAL            SPECIFIC              CUT-OFF DATE
  NUMBER                PROPERTY NAME                             PROPERTY TYPE      PROPERTY TYPE           LOAN BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------
     1        TSA Office Building                                     Office            Suburban              95,000,000.00
     2        West Oaks Mall                                          Retail            Anchored              75,912,849.57
     3        Park City Center                                        Retail            Anchored              65,841,900.27
     4        Chula Vista Center                                      Retail            Anchored              64,823,815.97
     5        Meadows Mall                                            Retail            Anchored              55,768,045.46
     6        2 Rector Street                                         Office               CBD                43,200,000.00
     8        Spring Valley Market Place                              Retail            Anchored              31,966,716.59
     9        Chester Springs Shopping Center                         Retail            Anchored              24,949,093.60
    10        T.J. Maxx Plaza                                         Retail            Anchored              24,600,000.00
    12        Bellair Plaza                                           Retail            Anchored              21,779,381.49
    13        Miller Place Shopping Center                            Retail            Anchored              20,219,344.76
    19        Rolling Road Commerce Center & Mini-Storage            Mixed Use      Flex/Self Storage         12,966,669.77
    20        Penn Station Studios                                    Office            Suburban              12,800,000.00
    21        The Terraces at Park Place                              Retail            Anchored              11,500,000.00
    26        Columbia Corporate Center                               Office            Suburban               9,960,842.16
    27        90 State Street                                         Office               CBD                 9,788,462.36
    28        Magnolia Place                                         Mixed Use     Multifamily/Retail          9,602,649.43
    29        Market Square Shopping Center                           Retail            Anchored               9,390,588.43
    30        Lynwood Plaza                                           Retail            Anchored               9,100,000.00
    31        Wal-Mart - Baldwin Hills, CA                            Retail            Anchored               9,099,519.51
    35        Marketplace at Settlers Walk Shopping Center            Retail            Anchored               8,459,322.89
    37        Rolando Plaza Shopping Center                           Retail           Unanchored              8,000,000.00
    38        Evergreen Valley Center                                Mixed Use        Office/Retail            7,991,243.55
    39        10 New King Street                                      Office            Suburban               7,985,273.72
    43        Southwest Commons Shopping Center                       Retail            Anchored               7,301,908.12
    47        Circuit City Center                                     Retail            Anchored               6,273,948.92
    48        Citrus Plaza                                            Retail            Anchored               6,089,530.53
    52        Expo Plaza                                            Industrial            Flex                 5,534,874.48
    54        Southridge Shopping Center                              Retail         Shadow Anchored           5,141,680.37
    56        St. Helena Outlet Center                                Retail           Unanchored              5,077,017.81
    57        1400 16th Street                                         Land               Land                 5,000,000.00
    58        Grapevine Retail Center                                 Retail            Anchored               4,990,999.98
    59        Mason Knolls Centre                                     Retail           Unanchored              4,900,000.00
    61        One Ethel Road                                          Office            Suburban               4,487,434.26
    64        Hy-Vee Plaza                                            Retail         Shadow Anchored           4,392,008.52
    65        Gardens Shopping Center                                 Retail            Anchored               4,388,328.87
    66        Sav-on - Norwalk, CA                                    Retail            Anchored               4,350,000.00
    69        Walgreens - Bellflower, CA                              Retail            Anchored               4,147,687.93
    72        Frederick Street Parking Garage                     Parking Garage     Parking Garage            3,994,183.39
    73        Walgreens - Queens, NY                                  Retail            Anchored               3,992,059.34
    74        Logan Commons Shopping Center                           Retail         Shadow Anchored           3,989,366.98
    76        Walgreens - Reno, NV                                    Retail            Anchored               3,804,008.70
    77        Walgreens - Edgebrook, TX                               Retail            Anchored               3,596,335.93
    78        Eckerd - Ironside, TX                                   Retail            Anchored               3,309,023.52
    80        Walgreens - Meadows Place, TX                           Retail            Anchored               3,270,347.86
    81        Marshalls - Montrose, CA                                Retail            Anchored               3,252,156.01
    82        Eckerd - Williamson, NY                                 Retail            Anchored               3,007,627.98
    83        Eckerd - Baton Rouge, LA                                Retail            Anchored               2,963,304.72
    84        Eckerd - New Bern, NC                                   Retail            Anchored               2,929,805.10
    86        Eckerd - Glendale, AZ                                   Retail            Anchored               2,847,216.65
    88        South Shades Crest Station                              Retail         Shadow Anchored           2,797,322.70
    89        Eckerd - Alexandria, LA                                 Retail            Anchored               2,765,751.06
    90        LaSalle Bank - Norridge, IL                             Retail            Anchored               2,664,000.00
    91        Walgreens - Norridge, IL                                Retail            Anchored               2,526,000.00
    94        Rite Aid - Chester, NY (1)                              Retail           Unanchored              2,496,741.61
    96        Riverwood on the Neuse                                 Mixed Use     Multifamily/Retail          2,383,694.36
   100        Eckerd - Kerrville, TX                                  Retail            Anchored               1,926,148.03
   103        CVS - Wilmington, NC                                    Retail            Anchored               1,747,184.75
   104        Rite Aid - Mountaintop, PA (1)                          Retail           Unanchored              1,620,965.17
   106        CVS - Charlotte, NC                                     Retail            Anchored               1,576,853.48
   110        Wiregrass Plaza Shopping Center                         Retail            Anchored               1,346,766.64

 MORTGAGE
   LOAN        NUMBER OF      UNIT OF                                                                            LARGEST TENANT
  NUMBER     UNITS (UNITS)    MEASURE    LARGEST TENANT                                                             % OF NRA
-------------------------------------------------------------------------------------------------------------------------------
     1          491,126        Sq. Ft.   United States of America (Transportation Security Administration)           100.00%
     2          429,318        Sq. Ft.   AMC Theatres                                                                13.34%
     3         1,367,529       Sq. Ft.   JCPenney                                                                    17.80%
     4          418,079        Sq. Ft.   JCPenney                                                                    19.14%
     5          312,210        Sq. Ft.   Express, Inc.                                                                2.67%
     6          415,434        Sq. Ft.   The City of New York Department of Citywide Administrative Services         17.35%
     8          206,013        Sq. Ft.   Shop Rite                                                                   29.53%
     9          224,138        Sq. Ft.   Shop Rite                                                                   27.20%
    10          126,768        Sq. Ft.   T.J. Maxx                                                                   19.88%
    12          345,995        Sq. Ft.   Publix                                                                      12.79%
    13           95,665        Sq. Ft.   Stop & Shop                                                                 70.78%
    19          230,350        Sq. Ft.   General Services Administration (GSA)                                       21.11%
    20           75,336        Sq. Ft.   Sony Computer Entertainment America, Inc.                                   25.58%
    21           82,396        Sq. Ft.   Bi-Lo                                                                       54.70%
    26          135,000        Sq. Ft.   Kushner Companies                                                           41.10%
    27          178,511        Sq. Ft.   NYS Office of State Comptroller                                             26.41%
    28           35,735        Sq. Ft.   Hill & Company Real Estate                                                  16.79%
    29           75,374        Sq. Ft.   Bi-Lo                                                                       61.86%
    30           39,215        Sq. Ft.   Walgreens                                                                   36.95%
    31          150,000        Sq. Ft.   Wal-Mart                                                                    100.00%
    35           70,435        Sq. Ft.   Dorothy Lane Market                                                         56.98%
    37           72,626        Sq. Ft.   Moran Foods dba Save-A-Lot Grocery                                          19.28%
    38           40,991        Sq. Ft.   GSA/SSA                                                                     23.14%
    39           50,621        Sq. Ft.   Resurgence Asset Management                                                 22.87%
    43           94,983        Sq. Ft.   Big Y Foods, Inc.                                                           55.92%
    47           44,218        Sq. Ft.   Circuit City                                                                78.10%
    48           37,699        Sq. Ft.   Longs Drugs                                                                 48.70%
    52           49,601        Sq. Ft.   T&E Flooring                                                                 6.45%
    54           53,968        Sq. Ft.   Kinko's                                                                      8.41%
    56           23,069        Sq. Ft.   Donna Karan                                                                 27.70%
    57           33,804        Sq. Ft.   Resources & Conservation Center Limited Partnership                         100.00%
    58           86,940        Sq. Ft.   Jo-Ann's Stores                                                             54.64%
    59           40,461        Sq. Ft.   Spec's Liquor                                                               37.07%
    61           57,519        Sq. Ft.   Medic Computer Systems, LLC                                                 22.11%
    64           45,650        Sq. Ft.   Deal$                                                                       18.40%
    65           48,748        Sq. Ft.   Carmike Cinema                                                              42.05%
    66           14,696        Sq. Ft.   Sav-on Drugs                                                                100.00%
    69           13,650        Sq. Ft.   Walgreens                                                                   100.00%
    72          101,066        Sq. Ft.   Central Parking                                                             100.00%
    73           13,905        Sq. Ft.   Walgreens                                                                   100.00%
    74           44,480        Sq. Ft.   Fashion Bug                                                                 13.49%
    76           15,067        Sq. Ft.   Walgreens                                                                   100.00%
    77           14,490        Sq. Ft.   Walgreens                                                                   100.00%
    78           10,908        Sq. Ft.   Eckerd                                                                      100.00%
    80           14,490        Sq. Ft.   Walgreens                                                                   100.00%
    81           30,466        Sq. Ft.   Marshalls                                                                   100.00%
    82           14,228        Sq. Ft.   Eckerd                                                                      100.00%
    83           11,200        Sq. Ft.   Eckerd                                                                      100.00%
    84           12,738        Sq. Ft.   Eckerd                                                                      100.00%
    86           13,813        Sq. Ft.   Eckerd                                                                      100.00%
    88           25,500        Sq. Ft.   Blockbuster Video                                                           21.96%
    89           12,544        Sq. Ft.   Eckerd                                                                      100.00%
    90           6,837         Sq. Ft.   LaSalle Bank                                                                100.00%
    91           14,300        Sq. Ft.   Walgreens                                                                   100.00%
    94           11,180        Sq. Ft.   Rite Aid                                                                    100.00%
    96           44,115        Sq. Ft.   Fred Smith Company                                                          14.88%
   100           10,908        Sq. Ft.   Eckerd                                                                      100.00%
   103           10,125        Sq. Ft.   Revco Discount Drug Centers, Inc                                            100.00%
   104           11,219        Sq. Ft.   Rite Aid                                                                    100.00%
   106           10,125        Sq. Ft.   CVS                                                                         100.00%
   110           60,300        Sq. Ft.   Winn Dixie                                                                  75.46%

 MORTGAGE                                                                              2ND LARGEST
   LOAN       LARGEST TENANT                                                           TENANT % OF             2ND LARGEST
  NUMBER        EXP. DATE         2ND LARGEST TENANT NAME                                NRA (%)            TENANT EXP. DATE
----------------------------------------------------------------------------------------------------------------------------
     1         28-Feb-2014
     2         31-Mar-2017        Toys "R" Us                                              7.07%               31-Jan-2013
     3         31-Jul-2005        Bon Ton                                                 10.40%               30-Sep-2005
     4         30-Nov-2008        Ultrastar Theaters                                       8.14%                6-May-2013
     5         31-Jan-2007        Anchor Blue                                              2.51%               31-Oct-2010
     6         31-Jul-2005        ABN AMRO Sage Corporation                               12.51%               31-Oct-2006
     8         31-Dec-2007        Christmas Tree Shops, Inc.                              24.27%               31-May-2023
     9         30-Nov-2016        Staples                                                  9.28%               31-Jan-2008
    10         31-Jan-2008        Dunn-Edwards Paints                                      7.26%               31-Oct-2008
    12         31-Jan-2022        Beall's Department Store                                11.56%               30-Apr-2016
    13         31-Mar-2023        Ruby Tuesday                                             6.37%               20-Sep-2013
    19         22-Dec-2012        Carisam-Samuel Meisel & Co. Inc. (World Duty Free)      11.98%               30-Sep-2008
    20         21-May-2009        Summit Entertainment, LP                                18.29%               31-Oct-2008
    21         15-Nov-2016        KB Homes                                                14.33%               31-Dec-2009
    26         31-Jan-2023        Ryan Beck Management Co., Inc.                          36.15%               30-Nov-2018
    27       Multiple Spaces      Degraff, Foy, Holt-Harris                               10.45%               30-Aug-2011
    28         25-Jun-2011        Hill & Company Property Management                      11.20%               25-Jun-2011
    29         30-Jun-2020        Ci-Ci's Pizza                                            5.97%               13-Feb-2013
    30         31-Mar-2063        Eurostar                                                20.71%               31-Mar-2013
    31         30-Nov-2011
    35         5-Mar-2022         Hausfeld's Salon & Day Spa                               9.69%               11-Dec-2012
    37         31-Aug-2012        Salvation Army                                          16.58%               31-Aug-2007
    38         30-May-2005        Golden Buddha                                            8.05%               31-Dec-2007
    39         31-Dec-2006        Haights Cross Commun                                    10.76%               13-Jun-2005
    43         30-Nov-2011        CEC Entertainment Inc.                                  12.73%               31-Aug-2007
    47         31-Jan-2020        Baja in the Rockies, LLC (dba Wahoo's Fish Taco)         5.58%               31-Dec-2009
    48         30-Sep-2048        California Empire Mortgage                              10.45%               30-Sep-2007
    52         31-Jul-2007        Intermark-Contact Import-Export                          6.45%               31-Dec-2007
    54         31-May-2005        Sally Beauty                                             7.71%               29-Feb-2004
    56         30-Nov-2004        Brooks Brothers                                         20.88%                1-Mar-2003
    57         31-Dec-2084
    58         31-Jan-2011        Winfree Charter Academy                                 23.00%               30-Jun-2012
    59         31-Jul-2012        Double Dave's Pizza Works                                9.88%               30-Apr-2013
    61         31-May-2006        TT Edison Associates, Ltd.(d/b/a Tutor Time)            18.81%               31-Oct-2004
    64         31-Jul-2006        Fashion Bug                                             17.63%               31-Oct-2005
    65         31-Dec-2011        Pier 1 Imports                                          19.01%               31-Jul-2007
    66         13-Nov-2028
    69         31-Oct-2078
    72         30-Nov-2017
    73         31-Oct-2021
    74         31-Oct-2006        Dollar Tree                                             11.24%               31-Jan-2007
    76         31-Dec-2064
    77         30-Sep-2021
    78         10-Oct-2019
    80         30-Apr-2027
    81         31-Jan-2011
    82         31-Mar-2023
    83         27-Jan-2020
    84         9-Feb-2019
    86         25-Jun-2023
    88         31-Dec-2012        My Gym                                                  10.98%               28-Feb-2008
    89         18-Jan-2020
    90         31-Dec-2021
    91         31-Dec-2021
    94         31-Aug-2018
    96       Multiple Spaces      The Market at Riverwood                                  5.07%               31-Jul-2013
   100         12-Oct-2019
   103         31-Jan-2020
   104         29-Nov-2018
   106         31-Jan-2019
   110         28-Feb-2010        Family Dollar                                           15.09%               31-Dec-2008

 MORTGAGE                                                                                              3RD LARGEST     3RD LARGEST
   LOAN                                                                                                  TENANT %        TENANT
  NUMBER    3RD LARGEST TENANT NAME                                                                       OF NRA        EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------
     1
     2      Borders Books and Music                                                                        5.82%       31-Jan-2018
     3      Kohl's                                                                                         6.76%       31-Jan-2017
     4      Sav-on Drugs                                                                                   5.11%       31-Mar-2008
     5      Charlotte Russe                                                                                2.46%       31-Jan-2006
     6      Barry, McTiernan & Moore                                                                       4.29%       30-Nov-2012
     8      T.J. Maxx                                                                                      17.48%      30-Sep-2006
     9      Excellence In Exercise                                                                         7.96%       30-Sep-2006
    10      Aaron Brothers                                                                                 5.92%       31-Oct-2007
    12      Bellair Lanes                                                                                  8.74%       31-Oct-2008
    13      Washington Mutual Bank                                                                         3.66%       31-Mar-2013
    19      DSI Distributing                                                                               7.03%       31-May-2008
    20      Steelcase, Inc.                                                                                16.43%      20-Jul-2008
    21      Duron                                                                                          6.31%       31-Aug-2013
    26      CIBC World Markets                                                                             14.91%      30-Apr-2012
    27      Research Foundation of State University of New York on behalf of System Administration         6.73%       28-Feb-2005
    28
    29      Party Land                                                                                     5.64%       28-Feb-2009
    30      Radio Shack                                                                                    6.66%       30-Apr-2008
    31
    35      Cooks'Wares                                                                                    7.43%        3-Aug-2007
    37      Gambro Health Care, Inc.                                                                       11.71%       5-Jul-2012
    38      Sylvan Learning                                                                                5.70%       31-Dec-2007
    39      Academic Studies Associates                                                                    8.10%       30-Oct-2005
    43      CVS                                                                                            9.26%       31-Jan-2007
    47      Advanced Exercise Equipment, LLC                                                               4.44%       31-Dec-2008
    48      Mike McCormick's Golf                                                                          8.14%       28-Feb-2008
    52      Phoneart.com                                                                                   6.45%       28-Feb-2004
    54      J.T. Clothiers                                                                                 7.46%       30-Aug-2007
    56      Jones New York                                                                                 19.12%      30-Jun-2011
    57
    58      PetCo                                                                                          22.35%      31-Jan-2006
    59      Vina Dry Cleaner                                                                               7.41%       31-Dec-2012
    61      PSI Family Services, Inc.                                                                      11.04%      31-Jan-2006
    64      Shoe Carnival                                                                                  17.52%      31-Jan-2011
    65      Legacy Group (ACAC)                                                                            11.75%      31-Jul-2009
    66
    69
    72
    73
    74      Dragon China Restaurant                                                                        10.79%      31-Jan-2012
    76
    77
    78
    80
    81
    82
    83
    84
    86
    88      Frank & Stein/So. Maid Donuts                                                                  10.20%      28-Feb-2008
    89
    90
    91
    94
    96      Hair-N-Motion                                                                                  5.07%       31-Dec-2007
   100
   103
   104
   106
   110      Things & Wings Restaurant, Inc.                                                                4.15%       31-Dec-2004

(1) Credit Lease Loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C9

         ANNEX A-5
         ---------


     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)


 MORTGAGE
   LOAN                                                           CROSS COLLATERALIZED AND        ORIGINAL LOAN      CUT-OFF DATE
  NUMBER      PROPERTY NAME                 CITY        STATE     CROSS DEFAULTED LOAN FLAG         BALANCE ($)    LOAN BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------------
 Various   Eckerd Portfolio                Various     Various         Eckerd Portfolio           11,100,000.00     10,964,227.33
-----------------------------------------------------------------------------------------------------------------------------------
   78      Eckerd - Ironside, TX         San Antonio      TX           Eckerd Portfolio            3,350,000.00      3,309,023.52
   83      Eckerd - Baton Rouge, LA      Baton Rouge      LA           Eckerd Portfolio            3,000,000.00      2,963,304.72
   89      Eckerd - Alexandria, LA       Alexandria       LA           Eckerd Portfolio            2,800,000.00      2,765,751.06
  100      Eckerd - Kerrville, TX         Kerrville       TX           Eckerd Portfolio            1,950,000.00      1,926,148.03

 Various   Norridge Portfolio             Norridge        IL          Norridge Portfolio           5,190,000.00      5,190,000.00
-----------------------------------------------------------------------------------------------------------------------------------
   90      LaSalle Bank - Norridge, IL    Norridge        IL          Norridge Portfolio           2,664,000.00      2,664,000.00
   91      Walgreens - Norridge, IL       Norridge        IL          Norridge Portfolio           2,526,000.00      2,526,000.00



 MORTGAGE    % OF AGGREGATE   ORIGINAL TERM TO   REMAINING TERM TO                                    REMAINING
   LOAN       CUT-OFF DATE     MATURITY OR ARD    MATURITY OR ARD    REMAINING IO    ORIGINAL AMORT   AMORT TERM    MONTHLY P&I
  NUMBER         BALANCE           (MOS.)             (MOS.)         PERIOD (MOS.)     TERM (MOS.)      (MOS.)      PAYMENTS($)
---------------------------------------------------------------------------------------------------------------------------------
 Various          0.95%              108                 99                                300            291        72,061.25
---------------------------------------------------------------------------------------------------------------------------------
   78             0.29%              108                 99                                300            291        21,748.22
   83             0.26%              108                 99                                300            291        19,476.01
   89             0.24%              108                 99                                300            291        18,177.61
  100             0.17%              108                 99                                300            291        12,659.41

 Various          0.45%              120                120                                360            360        30,817.01
---------------------------------------------------------------------------------------------------------------------------------
   90             0.23%              120                120                                360            360        15,818.21
   91             0.22%              120                120                                360            360        14,998.80



MORTGAGE    MATURITY DATE                                          LTV RATIO AT   NUMBER OF             CUT-OFF DATE
  LOAN     OR ARD BALLOON    APPRAISED              CUT-OFF DATE   MATURITY OR      UNITS     UNIT OF    LOAN AMOUNT    UW NET CASH
 NUMBER       BALANCE($)      VALUE($)     DSCR(X)    LTV RATIO        ARD         (UNITS)    MEASURE   PER (UNIT)($)      FLOW($)
------------------------------------------------------------------------------------------------------------------------------------
Various     8,944,512.90   14,110,000.00    1.31       77.71%         63.39%       45,560      Sq. Ft.     240.65      1,134,129.52
------------------------------------------------------------------------------------------------------------------------------------
  78        2,699,469.40    4,240,000.00    1.31       78.04%         63.67%       10,908      Sq. Ft.     303.36        341,657.32
  83        2,417,436.43    3,810,000.00    1.31       77.78%         63.45%       11,200      Sq. Ft.     264.58        306,896.02
  89        2,256,273.90    3,590,000.00    1.32       77.04%         62.85%       12,544      Sq. Ft.     220.48        288,544.03
  100       1,571,333.17    2,470,000.00    1.30       77.98%         63.62%       10,908      Sq. Ft.     176.58        197,032.14

Various     4,390,447.15    6,480,000.00    1.39       80.09%         67.75%       21,137      Sq. Ft.     245.54        514,576.00
------------------------------------------------------------------------------------------------------------------------------------
  90        2,253,593.83    3,330,000.00    1.53       80.00%         67.68%       6,837       Sq. Ft.     389.64        291,129.00
  91        2,136,853.32    3,150,000.00    1.24       80.19%         67.84%       14,300      Sq. Ft.     176.64        223,447.00

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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2003-C9


     ANNEX A-6      DEBT SERVICE PAYMENT SCHEDULE FOR COLUMBIA CORPORATE CENTER
     ---------

  LOAN PAY PERIOD       DEBT SERVICE ($)         LOAN PAY PERIOD         DEBT SERVICE ($)
-------------------  --------------------      -------------------      -----------------
          1               67,271.11                    61                    68,586.69
          2               67,293.52                    62                    68,612.58
          3               67,312.01                    63                    68,638.61
          4               67,330.61                    64                    68,664.79
          5               67,349.31                    65                    68,691.11
          6               67,368.12                    66                    68,717.60
          7               67,387.04                    67                    68,744.24
          8               67,406.06                    68                    68,771.02
          9               67,425.19                    69                    68,797.95
         10               67,444.44                    70                    68,825.05
         11               67,463.80                    71                    68,852.30
         12               67,483.26                    72                    68,879.70
         13               67,502.84                    73                    68,907.26
         14               67,522.53                    74                    68,934.97
         15               67,542.33                    75                    68,962.85
         16               67,562.24                    76                    68,990.88
         17               67,582.26                    77                    69,019.07
         18               67,602.41                    78                    69,047.43
         19               67,622.67                    79                    69,075.95
         20               67,643.04                    80                    69,104.62
         21               67,663.53                    81                    69,133.47
         22               67,684.13                    82                    69,162.49
         23               67,704.86                    83                    69,191.65
         24               67,725.70                    84                    69,221.01
         25               67,746.66                    85                    69,250.51
         26               67,767.75                    86                    69,280.19
         27               67,788.95                    87                    69,310.04
         28               67,810.27                    88                    69,340.06
         29               67,831.72                    89                    69,370.25
         30               67,853.29                    90                    69,400.61
         31               67,874.98                    91                    69,431.14
         32               67,896.79                    92                    69,461.86
         33               67,918.73                    93                    69,492.75
         34               67,940.80                    94                    69,523.81
         35               67,962.99                    95                    69,555.05
         36               67,985.31                    96                    69,586.47
         37               68,007.76                    97                    69,618.07
         38               68,030.33                    98                    69,649.85
         39               68,053.03                    99                    69,681.81
         40               68,075.86                    100                   69,713.95
         41               68,098.83                    101                   69,746.28
         42               68,121.92                    102                   69,778.80
         43               68,145.15                    103                   69,811.50
         44               68,168.52                    104                   69,844.38
         45               68,192.01                    105                   69,877.45
         46               68,215.62                    106                   69,910.71
         47               68,239.39                    107                   69,944.17
         48               68,263.29                    108                   69,977.82
         49               68,287.33                    109                   70,011.65
         50               68,311.49                    110                   70,045.68
         51               68,335.81                    111                   70,079.91
         52               68,360.26                    112                   70,114.33
         53               68,384.85                    113                   70,148.93
         54               68,409.58                    114                   70,183.76
         55               68,434.45                    115                   70,218.77
         56               68,459.46                    116                   70,253.99
         57               68,484.62                    117                   70,289.39
         58               68,509.92                    118                   70,325.02
         59               68,535.37                    119                   70,360.84
         60               68,560.96                    120                6,716,812.26

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ABN AMRO                                          WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              Statement Date:     1/16/2004
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:       1/16/2004
135 S. LaSalle Street  Suite 1625                             SERIES 2003-C9                           Prior Payment:            N/A
Chicago, IL 60603                                                                                      Next Payment:       2/17/2004
                                                                                                       Record Date:       12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                         Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
===============================================   ========================================= ========================================
Issue Id:                             WBCM03C9                                    Page(s)
Monthly Data File Name:  WBCM03C9_YYYYMM_3.zip                                    -------
===============================================   REMIC Certificate Report                  Closing Date:                 12/23/2003
                                                  Bond Interest Reconciliation              First Payment Date:            1/16/2004
                                                  Cash Reconciliation Summary               Assumed Final Payment Date:    1/16/2034
                                                  15 Month Historical
                                                  Loan Status Summary 15                    ========================================
                                                  Month Historical
                                                  Payoff/Loss Summary
                                                  Historical Collateral
                                                  Level Prepayment Report
                                                  Delinquent Loan Detail
                                                  Mortgage Loan
                                                  Characteristics Loan
                                                  Level Detail Specially
                                                  Serviced Report
                                                  Modified Loan Detail
                                                  Realized Loss Detail
                                                  Appraisal Reduction
                                                  Detail
                                                  =========================================

                          ================================================================================
                                                     PARTIES TO THE TRANSACTION
                          ================================================================================
                                      Depositor: Wachovia Commercial Mortgage Securities, Inc.
                                  Underwriter: Wachovia Capital Markets, LLC/ABN AMRO Incorporated,
                                        Citigroup Global Markets, Inc./ Goldman, Sachs & Co.
                                        Master Servicer: Wachovia Bank, National Association
                                               Special Servicer: Lennar Partner, Inc.
                                    Rating Agency: Standard & Poor's Ratings Services/Fitch, Inc.

                          ================================================================================

                                ====================================================================
                                 Information is available for this issue from the following sources
                                --------------------------------------------------------------------

                                                  LaSalle Web Site www.etrustee.net

                                                          Servicer Website

                                                 LaSalle Factor Line (800) 246-5761
                                ====================================================================

====================================================================================================================================

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:     1/16/2004
LASALLE BANK N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:       1/16/2004
                                                          SERIES 2003-C9                               Prior Payment:            N/A
WAC:                                                                                                   Next Payment:       2/17/2004
WA Life Term:                                                                                          Record Date:       12/31/2003
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                          REMIC CERTIFICATE REPORT

====================================================================================================================================
          ORIGINAL        OPENING    PRINCIPAL     PRINCIPAL       NEGATIVE        CLOSING     INTEREST    INTEREST   PASS-THROUGH
CLASS    FACE VALUE (1)   BALANCE     PAYMENT     ADJ. OR LOSS   AMORTIZATION      BALANCE    PAYMENT (2) ADJUSTMENT      RATE
CUSIP     Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000       Per 1,000    Per 1,000   Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00        0.00        0.00            0.00         0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                              TOTAL P&I PAYMENT   0.00
                                                                              ========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
Interest equals Interest Payment (3) Estimated

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                                   Deductions                                Additions
                                                       ----------------------------------   --------------------------------------
               Accrual                    Accrued                   Deferred &               Prior       Int Accrual     Prepay-
          --------------   Pass Thru    Certificate    Allocable    Accretion    Interest   Int. Short-    on prior        ment
Class     Method    Days     Rate         Interest       PPIS       Interest     Loss/Exp   falls Due    Shortfall (3)   Penalties
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
                                          0.00            0.00           0.00       0.00         0.00                       0.00
====================================================================================================================================

===============================================================================================================
           Additions
           ---------                                                      Remaining
             Other       Distributable     Interest   Current Period     Outstanding       Credit Support
            Interest      Certificate       Payment    (Shortfall)/       Interest     ------------------------
         Proceeds (1)     Interest (2)       Amount      Recovery        Shortfalls       Original  Current (4)
===============================================================================================================
























---------------------------------------------------------------------------------------------------------------
              0.00            0.00           0.00                           0.00
===============================================================================================================


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                     CASH RECONCILIATION SUMMARY

---------------------------------------- ----------------------------------------------- -------------------------------------------
           INTEREST SUMMARY                        PRINCIPAL SUMMARY                                   SERVICING FEE SUMMARY
---------------------------------------- ----------------------------------------------- -------------------------------------------
Current Scheduled Interest               SCHEDULED PRINCIPAL:                            Current Servicing Fees
Less Deferred Interest                   Current Scheduled Principal                     Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int         Advanced Scheduled Principal                    Less Reduction for PPIS
Plus Gross Advance Interest              ----------------------------------------------- Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction         Scheduled Principal                             -------------------------------------------
Less Other Interest Not Advanced         ----------------------------------------------- Total Servicing Fees
Less Other Adjustment                    UNSCHEDULED PRINCIPAL:                          -------------------------------------------
---------------------------------------- Curtailments
Total                                    Advanced Scheduled Principal
---------------------------------------- Liquidation Proceeds
UNSCHEDULED INTEREST:                    Repurchase Proceeds                             -------------------------------------------
---------------------------------------- Other Principal Proceeds                                             PPIS SUMMARY
Prepayment Penalties                     ----------------------------------------------- -------------------------------------------
Yield Maintenance Penalties              Total Unscheduled Principal                     Gross PPIS
Other Interest Proceeds                  ----------------------------------------------- Reduced by PPIE
---------------------------------------- Remittance Principal                            Reduced by Shortfalls in Fees
Total                                    ----------------------------------------------- Reduced by Other Amounts
---------------------------------------- Remittance P&I Due Trust                        -------------------------------------------
Less Fees Paid to Servicer               ----------------------------------------------- PPIS Reducing Scheduled Interest
Less Fee Strips Paid by Servicer         Remittance P&I Due Certs                        -------------------------------------------
---------------------------------------- ----------------------------------------------- PPIS Reducing Servicing Fee
Less Fees & Expenses Paid By/To Servicer                                                 -------------------------------------------
---------------------------------------- ----------------------------------------------- PPIS Due Certificate
Special Servicing Fees                                POOL BALANCE SUMMARY               -------------------------------------------
Workout Fees                             -----------------------------------------------
Liquidation Fees                                           Balance         Count
Interest Due Serv on Advances            -----------------------------------------------
Non Recoverable Advances                 Beginning Pool
Misc. Fees & Expenses                    Scheduled Principal
---------------------------------------- Unscheduled Principal                           -------------------------------------------
Plus Trustee Fees Paid by Servicer       Deferred Interest                                ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
---------------------------------------- Liquidations                                    -------------------------------------------
Total Unscheduled Fees & Expenses        Repurchases                                                       Principal        Interest
---------------------------------------- ----------------------------------------------- -------------------------------------------
Total Interest Due Trust                 Ending Pool                                     Prior Outstanding
---------------------------------------- ----------------------------------------------- Plus Current Period
LESS FEES & EXPENSES PAID BY/TO TRUST                                                    Less Recovered
----------------------------------------                                                 Less Non Recovered
Trustee Fee                                                                              -------------------------------------------
Fee Strips                                                                                Ending Outstanding
Misc. Fees                                                                               -------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
----------------------------------------
Total
----------------------------------------
Total Interest Due Certs
----------------------------------------

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

=============  =====================================================================  ==============================================
                                         Delinquency Aging Categories                           Special Event Categories (1)
               ---------------------------------------------------------------------  ----------------------------------------------
                Delinq 1    Delinq 2        Delinq 3+
                 Month       Months           Months         Foreclosure      REO     Modifications Specially Serviced   Bankruptcy
Distribution   ---------------------------------------------------------------------  ----------------------------------------------
    Date       # Balance   # Balance        # Balance         # Balance   # Balance     # Balance      # Balance          # Balance
=============  =====================================================================  ==============================================
  01/16/04





























============= ===================================================================== ==============================================
(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
               Ending Pool (1)  Payoffs (2) Penalties   Appraisal  Liquidations    Realized        Remaining
                                                       Reduct. (2)     (2)        Losses (2)         Term         Curr Weighted Avg.
Distribution   -----------------------------------------------------------------------------  --------------------------------------
   Date         # Balance      # Balance   # Amount    # Balance   # Balance      # Amount     Life      Amort.    Coupon     Remit
=============  =============================================================================  ======================================
01/16/04





























=============  =============================================================================  ======================================
(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=====================  ====================================================  =======================================================
Disclosure    Payoff    Initial                   Payoff          Penalty       Prepayment   Maturity       Property    Geographic
 Control #    Period    Balance       Type        Amount           Amount          Date        Date           Type       Location
=====================  ====================================================  =======================================================


































=====================  ====================================================  =======================================================
                        Current                          0                0
                        Cumulative
                       ====================================================

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================
                  Paid                  Outstanding    Out. Property                   Special
Disclosure        Thru    Current P&I      P&I          Protection      Advance        Servicer     Foreclosure   Bankruptcy    REO
Control #         Date      Advance     Advances**        Advances   Description (1) Transfer Date     Date          Date       Date
====================================================================================================================================



























====================================================================================================================================
A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < 1 month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 month
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
7. P&I Advance (Foreclosure)
9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                    MORTGAGE LOAN CHARACTERISTICS


                  Distribution of Principal Balances                                   Distribution of Mortgage Interest Rates
================================================================  ==================================================================
 Current                                    Weighted Average         Current                                     Weighted Average
Scheduled    # of   Scheduled     % of   ----------------------      Mortgage      # of   Scheduled   % of    ----------------------
 Balances   Loans    Balance    Balance  Term      Coupon  DSCR   Interest Rate   Loans    Balance   Balance  Term    Coupon   DSCR
================================================================  ==================================================================



















                                                                  ==================================================================
                                                                                     0         0      0.00%
                                                                  ==================================================================
                                                                  Minimum Mortgage Interest Rate          10.0000%
                                                                  Maximum Mortgage Interest Rate          10.0000%




================================================================
               0         0        0.00%
================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

          DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)       ==================================================================
================================================================                    DISTRIBUTION OF REMAINING TERM (BALLOON)
                                              Weighted Average                                                    Weighted Average
Fully Amortizing   # of   Scheduled   % of   -------------------     Balloon         # of    Scheduled    % of   -------------------
Mortgage Loans     Loans  Balance    Balance  Term  Coupon  DSCR  Mortgage Loans    Loans     Balance    Balance  Term  Coupon DSCR
================================================================  ==================================================================
                                                                  0     to  60
                                                                  61    to  120
                                                                  121   to  180
                                                                  181   to  240
                                                                  241   to  360

================================================================ ===================================================================
                      0          0    0.00%                                            0         0        0.00%
================================================================ ===================================================================
                                        Minimum Remaining Term   Minimum Remaining Term            0
                                        Maximum Remaining Term   Maximum Remaining Term            0


ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                           SERIES 2003-C9                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF DSCR (CURRENT)                                             GEOGRAPHIC DISTRIBUTION
================================================================ ===================================================================
 Debt Service     # of     Scheduled    % of                       Geographic      # of    Scheduled     % of
Coverage Ratio    Loans     Balance    Balance   WAMM  WAC  DSCR    Location       Loans    Balance     Balance   WAMM    WAC  DSCR
================================================================ ===================================================================












================================================================
                   0           0         0.00%
================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

              DISTRIBUTION OF DSCR (CUTOFF)
================================================================
 Debt Service     # of     Scheduled    % of
Coverage Ratio    Loans     Balance    Balance   WAMM  WAC  DSCR
================================================================












================================================================ ===================================================================
                   0           0        0.00%                                       0           0         0.00%
================================================================ ===================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                           SERIES 2003-C9                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                       DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
 Property      # of    Scheduled      % of                          Number      # of    Scheduled      % of
   Type        Loans    Balance      Balance    WAMM   WAC  DSCR   of Years    Loans     Balance     Balance     WAMM   WAC   DSCR
=================================================================  =================================================================
















=================================================================  =================================================================
                   0           0      0.00%                                       0          0       0.00%
=================================================================  =================================================================


                  DISTRIBUTION OF AMORTIZATION TYPE                                   DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
Amortization    # of    Scheduled      % of                                      # of      Scheduled    % of
   Type        Loans     Balance      Balance    WAMM   WAC  DSCR       Year     Loans       Balance   Balance     WAMM   WAC   DSCR
=================================================================  =================================================================
                                                                        2003
                                                                        2004
                                                                        2005
                                                                        2006
                                                                        2007
                                                                        2008
                                                                        2009
                                                                        2010
                                                                        2011
                                                                        2012
                                                                        2013
                                                                    2014 & Longer
=================================================================  =================================================================
                                                                                  0          0       0.00%
=================================================================  =================================================================

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                          LOAN LEVEL DETAIL

====================================================================================================================================
                                         Operating            Ending                       Spec.        Loan         Prepayment
Disclosure      Property                 Statement  Maturity Principal Note Scheduled Mod. Serv  ASER  Status   --------------------
Control #  Grp   Type    State DSCR NOI     Date      Date    Balance  Rate    P&I    Flag Flag  Flag  Code(1)  Amount Penalty Date
====================================================================================================================================

























====================================================================================================================================
                         W/Avg   0.00  0                             0              0                                0       0
====================================================================================================================================
* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. P&I Adv in Grace - Period

1. P&I Adv - delinquent 1 month   3. P&I Adv - delinquent 3+ months   5. Prepaid in Full  7. Foreclosure  9. REO    11. Modification

B. P&I Adv - < one month delinq

2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I         6. Specially Serviced    8. Bankruptcy  10. DPO

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                          Balance                           Remaining Term
Disclosure   Transfer  Loan Status  ------------------    Note   Maturity   --------------   Property                           NOI
Control #      Date      Code (1)   Scheduled   Actual    Rate     Date       Life Amort.      Type        State   NOI  DSCR    Date
====================================================================================================================================




























====================================================================================================================================

(1) Legend:   A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month   3. P&I Adv - delinquent 3+ months 7. Foreclosure
              B. P&I Adv - < 1 month delinq.  2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I       9. REO

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
Disclosure            Resolution
 Control #             Strategy                Comments
====================================================================================================================================



























====================================================================================================================================

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                   Cutoff       Modified
Disclosure       Modification     Maturity      Maturity                          Modification
 Control #           Date           Date           Date                            Description
====================================================================================================================================

























====================================================================================================================================

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate       Net      Net Proceeds
         Disclosure   Appraisal  Appraisal  Scheduled   Gross       as a % of     Liquidation  Liquidation    as a % of     Realized
Period    Control #      Date      Value      Balance  Proceeds  Sched Principal   Expenses *    Proceeds   Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------




































------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                    0.00         0.00                      0.00        0.00                       0.00
CUMULATIVE                                       0.00         0.00                      0.00        0.00                       0.00
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:     1/16/2004
LASALLE BANK N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:       1/16/2004
                                                           SERIES 2003-C9                              Prior Payment:            N/A
                                                                                                       Next Payment:       2/17/2004
                                                     ABN AMRO Acct: XX-XXXX-XX-X                       Record Date:       12/31/2003

                                                     APPRAISAL REDUCTION DETAIL


====================================================================================================================================
                                                                                              Remaining Term
Disclosure   Appraisal    Scheduled     ARA     Current P&I             Note     Maturity     --------------       Property
 Control #   Red. Date     Balance     Amount     Advance     ASER      Rate       Date       Life    Amort.         Type      State
====================================================================================================================================



































====================================================================================================================================



======= ==========================
                 Appraisal
        --------------------------
 DSCR      Value         Date
======= ==========================

























=================================
=================================

                 (This page has been left blank intentionally.)

                                                                         ANNEX C


                        CLASS X-P REFERENCE RATE SCHEDULE


 INTEREST                       CLASS X-P          INTEREST                       CLASS X-P
  ACCRUAL     DISTRIBUTION      REFERENCE           ACCRUAL     DISTRIBUTION      REFERENCE
  PERIOD          DATE             RATE             PERIOD          DATE             RATE
----------   --------------   -------------       ----------   --------------   -------------
     1       15-Jan-04        5.574430                43       15-Jul-07        5.397050
     2       15-Feb-04        5.395590                44       15-Aug-07        5.576180
     3       15-Mar-04        5.395780                45       15-Sep-07        5.576210
     4       15-Apr-04        5.574580                46       15-Oct-07        5.397130
     5       15-May-04        5.395720                47       15-Nov-07        5.576280
     6       15-Jun-04        5.574680                48       15-Dec-07        5.397180
     7       15-Jul-04        5.395810                49       15-Jan-08        5.576340
     8       15-Aug-04        5.574770                50       15-Feb-08        5.397230
     9       15-Sep-04        5.574830                51       15-Mar-08        5.397490
    10       15-Oct-04        5.395950                52       15-Apr-08        5.576430
    11       15-Nov-04        5.574920                53       15-May-08        5.397310
    12       15-Dec-04        5.396030                54       15-Jun-08        5.576490
    13       15-Jan-05        5.396070                55       15-Jul-08        5.397360
    14       15-Feb-05        5.396110                56       15-Aug-08        5.576550
    15       15-Mar-05        5.396620                57       15-Sep-08        5.576580
    16       15-Apr-05        5.575130                58       15-Oct-08        5.410800
    17       15-May-05        5.396210                59       15-Nov-08        5.674990
    18       15-Jun-05        5.575210                60       15-Dec-08        5.511180
    19       15-Jul-05        5.396280                61       15-Jan-09        5.515370
    20       15-Aug-05        5.575290                62       15-Feb-09        5.515350
    21       15-Sep-05        5.575340                63       15-Mar-09        5.516040
    22       15-Oct-05        5.396400                64       15-Apr-09        5.698060
    23       15-Nov-05        5.575440                65       15-May-09        5.515270
    24       15-Dec-05        5.396490                66       15-Jun-09        5.698020
    25       15-Jan-06        5.396520                67       15-Jul-09        5.515210
    26       15-Feb-06        5.396560                68       15-Aug-09        5.697980
    27       15-Mar-06        5.397150                69       15-Sep-09        5.697960
    28       15-Apr-06        5.575640                70       15-Oct-09        5.515130
    29       15-May-06        5.396650                71       15-Nov-09        5.697920
    30       15-Jun-06        5.575710                72       15-Dec-09        5.515080
    31       15-Jul-06        5.396710                73       15-Jan-10        5.515050
    32       15-Aug-06        5.575780                74       15-Feb-10        5.515020
    33       15-Sep-06        5.575820                75       15-Mar-10        5.515760
    34       15-Oct-06        5.396800                76       15-Apr-10        5.697790
    35       15-Nov-06        5.575890                77       15-May-10        5.514920
    36       15-Dec-06        5.396860                78       15-Jun-10        5.697740
    37       15-Jan-07        5.396890                79       15-Jul-10        5.514850
    38       15-Feb-07        5.396920                80       15-Aug-10        5.697690
    39       15-Mar-07        5.397570                81       15-Sep-10        5.697660
    40       15-Apr-07        5.576050                82       15-Oct-10        5.514750
    41       15-May-07        5.396990                83       15-Nov-10        5.758730
    42       15-Jun-07        5.576110                84       15-Dec-10        5.574010

                 (This page has been left blank intentionally.)

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR


     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or

     o  a combination of the assets described above.


     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                               November 14, 2003

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ..............................................     5
ADDITIONAL INFORMATION ...................................................................     6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     6
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................    14
DESCRIPTION OF THE TRUST FUNDS ...........................................................    34
 General .................................................................................    34
 Mortgage Loans--Leases ..................................................................    34
 CMBS ....................................................................................    38
 Certificate Accounts ....................................................................    38
 Credit Support ..........................................................................    39
 Cash Flow Agreements ....................................................................    39
 Pre-Funding .............................................................................    39
YIELD CONSIDERATIONS .....................................................................    40
 General .................................................................................    40
 Pass-Through Rate .......................................................................    40
 Payment Delays ..........................................................................    40
 Shortfalls in Collections of Interest Resulting from Prepayments ........................    40
 Prepayment Considerations ...............................................................    40
 Weighted Average Life and Maturity ......................................................    42
 Controlled Amortization Classes and Companion Classes ...................................    43
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    43
THE DEPOSITOR ............................................................................    45
USE OF PROCEEDS ..........................................................................    45
DESCRIPTION OF THE CERTIFICATES ..........................................................    46
 General .................................................................................    46
 Distributions ...........................................................................    46
 Distributions of Interest on the Certificates ...........................................    47
 Distributions of Principal of the Certificates ..........................................    48
 Components ..............................................................................    48
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................    48
 Allocation of Losses and Shortfalls .....................................................    48
 Advances in Respect of Delinquencies ....................................................    49
 Reports to Certificateholders ...........................................................    49
 Voting Rights ...........................................................................    51
 Termination .............................................................................    51
 Book-Entry Registration and Definitive Certificates .....................................    52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................    53
 General .................................................................................    53
 Assignment of Mortgage Assets; Repurchases ..............................................    53
 Representations and Warranties; Repurchases .............................................    54
 Certificate Account .....................................................................    55
 Collection and Other Servicing Procedures ...............................................    58
 Realization upon Defaulted Mortgage Loans ...............................................    59
 Hazard Insurance Policies ...............................................................    60
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................    61
 Servicing Compensation and Payment of Expenses ..........................................    61

 Evidence as to Compliance ................................................     62
 Certain Matters Regarding the Master Servicer and the Depositor ..........     62
 Events of Default ........................................................     63
 Rights upon Event of Default .............................................     63
 Amendment ................................................................     64
 List of Certificateholders ...............................................     65
 The Trustee ..............................................................     65
 Duties of the Trustee ....................................................     65
 Certain Matters Regarding the Trustee ....................................     65
 Resignation and Removal of the Trustee ...................................     65
DESCRIPTION OF CREDIT SUPPORT .............................................     67
 General ..................................................................     67
 Subordinate Certificates .................................................     67
 Cross-Support Provisions .................................................     67
 Insurance or Guarantees with Respect to Mortgage Loans ...................     67
 Letter of Credit .........................................................     68
 Certificate Insurance and Surety Bonds ...................................     68
 Reserve Funds ............................................................     68
 Credit Support with Respect to CMBS ......................................     68
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES ........................     69
 General ..................................................................     69
 Types of Mortgage Instruments ............................................     69
 Leases and Rents .........................................................     70
 Personalty ...............................................................     70
 Cooperative Loans ........................................................     70
 Junior Mortgages; Rights of Senior Lenders ...............................     71
 Foreclosure ..............................................................     72
 Bankruptcy Laws ..........................................................     76
 Environmental Considerations .............................................     78
 Due-on-Sale and Due-on-Encumbrance .......................................     80
 Subordinate Financing ....................................................     80
 Default Interest and Limitations on Prepayments ..........................     80
 Certain Laws and Regulations; Types of Mortgaged Properties ..............     80
 Applicability of Usury Laws ..............................................     81
 Soldiers' and Sailors' Civil Relief Act of 1940 ..........................     81
 Americans with Disabilities Act ..........................................     81
 Forfeiture in Drug, RICO and Money Laundering Violations .................     82
 Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing ........     82
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................     84
 General ..................................................................     84
 REMICs ...................................................................     84
 Taxation of Owners of REMIC Regular Certificates .........................     86
 Taxation of Owners of REMIC Residual Certificates ........................     89
 Grantor Trust Funds ......................................................    100
 Characterization of Investments in Grantor Trust Certificates ............    101
 Taxation of Owners of Grantor Trust Fractional Interest Certificates .....    101
STATE AND OTHER TAX CONSEQUENCES ..........................................    108
ERISA CONSIDERATIONS ......................................................    109
 General ..................................................................    109
 Prohibited Transaction Exemptions ........................................    109

LEGAL INVESTMENT ..........................................................    112
METHOD OF DISTRIBUTION ....................................................    114
LEGAL MATTERS .............................................................    115
FINANCIAL INFORMATION .....................................................    115
RATINGS ...................................................................    115
INDEX OF PRINCIPAL DEFINITIONS ............................................    116

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                             ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding
                                    account.

The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of the following:

                                 o multifamily and commercial mortgage loans, including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o direct obligations of the United States or other government agencies; and

                                 o  a combination of the assets described above.

                                 The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 o residential properties consisting of five or more rental or cooperatively owned dwelling units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o warehouse, mini-warehouse or self-storage facilities;

                                 o  mobile home parks;

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o is floating based on one or more formulae or indices;

                                 o may be converted from a floating to a fixed interest rate;

                                 o may be converted from a fixed to a floating interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

                                 o payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 o the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 o all mortgage loans will have original terms to maturity of not more than 40 years;


                                 o  all mortgage loans will have individual
                                    principal balances at origination of not less than $100,000;

                                 o all mortgage loans will have been originated by persons other than the depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o other types of credit support described in the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                 o other types of similar agreements described in the prospectus supplement.

Pre-Funding Account;
 Capitalized Interest
 Account.......................  A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
 Certificates..................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                                 o provide for the accrual of interest thereon based on fixed, variable or floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

                                 o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

                                 o provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 o provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of
 the Certificates..............  The certificates of each series will constitute either:

                                 o "regular interests" or "ownership interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 o "regular interests" or "residual interests" in a trust fund treated as a "financial assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment n the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
  Certificates May Be Limited
  Because of Their
  Characteristics............... You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

                                 o a secondary market for your certificates may not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o the limited sources of information about the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund
 May Not Be Sufficient to Pay
 Your Certificates.............. Unless otherwise specified in the prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                 The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

Prepayments and Repurchases of
  the Mortgage Assets Will
  Affect the  Timing of Your
  Cash Flow and May Affect
  Your Yield.................... Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                 The rate of voluntary prepayments will also be affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment
                                    lock-out periods and prepayment premiums;

                                 o then-current interest rates being charged on similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                 The yield on your certificates may be less than anticipated because:

                                 o the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
  the Trust Fund May Result in
  an Adverse Impact on Your
  Yield or May Result in a
  Loss.......................... A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment
  and Do Not Address Prepayment
  Risks......................... Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on the related mortgage loans will be made;

                                 o the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

                                 o  the likelihood of early optional
                                    termination of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                 The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Unused Amounts in Pre-Funding
  Accounts May Be Returned to
  You as a Prepayment........... The prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Mortgage Assets
  Acquired in Connection with
  the Use of a Pre-Funding
  Account May Change the
  Aggregate Characteristics
  of a Trust Fund............... Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced
  by a Mortgaged Property May
  Be Inadequate to Repay the
  Mortgage Loans................ The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                 Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
  Property and its Net
  Operating Income and Cash
  Flow Is Not Predictable....... Commercial and multifamily property values and cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o an oversupply of commercial or multifamily properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o increases in interest rates, real estate tax rates and other operating expenses;

                                 o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property;

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
  Remedies Available Following
  a Mortgagor Default........... The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Special Risks of Mortgage Loans
  Secured by Multifamily
  Properties.................... Mortgage loans secured by multifamily properties may constitute a material
                                 concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily
                                    rental properties, current or future rent stabilization and rent control laws and agreements;

                                 o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                 o the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.


Special Risks of Mortgage Loans
  Secured by Retail Properties.. Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                 o  the quality of the tenants; and

                                 o the fundamental aspects of real estate such as location and market demographics.

                                 The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                 Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                 Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans
 Secured by Hospitality
 Properties..................... Mortgage loans secured by hospitality properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                 o location, quality and franchise affiliation (or lack thereof);

                                 o adverse economic conditions, either local, regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                 o the construction of competing hospitality properties, which may result in a reduction in occupancy levels;

                                 o the increased sensitivity of hospitality properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                 o the financial strength and capabilities of the owner and operator of a hospitality property, which may have a substantial impact on the property's quality of service and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                 In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

Special Risks of Mortgage Loans
  Secured by Office Buildings... Mortgage loans secured by office buildings may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                 o  the quality of the tenants in the building;


                                 o the physical attributes of the building in relation to competing buildings; and

                                 o the strength and stability of the market area as a desirable business location.

                                 An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in the same market. Competition is affected by a property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite
                                    communications or other base building
                                    technological features).

                                 The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks of Mortgage Loans
  Secured by Warehouse and Self
  Storage Facilities............ Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                 Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

Special Risks of Mortgage Loans
  Secured by Healthcare-Related
  Properties.................... The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                 o Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                 o Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

                                 o Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                 Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                 Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                 Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                 o the number of competing facilities in the local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility
                                    provides; and

                                 o where applicable, the quality of care and the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans
  Secured by Industrial and
  Mixed-Use Facilities.......... Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.


Poor Property Management Will
  Adversely Affect the
  Performance of the Related
  Mortgaged Property............ Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.


Balloon Payments on Mortgage
  Loans Result in Heightened
  Risk of Borrower Default...... Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                 o  its ability to fully refinance the loan; or


                                 o its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                 o  the value of the related mortgaged
                                    property;

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions; and


                                 o  the availability of credit for loans
                                    secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have
  Discretion to Handle or Avoid
  Obligor Defaults in a Manner
  Which May Be Adverse to Your
  Interests..................... If and to the extent specified in the prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.


Proceeds Received upon
  Foreclosure of Mortgage Loans
  Secured Primarily by Junior
  Mortgages May Result in
  Losses........................ To the extent specified in the prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover
  Losses or Risks Which Could
  Adversely Affect Payment on
  Your Certificates............. The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                 A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                 Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.


Mortgagors of Commercial
  Mortgage Loans Are
  Sophisticated and May Take
  Actions Adverse to Your
  Interests..................... Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the
  Mortgage May Be Limited by
  Law........................... Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents
  to Provide Further Security
  for Mortgage Loans Poses
  Special Risks................. The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of
  Delinquent Mortgage Loans May
  Adversely Affect the Rate of
  Defaults and Prepayments on
  the Mortgage Loans............ If so provided in the prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                 Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May
  Affect the Lien on a Mortgaged
  Property and Expose the Lender
  to Costs...................... Under certain laws, contamination of real property may give rise to a lien on the
                                 property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

One Action Jurisdiction May
  Limit the Ability of the
  Special Servicer to Foreclose
  on a Mortgaged Property....... Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights Against Tenants May Be
  Limited if Leases Are Not
  Subordinate to the Mortgage
  or Do Not Contain Attornment
  Provisions.................... Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not
  in Compliance With Current
  Zoning Laws, You May Not Be
  Able to Restore Compliance
  Following a Casualty Loss..... Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Inspections of the Mortgaged
  Properties Were Limited....... The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.


MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.


CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS,
(ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.


PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.


PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.


                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

        (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

        (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

        (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

        (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

        (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

        (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

        (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

        (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

        (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

        (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

        (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

        (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

        (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.


ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.


CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

        (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

        (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

        (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

        (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

        (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

        (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

        (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

        (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

        (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

        (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

        (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

        (i) to make distributions to the certificateholders on each distribution date;

        (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

        (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

        (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

        (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

        (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

        (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

        (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

        (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

        (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

        (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates-- Prohibited Transactions Tax and Other Taxes;"

        (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

        (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

        (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

        (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

        (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

        (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

        (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.


HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."


EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.


              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.


JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.


REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will ach qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o  on the basis of a constant yield method;

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--

Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

       (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

           (i) the present value of any consideration given the transferee to acquire the interest;

           (ii) the present value of the expected future distributions on the interest; and

           (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

       (b) the following requirements are satisfied:

           (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

           (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

           (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     On July 18, 2003 the Internal Revenue Service issued proposed Treasury regulations (the "Proposed Treasury Regulations") under Sections 446(b), 860C, and 863(a) of the Internal Revenue Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC residual interests. The Proposed Treasury Regulations, if finalized as proposed, would apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC residual interest for taxable years ending on or after the date such regulations are published in final form.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC residual interest "over the remaining expected life of the applicable REMIC in a manner that reasonably reflectsthe after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Proposed Treasury Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on noneconomic REMIC residual interests constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Proposed Treasury Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC residual interests, and may not be changed without the consent of the Commissioner, pursuant to Internal Revenue Code section 446(e) and the Treasury Regulations and other procedures thereunder.

     The Proposed Treasury Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Proposed Treasury Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC residual interest using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).

     The Proposed Treasury Regulations also provide that upon a sale or other disposition of a noneconomic REMIC residual interest (other than in a transaction to which Internal Revenue Code section 381(c)(4) applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over such amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o  the disposition of a mortgage loan;

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o  the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     o  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o  any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification.

REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     o  a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.


     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o  assets described in section 7701(a)(19)(C) of the Code;

     o "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped

Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS


GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                            METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.


                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.


                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage
Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

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     The file "WBCMT 2003-C9 Prospectus Annexes A1-6.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the prospectus supplement, each month the Paying Agent will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2003-C9 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2003-C9 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2003-C9 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool" or "A-6 Columbia Payment Schedule", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================================================
        UNTIL MARCH 17, 2004, ALL DEALERS THAT                                    $1,050,087,000
EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES,                                   (APPROXIMATE)
WHETHER OR NOT PARTICIPATING IN THIS OFFERING,
MAY BE REQUIRED TO DELIVER A PROSPECTUS
SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING
AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

            ---------------------
                                                                                WACHOVIA COMMERCIAL
                                                                             MORTGAGE SECURITIES, INC.
                                TABLE OF CONTENTS                                   (DEPOSITOR)

                                        PAGE
                                        ----
       PROSPECTUS SUPPLEMENT                                                 WACHOVIA BANK COMMERCIAL
SUMMARY OF PROSPECTUS SUPPLEMENT ...     S-5                                      MORTGAGE TRUST
OVERVIEW OF THE CERTIFICATES .......     S-6
RISK FACTORS .......................    S-39
DESCRIPTION OF THE MORTGAGE POOL ...    S-86
SERVICING OF THE MORTGAGE LOANS ....    S-157
DESCRIPTION OF THE CERTIFICATES ....    S-172
YIELD AND MATURITY CONSIDERATIONS ..    S-203
USE OF PROCEEDS ....................    S-209                                   COMMERCIAL MORTGAGE
MATERIAL FEDERAL INCOME TAX                                                        PASS-THROUGH
  CONSEQUENCES .....................    S-210                               CERTIFICATES SERIES 2003-C9
ERISA CONSIDERATIONS ...............    S-211
LEGAL INVESTMENT ...................    S-214
METHOD OF DISTRIBUTION .............    S-214
LEGAL MATTERS ......................    S-216
RATINGS ............................    S-216
INDEX OF DEFINED TERMS .............    S-217
ANNEX A-1 ..........................    A-1-1                                  ---------------------
ANNEX A-2 ..........................    A-2-1                                  PROSPECTUS SUPPLEMENT
ANNEX A-3 ..........................    A-3-1                                  ---------------------
ANNEX A-4 ..........................    A-4-1
ANNEX A-5 ..........................    A-5-1
ANNEX A-6 ..........................    A-6-1
ANNEX B ............................     B-1
ANNEX C ............................     C-1
                  PROSPECTUS
ADDITIONAL INFORMATION .............     6
INCORPORATION OF CERTAIN                                                        WACHOVIA SECURITIES
  INFORMATION BY REFERENCE .........     6
SUMMARY OF PROSPECTUS ..............     7
RISK FACTORS .......................    14                                     ABN AMRO INCORPORATED
DESCRIPTION OF THE TRUST FUNDS .....    34
YIELD CONSIDERATIONS ...............    40
THE DEPOSITOR ......................    45                                           CITIGROUP
USE OF PROCEEDS ....................    45
DESCRIPTION OF THE CERTIFICATES ....    46
DESCRIPTION OF THE POOLING AND                                                 GOLDMAN, SACHS & CO.
  SERVICING AGREEMENTS .............    53
DESCRIPTION OF CREDIT SUPPORT ......    67
CERTAIN LEGAL ASPECTS OF MORTGAGE                                                DECEMBER 11, 2003
  LOANS AND LEASES .................    69
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES .....................    84
STATE AND OTHER TAX CONSEQUENCES ...   108
ERISA CONSIDERATIONS ...............   109
LEGAL INVESTMENT ...................   112
METHOD OF DISTRIBUTION .............   114
LEGAL MATTERS ......................   115
FINANCIAL INFORMATION ..............   115
RATINGS ............................   115
INDEX OF PRINCIPAL DEFINITIONS .....   116
================================================================================================================
